    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996

                                                     REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ORBCOMM GLOBAL, L.P.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4812                             54-1698039
  (STATE OR OTHER JURISDICTION OF           (PRIMARY INDUSTRIAL                    (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                             AFFILIATE REGISTRANTS

     ORBCOMM GLOBAL CAPITAL CORP.           DELAWARE              4812                N/A
          ORBCOMM USA, L.P.                 DELAWARE              4812             54-1689429
 ORBCOMM INTERNATIONAL PARTNERS, L.P.       DELAWARE              4812             54-1690862
  ORBITAL COMMUNICATIONS CORPORATION        DELAWARE              4812             54-1535585
      TELEGLOBE MOBILE PARTNERS             DELAWARE              4812             98-0135820
   (EXACT NAME OF CO-REGISTRANT AS      (STATES OR OTHER  (PRIMARY INDUSTRIAL    (IRS EMPLOYER
     SPECIFIES IN THEIR CHARTERS)        JURISDICTIONS    CLASSIFICATION CODE IDENTIFICATION NOS.)
                                      OF INCORPORATION OR       NUMBERS)
                                         ORGANIZATION)
                                                                       MARY ELLEN SERAVALLI
               21700 ATLANTIC BOULEVARD                              21700 ATLANTIC BOULEVARD
                DULLES, VIRGINIA 20166                                DULLES, VIRGINIA 20166
                    (703) 406-6000                                        (703) 406-6000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,  (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER,
    INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL          INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                  EXECUTIVE OFFICES)

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

                           R. RONALD HOPKINSON, ESQ.
                                LATHAM & WATKINS
                          885 THIRD AVENUE, SUITE 1000
                         NEW YORK, NEW YORK 10022-4802
                                 (212) 906-1200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  As soon as possible after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------

                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
             TO BE REGISTERED                  REGISTERED              NOTE               PRICE(1)        REGISTRATION FEE(1)
- ------------------------------------------------------------------------------------------------------------------------
14% Series B Senior Notes due 2004 with
Revenue Participation Interest(1).........     $170,000,000            100%             $170,000,000          $58,620.69
- ------------------------------------------------------------------------------------------------------------------------
Guarantees of the 14% Series B Senior
Notes
due 2004 with Revenue Participation
Interest(2)...............................          N/A                 N/A                  N/A                  N/A
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated pursuant to Rule 457(a) and Rule 457(f)(2) under the Securities Act of 1933. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2) Represents the guarantees of the 14% Series B Senior Notes due 2004 with Revenue Participation Interest to be issued by the Guarantors (as defined). Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              ORBCOMM GLOBAL, L.P.

                               ------------------

              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

              FORM S-4 ITEM NUMBER AND CAPTION            LOCATION OR HEADING IN THE PROSPECTUS
      -------------------------------------------------   -------------------------------------
  A.  INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of Registration Statement and Outside      Forepart of Registration Statement;
        Front Cover Page of Prospectus.................     Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages           Inside Front and Outside Back Cover
        of Prospectus..................................     Pages; Available Information
  3.  Risk Factors, Ratio of Earnings to Fixed Charges    Prospectus Summary; Risk Factors; The
        and Other Information..........................     Company; The Exchange Offer;
                                                            Financial Statements; Selected
                                                            Financial Data
  4.  Terms of the Transaction.........................   Prospectus Summary; The Exchange
                                                            Offer; Description of Senior Notes;
                                                            Certain Federal Income Tax
                                                            Considerations
  5.  Pro Forma Financial Information..................   Prospectus Summary; Financial
                                                            Statements
  6.  Material Contacts with the Company Being
        Acquired.......................................   Not Applicable
  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to be
        Underwriters...................................   Not Applicable
  8.  Interest of Named Experts and Counsel............   Legal Matters; Experts
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities....................................   Not Applicable
  B.  INFORMATION ABOUT THE REGISTRANT
 10.  Information with Respect to S-3 Registrants......   Not Applicable
 11.  Incorporation of Certain Information by
        Reference......................................   Not Applicable
 12.  Information with Respect to S-2 or S-3
        Registrants....................................   Not Applicable
 13.  Incorporation of Certain Information by
        Reference......................................   Not Applicable
 14.  Information with Respect to Registrants other       Inside Front Cover; Prospectus
        than S-2 or S-3 Registrants....................     Summary; Risk Factors;
                                                            Capitalization; Financial
                                                            Statements; Selected Financial
                                                            Data; Management's Discussion and
                                                            Analysis of Financial Condition and
                                                            Results of Operations; Business;
                                                            Management; Relationships Among the
                                                            ORBCOMM Parties; Description of
                                                            Senior Notes
  C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15.  Information with Respect to S-3 Companies........   Not Applicable
 16.  Information with Respect to S-2 or S-3
        Companies......................................   Not Applicable
 17.  Information with Respect to Companies Other than
        S-2 or S-3 Companies...........................   Not Applicable

              FORM S-4 ITEM NUMBER AND CAPTION            LOCATION OR HEADING IN THE PROSPECTUS
      -------------------------------------------------   -------------------------------------
  D.  VOTING AND MANAGEMENT INFORMATION
 18.  Information if Proxies, Consents or
        Authorizations are to be Solicited.............   Not Applicable
      Information if Proxies, Consents or
        Authorizations are Not to be Solicited or in an   Management; Relationships Among the
        Exchange Offer.................................     ORBCOMM Parties

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 1996
PROSPECTUS
LOGO

                               OFFER TO EXCHANGE
     14% SERIES B SENIOR NOTES DUE 2004 WITH REVENUE PARTICIPATION INTEREST
                              FOR ALL OUTSTANDING
         14% SENIOR NOTES DUE 2004 WITH REVENUE PARTICIPATION INTEREST
                                       OF
                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP
 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON           ,
                             1996, UNLESS EXTENDED.
                            ------------------------

     ORBCOMM Global, L.P., a Delaware limited partnership (the "Company"), and its wholly owned subsidiary ORBCOMM Global Capital Corp. (the "Co-Obligor"), as joint and several obligors, are offering on the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which together with the Prospectus constitute the "Exchange Offer"), to exchange $1,000 principal amount of registered 14% Series B Senior Notes due 2004 with Revenue Participation Interest (the "Exchange Notes"), for an equal principal amount of 14% Senior Notes due 2004 with Revenue Participation Interest (the "Old Notes") of which an aggregate of $170 million principal amount is outstanding as of the date hereof. The Company and the Co-Obligor are herein collectively referred to as the "Issuers." The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Old Notes except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the "Securities Act") and, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of an Indenture dated as of August 7, 1996, governing the Old Notes and the Exchange Notes (the "Indenture"). The Indenture provides for the issuance of both the Exchange Notes and the Old Notes. The Exchange Notes and the Old Notes are sometimes referred to herein collectively as the "Senior Notes." The holders of the Senior Notes are sometimes referred to herein collectively as the "Holders." The Exchange Offer is being made to satisfy certain contractual obligations of the Issuers.

     SEE "RISK FACTORS" ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------

 THE COMPANY WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED OLD NOTES ON
 OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON             , 1996 (IF AND AS
 EXTENDED, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE
 EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF OLD
 NOTES BEING TENDERED FOR EXCHANGE. OLD NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT THE COMPANY TERMINATES THE EXCHANGE OFFER
 AND DOES NOT ACCEPT FOR EXCHANGE ANY OLD NOTES, THE COMPANY WILL PROMPTLY
 RETURN ALL PREVIOUSLY TENDERED OLD NOTES TO THE HOLDERS THEREOF.
- --------------------------------------------------------------------------------
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1996.

     The Exchange Notes will mature on August 15, 2004 and will bear fixed interest at the rate of 14% per annum from their date of issuance. Interest on the Exchange Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1997. Revenue Participation Interest (as defined herein) is payable on the Senior Notes, on each such interest payment date, in an aggregate amount equal to 5.0% of System Revenue (as defined herein) for the six-month period ending on December 31 or June 30 most recently completed prior to such interest payment date. Holders of Exchange Notes will receive interest on February 15, 1997 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of original issuance of the Old Notes to the date of exchange thereof for the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. The Senior Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after August 15, 2001 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control (as defined herein), the Issuers will be required to make an offer to repurchase the Senior Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase. See "Description of Senior Notes -- Certain Covenants -- Repurchase at the Option of Holders -- Change of Control."

     The Senior Notes are senior obligations of the Issuers and rank pari passu in right of payment with all existing and future senior Indebtedness (as defined herein) of the Issuers and will rank senior in right of payment to any future subordinated Indebtedness of the Issuers; provided, however, that certain Indebtedness of the Issuers and their subsidiaries may be secured by assets held by the Issuers or their subsidiaries subject to certain restrictions described herein. See "Description of Senior Notes -- Certain Covenants -- Liens." As of June 30, 1996, after giving effect to the Old Notes Offering, the aggregate amount of outstanding liabilities (including trade payables) of the Issuers, on a consolidated basis, would have been approximately $186 million. The Senior Notes will be fully and unconditionally guaranteed (limited only to the extent necessary to avoid such Guarantees being considered a fraudulent conveyance under applicable law) on a joint and several basis (the "Guarantees") by ORBCOMM USA, L.P., ORBCOMM International Partners, L.P., Orbital Communications Corporation and Teleglobe Mobile Partners (the "Guarantors"). The Guarantees of each of the Guarantors will rank pari passu in right of payment with all senior Indebtedness of the Guarantors and senior in right of payment to all Indebtedness expressly subordinated to the guarantee of such Guarantor. The guarantees are non-recourse to the shareholders and/or partners of such Guarantors (including Orbital Sciences Corporation, Teleglobe Inc. and Technology Resources Industries Bhd.) and no shareholder or partner of such Guarantors will have any liability for any claim under the Senior Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity of the market therefor. Following consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement (as defined herein), and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.

     The Issuers will not receive any proceeds from this Exchange Offer. The Issuers have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. As a result of this offering, the Issuers will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement (and the exhibits and schedules thereto) of which this Prospectus is a part, as well as the periodic reports and other information required to be filed by the Issuers with the Commission in the future, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York, and Chicago, Illinois at the prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Pursuant to the Indenture, the Issuers have agreed to furnish to the Trustee (as defined herein) and to registered holders of the Senior Notes, without cost to the Trustee or such registered holders, copies of all reports and other information required to be filed by the Issuers with the Commission under the Exchange Act, whether or not the Issuers are then required by the rules and regulations of the Commission to file reports with the Commission. The Issuers will file a copy of such information and reports with the Commission for public availability. The Issuers will also furnish such other reports as they may determine or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the Notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, the terms "Company" or "ORBCOMM" refer to ORBCOMM Global, L.P., ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International"). Certain capitalized terms used in this Prospectus are defined in the Glossary. All references in this Prospectus to "$" or "dollars" are to U.S. dollars. Holders of the Senior Notes should carefully consider the specific matters set forth under "Risk Factors" beginning on page 16 as well as the other information and data included in this Prospectus.

                                  THE COMPANY

     The Company is establishing the first commercial low-Earth orbit ("LEO") satellite-based mobile data and messaging communications system that will be available on a global basis (the "ORBCOMM System"). The ORBCOMM System, planned to be fully deployed in late 1997, is designed to provide reliable, low-cost, two-way global data and messaging communications through a constellation of 28 LEO satellites and a complement of associated ground infrastructure situated around the world. The Company believes that there is significant global demand for its low-cost data and messaging communications services. Major target markets include worldwide mobile asset tracking; remote industrial monitoring and control applications; environmental data collection; and real time person-to-person and machine-to-machine communications, including two-way Internet electronic mail ("email") communications and recreational and business messaging. The Company anticipates that the ORBCOMM System will be used: (i) as a complement to existing or proposed tower-based services such as paging and other narrowband personal communications services ("PCS"), providing geographic coverage in areas these systems are unable to reach; and (ii) to enhance data applications currently being provided through the public switched telephone network ("PSTN") and the public switched data network ("PSDN"). In addition, the Company expects that the introduction of its low-cost, reliable data and messaging communications will lead to the development of new applications and services.

     The Company currently offers commercial intermittent data communications services in the United States through its existing network, which consists of two LEO satellites launched in April 1995 and related U.S. ground infrastructure. When fully deployed, the ORBCOMM System is designed to provide data and short, alphanumeric paging-like messaging communications coverage virtually anywhere on the Earth's surface in a reliable and cost-effective manner. In contrast to "Big LEO" systems, which are designed primarily for voice applications and require satellite communications systems that are estimated to cost in excess of $2 billion to construct and deploy, the ORBCOMM System, which is a "Little LEO" system, is focused on data communications and messaging applications and will be constructed and deployed for approximately $258 million (with additional amounts needed to fund initial operation of the ORBCOMM System and certain debt service obligations). The ORBCOMM System is designed to address the substantial existing and growing demand for communications services worldwide, without the high cost and geographic and technical limitations imposed by other communications systems.

     In October 1994, a subsidiary of Orbital Sciences Corporation ("Orbital") became the first company to be awarded Federal Communications Commission ("FCC") authority to construct, launch and operate a LEO satellite-based data and messaging communications system in the United States. Today, the ORBCOMM System is the only commercial Little LEO system that is fully licensed for all segments of its system in the United States. Certain portions of the radio spectrum were allocated by the International Telecommunications Union ("ITU") for use by Little LEO systems, such as the ORBCOMM System, on an international basis in 1992. The Company intends to enter into agreements with International Licensees, who will pursue the requisite local regulatory approvals for each foreign country in which the ORBCOMM System will operate and who will pay fees for access to the ORBCOMM System in their territory.

     In 1995, in addition to the successful launch of the first two ORBCOMM System satellites, the Company: (i) completed initial development and construction of the ground infrastructure located in the

United States and associated network control systems; and (ii) tested prototype Subscriber Communicators. The two ORBCOMM System satellites and four U.S. Earth stations currently are providing data communications services, focused on monitoring applications, to the U.S. environmental and oil and gas industries, with tracking and positioning applications targeted for the near future. As of June 30, 1996, the ORBCOMM System had transmitted in excess of one million messages and successfully completed extensive internal and third-party testing, including a rigorous demonstration program conducted by the U.S. Department of Defense ("DoD") as part of its Joint Warrior Interoperability Demonstration '95.

     To use the ORBCOMM System, a user creates a text message utilizing a computer or Subscriber Communicator device, which message is sent to the nearest ORBCOMM System satellite and delivered to an ORBCOMM Earth station, which supports communication with the satellites, and then to the Gateway Switching System, which processes the messages. Within the Gateway, the message is processed using a combination of ORBCOMM-developed and commercial email software, and sent on to its ultimate destination. If desired, an acknowledgement message is returned to the sender. The final delivery may be to another Subscriber Communicator or may make use of public/private X.25 data networks, the Internet, or text-to-fax conversion.

     The Company intends to distribute its services globally in a cost-effective manner through the use of Resellers in the United States and International Licensees around the world. The Company is in the process of negotiating and signing agreements with Resellers, each of whom will be responsible for marketing to end customers in a specific industry and/or market and generally is expected to develop software applications to facilitate use of ORBCOMM System services by such industry or market segment. To date, 22 reseller agreements have been signed with companies including Arinc, Inc., Boatracs, Inc., Corexco Consulting Services, Inc., Globitrac, Inc., IWL Communications, Inc., QUALCOMM, Incorporated and the Stevens Water Monitoring Division of Leupold & Stevens, Inc. The Company has signed 17 Memoranda of Understanding with potential International Licensees and is in active negotiations with six other potential International Licensees; taken together, these 23 potential International Licensees represent approximately 75 countries around the world. The Company intends to convert its existing Memoranda of Understanding into Service License Agreements during the next three to 18 months. In addition, the Company has signed a Service License Agreement with one International Licensee, ORBCOMM Canada Inc., which is controlled by Teleglobe Inc. ("Teleglobe"), and which has been given the exclusive right to market services in Canada using the ORBCOMM System.

     ORBCOMM is a limited partnership formed in 1993 to develop, construct, operate and market the ORBCOMM System. The general and limited partnership interests in ORBCOMM are held by each of Orbital Communications Corporation ("OCC"), a subsidiary of Orbital, and Teleglobe Mobile Partners ("Teleglobe Mobile"), a Delaware general partnership whose interests are held by Teleglobe and Technology Resources Industries Bhd. ("TRI"), a Malaysian holding company that controls the largest cellular operator in Malaysia. OCC and Teleglobe Mobile have invested approximately $160 million in the ORBCOMM project. The Company believes that such equity contributions, together with the proceeds of the Old Notes Offering (as defined below) and cash expected to be generated from operations, will be sufficient to fund the ORBCOMM System, including: (i) all capital expenditures necessary to deploy the ORBCOMM System; and (ii) all required working capital until at least December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred. There can be no assurance, however, that additional capital will not be necessary.

BUSINESS STRATEGY

The principal elements of the Company's business strategy include:

     Real Time, Reliable Worldwide Coverage. The fully deployed ORBCOMM System has been designed to provide for the delivery and receipt of data communications and short, alphanumeric paging-like messages anywhere in the world on a highly efficient and cost-effective basis. The ORBCOMM System's worldwide coverage will enable it to provide tracking, monitoring and messaging services, including Internet email capability, to customers that are currently beyond the geographic reach of existing terrestrial wireline or wireless systems. The ORBCOMM System is designed to deliver reliable communications services through the use of acknowledgment and store-and-forward capabilities. ORBCOMM expects that, with a planned constellation of 28 satellites, the ORBCOMM System will provide communications availability generally exceeding 95% of each 24-hour period in the United States and other temperate zones in the Northern and Southern Hemispheres and averaging 75% of each 24-hour period in the equatorial region.

     First-to-Market. The ORBCOMM System began providing commercial intermittent service in February 1996. Prior to commencing commercial operations, the space segment, network and management control systems, U.S. Gateway and prototype Subscriber Communicators were tested extensively to ensure technical viability. The Company believes that the existence of an in-service, commercially operational system provides substantial "first-to-market" benefits, including: (i) reducing technical risk; (ii) increasing the attractiveness of the ORBCOMM System to potential Resellers, International Licensees and Subscriber Communicator manufacturers; (iii) facilitating and encouraging the development of software by Resellers and other application developers for a variety of market applications because of the ability to test the hardware and software in an actual operating environment; and (iv) developing a customer base before other competing Little LEO systems are fully deployed, which the Company believes will not occur before 2000. There can be no assurance, however, that there will be no delays in the existing schedule associated with the construction or deployment of the ORBCOMM System.

     Global Distribution of Services. The Company believes the ORBCOMM System can rapidly achieve a global presence in a cost-effective manner by capitalizing on the significant resources of Resellers and International Licensees worldwide. The Company plans to provide services in the United States through Resellers, many of whom have an existing, well-established market presence through their existing customer bases, market-specific brand name recognition and distribution networks. Outside the United States, the Company will enter into Service License Agreements with International Licensees who will be responsible in their territory for, among other things, procuring and installing the necessary Gateways, obtaining all regulatory approvals to provide services using the ORBCOMM System and operating and marketing services using the ORBCOMM System. The Company intends to select its International Licensees primarily by evaluating the ability of the International Licensee to distribute and market successfully the Company's services. Key components of such an evaluation include the prospective International Licensee's: (i) reputation in the marketplace; (ii) existing distribution capabilities and infrastructure; (iii) financial condition and other resources; and (iv) ability to obtain the requisite local regulatory approvals.

     Low-Cost Subscriber Communicators. The Company is committed to promoting the production of lightweight Subscriber Communicators that have a long battery life and are widely available at prices attractive to a broad customer base. The Company has provided extensive design specifications and technical and engineering support to its various Subscriber Communicator manufacturers. The Company currently has a development agreement with Kyushu Matsushita Electric Company, Ltd. (also known as "Panasonic"). The Company is in the process of finalizing manufacturing and sales support agreements with Panasonic and has executed Subscriber Communicator Manufacturing Agreements, which include terms regarding the development, manufacture and sales support for Subscriber Communicators, with Scientific-Atlanta, Inc ("Scientific-Atlanta"), Magellan Corporation ("Magellan"), Torrey Science Corporation ("Torrey Science") and Stellar Electronics Ltd. ("Stellar"), an Israeli company that is a subsidiary of Tadiran Ltd., a leading Israeli electronics company. Panasonic has received authorization from the Company to manufacture two basic Subscriber Communicators, one with and one without the ability to receive positioning signals from the Global Positioning Satellite ("GPS") system, both of which are now commercially available. Torrey Science received authorization from the Company in August 1996 to manufacture a basic Subscriber Communicator and the Company expects that Torrey Science will have units commercially available in the first quarter of 1997. The Company believes that once its other Subscriber Communicator manufacturers have units that are commercially available and once the overall production volume for Subscriber Communicators increases, the price for Subscriber Communicators will decline substantially. Panasonic and Stellar have informed the Company that, in lots of at least several thousand, the price for their respective Subscriber Communicators will be approximately $550 per unit.

     Expertise of Strategic Partners.   Orbital and Teleglobe, the Company's
partners, have invested approximately $160 million in the ORBCOMM project. The Company has used and will continue to use its partners' expertise and capabilities to enhance the ORBCOMM System, including expertise in the design, construction and deployment of satellites and the operation of international wireline and wireless telecommunication services.

     Orbital, a Delaware corporation headquartered in Dulles, Virginia and with offices in five countries, is the founder of the ORBCOMM project, and through its subsidiary, OCC, has a 50% Participation Percentage interest in ORBCOMM. Orbital is a space technology and satellite services company, with annual revenues in 1995 of approximately $364 million, that designs, manufactures, operates and markets a broad range of space products and services, including launch systems, satellites, space sensors and electronics, ground systems and software products, satellite access products and communications and information services. Under the terms of the Procurement Agreement between Orbital and ORBCOMM, Orbital will, among other things, construct 34 satellites (including eight ground spares), launch 26 satellites and, on an optional basis, launch the eight ground spares. The satellites and launch services are provided on a fixed-priced basis, although the Procurement Agreement contains certain performance incentives with respect to the satellites.

     Teleglobe, a Canadian corporation with 1995 revenues of approximately C$1.6 billion, provides international telecommunications services to over 240 countries worldwide through a network of submarine cables and satellite Earth stations. Teleglobe currently has offices in ten countries. Teleglobe is owned approximately 22% by BCE Inc., which is the largest public corporate entity in Canada, and indirectly approximately 20% by Telesystem Ltd., which has an interest in Telesystem International Wireless Corporation N.V. ("TIW"). TIW has paging and cellular interests in several countries around the world, including China, Mexico and India. Teleglobe has substantial experience as an intercontinental provider of telecommunication services and has played and continues to play an important advisory role in the ORBCOMM project generally and in the Company's marketing and distribution strategy in particular.

     Teleglobe has formed a partnership, Teleglobe Mobile, with TRI to hold its interest in the ORBCOMM project. TRI operates the largest and one of the fastest-growing cellular networks in Malaysia, with over 800,000 subscribers. TRI also has cellular and paging joint ventures in five countries.

     The Company's principal executive offices are located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and the Company's telephone number is (703) 406-6000. The Company's Web site is located at http://www.orbcomm.net.

SIGNIFICANT MILESTONES

  MILESTONES ACHIEVED TO DATE

     Through June 30, 1996, the Company has achieved the following milestones:

     - FCC Authorization. In October 1994, OCC was granted authority by the FCC to construct, launch and operate 36 LEO satellites in the United States (the "FCC License"). In May and June 1995, OCC received FCC authority to operate its four U.S. Earth stations and to provide services in the United States to Subscriber Communicators.

     - Deployment of First Two Satellites. In April 1995, the first two of the 28 satellites expected to comprise the ORBCOMM System were deployed. These two satellites are operational.

     - Equity Commitments. In September 1995, the partners increased their committed equity in the ORBCOMM project to a total of approximately $160 million.

     - Gateways. As of December 1995, the U.S. Gateway, including three of the four Earth stations and key portions of the ORBCOMM System's control segments, was operational. In May 1996, the fourth Earth station became operational.

     - Commercial Service. In February 1996, after extensive testing, the ORBCOMM System commenced commercial service.

     - Subscriber Communicators. The Company has reached agreements with several manufacturers for the development and manufacture of various types of Subscriber Communicators. Panasonic's Subscriber Communicator became commercially available in March 1996, and in August 1996 a Torrey Science Subscriber Communicator passed type acceptance testing.

     - Resellers. The Company has signed agreements with 22 Resellers in the United States who will provide services for, among others, the trucking, marine, oil and gas and environmental industries.

     - International Licensees. The Company has signed Memoranda of Understanding with 17 potential International Licensees and is in active discussions with six additional potential International Licensees; taken together, these 23 potential International Licensees represent approximately 75 countries around the world. On December 19, 1995, the Company signed a Service License Agreement with ORBCOMM Canada Inc.

  FUTURE MILESTONES

     The Company expects to achieve the following future milestones:

     - Deployment of Additional Satellites. By the end of 1997, the Company plans to have launched an additional 26 satellites, for a total constellation of 28 satellites. The Company has an option to launch an additional eight ground spare satellites that, if launched as a fourth plane, would complete deployment of the 36 LEO satellites authorized by the FCC License.

     - Subscriber Communicators. By the first quarter of 1997, the Company expects that Subscriber Communicators will be commercially available from Torrey Science and Stellar.

     - Resellers. The Company is currently in negotiations with 12 additional potential Resellers who will provide services for, among others, the utility, rail carrier and law enforcement industries.

     - International Licensees. By December 1997, the Company plans to have converted its 17 existing Memoranda of Understanding into definitive Service License Agreements with International Licensees.

     - Commencement of Global, Real Time Service. In 1998, following the launch and deployment of an additional 26 satellites and extensive review of the fully deployed ORBCOMM System, the Company plans to be able to offer real time communications services.

CONSTELLATION DESIGN AND IMPLEMENTATION STRATEGIES

     The ORBCOMM System has been designed to provide for the delivery and receipt of short messages anywhere in the world on a highly efficient and cost-effective basis. The Company believes that multiple aspects of the ORBCOMM System design will result in a low-cost product offering worldwide and that the implementation plan for the ORBCOMM System should reduce the risk of cost overruns, system performance shortfalls and system deployment delays. Important components of the ORBCOMM System design and implementation strategies include:
(i) the design, development and deployment of a low-cost satellite system; (ii) the development of a communications protocol specifically designed for data and messaging communications; (iii) the use of contractual and other means to mitigate the risk of delays and system failures; and (iv) the use of advantageous radio frequencies. See "Business -- Constellation Design and Implementation Strategies."

RECENT DEVELOPMENTS

     On August 7, 1996, the Issuers and Guarantors engaged in an offering (the "Old Notes Offering") of the Old Notes pursuant to exemptions from registration under the Securities Act.

     The net proceeds from the sale of the Old Notes Offering were approximately $164 million (after deducting discounts and commissions to the initial purchasers thereof and expenses of the Old Notes Offering). The Company will apply all the net proceeds of the Old Notes Offering to: (i) the design, construction, launch, operation and marketing of the ORBCOMM System through the date of full deployment of the ORBCOMM System, including the procurement of satellites, launch services, launch insurance and U.S. ground segment components; (ii) related development, operating and marketing expenses; (iii) the purchase of the Pledged Securities; and (iv) the deposit into a segregated account an amount sufficient to pay when due all remaining interest and principal payments on the Company's Loan and Security Agreement with MetLife Capital Corporation ("MetLife") (the "MetLife Note"). Pending such uses, the net proceeds will be invested in short-term, investment-grade securities.

     The table on the following page summarizes the estimated sources and uses of capital by ORBCOMM for the period from June 30, 1993 (date of inception) through December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred.

               SOURCES AND USES OF FUNDING FOR THE ORBCOMM SYSTEM

                                       (IN MILLIONS)
- --------------------------------------------------------------------------------------------
USES:
ORBCOMM System:
     Satellite constellation, ground spares and launch services......................   $202
     U.S. ground segment(1)..........................................................     30
     Insurance.......................................................................      8
     Other system costs(2)...........................................................     18
                                                                                        ----
     Total system costs..............................................................    258
Operating expenses and working capital(3)............................................     26
Excess proceeds of the Old Notes Offering(4).........................................     13
Debt repayment and interest expense(5)...............................................     29
Pledged Securities(6)................................................................     24
                                                                                        ----
     Total uses......................................................................   $350
                                                                                        ====
SOURCES:
Partners' capital....................................................................   $160
Other indebtedness...................................................................      5
Net proceeds of the Old Notes Offering(7)............................................    164
Necessary cash from operations(8)....................................................     21
                                                                                        ----
     Total sources...................................................................   $350
                                                                                        ====

- ---------------
(1) Construction of a substantial number of Gateways located outside of the United States will be necessary to provide real time services on a global basis. Procurement of such Gateways will be the responsibility of the International Licensees and is not reflected in the above table. There can be no assurance that such International Licensees will be able to fund the purchase and deployment of such Gateways. See "Risk Factors -- Reliance on Resellers and International Licensees."
(2) Represents certain project management costs.
(3) Consists of estimated project development and operating and other related expenses through December 31, 1997.
(4) Represents cash proceeds of the Old Notes Offering in excess of amounts the Company anticipates will be required through at least December 31, 1997. This cash will be available to deploy the ORBCOMM System.
(5) Represents required fixed interest payments on the Senior Notes and scheduled payments of principal and interest (at an interest rate of 9.20% per annum) on the Company's other indebtedness, in each case through December 31, 1997. For purposes of this table, the Pledged Securities will be used to make two semi-annual interest payments on the Senior Notes required to be made prior to December 31, 1997.
(6) Represents the estimated remaining principal amount of Pledged Securities as of December 31, 1997 pledged as security for repayment of principal on the Senior Notes.
(7) Represents $170 million of gross proceeds of the Old Notes Offering (including funds used to purchase the Pledged Securities), less discounts and commissions and other expenses of the Old Notes Offering of $6 million.
(8) Represents the additional cash needed through the date of full deployment of the ORBCOMM System, which is expected to be funded by cash from operations. It is expected that a significant portion of such cash from operations through December 31, 1997 will come from licensee fees payable by International Licensees.

     ORBCOMM believes that the net proceeds of the Old Notes Offering and the capital contributions of the ORBCOMM partners, together with expected cash from operations, will be sufficient to fund the Company's operations through at least December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred. Additional funds may be necessary in the event of delay, cost overruns or any shortfall in estimated levels of operating cash flow, or to meet unanticipated expenses. There can be no assurance that ORBCOMM will be able to obtain any such additional financing on favorable terms or on a timely basis. See "Risk Factors -- Potential Additional Capital Requirements."

                               THE EXCHANGE OFFER

     The Exchange Offer applies to $170 million aggregate principal amount of the Old Notes. The form and terms of the Exchange Notes are substantially the same as the form and terms of the Old Notes except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and both series of Senior Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of Senior Notes."

THE EXCHANGE OFFER............   The Issuers are offering to exchange $170
                                   million principal amount of Exchange Notes for a like principal amount of Old Notes. Exchange Notes may be exchanged only in multiples of $1,000 principal amount. The Issuers will issue the Exchange Notes on or promptly after the Expiration Date. The terms of the Exchange Notes and Old Notes are substantially identical. See "The Exchange Offer."

                                 Based on an interpretation by the staff of the
                                   Commission set forth in no-action letters issued to third parties, the Issuers believe that, with the exceptions discussed herein, Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the Holder is acquiring the Exchange Notes in the ordinary course of its business and (ii) that such Holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. However, the Issuers have not sought, and do not intend to seek, their own no-action letter, and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

RECORD DATE...................   The Issuers have fixed the close of business on
                                   September   , 1996 as the record date for the
                                   Exchange Offer (the "Record Date") for the purpose of determining the persons to whom this Prospectus, together with the accompanying letter of transmittal (the "Letter of Transmittal") will initially be sent.

EXPIRATION DATE...............   The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on           , 1996,
                                   unless extended, in which case the term
                                   "Expiration Date" shall mean the latest date and time to which the Exchange Offer is so extended.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The Exchange Offer is subject to certain
                                   customary conditions, which may be waived by the Issuers in whole or in part and from time to time in its sole discretion. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

PROCEDURES FOR TENDERING OLD
NOTES.........................   Each holder of Old Notes wishing to accept the
                                   Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation, to the Exchange Agent (as defined herein) at the address set forth herein. By executing or agreeing to be bound by the Letter of Transmittal, each Holder (other than participating broker-dealers) will represent to the Issuers that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of such Holder or such other person receiving such Exchange Notes, (ii) neither such Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes,
                                   (iii) such Holder or any such other person acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters (see "The Exchange Offer -- Resale of the Exchange Notes"), (iv) the holder or any such other person understands that a resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such Holder or such other person in exchange for Notes acquired by such Holder or such other person directly from the Issuers should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers.

SPECIAL PROCEDURES FOR
BENEFICIAL HOLDERS............   Any beneficial Holder whose Old Notes are
                                   registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such holder must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of such Old Notes in such holder's name or obtain a properly completed bond power from the record holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Old Notes who wish to tender their
                                   Old Notes and whose Old Notes are not
                                   immediately available or who cannot deliver their Old Notes and the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                   Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS.............   Tenders of Old Notes may be withdrawn at any
                                   time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal Rights." Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange
                                   Offer -- Procedures for Tendering Old Notes."

ACCEPTANCE OF NOTES AND
DELIVERY OF EXCHANGE NOTES....   Subject to the satisfaction or waiver of the
                                   conditions to the Exchange Offer, the Issuers will accept for exchange any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Exchange Date. See "The Exchange Offer -- Terms of the Exchange Offer."

CONSEQUENCES OF FAILURE TO
EXCHANGE......................   Holders of Old Notes who do not exchange their
                                   Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes that are not exchanged pursuant to the Exchange Offer may not be offered or sold except pursuant to a registration statement under the Securities Act or an exemption from registration thereunder and in compliance with applicable state securities laws. In the event the Issuers complete the Exchange Offer, the interest rate on Old Notes will remain as stated thereon and Holders of Old Notes will have no further rights under the Registration Rights Agreement (as defined herein).

CERTAIN TAX CONSIDERATIONS....   Latham & Watkins, counsel to the Company, has
                                   advised the Company that because the Exchange Notes should not be considered to differ materially from the Old Notes, the exchange of Exchange Notes for Old Notes should not result in any material federal income tax consequences to Holders exchanging Old Notes for Exchange Notes. For a full description of the basis of, and limitations on, this opinion, see "Certain Federal Income Tax Considerations."

EXCHANGE OFFER; REGISTRATION
RIGHTS........................   The Old Notes were sold by the Issuers on
                                   August 7, 1996. In connection with the sale, the Issuers and the Guarantors entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the initial purchasers of the Old Notes (the

                                   "Initial Purchasers"), providing for the
                                   Exchange Offer. See "The Exchange
                                   Offer -- Purpose of the Exchange Offer."

                                 Pursuant to the Registration Rights Agreement,
                                   the Issuers and Guarantors under certain circumstances will be required to file as promptly as practicable a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof. See "The Exchange Offer -- Purpose of the Exchange Offer."

EXCHANGE AGENT................   Marine Midland Bank is the Exchange Agent. The
                                   address and telephone number of the Exchange
                                   Agent are set forth in "The Exchange
                                   Offer -- Exchange Agent."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUERS.......................   ORBCOMM Global, L.P. and ORBCOMM Global Capital
                                   Corp.

SECURITIES OFFERED............   $170 million in aggregate principal amount of
                                   14% Senior Series B Notes due 2004 with
                                   Revenue Participation Interest.

INTEREST......................   The Exchange Notes will bear fixed interest at
                                   a rate of 14% per annum from their date of issuance. Revenue Participation Interest is payable on the Senior Notes, on each interest payment date, in an aggregate amount equal to 5.0% of System Revenue for the six-month period ending on December 31 or June 30 most recently completed prior to such interest payment date.

MATURITY......................   August 15, 2004.

INTEREST PAYMENT DATES........   February 15 and August 15, commencing February
                                   15, 1997.

RANKING.......................   The Exchange Notes will be senior obligations
                                   of the Issuers and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuers and will rank senior in right of payment to any future subordinated Indebtedness of the Issuers; provided, however, that certain Indebtedness incurred by the Issuers and their subsidiaries in the future may be secured by assets held by the Issuers or their subsidiaries subject to certain restrictions described herein. As of June 30, 1996, after giving effect to the Old Notes Offering, the aggregate amount of outstanding liabilities (including trade payables) of the Issuers, on a consolidated basis, would have been approximately $186 million. The Indenture permits the Issuers to incur additional Indebtedness, including senior Indebtedness, subject to certain limitations.

GUARANTEES....................   The Exchange Notes will be fully and
                                   unconditionally guaranteed on a joint and several basis by the Guarantors, limited only to the extent necessary for each such Guarantee to not constitute a fraudulent conveyance under applicable law. The Guarantee of each Guarantor will rank pari passu in right of payment with all senior Indebtedness of the Guarantors and senior in right of payment to all Indebtedness expressly subordinated to the guarantee of such Guarantor. The guarantees are non-recourse to the shareholders and/or partners of such Guarantors (including Orbital, Teleglobe and TRI) and no shareholder or partner of such Guarantors will have any liability for any claim under the Notes. See "Description of Senior
                                   Notes -- Guarantees."

OPTIONAL REDEMPTION...........   The Exchange Notes may be redeemed at the
                                   option of the Issuers, in whole or in part, at any time on or after August 15, 2001, at a premium declining to par in 2003, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Senior Notes -- Optional Redemption."

CHANGE OF CONTROL.............   In the event of a Change of Control (as defined
                                   herein), the Issuers will be required to make an offer to repurchase the Exchange Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Senior Notes -- Certain Covenants -- Repurchase at the Option of Holders -- Change of Control."

CERTAIN COVENANTS.............   The Indenture governing the Senior Notes (the
                                   "Indenture") contains certain covenants that limit the ability of the Issuers, the Guarantors and their Restricted Subsidiaries (as defined) to incur additional Indebtedness (as defined), pay dividends or make other additional distributions, repurchase Equity Interests (as defined) or subordinated Indebtedness, make certain other Restricted Payments (as defined), create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell Equity Interests of the Issuers' Restricted Subsidiaries or enter into certain mergers and consolidations. The Indenture also requires the Company to obtain launch vehicle and in-orbit insurance under certain circumstances. See "Description of Senior Notes -- Certain Covenants."

                                  RISK FACTORS

     Holders of Senior Notes should carefully consider the factors set forth under "Risk Factors," as well as other information and data included elsewhere in this Prospectus.

                             SUMMARY FINANCIAL DATA

     The following summary financial data of ORBCOMM have been derived from the financial statements of ORBCOMM contained herein. The financial data of ORBCOMM as of and for the six months ended June 30, 1995 and 1996 are unaudited but have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all normal recurring adjustments necessary for the fair presentation of the results of operations for such periods. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of ORBCOMM, and notes thereto included elsewhere in this Prospectus. SINCE THE COMPANY ACCOUNTS FOR ITS OWNERSHIP IN BOTH ORBCOMM USA AND ORBCOMM INTERNATIONAL USING THE EQUITY METHOD, REFERENCE IS MADE TO THE FINANCIAL STATEMENTS OF ORBCOMM USA AND ORBCOMM INTERNATIONAL LOCATED ELSEWHERE IN THIS PROSPECTUS.

                                                                  YEAR ENDED            SIX MONTHS ENDED
                                                                 DECEMBER 31,               JUNE 30,
                                                              ------------------       -------------------
                                                              1994        1995         1995         1996
                                                              ----       -------       ----       --------
                                                                            (IN THOUSANDS)
INCOME AND EXPENSE DATA:(1)(2)
    Total income...........................................   $  0       $   958(3)    $635(3)    $     72
    Cost of product sales..................................      0             0          0             55
    Engineering expenses...................................      0             0          0          2,085
    Administrative expenses................................      9            50          0          2,275
    Depreciation...........................................      0             0          0          3,042
    Equity in earnings (losses) of affiliates(4)...........      0          (853)         0         (1,610)
    Excess (deficiency) of income over expenses............     (9)           55        635         (8,995)
OTHER DATA:
    Ratio of earnings to fixed charges(5)..................     --            --       2.9x             --
                                                              ----       -------       ----       --------
    Deficiency of earnings to fixed charges................    N/A(6)        371         --         (9,179)
                                                              ----       -------       ----       --------
    Pro forma deficiency of earnings to fixed charges(7)...               25,011                   (21,477)
                                                                         -------                  --------

                                                                     JUNE 30, 1996
                                                               --------------------------
                                                                ACTUAL     AS ADJUSTED(8)
                                                               --------    --------------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash and cash equivalents..............................    $  1,039       $145,406(9)
    Restricted cash........................................           0         49,000(10)
    Mobile Communications Satellite System, net(11)........     132,896        132,896
    Investments in and advances to affiliates(4)...........        (108)          (108)
    Total assets...........................................     134,826        334,559
    Long-term debt.........................................       3,732        173,732
    Partners' capital......................................     118,606        148,339

- ---------------
 (1) For the period June 30, 1993 (date of inception) through December 31, 1993, there were no income and expense transactions.
 (2) The Company is a development stage company and had no system revenue for the periods presented.
 (3) Comprises interest income and a non-refundable fee received from a potential International Licensee.
 (4) The Company accounts for its investments in ORBCOMM USA and ORBCOMM International using the equity method of accounting.
 (5) For purposes of determining the ratio of earnings to fixed charges, "earnings" includes excess (deficiency) of income over expenses adjusted for fixed charges.
 (6) Ratio of earnings to fixed charges is not applicable as there were no fixed charges during this period.
 (7) Pro forma deficiency of earnings to fixed charges is calculated based upon an interest rate on the Senior Notes of 14% per annum plus the Revenue Participation Interest and the amortization of deferred financing fees.
 (8) As adjusted to reflect the net proceeds from the Old Notes Offering and the contribution of the balance of the ORBCOMM partners' capital commitments.
 (9) Includes $13 million of the net proceeds of the Old Notes Offering deposited by the Issuers into a segregated account and to be used solely for purposes of funding the development and deployment of the ORBCOMM System and related operating expenses. See "Description of Senior
     Notes -- Certain Covenants -- Contingency Fund."
(10) Represents the aggregate principal amount of the Pledged Securities, at approximately $44.8 million, and the amount in the segregated account related to the MetLife Note, at approximately $4.2 million. See "Description of Senior Notes -- Security."
(11) Represents the ORBCOMM System.

                               THE ORBCOMM SYSTEM

                             SUMMARY SATELLITE DATA

     The ORBCOMM System is a global satellite communications system comprising a constellation of LEO satellites, certain terrestrial facilities including Gateways, network control systems and Subscriber Communicators that is intended to provide two-way data and messaging communications services throughout the world. The most significant characteristics of the satellites that comprise the ORBCOMM System, such as their design specifications, coverage and design life, as well as licensing and launch information for the satellites, are summarized in the following table.

                         NUMBER OF                                              LAUNCH
                       SATELLITES(1)     PLANE          LAUNCH DATE            VEHICLE           LICENSED         DESIGN LIFE
                       -------------     -----     ----------------------     ----------     ----------------     -----------
A. Operational(2)
    1. FM 1-2                2            70()           April 1995           Pegasus(R)     October 20, 1994(3)   4 Years
B. Licensed
    1. FM 3-4                2            70()     First Quarter 1997(4)      Taurus(R)(5)   October 20, 1994      5 Years
    2. FM 5-12               8            45()     Second Quarter 1997(4)     Pegasus XL     October 20, 1994      5 Years
    3. FM 13-20              8            45()     Third Quarter 1997(4)      Pegasus XL     October 20, 1994      5 Years
    4. FM 21-28              8            45()     Fourth Quarter 1997(4)     Pegasus XL     October 20, 1994      5 Years
    5. FM 29-36(6)           8            45()            Optional            Pegasus XL     October 20, 1994      5 Years

- ---------------
(1) Each of the satellites that comprise the ORBCOMM System is an Orbital MicroStar(TM) satellite, weighing approximately 95 pounds and measuring approximately 41 inches in diameter, 6.5 inches in height, 170 inches in deployed length and 88 inches in "deployed width at solar arrays." Each of the ORBCOMM System satellites is currently authorized to operate in the 137.0-138.0 MHz band with a power flux density ("PFD") limit of -125 dB (W/m(2)/4 kHz) for (satellite-to-subscriber and -Earth station) transmissions. Also, each satellite currently is authorized to operate at
    400.1 MHz ( 25 kHz) for satellite-to-subscriber transmissions with no PFD limit. Each of the ORBCOMM System satellites also is currently authorized to operate in the 148.0-149.9 MHz band for uplink (subscriber- and Earth station-to-satellite) transmissions at five watts. OCC has requested that the FCC allocate additional frequency located at 137.0-138.0 MHz and 149.9-150.05 MHz for use by Little LEO systems. See
    "Business -- Regulation -- Second Processing Round."
(2) The two ORBCOMM System satellites that are currently in orbit provide communications availability in the United States for approximately 10% of each 24-hour period (eight to ten passes over a fixed point on the Earth's surface each day), with maximum outages of approximately nine hours. ORBCOMM expects that, with a planned constellation of 28 satellites, the ORBCOMM System will provide communications availability generally exceeding 95% of each 24-hour period in the United States and other temperate zones in the Northern and Southern hemispheres and averaging 75% of each 24-hour period in the equatorial region.
(3) The license for the ORBCOMM System issued to OCC by the FCC on October 20, 1994 supersedes the earlier experimental licenses granted to OCC and includes the two satellites launched by OCC in April 1995. The October 20, 1994 license grants OCC the authority to construct, launch and operate 36 LEO satellites in the United States.
(4) Each of the future launch dates identified represents the currently targeted launch date.
(5) These two satellites are intended to be launched as a secondary payload on a Taurus launch vehicle, also manufactured by Orbital.
(6) These eight satellites represent ground spares that may be deployed as a fourth plane by the Company, provided that, subject to FCC approval, the Company may determine not to so deploy such satellites.

                                    RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Exchange Notes offered hereby.

DEVELOPMENT STAGE COMPANY

     Expectation of Continued Losses and Accumulated Deficits. ORBCOMM is a development stage company that commenced commercial service in the United States with its first two satellites on February 1, 1996 and, therefore, has generated only nominal revenues from its limited operations to date. ORBCOMM's activities have focused primarily on acquisition of U.S. regulatory approvals for operation of the ORBCOMM System, design, construction and deployment of its initial satellites and associated network systems, negotiation of reseller agreements, identification of potential International Licensees in countries outside the United States, identification of Subscriber Communicator manufacturers and hiring of management and other key personnel.

     The continued development of ORBCOMM's business and deployment of the ORBCOMM System will require significant capital expenditures, a substantial portion of which will need to be incurred prior to the realization of significant revenues from the ORBCOMM System. Together with ORBCOMM's operating expenses, these capital expenditures will result in a negative cash flow until an adequate revenue-generating customer base is established. ORBCOMM has incurred cumulative deficiency of income over expenses of approximately $8.9 million through June 30, 1996 and it expects such losses to continue for the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not expect that the ORBCOMM System will generate positive cash flow until the ORBCOMM System is fully deployed and operational, which is expected to occur in 1998. There can be no assurance that the Company will achieve its objectives by the targeted dates. See "Business."

     Limited Operating and Financial Data. Prospective investors have limited operating and financial data about the ORBCOMM System on which to base an evaluation of the ORBCOMM System's performance and an investment in the Senior Notes. ORBCOMM's ability to provide commercial service on a worldwide basis and to generate positive operating cash flow will depend on its ability to, among other things: (i) successfully construct and deploy the remaining satellites in the ORBCOMM System in a timely manner; (ii) develop Reseller capabilities within the United States and license arrangements outside the United States sufficient to capture and retain an adequate customer base; and (iii) through its existing or proposed International Licensees, obtain the necessary foreign regulatory authority and construct the necessary ground infrastructure outside the United States. Given ORBCOMM's limited operating history, there can be no assurance that it will be able to overcome these barriers, to develop a sufficiently large revenue-generating customer base to service its indebtedness or to compete successfully in the communications industry.

     Potential Additional Capital Requirements. The Company currently expects to require approximately $350 million for capital expenditures, development and operating costs of the ORBCOMM System and the purchase of the Pledged Securities from June 30, 1993 (date of inception) through at least December 31, 1997, when full deployment of the ORBCOMM System is expected to have occurred. Through June 1996, the Company had expended approximately $136 million for the design, construction, deployment and/or procurement of satellites, launch vehicles, portions of the network control elements and the U.S. ground segment and for market development and regulatory activities. To finance such expenditures, the Company has obtained approximately $160 million in equity contributions from its partners and received net proceeds of approximately $164 million from the Old Notes Offering and approximately $5 million from proceeds of the Company's senior secured debt. The Company believes that the net proceeds of the Old Notes Offering and the capital contributions of the ORBCOMM partners, together with expected cash from operations, will be sufficient to fund the Company's operations through at least December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred. There can be no assurance that the Company will generate sufficient cash from operations, or that expenses will not exceed the Company's estimates, such that additional capital will not be required. In particular, additional capital would be required in the event that:
(i) there are delays in the deployment of the ORBCOMM System as a result of launch or satellite failure or otherwise;

(ii) the Company incurs additional costs in completing the ORBCOMM System including as a result of modifying the design of all or a portion of the ORBCOMM System in the event of any technical difficulties or regulatory requirements;
(iii) there is an increase in the Company's estimated net operating deficit indirectly as a result of the Company's incurring significant unanticipated expenses; or (iv) reseller and international licensee agreements for additional markets or territories are not entered into at the times or on the terms anticipated by ORBCOMM. See "Business -- Development Milestones." There can be no assurance that additional capital will be available for any of the foregoing purposes from the public or private markets or from ORBCOMM's existing partners on favorable terms or on a timely basis, if at all. A substantial shortfall in funding would delay or prevent completion of the ORBCOMM System. In view of the Company's current stage of development, the risk of any of the aforementioned occurrences is substantial. The Company's ability to achieve positive cash flow will depend on successful and timely design, construction and deployment of the ORBCOMM System, the successful marketing of its services by Resellers and International Licensees, and the ability of the ORBCOMM System to compete successfully against its competitors, as to which there can be no assurance.

SUBSTANTIAL LEVERAGE; RESTRICTIVE COVENANTS

     As of June 30, 1996, on a pro forma basis after giving effect to the Old Notes Offering and the contribution of the partners' remaining capital commitments, the Company's total indebtedness would have been $174 million and its partners' capital accounts would have totaled $148 million. On a pro forma basis after giving effect to the Old Notes Offering, the Company's deficiency of earnings before fixed charges to cover fixed charges for the six months ended June 30, 1996 and the year ended December 31, 1995 would have been $21.4 million and $25.0 million, respectively.

     The Indenture contains, and any additional financing agreements may contain, certain restrictive covenants. The restrictions contained in the Indenture affect, and in some cases significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with affiliates, issue capital stock, create liens, sell assets and engage in mergers and consolidations. If the Company fails to comply with the restrictive covenants in the Indenture, the Company's obligation to repay such obligations may be accelerated.

     The successful implementation of the Company's strategy, among other things, is necessary for the Company to be able to meet its debt service. The Company currently has no significant sources of revenue. In addition, the Company's ability to satisfy its obligations once the ORBCOMM System is operational will depend on the Company's future performance, which is subject to a number of factors, many of which are beyond the Company's control. There can be no assurance that the Company can complete the ORBCOMM System or that, once completed, the Company will generate sufficient cash flow from operating activities to meet its debt service and working capital requirements. Any failure or delay in deployment of the ORBCOMM System could have a material adverse effect on the Company's business, results of operations and financial condition, including failure to meet these debt service requirements.

     The Company's high degree of leverage could have important consequences to the Holders of the Senior Notes, including that: (i) a substantial portion of the Company's net cash provided by operations will be committed to the payment of the Company's interest expense and principal repayment obligations and will not be available to the Company for its operations, capital expenditures, acquisitions or other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company will be highly leveraged, which may place it at a competitive disadvantage and limit the Company's flexibility in reacting to changes in its business; and (iv) the Company's borrowings under any Bank Credit Facility may be at variable rates of interest, which would result in higher interest expense in the event of an increase in interest rates. See "Description of Senior Notes."

LAUNCH RISKS

     For the ORBCOMM System to be fully deployed and offer real time data and messaging services under the Company's current schedule, ORBCOMM plans to launch 26 satellites during 1997. The Company has contracted with Orbital to provide three separate Pegasus XL launch vehicles to deploy the satellites eight at a time, and one Taurus launch vehicle to deploy two satellites. Satellite launches are subject to significant risks, including failure of the launch vehicle, which may result in disabling damage to or loss of the satellites, or failure of the satellites to achieve their proper orbit. There can be no assurance that any of the proposed ORBCOMM System satellite launches will be successful. Through August 21, 1996, Orbital has conducted a total of eight standard Pegasus missions, all of which were fully or partially successful. Whether a mission is fully or partially successful depends on the particular mission requirements designated by the customer. Prior to its successful flights in March, July, and August 1996, the modified Pegasus XL, an enhanced version of the standard Pegasus, had two unsuccessful flights, one occurring in June 1994 and the other in June 1995. The first Pegasus XL failure was caused by inaccurate aerodynamic modeling of the vehicle. The second Pegasus XL failure resulted from human assembly error involving the improper installation of a small component that prevented the Stage 1/Stage 2 interstage from properly separating from Stage 2. Following a comprehensive review of design, assembly, test and operations procedures, the Pegasus XL returned to flight on March 8, 1996, successfully launching a satellite for the U.S. Air Force to its intended orbit, and had successful flights on July 2, 1996 and August 21, in each case delivering a National Aeronautics and Space Administration ("NASA") satellite to its designated orbit. There are four additional Pegasus XL launches currently planned before the scheduled deployment of the remaining ORBCOMM satellites using this launch vehicle. The failure of any one of these launch vehicles could result in a delay in the deployment of the ORBCOMM System satellites. For the ORBCOMM System to function at maximum design efficiency, each individual plane of satellites comprising the constellation must be deployed into its proper orbit.

     Orbital's Pegasus XL vehicle is launched from beneath a modified Lockheed L-1011 aircraft. In 1992, Orbital entered into a ten-year lease for the Lockheed L-1011. In the event the L-1011 is unavailable for any reason, the Company would experience significant timing delays as a result of Orbital having to acquire and modify a new launch vehicle or the Company having to arrange for deployment of the satellites using an alternative launch vehicle or by means of a ground launch. There can be no assurance that another aircraft could be obtained and properly modified or that alternate launch services could be obtained on a timely or cost-effective basis, if at all.

     ORBCOMM intends to launch two additional satellites in 1997 as a secondary payload on a Taurus launch vehicle, also manufactured by Orbital. The Taurus launch vehicle, the design and technology of which is derived largely from the Pegasus launch vehicle, had a successful first launch in 1994. Because these two satellites will be launched as a secondary payload, they are subject to the scheduling restrictions imposed by the availability of the primary payload. Accordingly, it may not be possible to launch the two satellites at the time currently planned, if at all.

TECHNOLOGICAL RISKS

     Integration and Operation Risks. The ORBCOMM System is exposed to the risks inherent in a large-scale complex communications system employing advanced technology. The operation of the ORBCOMM System will require the detailed design and integration of communications technologies and devices ranging from satellites operating in space and Subscriber Communicators to Gateways located around the globe. There can be no assurance that, even if built to specifications, the ORBCOMM System will function as expected in a timely and cost-effective manner. The failure of any of the diverse and dispersed elements to function and coordinate as required could delay the full deployment of the ORBCOMM System or render it unable to perform at the quality and capacity levels required for success.

     The ORBCOMM satellites have limited redundancy against technical failure and there can be no assurance of a particular satellite's longevity. A number of factors will affect the useful lives of the ORBCOMM System satellites, including quality of construction, expected gradual environmental degradation of solar panels and durability of component parts. Random failure of satellite components could result in damage to or loss of a satellite. In rare cases, satellites could also be damaged or destroyed by electrostatic storms or collisions with other objects. ORBCOMM's operating results would be adversely affected in the event the useful life of the satellites were significantly shorter than five years.

     The Company has experienced and continues to experience, from time to time, certain technical difficulties with its initial two satellites, including outages of certain electronic systems and subsystems resulting in the temporary inability to process subscriber communications. While the Company believes these technical difficulties have been addressed as experienced, and that none of the difficulties has resulted or will result in a significant degradation of satellite performance, there can be no assurance that performance degradation in these two satellites will not occur in the future.

     In addition, the Company is modifying the existing satellite design to enhance overall satellite performance. For example, the Company is redesigning the satellite antenna to increase satellite availability to subscribers and to increase satellite capacity. While such design modifications will be subject to extensive design reviews and testing prior to deployment of the satellites, there can be no assurance that the modifications will be successful or that the modified satellites will operate as intended.

     Development of Subscriber Communicators. The successful operation of the ORBCOMM System depends on the design, construction and commercial availability of Subscriber Communicators designed to support the specific needs of users. See "Business -- The ORBCOMM System -- System Architecture -- Subscriber Segment." To ensure availability of Subscriber Communicators having different functional capabilities in sufficient quantities to meet demand, the Company has entered into a development agreement with Panasonic and is in the process of finalizing manufacturing and sales support agreements with Panasonic. The Company also has executed Subscriber Communicator Manufacturing Agreements with Scientific-Atlanta, Magellan, Torrey Science and Stellar. Panasonic has received authorization from the Company to manufacture two basic Subscriber Communicators, one with and one without GPS functionality, both of which are now commercially available. Torrey Science received authorization from the Company in August 1996 to manufacture a basic Subscriber Communicator and the Company expects that Torrey Science will have units commercially available in the first quarter of 1997. Realization of the full market potential for the Company's communications services depends upon the availability of Subscriber Communicators at prices attractive to customers. There can be no assurance that the Company's Subscriber Communicator manufacturers will successfully design and manufacture Subscriber Communicators to the Company's specifications or in sufficient quantities to satisfy the expected needs of the ORBCOMM System, or that the price of such Subscriber Communicators will decline so as to make them affordable to the broad customer base intended by the Company.

SCHEDULE DELAYS

     Delay in the timely construction, deployment and commercial operation of the ORBCOMM System could result from a variety of causes, including delays encountered in the construction, integration and testing of the ORBCOMM System, a delayed or unsuccessful launch, delays caused by design reviews in the event of a launch vehicle failure or a loss of satellites, or as the result of a delay in the FCC's approval of OCC's request for modification of its FCC license filed in October 1995 (the "Modification Request") or other events beyond the control of ORBCOMM. The construction schedule for the satellites in the ORBCOMM System requires a rate for satellite production and testing that is unprecedented for commercial communications systems. The schedule set forth under the Procurement Agreement has been delayed six months as a result of, among other things, enhancements made to the design of the satellites. Although such delay has not affected the current planned launch dates of the ORBCOMM System satellites, the contingency period within the overall schedule for the development and deployment of the ORBCOMM System has been reduced. A significant delay in the deployment of satellites from the Company's current schedule could materially and adversely affect the Company's operations. In addition, a significant delay in the manufacture of Subscriber Communicators could have a material adverse effect on the Company's results of operations. The success of the ORBCOMM System depends on Subscriber Communicators being available to potential subscribers on a timely basis to take advantage of the intermittent data communications services currently available and the real time data and messaging services that will be available on full deployment of the ORBCOMM System. There can be no assurance that the satellites or the Subscriber Communicators will be available on a timely basis.

REGULATORY RISKS

     Licensing Risks; Domestic. ORBCOMM's business may be affected by the regulatory activities of various U.S. government agencies, primarily the FCC. On October 20, 1994, the FCC granted to OCC the FCC License, authorizing OCC to construct, launch and operate the ORBCOMM System for the purpose of providing two-way data and message communications and position determination services in the United States. Although the FCC License is currently valid, it is subject to revocation if OCC fails to satisfy certain conditions or to meet certain prescribed milestones, including the December 2000 milestone by which OCC must launch 36 satellites, although OCC may determine, subject to FCC approval, to launch fewer than 36 satellites by such date. While the FCC License is valid for a period of ten years from the operational date of the first ORBCOMM satellite, OCC is required, three years prior to expiration of the FCC License, to apply for a license renewal with the FCC. Although the FCC has indicated that it is generally inclined to grant renewal applications of existing Little LEO licensees, there can be no assurance that the FCC will in fact renew the FCC License. Should the FCC revoke the FCC License or fail to renew the FCC License on application by OCC, or if OCC fails to satisfy any of the conditions of the FCC License, such action would have a material adverse impact on ORBCOMM's business. Finally, the business of ORBCOMM could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment. See "Regulation."

     ORBCOMM's authorization to provide services is subject to the Modification Request. This request seeks to modify the frequency plan to permit the ORBCOMM System to use fewer, higher data rate subscriber downlink channels, which should, among other things, enable it to avoid interfering with other existing and proposed systems. The Modification Request has been opposed by numerous other Little LEO systems. OCC recently reached an agreement with Starsys Global Positioning, Inc. ("Starsys") and the National Oceanic and Atmospheric Administration ("NOAA") with respect to technical matters raised by the Modification Request. While OCC expects that the FCC will grant the Modification Request in the near future, should the Modification Request be denied or significantly delayed by the FCC, it could have a material adverse effect on ORBCOMM's business.

     As a private carrier, OCC currently is not subject to the restrictions that apply to common carriers or to providers of Commercial Mobile Radio Services ("CMRS"). There can be no assurance, however, that in the future, OCC will not engage in business of a type such that the FCC would deem it a common carrier or a CMRS provider or that the FCC will not in the future exercise its discretionary authority to apply the CMRS or common carrier rules to MSS providers. See "Regulation." The application of these rules could have an adverse effect on OCC's business by, for instance, requiring OCC to offer all customers just, reasonable and non-discriminatory rates, by subjecting OCC to certain tariff filing requirements, by subjecting OCC to state regulation (if OCC were deemed to be a common carrier) and by subjecting OCC to various alien ownership and control restrictions applicable to common carriers and CMRS providers.

     LICENSING RISKS; INTERNATIONAL. ORBCOMM's business is affected by the regulatory authorities of the countries in which it or its International Licensees will operate. Obtaining local regulatory approval for operation of the ORBCOMM System will be the responsibility of the International Licensee in each territory. While International Licensees will be selected, in part, based on their perceived qualifications to obtain the requisite local approvals, there can be no assurance that they will be successful in doing so, and if they are not successful, service will not be available in such territories. Although many countries have moved to privatize the provision of communications service and to permit competition in the provision of such services, some countries continue to require that all communications service be provided by a government-owned entity. The Company anticipates that most of its International Licensees will be private entities. Therefore, in those countries that require services to be provided by a government-owned entity, the Company may be unable to offer services using the ORBCOMM System. ORBCOMM's inability to offer service in a foreign country or countries could have a material adverse effect on ORBCOMM's business. Regulatory provisions in countries in which the Company or its International Licensees seek to operate may impose impediments on the Company's or the International Licensees' operations and there can be no assurance that such restrictions would not be unduly burdensome. ORBCOMM's business may also be adversely affected by regulatory changes resulting from judicial decisions and/or adoption of treaties, legislation or regulation by the national authorities where the ORBCOMM System plans to operate.

     The United States, on behalf of OCC, is required to coordinate the frequencies used by the ORBCOMM System through the ITU. ITU frequency coordination is a necessary prerequisite to obtaining interference protection from other satellite systems. There is no penalty for launching a satellite system prior to completion of the ITU coordination process, although protection from interference through this process is only afforded as of the date of successful completion of the process and notification of the system by ITU. Although the United States has substantially completed the ITU coordination process with respect to the ORBCOMM System, it is still required to coordinate the ORBCOMM System with France and Russia. Although the Company believes that approval of the Modification Request would facilitate its coordination efforts with Russia and that approval of the Modification Request could facilitate its coordination efforts with France, there can be no assurance that the FCC will grant the Modification Request. There also can be no assurance that, even if the Modification Request is granted, OCC will be successful in coordinating the ORBCOMM System with the Russian and French systems. Any delay in or failure to successfully complete the ITU coordination process may result in potential interference to the ORBCOMM System by other mobile satellite systems operating internationally, which could have a material adverse effect on ORBCOMM's business.

LIMITED INSURANCE

     The Company expects to obtain launch insurance for each scheduled Pegasus XL launch that would provide it with the necessary funds to procure a replacement launch vehicle in the event of a launch vehicle failure. The Company also expects to procure in-orbit satellite insurance against the failure of satellites after placement of satellites into commercial service. The foregoing insurance would not cover the cost to construct replacement satellites in the event of a launch failure, or the cost to construct and launch satellites in the event of the loss of satellites after a successful launch but prior to the time satellites are placed into commercial service. Pursuant to the terms of the Procurement Agreement, the Company is purchasing eight additional satellites to be used as ground spares. Such ground spares represent self-insurance against the risk of a loss of satellites. Until such time as the Company is required to use its ground spare satellites, ORBCOMM does not intend to obtain insurance to cover the cost of obtaining replacement satellites in the event of a launch vehicle failure or an in-orbit failure prior to placement of such satellites into commercial service. In the event that the Company is required to use its ground spare satellites, ORBCOMM will be obligated under the terms of the Indenture to procure insurance for subsequent missions covering a loss of satellites as a result of a launch vehicle failure or an in-orbit failure prior to placement of such satellites into commercial service. The Company does not have in-orbit insurance for the two satellites currently operational and does not intend to procure launch or in-orbit insurance for the two satellites currently planned to be launched as a secondary payload on a Taurus launch vehicle.

     Based on current market conditions, the Company expects that premiums for launch insurance would be less than ten percent for Pegasus XL launches and that in-orbit satellite insurance after placement of the satellites into commercial service would be approximately 1.5% to 2% per year. An adverse change in insurance market conditions or other factors outside the Company's control at the time the Company seeks to procure such insurance may, however, cause premiums to be significantly higher than current estimates. The Company believes that its procurement of the spare satellites will offset in part the risk of a launch failure. There can be no assurance, however, that launch or satellite failures will not occur and that launch or in-orbit satellite insurance will be available to the Company in the future or, if available, at a cost or on terms acceptable to the Company.

LIMITED LIFE OF SATELLITES

     The ORBCOMM System satellites, which constitute a substantial portion of the Company's total assets, will have a limited useful life. The additional first-generation satellites are designed to operate for five years. ORBCOMM anticipates using funds generated from operations to develop a second generation of satellites. If sufficient funds from operations are not available and ORBCOMM is unable to obtain financing for the second-generation constellation, ORBCOMM will not be able to deploy a second-generation satellite constellation to replace first-generation satellites at the end of their useful lives. There can be no assurance that additional capital will be available to develop the second generation of satellites on favorable terms or on a timely basis, if at all.

MARKET ACCEPTANCE

     The success of the ORBCOMM System and the Company's ability to pay interest and principal on the Senior Notes will depend on subscriber acceptance of ORBCOMM System services. Subscriber acceptance of ORBCOMM System services will depend on a number of factors, including the technical capabilities of the ORBCOMM System, the cost of Subscriber Communicators, the price of ORBCOMM System services and the extent, availability and price of alternative communications services. There can be no assurance that price, service limitations or Subscriber Communicator size, weight or cost will not result in more significant limitations on customer acceptance than the Company anticipates. The ORBCOMM System will provide a new data transfer and messaging capacity to certain markets where the Company has identified a demand for such types of communications services. The Company expects that introduction of the ORBCOMM System will lead to the development of new applications and services that will use the capacity provided by the ORBCOMM System. As with any new service, however, there can be no assurance that development of such applications will occur.

     Realization of the full market potential for the Company's services will depend on the availability of Subscriber Communicators that are reasonably priced and that have certain features attractive to the market. One of the Company's Subscriber Communicator manufacturers, Panasonic, currently has Subscriber Communicators that are commercially available. The Company expects that once its other Subscriber Communicator manufacturers have units that are commercially available and once the overall production volume for Subscriber Communicators begins to increase, the price for Subscriber Communicators will decline substantially. Panasonic and Stellar have informed the Company that, in lots of at least several thousand, the price for their respective Subscriber Communicators will be approximately $550 per unit. There can be no assurance, however, that the price of such Subscriber Communicators will decline so as to make them affordable to a broad customer base. Also, many Subscriber Communicators are currently being designed to offer particular features the Company believes will be attractive to potential end-users, such as GPS. There can be no assurance, however, that the market will demand the types of features currently offered by or proposed to be offered by these Subscriber Communicators, that the Company's Subscriber Communicator manufacturers will continue to manufacture Subscriber Communicators or that technological or other design developments over the years will not render these Subscriber Communicators obsolete.

     The success of the ORBCOMM System depends in part on the ability of the Company to offer its data and messaging communications services at rates attractive to the market. Although the Company believes that its pricing structure will make the ORBCOMM System an affordable and thus attractive option for the provision of such services to the industries and markets it has targeted, the cost to end-users for ORBCOMM System services is largely beyond the control of the Company.

RELIANCE ON RESELLERS AND INTERNATIONAL LICENSEES

     In the United States, ORBCOMM intends to rely on Resellers to market and distribute its services to retail customers. The willingness of companies to become Resellers will depend on a variety of factors, including regulatory restrictions, whether potential Resellers perceive the ORBCOMM System services to be compatible with their own and whether the proposed compensation provides an adequate return. ORBCOMM's reseller agreements provide that the Resellers will use all reasonable commercial efforts to market and distribute ORBCOMM System services, but in most cases do not require the Resellers to meet established sales objectives. There can be no assurance that ORBCOMM's Resellers will successfully develop a retail market and distribute ORBCOMM System services.

     Outside the United States, the Company will enter into Service License Agreements with International Licensees who will be responsible in their territory for, among other things, procuring and installing the necessary Gateways, obtaining all regulatory approvals to provide services using the ORBCOMM System, and operating and marketing services using the ORBCOMM System. The Company intends to select its International Licensees primarily by evaluating the ability of the International Licensee to distribute and market successfully the Company's services. Key components of such an evaluation include the prospective International Licensee's: (i) reputation in the marketplace; (ii) existing distribution capabilities and infrastructure; (iii) financial condition and other resources; and (iv) ability to obtain the requisite local regulatory approvals to operate the ORBCOMM System. There can be no assurance that the Company's International Licensees will be successful in obtaining the requisite foreign regulatory approvals or, even if successful, that they will successfully develop a retail market and distribute ORBCOMM System services.

     Certain of such Resellers and International Licensees are start-up ventures with limited financial resources, and there can be no assurance that any such entities will be successful in their efforts to market effectively the ORBCOMM System or, in the case of International Licensees, to procure and install the necessary Gateways and obtain the necessary foreign regulatory authority to operate their systems.

COMPETITION

     Competition in the communications industry is intense, fueled by rapid and continuous technological advances and alliances between industry participants seeking to use such advances on an international scale to capture significant market share. Although no present participant is currently providing the same global commercial communications services to be provided by the Company, it is anticipated that the ORBCOMM System will face competition from numerous existing and potential alternative communications products and services provided by various large and small companies, including sophisticated two-way satellite-based data and voice communication services. The Company expects that potential competitors will include other Little LEO satellite systems and may include Big LEO and GEO satellite systems and, in some cases, terrestrial messaging and data systems. If any of the Company's competitors succeed in marketing and deploying systems with services similar to those expected to be offered through the ORBCOMM System substantially earlier than the scheduled full deployment of the ORBCOMM System, the Company's ability to compete in markets served by such competitors may be adversely affected.

     Some of the Company's potential competitors have financial, personnel and other resources substantially greater than those of the Company. Many of these competitors are raising capital and may compete with the Company. In addition, a continuing trend toward consolidation and strategic alliances in the communications industry could give rise to significant new competitors, and any foreign competitor may benefit from subsidies from, or other protective measures by, its home country. There can be no assurance that some of these competitors will not provide more efficient or less expensive services.

     Satellite-based communications systems are characterized by high up-front costs and relatively low marginal costs of providing service. A number of Big LEO and GEO systems are presently being proposed, and, while the proponents of these systems foresee substantial demand for the services they will provide, the actual level of demand will not become known until such systems are constructed, launched and begin operations. Big LEO and GEO systems are designed primarily to provide two-way voice services that require larger, more complex satellites and require a circuit-oriented connection over their network to transmit even short messages, which significantly increases their per-message cost. If, however, the operators of these systems seek to offer services similar to those offered by the ORBCOMM System, price competition could be intense.

     Two other Little LEO systems currently are licensed by the FCC to provide data and messaging communications services. One system currently expects to deploy a two-satellite system to transmit health, research and scientific data on a delayed basis between developing countries and the United States. The second system expects to construct and operate a multiple-satellite constellation that could compete with the ORBCOMM System. This system, which is now owned 80% by GE American Communications Corporation, could have significantly greater resources than the Company. There are currently eight applicants (including OCC) before the FCC in a second processing round for Little LEO systems, the filing period for which closed on November 16, 1994. Should the FCC approve any one of the competing second round applications, such licensee could compete with the Company.

     Terrestrial wireless services have certain key advantages over satellite-based systems, particularly in urban or densely populated areas, in terms of signal strength and the ability to penetrate various environments (such as buildings). By contrast, the ORBCOMM System is unable to penetrate buildings and has limited application in densely populated areas currently serviced by terrestrial wireless systems. The ORBCOMM System is not intended to compete with existing and planned terrestrial data and messaging systems. It is expected, however, that as terrestrial communications services expand to regions currently underserved or not served by wireline or wireless systems, demand for ORBCOMM System services in these regions may be reduced. ORBCOMM may also face competition in the future from companies using new technologies and new satellite systems. A number of these new technologies, even if they are not ultimately successful, could have an adverse effect on ORBCOMM as a result of their marketing efforts. ORBCOMM's business would be adversely affected if competitors begin operations or existing or new communication service providers penetrate ORBCOMM's target markets.

RELIANCE ON SINGLE SUPPLIER; POTENTIAL CONFLICT OF INTEREST

     The Company does not independently have, and does not intend to acquire, except by contracting with other parties, the ability to design, develop, construct or launch the satellites in the ORBCOMM System. ORBCOMM has contracted with Orbital to provide these services under the Procurement Agreement. In the event that Orbital fails to perform its obligations under the Procurement Agreement, the deployment of the ORBCOMM System may be delayed until ORBCOMM is able to locate an alternative provider of necessary services to replace Orbital. In addition, a material adverse impact on Orbital and its business may adversely affect Orbital's ability to perform under the Procurement Agreement. The Company has not identified any alternate provider of the services currently being provided by Orbital, and there can be no assurance that such an alternative service provider would be available or, if available, would be available at a cost or on terms favorable to the Company.

     Orbital, through OCC, has a substantial interest in the Company. Accordingly, a conflict of interest may exist between the Company and Orbital under the Procurement Agreement and other related agreements between Orbital and OCC. Pursuant to the ORBCOMM Partnership Agreement, significant amendments to the Procurement Agreement, or other transactions between the Company and Orbital, are subject to the approval of Teleglobe Mobile. There can be no assurance, however, that the potential conflict of interest between the Company and Orbital would not have a material adverse effect on the Company.

MARKET ESTIMATES

     The Company's description of potential markets for its mobile data and messaging communications service offerings and estimates of the Company's addressable markets that are discussed in this Prospectus under the caption "Business -- The ORBCOMM System" represent the Company's estimates as of the date hereof with respect to such markets. Such market descriptions and estimates are based on a number of assumptions, some of which may be incorrect or may not materialize, and unanticipated events may occur that could affect actual business realized for ORBCOMM System services. Consequently, actual markets should be expected to vary from the addressable markets discussed herein, and these variations may be material.

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

     The Company's success will depend on the efforts of its management team and its ability to attract and retain qualified management and personnel in the future. The Company has no employment contract with any employee and is subject to the loss of one or more key employees at any time. In addition, the Company must rely on several employees of Orbital who play a key role in the performance of Orbital's obligations under the Procurement Agreement. The Company has no control over the relationship between Orbital and such employees. The Company could be materially and adversely affected by the loss of one or more key employees.

RELATIONSHIP BETWEEN STRATEGIC PARTNERS

     ORBCOMM is a partnership whose two partners, OCC and Teleglobe Mobile, each hold a 50% Participation Percentage in the Company. Under the terms of the ORBCOMM Partnership Agreement, substantially all actions by the Company require the approval of at least a majority-in-interest (i.e., partners holding a majority of the Participation Percentage in the Company). Therefore, under the current ownership structure, if OCC and Teleglobe Mobile do not agree on a course of action for the Company, a deadlock would occur. Generally, there is no mechanism in the ORBCOMM Partnership Agreement or any other agreement for resolving such a deadlock. The result of a deadlock between the strategic partners could have a material adverse effect on the Company.

RISKS OF INTERNATIONAL OPERATIONS

     ORBCOMM expects to derive substantial revenues by providing international communications services. Such operations are subject to certain risks such as changes in domestic and foreign government regulations and communications standards, licensing requirements, tariffs or taxes and other trade barriers, exchange controls, and political and economic instability, including fluctuations in the value of foreign currencies which may make payment in U.S. dollars more expensive for foreign customers.

RISK THAT THE COMPANY IS TREATED AS A PUBLICLY TRADED PARTNERSHIP

     In general, a partnership is not a taxable entity for United States federal income tax purposes. Certain partnerships ("publicly traded partnerships"), however, are treated as corporations for federal tax purposes if interests in the partnership are traded on an established securities market or on a secondary market (or a substantial equivalent thereof). Treasury Regulations provide generally that, for this purpose, an "interest in a partnership" includes any financial instrument or contract the value of which is determined in whole or in part by reference to the partnership (including the results of partnership operations). The Regulations make an exception to this rule, however, for any financial instrument or contract that (i) is treated as debt for federal tax purposes and (ii) is not convertible into or exchangeable for an interest in the capital or profits of the partnership and does not provide for a payment of equivalent value. Such an instrument is not treated as an "interest in the partnership" for purposes of these rules. The Company believes that the Senior Notes are properly treated as debt for federal income tax purposes and, although the Senior Notes provide for contingent interest that is based on the gross revenues of the Company, that such Senior Notes do not provide for payments that are equivalent in value to an interest in partnership capital or profits. Therefore, the Company intends to report as a partnership, rather than as a publicly traded partnership taxable as a corporation, for federal income tax purposes. If, however, the Internal Revenue Service successfully took a contrary position, the Company would be treated as a corporation for federal tax purposes, which would reduce the amount of the Company's after-tax income available to meet its obligations under the Senior Notes.

FRAUDULENT CONVEYANCE CONSIDERATIONS -- SUBSIDIARY GUARANTEES

     The obligations of the Company under the Senior Notes are guaranteed, jointly and severally, by the Guarantors, including the Guarantees (the "Subsidiary Guarantees") by ORBCOMM USA and ORBCOMM International (the "Subsidiary Guarantors"). It is possible that creditors of the Subsidiary Guarantors may challenge the Subsidiary Guarantees as a fraudulent conveyance under relevant federal and state statutes, and, under certain circumstances (including a finding that a Subsidiary Guarantor was insolvent at the time its Subsidiary Guarantee was issued), a court could hold that the obligations of a Subsidiary Guarantor under a Subsidiary Guarantee may be voided or are subordinate to other obligations of a Subsidiary Guarantor. In addition, it is possible that the amount for which a Subsidiary Guarantor is liable under a Subsidiary Guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture provides that the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will be limited to amounts that will not result in the

Subsidiary Guarantees being a fraudulent conveyance under the applicable law. See "Description of Senior Notes -- Guarantees."

ABSENCE OF A PUBLIC MARKET

     The Old Notes are designated for trading in the PORTAL market, the National Association of Securities Dealers Inc.'s screen-based automated market for trading of securities eligible for resale under Rule 144A. The Exchange Notes are a new issue of securities with no established trading market. Although the Initial Purchasers of the Old Notes have advised the Issuers that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. The Issuers do not intend to list the Exchange Notes on any national securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, there can be no assurance as to the development of any market, or the liquidity of any market that may develop, for the Exchange Notes. If such a market were to exist, no assurance can be given as to the trading prices of the Exchange Notes. Future trading prices of Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and, accordingly, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO EXCHANGE NOTES

     The Exchange Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Issuers is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered, or are tendered but not accepted, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were sold by the Issuers on August 7, 1996 (the "Closing Date") to the Initial Purchasers. The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers and institutional accredited investors in transactions not requiring registration under the Securities Act or applicable state securities laws, including sales pursuant to Rule 144A under the Securities Act. As a condition to the sale of the Old Notes, the Issuers, Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on August 7, 1996. Pursuant to the Registration Rights Agreement, the Issuers agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, they would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Old Notes within 30 days after the Closing Date, (ii) use their reasonable best efforts to cause such Registration Statement to become effective under the Securities Act within 150 days after the Closing Date, and (iii) upon effectiveness of the Registration Statement, commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 30 days (or a longer period if required by law) and deliver to the Exchange Agent Exchange Notes in the same aggregate principal amount as the Old Notes that were properly tendered by holders thereof pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Issuers' obligations under the Registration Rights Agreement.

RESALE OF THE EXCHANGE NOTES

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Issuers, the Issuers believe that, with the exceptions discussed herein, Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving the Exchange Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the Exchange Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the Exchange Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes. However, the Issuers have not sought, and do not intend to seek, their own no-action letter, and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The Exchange Notes will evidence the same debt as the Old Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are substantially the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

     As of the date of this Prospectus, $170,000,000 aggregate principal amount of Old Notes were outstanding. The Issuers have fixed the close of business on September , 1996, as the Record Date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of the Record Date, there was one registered holder of Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Issuers. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders whose Old Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Issuers will have no other obligation to such Holders of Old Notes to provide for the registration under the Securities Act of the Old Notes held by them. The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted on the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity of the market therefor. Following consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean             , 1996, unless the
Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     To extend the Expiration Date, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will issue a press release or other public announcement, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Issuers are extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Notes are tendered.

     The Issuers reserve the right (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied and shall not have been waived by the Issuers, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the Holders. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Holders. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to all Holders, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers.

     Without limiting the manner in which the Issuers may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Issuers shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE SENIOR NOTES

     Fixed interest accrues on the Senior Notes at the rate of 14% per annum. Fixed Interest and Revenue Participation Interest will be payable in cash semiannually in arrears on each February 15 and August 15, commencing on February 15, 1997. No interest will be payable on the Old Notes on the date of the exchange for the Exchange Notes and therefore no interest will be paid thereon to the Holders at such time.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering Holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Insurance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in their sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right in their sole discretion to waive any defects of irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by an appropriate bond power, in either case signed exactly as the names of the registered Holder or Holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

     By tendering, each Holder (other than participating broker-dealers) will represent to the Issuers that, among other things, (i) the Exchange Notes to be acquired in exchange for Old Notes tendered in the Exchange Offer will have been acquired in the ordinary course of business of such Holder or such other person receiving such Exchange Notes, (ii) neither such Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) such Holder or any such other person acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the Holder or any such other person understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such Holder or such other person in exchange for Notes acquired by such Holder or such other person directly from the Issuers should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers. If the Holder or such other person receiving the Exchange Notes is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, the Holder or such other person is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the Holder or such other person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES; RETURN OF OLD NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when and if the Issuers have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of transfer of such Notes into the Exchange Agent's account at the Depositary, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted, withdrawn or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with the Depositary) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedure for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     The DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through the DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to the DTC through the DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. The DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to the DTC and transmitted by the DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuers (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three business days after the date of execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn, (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and the principal amount of Old Notes to be withdrawn), (iii) be signed by the Holder in the same manner as the signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) and (iv) specify the name in which such Notes are to be registered if different from that of the withdrawing Holder. If Old Notes have been tendered pursuant to the procedure for book-entry described above, any notice of withdrawal must specify, in lieu of certificate numbers, the name and number of the account at the Depositary to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Depositary for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Issuers' obligation to accept for exchange, or exchange Exchange Notes for, any Old Notes not theretofore accepted for exchange is subject to the following conditions:

          (a) no action or proceeding having been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Issuers, might impair the ability of the Issuers to proceed with the Exchange Offer or have a material adverse effect on the Issuers and there shall not have occurred any material adverse development in any existing action or proceeding with respect to the Issuers or any of their subsidiaries; and

          (b) there shall not have been any material change, or development involving a prospective change, in the business or financial affairs of the Issuers or any of their subsidiaries which, in the judgment of the Issuers, would materially impair the Issuers' ability to consummate the Exchange Offer or have a material adverse impact on the Issuers if the Exchange Offer is consummated; and

          (c) there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or have a material adverse effect on the Issuers if the Exchange Offer is consummated; and

          (d) all governmental approvals which the Issuers shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have been obtained.

     If the Issuers determine in good faith that any of the conditions are not met, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all Holders.

     Holders have certain rights and remedies against the Issuers under the Registration Rights Agreement, including the right to receive liquidated damages, in the event that (i) an Exchange Offer Registration Statement has not been filed with the Commission on or prior to 30 days following the Old Notes Offering, (ii) on or prior to 150 days prior to the Old Notes Offering such Exchange Offer Registration Statement is not declared effective, (iii) on or prior to 180 days following the Old Notes Offering the Exchange Offer is not consummated, or (iv) applicable law or interpretations of the Commission prohibit a Holder from participating in the Exchange Offer or for any reason the Exchange Offer is not consummated within 180 days of the Old Notes Offering and a Shelf Registration Statement is not filed or declared effective within the time provided by the Registration Rights Agreement for such filing or declaration, such liquidated damages to be payable in cash semiannually in arrears, and to accrue at a rate per annum equal to an additional one quarter of one percent (0.25%) of the principal amount of the Senior Notes, which rate will increase by one quarter of one percent (0.25%) for each 90-day period that such Liquidated Damages continue to accrue, with an aggregate maximum increase in the interest rate per annum equal to one percent (1.00%).

     The foregoing conditions are for the benefit of the Issuers and may be asserted by the Issuers in good faith regardless of the circumstances giving rise to such condition or may be waived by the Issuers in whole or in part at any time and from time to time in its discretion. The failure by the Issuers at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       BY REGISTERED OR CERTIFIED MAIL; BY OVERNIGHT COURIER; OR BY HAND

                              MARINE MIDLAND BANK
                                  140 BROADWAY
                                   12TH FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 658-6084
                     ATTENTION: CORPORATE TRUST DEPARTMENT

                                 BY FACSIMILE:

                                 (212) 658-6425
                     ATTENTION: CORPORATE TRUST DEPARTMENT

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers and are estimated in the aggregate to be approximately
$       and include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Issuers will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such other taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not intend to register the Old Notes under the Securities Act.

                                USE OF PROCEEDS

     The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuers will receive in Exchange Notes in like principal amount, the terms of which are identical to the Exchange Notes except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Old Notes surrendered in exchange for Exchange Notes will be retained by the Issuers and the Exchange Offer will not result in any increase in the indebtedness of the Issuers.

                                 CAPITALIZATION

     The following table sets forth the capitalization of ORBCOMM at June 30, 1996 on a historical basis and as adjusted to give effect to the Old Notes Offering and the application of the net proceeds therefrom, and the contribution of the remaining balance of the ORBCOMM partners' capital commitments.

                                                                           JUNE 30, 1996
                                                                      -----------------------
                                                                       ACTUAL     AS ADJUSTED
                                                                      --------    -----------
                                                                          (IN THOUSANDS)
    Cash and cash equivalents......................................   $  1,039     $ 145,406(1)
    Restricted cash................................................          0        49,000(2)
                                                                      --------    -----------
              Total cash and cash equivalents and restricted
                cash...............................................      1,039       194,406
                                                                      ========     =========
    Long-term debt:
         Senior Notes..............................................         --       170,000(3)
         Other debt(4).............................................      3,732         3,732
                                                                      --------    -----------
              Total long-term indebtedness.........................      3,732       173,732
    Partners' capital..............................................    118,606       148,339
                                                                      --------    -----------
              Total capitalization.................................   $122,338     $ 322,071
                                                                      ========     =========

- ---------------
(1) Includes $13 million of the net proceeds of the Old Notes Offering deposited by the Issuers into a segregated account and used solely for the purposes of funding the development and deployment of the ORBCOMM System and related operating expenses. See "Description of Senior Notes -- Certain
    Covenants -- Contingency Fund."
(2) Represents the aggregate principal amount of the Pledged Securities, estimated at approximately $44.8 million, and the amount in the segregated account related to the MetLife Note, estimated at approximately $4.2 million. See "Description of Senior Notes -- Security."
(3) Approximately $44.8 million of the debt proceeds were used to purchase the Pledged Securities, which will, in turn, be used to service interest payments on the Notes through August 15, 1998.
(4) Represents the outstanding balance as of June 30, 1996 of the MetLife Note, which is secured and bears interest at 9.2% per annum.

                            SELECTED FINANCIAL DATA

     The following selected income and expense data of ORBCOMM for the years ended December 31, 1994 and 1995 and the selected balance sheet data of ORBCOMM at December 31, 1993, 1994 and 1995 have been derived from the audited financial statements of ORBCOMM. The selected financial data of ORBCOMM as of and for the six months ended June 30, 1995 and 1996 are unaudited but have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all normal recurring adjustments necessary for the fair presentation of the financial position and results of operations for such periods. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of ORBCOMM and notes thereto included elsewhere in this Prospectus. SINCE THE COMPANY ACCOUNTS FOR ITS OWNERSHIP IN BOTH ORBCOMM USA AND ORBCOMM INTERNATIONAL USING THE EQUITY METHOD, REFERENCE IS MADE TO THE FINANCIAL STATEMENTS OF ORBCOMM USA AND ORBCOMM INTERNATIONAL LOCATED ELSEWHERE IN THIS PROSPECTUS.

                                                              YEAR ENDED                 SIX MONTHS ENDED
                                                             DECEMBER 31,                    JUNE 30,
                                                          ------------------          ----------------------
                                                          1994        1995            1995            1996
                                                          ----       -------          ----          --------
                                                          (IN THOUSANDS)
INCOME AND EXPENSE DATA:(1)(2)
    Total income.......................................   $  0       $   958(3)       $635(3)       $     72
    Cost of product sales..............................      0             0             0                55
    Engineering expenses...............................      0             0             0             2,085
    Administrative expenses............................      9            50             0             2,275
    Depreciation.......................................      0             0             0             3,042
    Equity in earnings (losses) of affiliates(4).......      0          (853)            0            (1,610)
    Excess (deficiency) of income over expenses........     (9)           55           635            (8,995)
OTHER DATA:
    Ratio of earnings to fixed charges(5)..............     --            --          2.9x                --
                                                          ----       -------          ----          --------
    Deficiency of earnings to fixed charges............    N/A(6)        371            --            (9,179)
                                                          ----       -------          ----          --------
    Pro forma deficiency of earnings to fixed
      charges(7).......................................               25,011                         (21,477)
                                                                     -------                        --------

                                                                                                 JUNE 30, 1996
                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    -------------------------------
                                            1993            1994            1995           ACTUAL       AS ADJUSTED(8)
                                        ------------    ------------    ------------    ------------    ---------------
                                        (IN THOUSANDS)
BALANCE SHEET DATA:
    Cash and cash equivalents........     $      0        $  5,000        $  1,785        $    1,039       $ 145,406(9)
    Restricted cash..................            0               0               0                 0          49,000(10)
    Mobile Communications Satellite
      System, net(11)................       43,925          68,647         106,990           132,896         132,896
    Investments in and advances to
      affiliates(4)..................            0               0            (192)             (108)           (108)
    Total assets.....................       47,666          73,647         109,030           134,826         334,559
    Long-term debt...................            0           5,000           4,174             3,732         173,732
    Partners' capital................       47,666          58,509          94,601           118,606         148,339

- ---------------
 (1) For the period June 30, 1993 (the date of inception) through December 31, 1993, there were no income and expense transactions.
 (2) The Company is a development stage company and had no system revenue for the periods presented.
 (3) Comprises interest income and a non-refundable fee received from a potential International Licensee.
 (4) The Company accounts for its investments in ORBCOMM USA and ORBCOMM International using the equity method of accounting.
 (5) For purposes of determining the ratio of earnings to fixed charges, "earnings" includes excess (deficiency) of income over expenses adjusted for fixed charges.
 (6) Ratio of earnings to fixed charges is not applicable as there were no fixed charges during this period.
 (7) Pro forma deficiency of earnings to fixed charges is calculated based upon an interest rate on the Notes of 14% per annum plus the Revenue Participation Interest and the amortization of deferred financing fees.
 (8) As adjusted to reflect the net proceeds from the Old Notes Offering and the contribution of the balance of the ORBCOMM partners' capital commitments.
 (9) Includes $13 million of the net proceeds of the Old Notes Offering deposited by the Issuers into a segregated account and to be used solely for purposes of funding the development and deployment of the ORBCOMM System and related operating expenses. See "Description of Senior
     Notes -- Certain Covenants -- Contingency Fund."
(10) Represents the aggregate principal amount of the Pledged Securities, at approximately $44.8 million, and the amount in the segregated account related to the MetLife Note, at approximately $4.2 million. See "Description of Senior Notes -- Security."
(11) Represents the ORBCOMM System.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     In 1990, Orbital formed OCC to develop and operate the first global two-way data and messaging communications system. In March 1992 and May 1993, the FCC awarded OCC experimental licenses to develop and test a limited Little LEO service. These licenses permitted the launch of two satellites, the construction of two Earth stations and the provision of service to up to 1,000 Subscriber Communicators. Following receipt of these experimental licenses, OCC sought a strategic equity partner who could offer both financial and communications experience, and in 1993, formed ORBCOMM with Teleglobe Mobile, an affiliate of Teleglobe. Teleglobe Mobile agreed to acquire 50% of ORBCOMM in a two-stage transaction. Teleglobe subsequently sold 30% of its interest in Teleglobe Mobile to TRI for $43.9 million. In September 1995, Teleglobe Mobile agreed to invest an additional $75 million, bringing its total capital commitment to approximately $85 million. At that time, OCC committed approximately an additional $10 million to the project, bringing its total investment commitment to approximately $75 million. As of August 7, 1996, Teleglobe Mobile and OCC have invested an aggregate of approximately $160 million in the ORBCOMM project.

     On October 20, 1994, OCC was granted authority by the FCC to construct, launch and operate 36 satellites for the purpose of providing two-way data and message communications and position determination services.

     By April 1995, ORBCOMM successfully launched the initial two satellites, completed construction and testing of various network operating systems, substantially completed the U.S. Gateway and transmitted test messages via prototype Subscriber Communicators. After experiencing initial operating anomalies related to satellite positioning and gateway-to-satellite communications, the satellites are functional and currently are providing commercial intermittent data communications services to the environmental and oil and gas industries in the United States.

     On August 7, 1996, ORBCOMM completed the Old Notes Offering.

ORGANIZATIONAL STRUCTURE; FINANCIAL REPORTING

     Simultaneous with the formation of ORBCOMM, OCC and Teleglobe Mobile formed two marketing partnerships, ORBCOMM USA and ORBCOMM International (collectively, the "Marketing Partnerships"), with the exclusive right to market the ORBCOMM System in the United States and internationally, respectively. ORBCOMM is a 98% general partner in each of the Marketing Partnerships, while OCC and Teleglobe Mobile control the remaining 2% of ORBCOMM USA and ORBCOMM International, respectively. OCC retains control over the applicable FCC licenses and the ORBCOMM System, consistent with FCC regulations.

     Pursuant to the terms of the Partnership Agreements: (i) OCC and Teleglobe Mobile share equal responsibility for the operational and financial affairs of ORBCOMM; (ii) OCC generally controls the operational and financial affairs of ORBCOMM USA; and (iii) Teleglobe Mobile generally controls the operational and financial affairs of ORBCOMM International. Since OCC and Teleglobe Mobile have effective control over ORBCOMM USA and ORBCOMM International, respectively, ORBCOMM accounts for the Marketing Partnerships using the equity method of accounting. ORBCOMM does not consolidate, and therefore does not report on its financial statements, ORBCOMM USA's and ORBCOMM International's actual assets, liabilities and operating revenues and expenses. Instead, ORBCOMM's pro rata share of the results of the Marketing Partnerships are recorded under the caption "Equity in Earnings (Losses) of Affiliates" in ORBCOMM's financial statements. Correspondingly, ORBCOMM's investment in the Marketing Partnerships is carried at cost, subsequently adjusted for the pro rata share of net income and losses, additional capital contributions and distributions under the caption "Investments in and Advances to Affiliates." Holders of Senior Notes are also encouraged to refer to the financial statements of both ORBCOMM USA and ORBCOMM International included elsewhere in this Prospectus.

     ORBCOMM USA pays to OCC an Output Capacity Charge that is a quarterly fee equal to 23% of its total aggregate revenues for such calendar quarter in exchange for the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States and exclusive use of the System Assets located in the United States. OCC, in turn, pays to the Company a System Charge that is a quarterly fee equal to the Output Capacity Charge minus 1.15% of Total Aggregate Revenues in consideration of the construction and financing of the System Assets.

     ORBCOMM International pays to Teleglobe Mobile an International Output Capacity Charge equal to 23% of its total aggregate revenues for a calendar quarter in exchange for the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States. Teleglobe Mobile, in turn, pays to the Company an International System Charge in consideration of the grant to Teleglobe Mobile of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States.

SERVICE ROLL-OUT

     The roll-out of ORBCOMM System services will occur in two stages. In the United States, it is currently possible to serve several market segments that can benefit from intermittent service, such as oil and gas pipeline monitoring, certain environmental monitoring, and tracking and positioning applications. As additional satellites are added to the constellation, it will become possible to serve additional market segments such as certain messaging applications that require real time services.

     Intermittent service commenced in the United States in February 1996. Service outside the United States will be provided as International Licensees receive regulatory approval and build network ground systems.

REVENUE

     Currently, during the period of commercial intermittent service, ORBCOMM USA is building an initial base of subscribers in the United States through the negotiation and execution of agreements with Resellers. The Resellers purchase ORBCOMM System services directly from ORBCOMM USA and resell these services to end-users in a specific industry and/or market.

     In the United States, service pricing is based on many variables, including the availability and cost of substitute services, the cost of providing service and the nature of the user application. Pricing generally incorporates an initial registration charge, a recurring monthly charge for access to the ORBCOMM System and usage charges based on the customer's activity. In charging for usage, the Company has developed a pricing structure in the United States that suits the usage patterns for the initial vertical markets addressed by the existing two-satellite system. Priority and other real time messaging pricing will be developed as the full deployment of satellites in the ORBCOMM System occurs. It is likely that multiple pricing alternatives will be offered in the United States including peak/off-peak, volume discounts, and annual contract commitment options.

     The Company has a standard Service License Agreement for execution by International Licensees outside the United States. The International Licensees will be responsible for obtaining all necessary licenses and approvals for use of the ORBCOMM System in their territory. Certain International Licensees will pay to ORBCOMM International a fixed fee in exchange for exclusive rights for a specified service territory. In addition, International Licensees will pay a monthly Satellite Usage Fee based on the greater of a percentage of gross operating revenues and a data throughput fee. On the execution of a Service License Agreement, International Licensees will be required to purchase a Gateway from ORBCOMM or share a closely located Gateway operated by ORBCOMM USA or another International Licensee.

     Retail pricing in their respective territories will be at the discretion of the International Licensees, and is expected to vary from country to country to reflect variations in economic conditions, the availability of substitute services, local customs, and government policy as required to be competitive with other services.

OPERATING EXPENSES

     As discussed above, the Company owns and operates the assets that comprise the ORBCOMM System. Satellite-based communications systems are characterized by high up-front capital expenditures and relatively low marginal costs for providing service. ORBCOMM has been depreciating the assets, recording a depreciation charge in its statement of income and expenses, beginning in January 1996. Additionally, ORBCOMM incurs, and reports in its financial statements, engineering and other operating expenses associated with the actual operation of the ORBCOMM System.

RESULTS OF OPERATIONS -- ORBCOMM

     ORBCOMM commenced commercial intermittent service in the United States on February 1, 1996 and has generated nominal revenues and negative cash flow to date. ORBCOMM's activities have focused primarily on the acquisition of regulatory approvals for operation of the ORBCOMM System, design, construction and deployment of its initial satellites and associated network systems, negotiation of domestic reseller agreements, identification of potential International Licensees in countries outside the United States, identification and authorization of Subscriber Communicator manufacturers and hiring of management and other key personnel. ORBCOMM expects to continue to generate negative cash flow until the system is fully operational, planned for 1998.

     Income. In 1995, ORBCOMM received a nonrefundable fee from a potential International Licensee. The Company recognized this nonrefundable fee ratably over the term of the relevant agreement. No such fees were received in earlier periods or in the six months ended June 30, 1996.

     In late 1994, the Company received a $5 million secured loan to help finance a portion of the ORBCOMM System. The Company recognized interest income on the invested portion of the loan proceeds of approximately $35,000 and $17,000 for the six-month periods ended June 30, 1995 and 1996, respectively, and approximately $58,000 for the year ended December 31, 1995 (none for the year ended December 31, 1994). Interest expense related to the secured loan has been capitalized as part of the historical cost of the ORBCOMM System.

     Expenses. As discussed above, ORBCOMM is in its development stage and does not anticipate emerging from the development stage until late 1997. During the construction phase of the ORBCOMM System, ORBCOMM has capitalized all construction costs, consisting primarily of satellites, launch vehicles and the U.S. ground segment acquired from Orbital. Research and development expenses and selling, general and administrative costs have been expensed in the period incurred.

     Once the ORBCOMM System began commercial operations on February 1, 1996, ORBCOMM incurred approximately $2,275,000 of administrative expenses in the six months ended June 30, 1996 (none during the six months ended June 30, 1995). ORBCOMM incurred approximately $9,000 and $50,000 of administrative expenses during the years ended December 31, 1994 and 1995, respectively (none during 1993).

     ORBCOMM incurred approximately $2,085,000 of ORBCOMM System engineering expenses in the six months ended June 30, 1996 as commercial service in the United States began (none during the 1995 six-month period). ORBCOMM also incurred approximately $3,042,000 in ORBCOMM System depreciation expense during the 1996 six-month period, as the ORBCOMM System became available for service in early 1996 (none during the 1995 six-month period).

     Equity in Earnings (Losses) of Affiliates. ORBCOMM recognized its share of ORBCOMM USA's and ORBCOMM International's losses, consisting primarily of marketing expenses, of approximately $1,610,000 in the first half of 1996 (none in the first half of 1995) and approximately $853,000 for the year ended December 31, 1995 (none in earlier years). Each of ORBCOMM USA and ORBCOMM International formally began their marketing efforts in 1995 in anticipation of commercial service in 1996.

RESULTS OF OPERATIONS -- ORBCOMM USA

     Income. In 1993, 1994 and 1995, ORBCOMM USA performed marketing activities for the U.S. market pursuant to a contract with OCC, whereby OCC reimbursed ORBCOMM USA for all marketing costs incurred. Accordingly, ORBCOMM USA recognized contract revenues of approximately $749,000, $2,093,000 and $1,360,000 from June 30, 1993 (date of inception) through December 31, 1993 and the years ended 1994 and 1995, respectively and $886,000 during the six months ended June 30, 1995 (none during the six months ended June 30, 1996). During the first half of 1996, ORBCOMM USA recognized its first revenues relating to the provision of services through the ORBCOMM System, less than $51,000.

     Expenses. ORBCOMM USA incurred approximately $1,241,000 of marketing and administrative expenses and $48,000 of cost of product sales in the six months ended June 30, 1996, once the ORBCOMM System began operations. Pursuant to the contract with OCC discussed above, ORBCOMM USA incurred contract marketing costs of approximately $749,000, $2,093,000 and $2,231,000 from June 30, 1993 (date of inception) through December 31, 1993 and the years ended December 31, 1994 and 1995, respectively and $886,000 during the six months ended June 30, 1995.

RESULTS OF OPERATIONS -- ORBCOMM INTERNATIONAL

     Expenses. ORBCOMM International incurred approximately $405,000 of administrative expenses in the six months ended June 30, 1996 (none during the 1995 six-month period or earlier years). International marketing efforts are expected to increase during 1996 and 1997 in anticipation of the completion of the ORBCOMM System.

SUPPLEMENTAL DATA

     Set forth below is certain supplemental data for the ORBCOMM System comprising data of ORBCOMM, ORBCOMM USA and ORBCOMM International for the six months ended June 30, 1996. Such supplemental data should be read in conjunction with the financial statements of ORBCOMM, ORBCOMM USA and ORBCOMM International contained elsewhere herein.

                               SUPPLEMENTAL DATA

                                                               SIX MONTHS ENDED
                                                                JUNE 30, 1996
                                                                 (UNAUDITED)
                                                       ORBCOMM         ORBCOMM       ELIMINATION
                                 ORBCOMM                 USA        INTERNATIONAL      ENTRIES         TOTAL
                              -------------          -----------    -------------    -----------    ------------
Income(1)...................   $     71,827          $    50,836      $      --        $(54,615)    $     68,048
Expenses....................      7,456,747(2)         1,288,953        405,017          54,615        9,096,102
Earnings (loss) before
  Interest and Taxes........     (7,384,920)(3)       (1,238,117)      (405,017)             --       (9,028,054)
                               ------------          -----------      ---------        --------     ------------
Net Income (loss)...........   $ (7,384,920)(3)      $(1,238,117)     $(405,017)       $     --     $ (9,028,054)
                               ============          ===========      =========        ========     ============
Cash and Cash Equivalents...      1,038,650              104,536         42,774                        1,185,960
Capital Expenditures........    135,937,681(4)                --             --                      135,937,681
Depreciation................      3,041,850                   --             --                        3,041,850
Debt........................      3,732,389                   --             --                        3,732,389

- ---------------
(1) As development-stage companies, none of ORBCOMM, ORBCOMM USA and ORBCOMM International had any significant revenues for the six months ended June 30, 1996.
(2) Includes depreciation expenses of $3,041,850.
(3) Excludes equity in losses of affiliates of $(1,610,271).
(4) Represents capital expenditures, principally for the construction of the space and ground network system elements.

LIQUIDITY AND CAPITAL RESOURCES

     The development of the Company's business, launch of the initial two satellites and construction of the network operations center and U.S. Gateway have resulted in substantial capital expenditures during the past several years. Capital expenditures by the Company were approximately $11 million and $29 million during the six months ended June 1995 and 1996, respectively, and $44 million, $25 million and $38 million from June 30, 1993 (date of inception) through December 31, 1993 and the years ended December 31, 1994 and 1995, respectively. The Company expects that it will continue to have substantial capital expenditure requirements in the future, including approximately $65 million during the remainder of 1996.

     A combination of operating losses and substantial capital expenditures related to the development of the ORBCOMM System has resulted in negative cash flow since 1994. Funding of this cash flow deficiency has been accomplished through capital contributions from OCC and Teleglobe Mobile and the MetLife Note. ORBCOMM expects to have to continue to fund operating losses as the Company develops and expands its business. Following August 15, 1998, interest expense on the Senior Notes will represent a significant cash requirement for the Company. In addition, in certain circumstances, pursuant to the ORBCOMM Partnership Agreement, ORBCOMM is required to make cash distributions to its partners for tax purposes. OCC and Teleglobe Mobile have invested approximately $75 million and $85 million, respectively, in exchange for their Participation Percentage in ORBCOMM, ORBCOMM USA and ORBCOMM International.

     The total cost of the construction and deployment of the ORBCOMM System is estimated to be approximately $258 million. Of this amount, approximately $202 million will be used for the satellite constellation, ground spares and launch services, approximately $30 million will be used for the U.S. ground segment, approximately $8 million will be used for insurance and approximately $18 million will be used for other costs. As of June 30, 1996, approximately $136 million of this amount had been expended. The Company believes that the net proceeds of the Old Notes Offering and the capital contributions of the partners, together with expected cash from operations, will be sufficient to fund the Company's operations through at least December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred. Additional funds may be necessary in the event of a delay, cost overruns or any shortfall in estimated levels of estimated cash flow, or to meet unanticipated expenses. There can be no assurance that additional capital will be available for any of the foregoing purposes on favorable terms or on a timely basis, if at all.

LOAN AGREEMENT WITH METLIFE CAPITAL CORPORATION

     Under the terms of the MetLife Note, MetLife loaned $5 million to the Company, and in connection therewith the Company granted to MetLife a security interest in certain equipment of the Company. The MetLife Note is guaranteed by Orbital. As of June 30, 1996, approximately $3.7 million was outstanding under the MetLife Note.

                                    BUSINESS

     The Company is establishing the first commercial LEO satellite-based mobile data and messaging communications system that will be available on a global basis. The ORBCOMM System, planned to be fully deployed in late 1997, is designed to provide reliable, low-cost, two-way global data and messaging communications through a constellation of 28 LEO satellites and a complement of associated ground infrastructure situated around the world. The Company believes that there is significant global demand for its low-cost data and messaging communications services. Major target markets include worldwide mobile asset tracking; remote industrial monitoring and control applications; environmental data collection; and real time person-to-person and machine-to-machine communications, including two-way Internet email communications and recreational and business messaging. The Company anticipates that the ORBCOMM System will be used: (i) as a complement to existing or proposed tower-based services such as paging and other narrowband PCS services, providing geographic coverage in areas these systems are unable to reach; and (ii) to enhance data applications currently being provided through the PSTN and the PSDN. In addition, the Company expects that the introduction of its low-cost, reliable data and messaging communications will lead to the development of new applications and services.

     The Company currently offers commercial intermittent data communications services in the United States through its existing network, which consists of two LEO satellites launched in April 1995 and related U.S. ground infrastructure. When fully deployed, the ORBCOMM System is designed to provide data and short, alphanumeric paging-like messaging communications coverage virtually anywhere on the Earth's surface in a reliable and cost-effective manner. In contrast to Big LEO systems, which are designed primarily for voice applications and require satellite communications systems that are estimated to cost in excess of $2 billion to construct and deploy, the ORBCOMM System, which is a Little LEO system, is focused on data communications and messaging applications and will be constructed and deployed for approximately $258 million (with additional amounts needed to fund initial operation of the ORBCOMM System and certain debt service obligations). The ORBCOMM System is designed to address the substantial existing and growing demand for communications services worldwide, without the high cost and geographic and technical limitations imposed by other communications systems.

     In October 1994, a subsidiary of Orbital became the first company to be awarded FCC authority to construct, launch and operate a LEO satellite-based data and messaging communications system in the United States. Today, the ORBCOMM System is the only commercial Little LEO system that is fully licensed for all segments of its system in the United States. Certain portions of the radio spectrum were allocated by the ITU for use by Little LEO satellite systems, such as the ORBCOMM System, on an international basis in 1992. The Company intends to enter into agreements with International Licensees, who will pursue the requisite local regulatory approvals for each foreign country in which the ORBCOMM System will operate and who will pay fees for access to the ORBCOMM System in their territory.

     In 1995, in addition to the successful launch of the first two ORBCOMM System satellites, the Company: (i) completed initial development and construction of the ground infrastructure located in the United States and associated network control systems; and (ii) tested prototype Subscriber Communicators. The two ORBCOMM System satellites and four U.S. Earth stations currently are providing data communications services, focused on monitoring applications, to the U.S. environmental and oil and gas industries, with tracking and positioning applications targeted for the near future. As of June 30, 1996, the ORBCOMM System had transmitted in excess of one million messages and successfully completed extensive internal and third-party testing, including a rigorous demonstration program conducted by the DoD as part of its Joint Warrior Interoperability Demonstration '95.

     To use the ORBCOMM System, a user creates a text message utilizing a computer or Subscriber Communicator device, which message is sent to the nearest ORBCOMM System satellite and delivered to an ORBCOMM Earth station, which supports communication with the satellites, and then to the Gateway Switching System, which processes the messages. Within the Gateway, the message is processed using a combination of ORBCOMM-developed and commercial email software, and sent on to its ultimate destination. If desired, an acknowledgement message is returned to the sender. The final delivery may be to another Subscriber Communicator or may make use of public/private X.25 data networks, the Internet, or text-to-fax conversion.

     The Company intends to distribute its services globally in a cost-effective manner through the use of Resellers in the United States and International Licensees around the world. The Company is in the process of negotiating and signing agreements with Resellers, each of whom will be responsible for marketing to end customers in a specific industry and/or market and generally is expected to develop software applications to facilitate use of ORBCOMM System services by such industry or market segment. To date, 22 reseller agreements have been signed with companies including Arinc, Inc., Boatracs, Inc., Corexco Consulting Services, Inc., Globitrac, Inc., IWL Communications, Inc., QUALCOMM, Incorporated and the Stevens Water Monitoring Division of Leupold & Stevens, Inc. The Company has signed 17 Memoranda of Understanding with potential International Licensees and is in active negotiations with six other potential International Licensees; taken together, these 23 potential International Licensees represent approximately 75 countries around the world. The Company intends to convert its existing Memoranda of Understanding into Service License Agreements during the next three to 18 months. In addition, the Company has signed a Service License Agreement with one International Licensee, ORBCOMM Canada Inc., which is controlled by Teleglobe, and which has been given the exclusive right to market services in Canada using the ORBCOMM System.

     ORBCOMM is a limited partnership formed in 1993 to develop, construct, operate and market the ORBCOMM System. The general and limited partnership interests in ORBCOMM are held by each of OCC, a subsidiary of Orbital, and Teleglobe Mobile, a Delaware general partnership whose interests are held by Teleglobe and TRI. OCC and Teleglobe Mobile have invested approximately $160 million in the ORBCOMM project. The Company believes that such equity investment, together with the proceeds of the Old Notes Offering and cash expected to be generated from operations, will be sufficient to fund the ORBCOMM System, including: (i) all capital expenditures necessary to deploy the ORBCOMM System; and (ii) all required working capital until at least December 31, 1997, when full deployment of the ORBCOMM System is planned to have occurred. There can be no assurance, however, that additional capital will not be necessary.

BUSINESS STRATEGY

The principal elements of the Company's business strategy include:

     Real Time, Reliable Worldwide Coverage. The fully deployed ORBCOMM System is designed to provide real time global data and messaging communications services in a reliable and cost-effective manner. The ORBCOMM System's worldwide coverage will enable it to provide tracking, monitoring and messaging services, including Internet email capability, to customers that are currently beyond the geographic reach of existing terrestrial wireline or wireless systems. The ORBCOMM System is designed to deliver reliable communications services through the use of acknowledgment and store-and-forward capabilities. ORBCOMM expects that, with a planned constellation of 28 satellites, the ORBCOMM System will provide communications availability generally exceeding 95% of each 24-hour period in the United States and other temperate zones in the Northern and Southern Hemispheres and exceeding 75% of each 24-hour period in the equatorial region.

     First-to-Market. The ORBCOMM System began providing commercial intermittent service in February 1996. Prior to commencing commercial operations, the space segment, network and management control systems, U.S. Gateway and prototype Subscriber Communicators were tested extensively to ensure technical viability. The Company believes that the existence of an in-service, commercially operational system provides substantial "first-to-market" benefits, including: (i) reducing technical risk; (ii) increasing the attractiveness of the ORBCOMM System to potential Resellers, International Licensees and Subscriber Communicator manufacturers; (iii) facilitating and encouraging the development of software by Resellers and other application developers for a variety of market applications because of the ability to test the hardware and software in an actual operating environment; and (iv) developing a customer base before other competing Little LEO systems are fully deployed, which the Company believes will not occur before 2000. There can be no assurance, however, that there will be no delays in the existing schedule associated with the construction or deployment of the ORBCOMM System.

     Global Distribution of Services. The Company believes the ORBCOMM System can rapidly achieve a global presence in a cost-effective manner by capitalizing on the significant resources of Resellers and International Licensees worldwide. The Company plans to provide services in the United States through Resellers, many of whom have an existing, well-established market presence through their existing customer bases, market-specific brand name recognition and distribution networks. Outside the United States, the Company will enter into Service License Agreements with International Licensees who will be responsible in their territory for, among other things, procuring and installing the necessary Gateways, obtaining all regulatory approvals to provide services using the ORBCOMM System and operating and marketing services using the ORBCOMM System. The Company intends to select its International Licensees primarily by evaluating the ability of the International Licensee to distribute and market successfully the Company's services. Key components of such an evaluation include the prospective International Licensee's: (i) reputation in the marketplace; (ii) existing distribution capabilities and infrastructure; (iii) financial condition and other resources; and (iv) ability to obtain the requisite local regulatory approvals.

     Low-Cost Subscriber Communicators. The Company is committed to promoting the production of lightweight Subscriber Communicators that have a long battery life and are widely available at prices attractive to a broad customer base. The Company has provided extensive design specifications and technical and engineering support to its various Subscriber Communicator manufacturers. The Company currently has a development agreement with Panasonic and is in the process of finalizing manufacturing and sales support agreements with Panasonic. The Company has also executed Subscriber Communicator Manufacturing Agreements, which include terms regarding the development, manufacture and sales support for Subscriber Communicators, with Scientific-Atlanta, Magellan, Torrey Science and Stellar. Panasonic has received authorization from the Company to manufacture two basic Subscriber Communicators, one with and one without the ability to receive positioning signals from the GPS system, both of which are now commercially available. Torrey Science received authorization from the Company in August 1996 to manufacture a basic Subscriber Communicator and the Company expects that Torrey Science will have units commercially available in the first quarter of 1997. The Company believes that once its other Subscriber Communicator manufacturers have units that are commercially available and once the overall production volume for Subscriber Communicators increases, the price for Subscriber Communicators will decline substantially. Panasonic and Stellar have informed the Company that, in lots of at least several thousand, the price for their respective Subscriber Communicators will be approximately $550 per unit.

     Expertise of Strategic Partners. Orbital and Teleglobe, the Company's partners, have invested approximately $160 million in the ORBCOMM project. The Company has used and will continue to use its partners' expertise and capabilities to enhance the ORBCOMM System, including expertise in the design, construction and deployment of satellites and the operation of international wireline and wireless telecommunication services.

     Orbital, a Delaware corporation headquartered in Dulles, Virginia and with offices in five countries is the founder of the ORBCOMM project, and through its subsidiary, OCC, has a 50% Participation Percentage interest in ORBCOMM. Orbital is a space technology and satellite services company, with annual revenues in 1995 of approximately $364 million, that designs, manufactures, operates and markets a broad range of space products and services, including launch systems, satellites, space sensors and electronics, ground systems and software products, satellite access products and communications and information services. Under the terms of the Procurement Agreement between Orbital and ORBCOMM, Orbital will, among other things, construct 34 satellites (including eight ground spares), launch 26 satellites and, on an optional basis, launch the eight ground spares. The satellites and launch services are provided on a fixed-priced basis, although the Procurement Agreement contains certain performance incentives with respect to the satellites.

     Teleglobe, a Canadian corporation with 1995 revenues of approximately C$1.6 billion, provides international telecommunications services to over 240 countries worldwide through a network of submarine cables and satellite Earth stations. Teleglobe currently has offices in ten countries. Teleglobe is owned approximately

22% by BCE Inc., which is the largest public corporate entity in Canada, and indirectly approximately 20% by Telesystem Ltd., which has an interest in TIW. TIW has paging and cellular interests in several countries around the world, including China, Mexico and India. Teleglobe has substantial experience as an intercontinental provider of telecommunication services and has played and continues to play an important advisory role in the ORBCOMM project generally and in the Company's marketing and distribution strategy in particular.

     Teleglobe has formed a partnership, Teleglobe Mobile, with TRI to hold its interest in the ORBCOMM project. TRI operates the largest and one of the fastest-growing cellular networks in Malaysia, with over 800,000 subscribers. TRI also has cellular and paging joint ventures in five countries.

CONSTELLATION DESIGN AND IMPLEMENTATION STRATEGIES

     The ORBCOMM System has been designed to provide for the delivery and receipt of data communications and short, alphanumeric paging-like messages anywhere in the world on a highly efficient and cost-effective basis. The Company believes that multiple aspects of the ORBCOMM System design will result in a low-cost product offering worldwide. The implementation plan for the ORBCOMM System is intended to reduce the risk of cost overruns, system performance shortfalls and system deployment delays. Important components of the ORBCOMM System design and implementation strategies include:

     Low-Cost Satellite System. The ORBCOMM System will consist of 28 LEO satellites. Each satellite is designed specifically for the transmission of short messages. This design focus eliminates a number of complex and expensive components such as customized spot beams, on-board switching and high-powered amplifiers that are required on larger, more complex satellites designed to carry voice, video and data traffic. The less complex and more compact design of the ORBCOMM System satellites (approximately 95 pounds) reduces the cost and time of production and enables the Company to launch multiple satellites using a single, relatively low-cost launch vehicle. The Company has sought to reduce the risk of cost overruns by entering into the Procurement Agreement, a firm fixed-price contract that covers the purchase of satellites, the provision of launch services and the completion of the satellite control center. The Procurement Agreement provides for the construction of 34 LEO satellites and the launch of 26 LEO satellites for a total cost of approximately $163 million. See "Relationships Among the ORBCOMM Parties -- Procurement Agreement."

     Communications Protocol Specifically Designed for Data and Messaging Communications. The ORBCOMM System uses a packet-switched communications protocol. This design is well suited to ORBCOMM's goal of economic and efficient delivery of short messages because it maximizes the amount of network capacity available, while minimizing the overhead associated with sending each packet or message, thereby lowering the per-message cost. The Company believes this design will provide ORBCOMM with a substantial cost advantage versus the communications protocols to be used by the proposed Big LEO systems such as Iridium and Globalstar. Unlike the ORBCOMM System, Big LEO systems, which are designed primarily for two-way voice traffic, are required to establish a circuit-oriented connection over their network to transmit even short messages, which significantly increases the per-message transmission cost for short messages.

     Contractual and Other Means to Mitigate Delays and System Failures. The Company believes that the ORBCOMM System's design will reduce the Company's exposure to cost overruns and delays associated with the production and deployment of the ORBCOMM System due to launch or in-orbit satellite failure. The principal elements that will contribute to this reduced exposure include:
(i) integration of existing technologies into the ORBCOMM System; (ii) use of launch vehicles that will provide the Company with flexible launch schedules;
(iii) conduct of early development and prototyping; (iv) relatively simple, lightweight design of the satellites, which will enable new satellites to be ordered, constructed and launched in a shorter time frame than conventional LEO and GEO satellites; and (v) procurement of nearly all components of the ORBCOMM System (other than certain communications software) from a single contractor (Orbital) that is responsible for end-to-end satellite performance and integration. The redundant coverage provided by the ORBCOMM System also reduces the ORBCOMM System's exposure to adverse events, which will enable ORBCOMM to operate the ORBCOMM System with less than the full complement of satellites, if necessary. See "Risk Factors -- Technological Risks; -- Limited
Insurance; -- Schedule Delays."

     In addition, the Company has adopted risk management policies designed to reduce its exposure to cost overruns and to delays associated with deployment of the ORBCOMM System, including: (i) establishment of fee holdbacks under the Procurement Agreement to the extent that certain milestones identified in the Procurement Agreement are not met by Orbital; and (ii) procurement of satellite ground spares, which is expected to enable the Company to launch more quickly up to eight satellites following an in-orbit or launch failure as soon as a launch vehicle is available.

     Although the Company believes it has taken appropriate measures to mitigate the risks associated with delays or cost overruns in connection with deployment of the ORBCOMM System, there can be no assurance that such delays or cost overruns will not occur. See "Risk Factors -- Limited Insurance; -- Schedule Delays."

     Insurance Strategy. The Company's insurance strategy implements a risk management plan for the protection of the ORBCOMM System. First, to protect against launch costs that may be incurred as a result of launch vehicle failures, ORBCOMM intends to obtain launch insurance for each launch. This insurance will provide ORBCOMM with the funds necessary to procure a replacement launch vehicle in the event of a launch vehicle failure. Second, ORBCOMM will be obligated to procure in-orbit satellite insurance against a satellite failure after placement of such satellites into commercial service. Third, the Procurement Agreement provides for the construction of eight spare satellites, which represent self-insurance against the loss of up to eight satellites. Therefore, until such time as the Company is required to use its ground spare satellites, ORBCOMM does not intend to obtain insurance to cover the cost of obtaining replacement satellites in the event of a launch vehicle failure or an in-orbit failure prior to placement of such satellites into commercial service. In the event that the Company is required to use its ground spare satellites, ORBCOMM is obligated under the terms of the Indenture to procure insurance for subsequent missions covering a loss of satellites as a result of a launch vehicle failure or an in-orbit failure prior to placement of such satellites into commercial service. In addition, in the event that: (i) the Company is required to use its ground spare satellites as a result of an in-orbit failure of satellites prior to placement of such satellites into commercial operation; and (ii) there are not sufficient insurance proceeds to cover the cost of a launch vehicle for such ground spare satellites, the partners of the Company have agreed, under certain circumstances, to contribute up to $15 million of equity or subordinated debt financing to the Company, if needed, to fund the cost of such launch vehicle. The Company does not have in-orbit insurance for the two satellites currently operational and does not intend to procure launch or in-orbit insurance for the two satellites to be launched as a secondary payload on a Taurus launch vehicle.

     Early Demonstration of End-to-End Functionality. ORBCOMM has made significant progress in the development of the ORBCOMM System and currently offers commercial intermittent service in the United States. After the launch of the first two satellites, ORBCOMM successfully conducted "beta tests" of the entire ORBCOMM System and United States ground network with selected major customers in the second half of 1995, using prototype Subscriber Communicators to demonstrate the ORBCOMM System's two-way global messaging and positioning capabilities. ORBCOMM's operation of the two-satellite system during 1995 provided an opportunity to validate the performance of the end-to-end network. Similarly, ORBCOMM demonstrated its ability to control the satellites and the ground infrastructure, and to process messages using its computer network. As of June 30, 1996, the ORBCOMM System had transmitted in excess of one million messages and had successfully completed extensive internal and third-party testing, including a rigorous demonstration program conducted by the DoD as part of its Joint Warrior Interoperability Demonstration '95.

     The Company continues to experience, from time to time, certain technical difficulties with its initial two satellites, including unplanned outages of certain electronic systems and subsystems resulting in the temporary inability to process subscriber communications. While the Company believes these technical difficulties have been addressed as experienced, and that none of these difficulties has resulted in a significant degradation of satellite performance, there can be no assurance that performance degradation in these two satellites will not occur in the future.

     The two ORBCOMM System satellites currently operational have provided the Company with significant information regarding actual satellite performance in a space environment. As a result of analyzing this information, as well as information obtained prior to launch, ORBCOMM, in conjunction with Orbital, has undertaken a redesign of certain system elements of the satellites.

     Use of Advantageous Radio Frequencies. The ORBCOMM System has been granted FCC approval to use radio frequencies in the 148.0-149.9 MHz band, and the 137.0-138.0 MHz and 400.075-400.125 MHz band for its uplink and downlink feeds, respectively. The VHF frequencies are located just above those used for FM radio broadcasts and just below those used for VHF marine push-to-talk radios. By contrast, all of the Big LEOs are currently planned to be licensed in frequencies above 1 GHz. The Company believes that the use of its allocated frequencies will provide significant advantages for packet messaging and data services compared to the use of frequencies above 1 GHz, including: (i) lower power requirements to achieve acceptable link margins, which enhances battery life and reduces ground and space segment costs due to the use of less complex components; and (ii) better signal penetration, which decreases signal degradation due to atmospheric interference such as rain and blockage by foliage. The Company also believes that the substantial technical and manufacturing base that already exists for a wide variety of communication devices that operate near the frequency ranges used by the ORBCOMM System will facilitate the development of low-cost Subscriber Communicators for the ORBCOMM System.

PROJECT MILESTONES

     The ORBCOMM System is expected to be fully deployed with a 28 satellite constellation in 1997, although this estimate does not take account of potential delays. The timeline below sets forth ORBCOMM's actual and planned development milestones. See "Risk Factors -- Development Stage Company; -- Technological Risks; -- Schedule Delays; -- Reliance on Single Supplier; and -- Potential Conflicts of Interest."

                               ORBCOMM MILESTONES

                   ACTIVITIES                     1992      1993      1994      1995      1996      1997      1998      1999
                   ----------                     ----      ----      ----      ----      ----      ----      ----      ----
  REGULATORY LICENSING
    Initial FCC License
    Modification
    ITU Spectrum Allocation
    In-Country Int'l Regulatory Approvals(1)
  SATELLITE CONSTELLATION
    Satellite Design -- Initial
    Satellite Design -- Advanced
    Satellite Production(2)
    Satellite Launch:
      Initial Two
      Full Constellation(3)
  GROUND SEGMENT
    U.S. Gateway Installation(4)
    Int'l Gateway Installation
  CONTROL SEGMENT
    Network Management System(5)
    Space Vehicle Management System(5)
  DISTRIBUTION AGREEMENTS
    Resellers
    International Licensees
  SUBSCRIBER COMMUNICATORS
    Prototypes(6)
    Production
  ORBCOMM COMMERCIAL SERVICE
    Intermittent Service
    Real Time Coverage

(1) Obtaining the requisite foreign regulatory approvals will primarily be the responsibility of the International Licensee in each country.
(2) Represents production of the 26 additional satellites and eight ground spares pursuant to the Procurement Agreement.
(3) Full constellation consists of 28 satellites. An additional eight ground spare satellites may be deployed as a fourth plane, provided that, subject to FCC approval, the Company may determine not to so deploy such satellites.
(4) Represents installation of at least one operational radome at each U.S. Earth station.
(5) Enhanced systems are expected to be completed during the first quarter of 1997.
(6) Assumes ongoing development efforts to access new market applications.

THE ORBCOMM SYSTEM

  SERVICES

     ORBCOMM System service offerings for mobile data and messaging communications will fall into two broad categories with variations based on market requirements: tracking and monitoring; and message and high-priority communications.

     Tracking and Monitoring. The Company believes that tracking and monitoring users will include a broad group of industries that require a means of regularly collecting data from, or in some cases controlling equipment in, multiple remote locations. Major target markets include: (i) worldwide mobile asset tracking; (ii) industrial monitoring and control applications; and (iii) environmental data collection. Many of these users manage numerous, widely dispersed sites in remote areas out of reach of the PSTN or terrestrial-based wireless systems, and often accomplish data collection and equipment control functions manually with on-site personnel. These methods can be expensive, inaccurate or difficult to perform. The Company believes that significant demand exists for a low-cost means of remotely performing these tasks.

     Message and Priority Communications. The Company believes that message communications users will include a broad range of commercial and consumer users who require a means of communicating with locations such as their office, dispatch center or home or who require the ability to send priority messages or positioning information. Examples include professionals who work away from their office, fleet operators who require reliable messaging between a central office and mobile assets, and individuals who desire a means of communicating short messages or positioning information from an automobile, boat or other remote locations. These users currently rely on pagers, cellular phones, fleet dispatch systems and public pay phones, all of which can be unavailable, inconvenient or expensive in certain geographic locations. In remote geographic regions outside the United States, these PSTN and terrestrial-based wireless systems are not always available or cost-effective. As a satellite-based system with coverage available virtually anywhere on the Earth's surface, the Company can offer messaging services through the ORBCOMM System.

  CURRENT ADDRESSABLE MARKETS

     The Company has identified a number of industries and industry segments in the United States where there currently exists a demand for mobile data and messaging communications services for tracking and monitoring, which the Company views as the initial primary target applications for its services. These existing tracking and monitoring applications include: (i) tracking and monitoring of transportation assets and cargo; (ii) monitoring of assets in the energy industry; (iii) environmental monitoring; and (iv) certain governmental applications. The Company believes that certain portions of these industries or industry segments possess characteristics or requirements that are particularly well-suited to the services offered by Little LEO systems. The Company refers to these portions as "addressable markets." The Company's description of potential markets for its data and messaging communications service offerings and estimates of the Company's addressable markets represent only the Company's estimates as of the date hereof with respect to such markets. See "Risk
Factors -- Market Estimates."

     Transportation Assets and Cargo. Transportation companies require a cost-effective means of regularly and reliably monitoring the location and the status of cargo globally to reduce cargo losses, improve service, and better use transportation assets. Small ORBCOMM Subscriber Communicators could be installed on trailers and programmed to monitor and transmit, on command or at regular intervals, information regarding trailer status and location, and could be specially designated for priority reporting and response. The transportation assets and cargo market can be separated into four transportation categories: trailers; long-haul trucking; containers; and rail cars.

     Based on industry data such as published in The Structure of the U.S. Trucking Industry, The Outlook for Truck Trailers and 1994 Private Fleet Directory, the Company believes the overall trailer segment, which includes full truckload, less-than-full truckload and private trucking, aggregates approximately 2.3 million trailers. The Company believes that the addressable market for full truckloads comprises non-refrigerated trailers belonging to large trucking fleets that need to improve trailer utilization. The addressable market for less-than-full truckload comprises non-refrigerated trailers that carry high-value goods and travel longer, less-than-full truckload routes (greater than 400 miles) between regional centers. The addressable market for private fleet trucks are those used in "just-in-time" manufacturing and distribution systems and which, therefore, typically require high levels of efficiency due to competition from for-hire companies. The Company expects the addressable market for refrigerated trailers to comprise those trailers for which cargo monitoring and trailer utilization are required. Trailers (both refrigerated and non-refrigerated) are currently being tracked by geostationary satellite-based systems (such as those offered by QUALCOMM and AMSC) that offer seamless coverage, but depend on larger power sources that require the trailer to be attached to the main engine of the tractor. As a result, when the trailer is detached from the tractor, it can no longer be tracked. A low-power cellular system (such as the system offered by Highwaymaster) can be used to track untethered trailers; however, the geographic coverage is limited and the Company believes that the cost of cellular roaming may make this service cost-prohibitive. Private trucking fleets typically use systems internal to their companies where each trailer's number is manually recorded as trailers enter and leave a point of distribution.

     Based on industry data published in 1994 Private Fleet Directory, Fleet Owner Magazine and Report: Structure of the U.S. Trucking Industry, the Company believes that the U.S. long-haul trucking industry comprises approximately 435,000 trucks. The Company's addressable market is characterized by smaller fleets (typically less than 50 trucks) that need mobile communications to compete with larger fleets but have been unable to afford the current service offerings where equipment costs are approximately $4,000 per unit. A low-cost alternative for these smaller fleets has been paging; however, paging currently offers only a one-way short data link to the vehicle. The Company believes that the addressable market for the owner-operated transportation vehicle sub-segment comprises those vehicles contracted to larger, long-haul carriers. While these larger carriers resist installing $4,000 mobile communications units on vehicles they do not own, many are still requiring owner-operators to equip their vehicles with mobile communications.

     Based on data contained in Intermodal Marine Container Report, the Company estimates the industry segment representing containers (intermodal) that are either refrigerated or designed to hold high-value, non-perishable cargo comprises approximately 1.9 million containers. The Company expects that its addressable market in this industry segment will comprise those containers carrying the most valuable items subject to theft (e.g. electronics and cigarettes). Currently, intermodal container transportation systems use manual systems to record containers as they enter and leave yards. Unlike the ORBCOMM System, these passive systems record where a trailer has been, but not where it is, its status or the condition of its contents.

     Based on published data from Outlook for Freight Cars, the Company estimates there are approximately 150,000 rail cars in the United States. The Company believes that the addressable market for rail transportation comprises those rail cars used to transport high-value cargo (e.g., automobiles, refrigerated goods and paper rolls) or hazardous cargo comprising bulk materials. The American Association of Railroads has mandated the use of automatic equipment identifiers ("AEI") on rail cars. AEI systems consist of a radio tag mounted on the rail car and a reader that records the identity of the car as it passes by. AEIs therefore share the same limitations as bar code systems because they only record where the trailer has been, not its current location, status or the condition of its contents.

     Energy. The Company believes that the ORBCOMM System can provide an effective means of monitoring various assets used in the energy industry. According to recent statistical abstracts of the United States, there are over 170,000 miles of oil pipelines and 250,000 miles of natural gas pipelines in the United States, much of which is located in remote areas inaccessible to existing communication networks. Pipeline operators take active measures to monitor lines and limit pipeline corrosion to comply with laws by installing cathodic protection systems that include a device called a rectifier. Protection systems also are required by federal regulations on storage tanks, utility systems and injection wells. The majority of protection system records are now compiled from data collected by personnel who travel to the site and record the readings. Conventional industry practice is to install one rectifier per mile of pipeline with generally one transceiver (subscriber communication device) per rectifier. However, several pipelines can be laid along one right-of-way, with a common rectifier system, meaning that multiple rectifiers can feed into one transceiver unit. The Company believes that the addressable market comprises the aggregate number of rectifiers currently deployed on U.S. pipelines.

     The Company expects that another LEO satellite system can support the collection of data from remote sites, with service and equipment costs comparable to those of the ORBCOMM System; however, this system only supports one-way service. Terrestrial wireless systems offer similar services at comparable service costs to the ORBCOMM System, but geographic coverage is limited. For very remote and hard-to-read meters, manual systems are typically used, but they require that personnel travel to the site to read the meter on the transceiver. The Company believes that pipeline operators would benefit significantly from the ORBCOMM System. Subscriber Communicators powered by batteries, solar cells or power sources already installed along the pipeline, could be programmed to transmit required data at regular intervals to allow for monitoring the status of pipelines in remote locations. In addition to recording data, Subscriber Communicators could be commanded to shut pipeline valves in the event of a leak or other emergency.

     According to recent statistical abstracts of the United States, there are approximately 853,000 wells producing natural gas and crude oil, and approximately 164 million gas and electric utility meters in the United States. The Company believes that its addressable market will be those production wells and utility meters located in remote geographic locations. Private radio systems based on VHF radio frequency, multiple-address radio and microwave are being used to collect data in moderately remote areas. These systems have been installed primarily for other communications purposes and so the incremental cost of monitoring wells is low. However, private radio systems are not cost-effective in locations where monitoring cannot be combined with other communications functions.

     Environmental Monitoring. Many industrial companies and government agencies have a need to monitor meteorological, hydrological and environmental data such as rainfall, water levels and water quality at remote sites. The U.S. Environmental Protection Agency ("EPA") is responsible for establishing and monitoring national air quality standards, water quality activities, solid and hazardous waste disposal and control of toxic substances. The EPA has established standards for air and water quality that require pollution abatement procedures, which procedures rely heavily on the automated logging and collection of data from remote sites. The Company believes that there are approximately 250,000 sites in the U.S. that require water quality monitoring devices to measure bacteria, dissolved oxygen, phosphorus, lead and cadmium. In addition to pollutants, water monitoring devices are used to measure flow rate, temperature and water level. The Company believes there are approximately 125,000 sites dedicated to the collection of data on air pollution, concentrations of carbon monoxide, ozone and sulfur dioxide, as well as meteorological data on wind speed and barometric pressure. The Company believes that the addressable market comprises those sites that are located in highly remote areas not served by terrestrial systems, which can use Subscriber Communicators to transmit small amounts of data relatively infrequently and on an exception basis.

     The retrieval of data from remote environmental monitoring sites is presently conducted using three methods: site visits; PSTN service; or terrestrial wireless systems such as cellular telephone and specialized mobile radio. The Company believes that ORBCOMM offers an attractive alternative to the existing methods. Site visits are costly, time consuming and result in significant data latency. Terrestrial wireless systems are limited in coverage, particularly in remote areas where much of the environmental monitoring takes place.

     Marine. The Company has identified two marine industry segments, Fisheries and Barges and Workboats, for which the total market is estimated at 246,000 vessels. Fisheries Product News and the National Fisheries Service count 200,000 fishing vessels in the U.S. commercial fleet. The Company's addressable market is expected to be those fishing vessels that operate primarily in the Gulf of Alaska, the Northwest United States and the Northwestern Atlantic. These vessels usually remain at sea for extended periods and operate on extremely tight margins with operating costs that are carefully controlled. As a result, they need low-cost communications systems to meet safety and regulatory requirements and to exchange commercial and operational information with their offices, fuel providers, provisioners and packing houses.

     The American Waterways Council estimates that there are 46,000 barges and workboats that operate in U.S. rivers and on coastal waters. The Company expects that its addressable market will comprise barges that operate without independent sources of power and carry grain, coal and other commodities. They traverse U.S. waterways in groups of barges that are "fleeted" together and pushed by towboats and require energy-efficient monitoring and communications devices to transmit position reports, cargo status reports and security information. Tugs, towboats and supply/service boats also need low-cost two-way communications to send operational and service-related data to their land-based headquarters and receive dispatch instructions in return.

     For long-haul communications, commercial fishing vessels use either HF radio or one of the Inmarsat services. HF radio is considered unreliable, not cost-effective and difficult to use, while Inmarsat requires a considerable upfront investment of capital. The Company expects that some commercial fishing vessels may acquire service from AMSC. Currently, there is no technology that provides for the tracking of barges. Since barges have no independent power source, only a system that is both ubiquitous and energy efficient is feasible.

Most barge tracking is presently conducted using paper records that are usually several days old. Workboats frequently use cellular telephones, particularly in the Gulf of Mexico. Given the high cost of cellular roaming and the potential for unauthorized use, the ORBCOMM System may provide a more efficient, cost-effective tracking service.

     U.S. Government Applications. The Company believes U.S. Government applications represent a major target market for its services. Pressures to contain Federal spending and specific acts of Congress have resulted in a major change in the procurement practices in the DoD and civil agencies, causing them, where possible, to purchase satellite-based services from commercial providers. The Company believes that use of LEO systems like the ORBCOMM System will provide Government users with low-cost solutions, low probability of intercept and detection, and worldwide availability. The Company expects to compete to provide LEO service to the U.S. Government, including in connection with certain programs already announced by the U.S. Government.

     The DoD is developing the Global Transportation Network ("GTN") to track personnel, aircraft and weapon systems anywhere in the world. Effective military logistics requires location identification and the ability to communicate tasking instructions. Control is required at all locations from rear depots to front-line combat elements, with integrated communications providing the essential link. The GTN is a $230 million program with an annual operating budget of $45 to $50 million. GTN is being developed because no global system currently exists to satisfy the requirements for monitoring status. Lacking a technology that provides cost-effective tracking and monitoring on a global basis, the U.S. military has been relying on manual record keeping, which has recently been supplemented by distributed database systems communicating over DoD-owned and/or leased lines. Asset tracking is currently performed at the endpoints of the distribution chain. For this reason, a misdirected shipment can only be relocated by tracing forward from its most recent known location, and this can take weeks to accomplish. The Company believes the ORBCOMM System will provide data on demand or on a scheduled basis for use by the government.

     The Defense Messaging System ("DMS") is a $1.5 billion project with an annual operating budget of $45 million to provide messaging for the DoD, NATO and certain civilian agencies. The Company believes that Little LEO systems would complement existing and planned terrestrial wireless and wireline services by providing service in geographic locations where such services are not available or are not cost-effective. Today, numerous independent email systems provide messaging throughout the military, with Autodin currently processing 35 million messages per month. Autodin messages are sent between fixed terminals in locations throughout the world. The Company believes that in the DMS implementation, the ORBCOMM System could offer users the ability to send and receive messages regardless of their physical location.

     The Company believes that there are additional DoD programs that may use the services of Little LEO systems including the Global Command and Control System, budgeted for $500 million; the Air Mobility Command and Control Information Processing System, budgeted for $210 million; the Combat Search and Rescue program to locate downed pilots, budgeted for $220 million; the Mobile Satellite Service program, budgeted for $87 million; the Joint Surveillance System budgeted for $85 million; and the Commercial Satellite Communications Initiative, budgeted for $1.6 billion.

     There are also a number of civil government applications suitable for Little LEO systems. The Post-FTS 2000 is a program to provide long distance domestic and international wireless Internet access, data and email to U.S. government civilian agencies. It is a ten-year contract providing an estimated $300 to $400 million in revenues to service providers. The U.S. Departments of State, Justice and Transportation are also developing wireless email and messaging programs. The existing FTS2000 provides domestic long distance calling service to the federal government only. The new contract for service includes wireless, mobile and international services.

     The Company believes that these new programs have requirements currently unfulfilled by existing systems. Each program promotes the vision of extending communications down to individual soldiers and system operators. Currently, there is no dedicated DoD system available using inexpensive, small, lightweight user terminals. The Company believes that Little LEO systems like the ORBCOMM System can provide such service on a global basis.

     Foreign Government Applications. Use of Little LEO systems such as the ORBCOMM System is expected to provide foreign governments with low-cost applications, low probability of intercept and detection and worldwide availability. Potential defense applications include transmission of GPS-determined position data for maneuvering units and downed pilots and transmission of air defense, fire support data, asset tracking and tactical messaging. Potential civil government applications include wide-area clandestine communications, monitoring and control of natural resources and search and rescue functions. For foreign governments, the Company anticipates that the ORBCOMM System could improve coverage and reliability and reduce the cost of such applications.

  FUTURE APPLICATIONS

     In addition to the markets and applications (such as those described above) that have already displayed a demand for mobile data and messaging communications services, the Company believes that with the full deployment of the constellation, the ORBCOMM System's combination of capabilities will stimulate new demand, especially among potential messaging users. The explosive growth of communication services is being fueled in part by the need for both consumer and business users to improve their productivity by being in constant contact with information sources. The growth is particularly evident in the wireless segment of the industry. Terrestrial cellular systems only began operation in the United States in 1982 and by the end of 1995 there were more than 33 million subscribers in the United States. According to Malarkey-Taylor Associates, Inc./Economic and Management Consultants International, Inc., there will be approximately 334 million cellular/PCS subscribers globally by 2001. The paging industry, which began in the 1950s, also continues to grow at least 20% per annum and currently there are more than 34 million one-way paging subscribers in the United States alone. Additionally, the Internet is growing at 20% per month and there are expected to be over 300 million Internet users by 2000. This need is also being fueled by an increasingly mobile society that desires to be reachable anywhere, anytime and the growth of a global marketplace.

     The Company expects that in the United States, the ORBCOMM System will complement existing and planned terrestrial wireless communications systems, by providing coverage in geographic areas where such services are not offered or by enhancing data applications currently being provided through the PSTN or the PSDN. Internationally, the Company believes that the ORBCOMM System can offer services in developing countries or remote regions where basic telephone service or data and messaging services are not available. As a satellite-based system with coverage of virtually all of the Earth's surface, the Company can efficiently and cost-effectively offer communications services in these geographic areas through the ORBCOMM System.

     The ORBCOMM System's combination of low-cost Subscriber Communicators and seamless coverage is expected to provide a range of new personally portable services and gap-filler capabilities such as: (i) stand-alone messaging; and
(ii) hybrid messaging.

     Stand-Alone Messaging. In certain communications applications, the major requirements are low-cost handsets and ubiquitous coverage. The handsets must also be easy to use, provide long battery life, and be readily carried in a purse, briefcase or suit pocket. Typically, use will be infrequent and the length of the message short. Potential user requirements include: (i) persons who want the standby ability to notify someone at the office or at home; and
(ii) pleasure boaters, other recreational users, and motorists who may find the system useful for priority communications and for convenience.

     Based on data published by the National Marine Manufacturers Association, the Company believes that approximately 77 million Americans participate in boating activities and that its addressable market comprises those owners who enjoy traveling a considerable distance outside the range of terrestrial communications systems. Their boats are generally designed to provide overnight accommodations for extended periods and are usually 26 feet or longer. There are approximately two million households with powerboats and 900,000 with sailboats in this size category. The primary market requirements are concern with safety and the availability of a low-cost, lightweight, personally portable unit.

     Recreational boaters typically use VHF radio and/or cellular telephone where tower-based systems are available. Some individuals rely on HF radio and a very small number employ Inmarsat services. Due to the significant geographic coverage and expense limitations of these alternatives, however, there are few viable communications alternatives available to outdoorsmen.

     The Company estimates there are approximately 22 million American households whose members frequently engage in one or more of the following "back-country" activities: hunting; hiking; overnight camping; and backpacking. The Company believes that a portion of these households form an addressable market for the ORBCOMM System due to the frequency of their activities and the likelihood that they will travel outside the range of terrestrial communications.

     Hybrid Messaging. The advent of corporate email systems and small, lightweight personal computers is creating a large body of users who want the convenience and flexibility to communicate information without being bound by wireline or the limits of wireless systems. The ORBCOMM System, due to its low-cost Subscriber Communicators and global availability, could serve as a gap-filler for end-users, and appeal to terrestrial wireless system operators currently offering such services in metropolitan areas. The ORBCOMM System could provide extended coverage with minimal investment in new infrastructure and could expand vertical market opportunities for terrestrial operators.

     A recent industry report indicated that the volume of messages carried over the Internet is currently 300 billion per year, of which 70% are messages of 1,000 characters or less. It is estimated that 40% of U.S. territory will remain uncovered by terrestrial communications due to sparse population density. The Company therefore believes there is a potential niche market for email and personal messaging in addition to messaging used primarily for business or industrial reasons. The Company believes that companies that currently provide terrestrial wireless communications services may use the ORBCOMM System as a service area gap-filler and extend their networks to remote areas.

  MARKETING

     Domestic. The exclusive right to market the ORBCOMM System in the United States is held by ORBCOMM USA. See "Relationships Among the ORBCOMM Parties." ORBCOMM USA has developed a comprehensive marketing plan that includes distribution, applications development, customer service and pricing strategies. The Company's overall goal is to penetrate rapidly specifically targeted markets to promote efficient use of system capacity. Currently, while offering commercial intermittent service, ORBCOMM USA is seeking to build an initial base of subscribers in the United States, and expand on its agreements with key channels of distribution. During the fully operational stage, the Company expects that ORBCOMM USA's sales and marketing staff will primarily support indirect channels of distribution.

     ORBCOMM USA is in the process of negotiating and signing agreements with Resellers who purchase ORBCOMM System services directly from the Company and resell these services to end-users in a specific industry and/or market as part of a package that may include other products or services. ORBCOMM USA's relationship with a Reseller is governed by a reseller agreement that details each party's rights and responsibilities with respect to developing and maintaining customer relationships, as well as the cost of service to the Reseller. In soliciting customers, the Reseller "adds value" to the basic service offering by bundling related applications software, hardware or product packaging for its respective industry or market segment. Existing mobile data carriers are expected to offer ORBCOMM System services by taking advantage of the ORBCOMM System's "gap-filler" properties as well as its geolocation and acknowledgment features. Such additional ORBCOMM partners are likely to come from such areas as paging, PCS, mobile data, cellular, and intelligent transportation systems.

     In the United States, service pricing is based on many variables, including the availability and cost of substitute services, the cost of providing service and the nature of the user application. Pricing generally incorporates an initial registration charge, a recurring monthly charge for access to the ORBCOMM System and usage charges based on end-user activity. In charging for usage, the Company has developed a pricing structure in the United States that suits the usage patterns for the initial vertical markets addressed by the existing two satellite system. Prices for priority and other real time messaging will be developed as the full deployment of satellites in the ORBCOMM System occurs. It is likely that multiple pricing alternatives will be offered in the United States including peak/off-peak, volume discounts, and annual contract commitment options.

     To date, ORBCOMM USA has signed 22 reseller agreements with the following companies:

                                                                               SERVICES
                      RESELLER(1)                          INDUSTRIES          PROVIDED
    -----------------------------------------------     -----------------     -----------
    Advanced Research Corporation..................     T                     TR
    Arinc, Inc. ...................................     M, T, R, C, E, G      ME, MO, TR
    Boatracs, Inc. ................................     M                     ME, MO, TR
    Caribbean Satellite Services, Inc. ............     M                     MO, TR
    Corexco Consulting Services, Inc. .............     OG                    ME, MO
    Electronic Marine Services, Inc. ..............     M                     ME
    Geotechnology Development, Inc. ...............     T, C                  MO, TR
    GlobalKey, Inc. ...............................     G                     ME
    Globitrac, Inc. ...............................     I, A, OT              MO, TR
    IWL Communications, Inc. ......................     OG                    ME, MO
    Innovative Computing Corporation...............     T                     ME, MO, TR
    Intrex Data Communications Corp. ..............     OG, I                 MO, TR
    Leupold & Stevens, Inc., Stevens Water
      Monitoring Division..........................     E, OD                 ME, MO, TR
    LoadLink, International........................     T, R                  ME, MO, TR
    MCQ Associates, Inc. ..........................     G                     ME, MO, TR
    Metocean Data Systems, Inc. ...................     E, G, OT              ME, MO, TR
    National Systems & Research Co., Inc. .........     G                     ME, MO, TR
    QUALCOMM, Incorporated ........................     T                     MO, TR
    Smartboat, Inc. ...............................     M                     ME, TR
    The Sutron Corporation.........................     E                     MO
    Transportation Communication Services, Inc. ...     T, C                  ME, MO, TR
    Winnet, Inc. ..................................     T, C                  ME, MO, TR

- ---------------
(1) Reseller agreements generally have a term of one year, although the Company generally expects these agreements to be renewed on substantially the same terms as currently exist.

Key --                        INDUSTRIES                           SERVICES PROVIDED
           ------------------------------------------------      ---------------------
           A    =    Agriculture       OG   =    Oil & Gas       ME   =    Messaging
           C    =    Containers        OD   =    Outdoor         MO   =    Monitoring
           E    =    Environment       R    =    Rail            TR   =    Tracking
           G    =    Government        T    =    Trucking
           I    =    Industrial        OT   =    Other
           M    =    Marine

     International. The Company holds the exclusive right to market the ORBCOMM System outside the United States, and has licensed this right to ORBCOMM International. See "Relationships Among the ORBCOMM Parties." Provision of communication services using the ORBCOMM System outside the United States is expected to be achieved through International Licensees authorized by ORBCOMM International. ORBCOMM International is in the process of negotiating and signing agreements with International Licensees within various countries or regions of planned service outside of the United States.

     The Company has a standard Service License Agreement for International Licensees, although there may be variations in the terms of specific agreements. The Service License Agreement authorizes, among other things, the exclusive access by the International Licensee to the ORBCOMM System satellites in a designated geographic area and permits the limited use of certain ORBCOMM proprietary technologies and intellectual property. While the Agreement contains specific obligations on both parties, it also contains express provisions that are intended to disclaim all system performance warranties and includes broad limitation of liability clauses. The Agreement will have a ten-year term, although it may be terminated earlier under certain conditions including in the event of a default.

     International Licensees will be responsible for obtaining all necessary licenses and approvals for the use of the ORBCOMM System and the construction and operation of the Gateways in the designated territories. Accordingly, in selecting authorized International Licensees for a particular country, ORBCOMM International considers such factors as an International Licensee's: (i) reputation in the marketplace; (ii) existing distribution capabilities and infrastructure; (iii) financial condition and other resources; and (iv) ability to obtain the requisite local regulatory approvals. International Licensees will pay fees for access to the ORBCOMM System in their territory, including a monthly Satellite Usage Fee. The Satellite Usage Fee is calculated as the greater of a percentage of gross operating revenues and a data throughput fee, which percentage and dollar amount may be increased by the Company in accordance with the terms of the Agreement.

     In conjunction with the execution of a Service License Agreement, an International Licensee will be required to purchase from ORBCOMM an ORBCOMM Gateway, which will include a specific number of Earth stations. In certain defined circumstances, an International Licensee may be permitted by the Company to share a Gateway with another International Licensee in an adjacent territory, thereby reducing the initial out-of-pocket start-up costs for an ORBCOMM System franchise. For example, ORBCOMM has executed a Ground Segment Facilities Use Agreement with ORBCOMM Canada Inc., pursuant to which ORBCOMM Canada is authorized for a fee to access and use the U.S. Gateway on a shared basis with ORBCOMM USA.

     Retail pricing in international markets will be at the discretion of the International Licensees, and is expected to vary from country to country to reflect variations in economic conditions, the availability of substitute services, local customs, and government policy as required to be competitive with other services.

     As of June 30, 1996, ORBCOMM International has signed 17 Memoranda of Understanding with potential International Licensees and is in active negotiations with six other potential International Licensees; taken together, these 23 potential International Licensees represent approximately 75 countries around the world. The Company intends to convert its existing Memoranda of Understanding into Service License Agreements during the next three to 18 months, although there can be no assurance the Company will be successful in each case. In addition, ORBCOMM International has signed a Service License Agreement with one International Licensee, ORBCOMM Canada Inc., which is controlled by Teleglobe and which has been given the exclusive right to market services using the ORBCOMM System in Canada.

  SYSTEM ARCHITECTURE

     The ORBCOMM System consists of four operational segments: (i) a space segment consisting of a constellation of 28 LEO satellites; (ii) a ground segment consisting of Gateways, the major elements of which include Earth stations sending and receiving signals and a message switching system that processes the message traffic; (iii) a control segment to monitor and manage the flow of information through the system; and (iv) a subscriber segment consisting of communicators used by subscribers to transmit and receive messages to and from nearby satellites.

     Overview. To use the ORBCOMM System, a user creates a text message using a computer or Subscriber Communicator device, which message is sent to the nearest ORBCOMM System satellite and delivered to an ORBCOMM Earth station, which supports communication with the satellites, and then to the Gateway Switching System, which processes the messages. Within the Gateway, the message is processed using a combination of ORBCOMM-developed and commercial email software, and sent on to its ultimate destination. If desired, an acknowledgement message is returned to the sender. The final delivery may be to another Subscriber Communicator, or may make use of public/private X.25 data networks, the Internet, or even text-to-fax conversion.

     To control costs and design and implementation risks, the ORBCOMM System architecture, where possible, makes use of existing, mature technologies and conforms to internationally accepted standards. The ORBCOMM System network architecture comprises a multi-nodal packet network using X.400 messaging and Time Division Multiple Access (TDMA) as the enabling technologies.

     As shown below, the ORBCOMM System is divided into four operational segments: the space segment; the ground segment; the control segment; and the subscriber segment.

                              CHART INSERTED HERE

     Space Segment. The Space Segment will consist of a constellation of 28 satellites comprising three planes of eight satellites and two planes of two satellites in highly inclined orbits (of which one plane of two satellites has been launched), all at approximately 775 kilometers above the Earth. The two in-orbit satellites are in a 70(++) inclined plane at an altitude of approximately 740 kilometers. Weighing approximately 95 pounds, the MicroStar satellites are produced by Orbital and generally will be deployed in groups of eight using Orbital's Pegasus XL launch vehicle. Two satellites are to be placed in a high-inclination orbit using an Orbital Taurus launch vehicle. The design of the remaining 26 satellites (as well as the eight ground spares) is expected to be identical.

     The satellites, each of which is a self-contained node of the ORBCOMM System, are equipped with a VHF communications infrastructure capable of operation in the 137.0-150.05 MHz and the 400.075-400.125 MHz bands. The use of the spectrum is managed by an on-board computer that employs an ORBCOMM-developed Dynamic Channel Activity Assignment System ("DCAAS"). The DCAAS continuously scans the authorized spectrum, identifies frequencies in use and assigns channels to minimize the possibility of interference. DCAAS is expected to change the frequency of the uplink random access channels every five to 15 seconds. The ORBCOMM System satellites can also transmit a UHF beacon that provides Subscriber Communicator manufacturers with the ability to supply enhanced, low-cost, Doppler positioning.

     Under the terms of the Procurement Agreement, the Company is purchasing an additional eight satellites that may be used as ground spares and launched in the event of the loss of satellites as a result of a launch failure or in-orbit satellite failure. In the event such satellites are not needed for such purpose, ORBCOMM currently intends to launch these satellites as an additional plane of eight, as authorized by the FCC License. This would increase global coverage and provide additional system redundancy. In addition, the Company has an option to procure a second generation satellite system that would replace the system it is now deploying at the end of the system's expected life. The option, currently priced at $166.1 million (subject to adjustment for inflation and excluding taxes, if any, and the cost of launch and satellite insurance) can be exercised by the Company at any time.

     The Procurement Agreement requires Orbital to demonstrate compliance with the detailed technical satellite performance requirements defined in the ORBCOMM System Specifications, which specifications describe the end-to-end satellite performance. Except for the communication software, which is the responsibility of ORBCOMM, Orbital is responsible for the performance of the satellites, the U.S. Earth stations and the satellite management functionality of the Network Operations Center ("NOC"). Orbital must comply with a verification and test plan, which defines the detailed verification tests and acceptance criteria for each of the ORBCOMM System elements.

     The Procurement Agreement with Orbital provides for the launch of 24 satellites on the Pegasus XL. Orbital's Pegasus XL vehicle is launched from beneath Orbital's leased, modified Lockheed L-1011 and is capable of deploying satellites weighing up to 1,000 pounds into low-Earth orbit. Through June 30, 1996, Orbital has conducted a total of eight standard Pegasus missions, all of which were fully or partially successful. Whether a mission is fully or partially successful depends on the particular mission requirements designated by the customer. Prior to its successful flights in March, July and August 1996, the modified Pegasus XL, an enhanced version of the standard Pegasus, had two unsuccessful flights, one occurring in June 1994 and the other in June 1995. The first Pegasus XL failure was caused by inaccurate aerodynamic modeling of the vehicle. The second Pegasus XL failure resulted from human assembly error involving the improper installation of a small component that prevented the Stage 1/Stage 2 interstage from properly separating from Stage 2. After the Pegasus XL failure in June 1995, Orbital led a comprehensive internal review and commissioned an independent assessment of the Pegasus XL's design, manufacturing and assembly methods and launch procedures. Orbital also conducted extensive engineering analyses and subsystem testing to characterize flight margins and to implement appropriate design changes. All analyses and tests were conducted with broad customer input from NASA, the U.S. Air Force, the Ballistic Missile Defense Organization and the Aerospace Corporation. These reviews, carried out by members of the aerospace industry and government experts, recommended 88 engineering and procedural changes to enhance product robustness, all of which were implemented by Orbital. Pegasus XL returned to flight on March 8, 1996, successfully launching a satellite for the U.S. Air Force to its intended orbit and had successful flights in July and August 1996, in each case delivering a NASA satellite to its designated orbit.

     In addition, the Company expects to launch two additional satellites as a secondary payload on Orbital's Taurus launch vehicle. Taurus is a four-stage, ground-launched derivative of Pegasus that can carry up to 3,000 pounds to low-Earth orbit. In March 1994, Orbital successfully launched the first Taurus vehicle, deploying two satellites for the Defense Advanced Research Projects Agency into their target orbits.

     The ORBCOMM network is unique in that both the Ground Segment and the Subscriber Segment (described below) communicate with the satellite in the same band, thus eliminating the design complexity, as well as the associated mass, power and cost, of supporting multiple radio payloads on a single satellite. The satellite also contains an intelligent packet-routing capability, including a limited store-and-forward capability.

     Ground Segment. The Ground Segment consists of Gateways strategically located throughout the world. The role of the Gateway is to provide access to the Space Segment and interface to public and private data networks. The major elements of a Gateway include:

     - Earth stations, each of which is composed of two radomes, with enclosed VHF tracking antennae, one of which is redundant, associated pedestal, controller, and radio equipment;

     - Gateway Message Switching System, which processes the message traffic and provides the interconnection to the terrestrial networks; and

     - Gateway Management System, which manages the Gateway elements.

     To provide services using the ORBCOMM System in a particular geographic region, an appropriately located Gateway is required. Substantially all elements of the U.S. Gateway have been constructed, including four Earth stations located in New York, Arizona, Georgia and Washington. ORBCOMM expects to enter into agreements with International Licensees for the construction of Gateways outside the United States. The cost and implementation of these Gateways is expected to be borne by the International Licensees.

     Each Earth station comprises two radomes set on top of a sandwich-walled cinderblock support structure. The radome, which weighs approximately 3,300 pounds, is approximately 28 feet in diameter. The total height of the structure, measured from the top of the radome to the foot of the base, is approximately 33 feet. Each

Earth station is unmanned, and contains a freestanding shelter and an optional fuel tank and power generator. The Gateway satellite links have been designed to make use of single uplink and downlink channels for all ORBCOMM System satellites by using a TDMA protocol. This protocol will permit several Gateways to communicate simultaneously with a single satellite. The TDMA protocol has several advantages, including the ability to provide a virtually seamless handover of a satellite from Earth station to Earth station under the centralized control of the NOC.

     Control Segment. The Control Segment monitors and manages all network elements to ensure continuous, consistent operations in the provision of quality service. The Control Segment is housed at the NOC, with a back-up NOC planned to be constructed in the third quarter of 1997.

     The Control Segment systems include a network management system that presents the status of all network elements and a space vehicle management system. Through the U.S. Gateway, managed from the NOC, ORBCOMM has access to the Space Segment for command and control purposes, although, consistent with the rules and regulations of the FCC, OCC maintains ultimate control over the ORBCOMM System.

     Subscriber Segment. The Subscriber Segment consists of various models of Subscriber Communicators that are generally designed to support specific application needs of users. The Subscriber Communicator models will include: (i) vehicular-powered Subscriber Communicators that could be used in asset tracking, cargo monitoring, or vehicular operation monitoring; (ii) externally powered Subscriber Communicators for fixed applications such as pipeline monitoring, remote device control, or environmental monitoring; and (iii) self-contained, battery- and/or solar-powered Subscriber Communicators that would support applications where commercial or other external power is not available, including personal messaging applications.

     Subscriber Communicators targeted for industrial or telemetric applications are designed to interface with sensors or control devices through an industry-standard serial interface using a proprietary communications protocol, developed to take advantage of the packet nature of the ORBCOMM System. Subscriber Communicators targeted for personal use will incorporate interfaces such as integrated keyboards or touch-sensitive screens. Additionally, while the ORBCOMM System satellites are designed to support Doppler position determination in the Subscriber Communicators, certain Subscriber Communicator models will also be equipped with GPS receivers, permitting more rapid and more accurate location determination.

     To ensure the availability of Subscriber Communicators having different functional capabilities in sufficient quantities to meet demand, the Company has provided extensive design specifications and technical and engineering support to various Subscriber Communicator manufacturers. The Company currently has a development and initial supply agreement with Panasonic, which has received authorization from the Company for a basic Subscriber Communicator and has units that are now commercially available. The Company is in the process of finalizing a manufacturing and a sales support agreement with Panasonic and has executed Subscriber Communicator Manufacturing Agreements, which include terms regarding the development, manufacture and sales support for Subscriber Communicators, with Scientific-Atlanta, Magellan, Torrey Science and Stellar. Panasonic and Stellar have informed the Company that, in lots of at least several thousand, the price for their respective Subscriber Communicators will be approximately $550 per unit.

COMPETITION

     Competition in the communications industry is intense, fueled by rapid and continuous technological advances and alliances between industry participants seeking to use such advances on an international scale to capture significant market share. At this time, the ORBCOMM System is the only commercial Little LEO system to be licensed fully for all segments of its system within the United States. ORBCOMM inaugurated commercial service on February 1, 1996, becoming the first commercial Little LEO mobile satellite service provider. The Company believes that commencement of commercial service provides it with a substantial head start in developing markets, distribution systems, applications and customers globally. The Company expects that potential competitors will include other Little LEO systems, such as Starsys, and Big LEO systems, such as the Iridium and Globalstar systems.

     Starsys is licensed to construct and operate a multiple-satellite constellation that, if deployed, could compete directly with the ORBCOMM System. Starsys employs code division multiple access ("CDMA") modulation (spread spectrum) that must operate in spectrum that is allocated on both a "primary" and

"secondary" basis to Little LEO services. As a result, Starsys will operate at low power levels to avoid interference to other services. The low power levels result in a maximum transmission rate of 600 bps from Subscriber Communicators compared with 2,400 bps for the ORBCOMM System. In addition, the U.S. Government has imposed a channel occupancy limit on Starsys of 25% of that permitted for the ORBCOMM System to prevent interference to existing U.S. Government systems. The Company believes that no operational Starsys satellites will be launched until 1997 at the earliest, and that completion of the network will not be accomplished before 2000.

     One other entity has been licensed by the FCC in the first processing round to provide Little LEO satellite services in the United States. Volunteers in Technical Assistance ("VITA"), a not-for-profit organization, has been licensed for one of the two satellites for which it applied. VITA will use a small amount of uplink and downlink spectrum to transmit health, research and scientific data on a delayed basis between developing countries and the United States. VITA's first satellite was destroyed in 1995 as a result of a launch vehicle failure. VITA has requested that the FCC authorize it to launch a replacement satellite. It is expected that the FCC will authorize VITA to launch a replacement satellite and will grant VITA's second satellite application in its second processing round for Little LEO applications. See "Regulation -- United States FCC Regulation."

     The Company does not expect that any of the other proposed Little LEO systems currently participating in the second licensing round before the FCC will be in a position to offer competing data and messaging communications services before the year 2000. Even if the FCC were to license one or more of these other applicants in the near future, the Company holds a substantial advantage over these potential competitors by virtue of its having already obtained FCC licensing for all elements of its system in the United States, by achieving, in large part, international coordination of its designated frequencies through the ITU, and having already designed, constructed and deployed a fully functional, end-to-end system. Over the course of the next several years, the Company is expected to obtain further advantages over these potential competitors by launching the remaining satellites in the ORBCOMM System, by signing agreements with additional Subscriber Communicator manufacturers, by signing reseller and Service License Agreements with additional marketing entities and by expanding its marketing activities generally as the ORBCOMM System matures.

     Plans for Little LEO systems have been announced in Russia, France, Tonga, Brazil, Uganda, Australia and Korea. However, with the sole exception of the French candidate system, the ORBCOMM System and those of the other United States first round licensees are expected to occupy all but a small portion of the currently allocated spectrum and are protected from harmful interference from all other systems.

     The Big LEO systems, which will operate LEO mobile satellite systems using radio frequencies above 1 GHz, are not expected to be ready for real time, uninterrupted service before 1998. In addition, all the Big LEO systems are designed primarily to provide two-way voice services which require larger, more complex satellites than the ORBCOMM System satellites, and larger constellations to provide coverage. As a result, the cost of the Big LEO systems is significantly greater than those of the ORBCOMM System. Based on filings with the FCC, Iridium anticipates an initial service date in 1998 for a proposed 66-satellite constellation to provide voice and other communications services at usage charges of approximately $3.00 per minute plus tail charges (land-line extension charges). The total system cost is expected to be approximately $4.7 billion. The Globalstar system is expected to cost approximately $2 billion and consists of a constellation of 48 satellites with usage charges of approximately $0.55 per minute. The initial service date for the Globalstar system is anticipated to be in 1998. Another satellite system designed to provide primarily voice communications is the Odyssey system, a project in which Teleglobe has an interest. Odyssey is a medium-Earth orbit system, which will be composed of 12 satellites operating at an altitude of 10,355 kilometers above the Earth. Odyssey proposes to begin operations and to become fully operational by 2001. The total system cost is expected to be approximately $2.5 billion.

     Satellite-based communications systems are characterized by high up-front costs and relatively low marginal costs of providing service. A number of Big LEO and Little LEO systems are presently being proposed, and while the proponents of these systems foresee substantial demand for the services they will provide, the actual level of demand will not become known until such systems are constructed, launched and begin operations. In addition, the ORBCOMM System will compete with several existing and planned GEO systems such as the AMSC system. Big LEO and GEO systems are designed primarily to provide two-way voice services, which require larger, more complex satellites and require a circuit-oriented connection over their network to transmit even short messages, which significantly increases their per-message cost for such short messages. However, these systems could seek to offer services similar to those offered by the ORBCOMM System. In such case, price competition could be intense.

     The ORBCOMM System is not intended to compete with existing and planned terrestrial messaging and data systems. Rather, the Company believes that the ORBCOMM System will complement these systems, which provide low-cost services primarily in metropolitan areas where subscriber densities justify construction of radio towers. Such systems generally do not have sufficient coverage outside metropolitan areas, making them less attractive to vertical markets such as field service operations and trucking, where assets spend large portions of their operating time outside terrestrial system coverage areas. The ORBCOMM System presents an attractive complement to tower-based services because it can provide geographic gap-filler service at affordable costs without the need for additional infrastructure investment.

     It is expected that as terrestrial communications services expand to regions currently underserved or not served by wireline or cellular services, demand for ORBCOMM System service in these regions may be reduced. ORBCOMM may also face competition in the future from companies using new technologies and new satellite systems. A number of these new technologies, even if they are not ultimately successful, could have an adverse effect on ORBCOMM as a result of their initial marketing efforts. ORBCOMM's business would be adversely affected if competitors begin operations or existing or new communications service providers penetrate ORBCOMM's target markets before completion of the ORBCOMM System. Additionally, as with any satellite-based system, the ORBCOMM System will function best when there is an unobstructed line-of-sight between the user and one or more of the ORBCOMM System satellites overhead, and services will not be available inside buildings or other similar structures. There can be no assurance that these characteristics will not adversely affect subscriber demand for the ORBCOMM System.

EMPLOYEES

     As of July 31, 1996, ORBCOMM had 72 full-time employees, none of whom is subject to any collective bargaining agreement. The Company's management considers its relations with employees to be good.

PROPERTIES

     The Company currently leases approximately 23,000 square feet of office space in Dulles, Virginia from Orbital. See "Relationships Among the ORBCOMM Parties -- Administrative Services Agreement." The Company currently operates four Earth stations. The Company owns the properties on which the St. Johns, Arizona and Arcade, New York Earth stations are located and leases, subject to long-term lease agreements, the properties on which the Ocilla, Georgia and East Wenatchee, Washington Earth stations are located.

LEGAL PROCEEDINGS

     The Issuers are not a party to any pending legal proceedings material to their financial condition or results of operations. For a discussion of regulatory issues affecting the Company, see "Regulation."

                                   REGULATION

UNITED STATES FCC REGULATION

  REGULATION OF NVNG SYSTEMS

     All commercial non-voice, non-geosynchronous ("NVNG") satellite systems, or Little LEO systems such as the ORBCOMM System, in the United States are subject to the regulatory authority of the FCC, which is the U.S. agency with jurisdiction over commercial uses of the radio spectrum. Little LEOs must obtain an authorization from the FCC to construct and launch their satellites and to operate their satellites to provide services in assigned spectrum segments.

     In January 1993, the FCC allocated spectrum for NVNG mobile-satellite services ("MSS") and issued a Notice of Proposed Rulemaking to govern the NVNG application process. On October 21, 1993, the FCC formally adopted its rules pertaining to NVNG MSS systems. These rules included provisions regarding financial qualifications, system size, intersystem coordination and reporting requirements. These rules were applied to the three applications in the initial NVNG processing round. Each of these three applications (including OCC's) was approved by the FCC; however, the ORBCOMM System is the only commercial Little LEO System to be fully licensed for all segments of its system, including four Earth stations and its Subscriber Communicators, within the United States.

     On November 16, 1994, the FCC closed the application filing period for a second processing round for NVNG applications, and the FCC has received applications from eight Little LEO systems (including OCC). The FCC has indicated that there is insufficient spectrum available to grant each of the pending applications, and therefore has suggested that its rules for processing NVNG applications may need to be modified. On May 3, 1996, the FCC issued a letter to all second round Little LEO system applicants indicating that by late spring or early summer of 1996 it would issue an order applying its existing NVNG rules to all second round applications, pending the issuance of a Notice of Proposed Rulemaking and the formulation of a strategy that would allow it to license applicants in the second round. See "-- Second Processing Round."

  REGULATORY HISTORY OF THE ORBCOMM SYSTEM

     On February 28, 1990, nearly two years before the ITU allocated spectrum to NVNG systems, OCC filed an application with the FCC for a Little LEO system. See "International Regulation -- ITU Spectrum Allocations." Starsys filed a Little LEO system application with the FCC several months later, whereupon the FCC established a cut-off date for the filing of applications to be considered concurrently with these proposals. A third applicant, VITA, also filed a Little LEO system application in this initial processing round.

     On March 13, 1992 and May 28, 1993, the FCC awarded OCC experimental licenses to develop and test a limited Little LEO service. These licenses, plus other licenses previously granted to OCC, permitted the launch of two satellites, the construction of two ground stations and the development and production of 1,000 customer terminals and the marketing of revenue-producing services.

     On October 20, 1994, OCC was granted authority by the FCC to construct, launch and operate an additional 34 satellites located 775 kilometers above Earth, in four inclined orbital and two near-polar planes, for the purpose of providing two-way data and message communications and position determination services in certain specified segments of the radio frequency spectrum (the "FCC License"). The FCC License grants OCC the authority to operate in certain segments of the radio frequency spectrum for its uplink and downlink functions. See "International Regulation -- ITU Spectrum Allocation." The frequency bands in which the ORBCOMM System is authorized to operate are as follows:

   Uplink:      148.0 - 149.9 MHz
   Downlink:    137.0 - 138.0 MHz and 400.075 - 400.125 MHz

     The FCC License is for private carriage and extends ten years from the operational date of the first ORBCOMM satellite, FM1, which was April 3, 1995. The milestone requirements of the FCC License mandate that OCC launch its first two satellites by December 1998 and its remaining 34 authorized satellites by December 2000. OCC has already met the first milestone with the launch of its first two satellites, FM1 and FM2, in April 1995. OCC has set an aggressive launch schedule for 26 satellites that, if successful, will result in OCC reaching the second milestone by the end of 1997, subject to receipt of FCC approval by such date in the event ORBCOMM determines not to deploy the eight ground spares as a fourth plane. In addition, OCC is required, three years prior to the expiration of the FCC license, to apply for a license renewal. Although the FCC has indicated that it is inclined to grant license renewals to existing NVNG licensees, it is not certain that OCC's license would be renewed should it apply. See "Risk Factors -- Regulatory Risks -- Licensing Risks -- Domestic."

     At the time the FCC closed the first round of processing for NVNG applications, ORBCOMM's application was mutually exclusive with Starsys. In an effort to resolve this mutual exclusivity, the three first round applicants met and negotiated a Joint Sharing Agreement, executed on August 7, 1992. Using this Joint Sharing Agreement as a guide, the three first round applicants, the FCC, existing users of the same frequency bands and adjacent bands and other interested parties met as a Negotiated Rulemaking Committee to address and resolve operational and sharing concerns and to propose technical rules to resolve them. The final rules, based on the proposals of this committee, were adopted by the FCC and codified in its October 1993 NVNG order. OCC, as well as the other first round applicants, was permitted to modify its license application in response to the October 1993 NVNG order. See "-- Regulation of NVNG Systems."

     Under the terms of a coordination agreement between Starsys and OCC, which was incorporated into the terms of its FCC License, OCC is required to shut down its left-hand circular polarization ("LHCP") satellite-to-subscriber downlink channels under certain circumstances when operation of such channels would interfere with the Starsys system. To further lessen the possibility of co-polarization interference, OCC also agreed to modify its frequency plan to locate its LHCP channels in the lower portion of the 137.0-138.0 MHz band. The FCC imposed these restrictions on OCC's domestic operations but reserved the right to consider extending these restrictions to OCC's international operations if notified of actual sharing difficulties between the ORBCOMM System and Starsys.

     The FCC License also provides that the ORBCOMM System is permitted to operate throughout the 148.0-149.9 MHz band until such time as Starsys is prepared to launch its first satellite. Once Starsys so notifies the FCC, or earlier if the FCC requires, OCC has agreed to limit its operations to the upper half of the 148.0-149.9 MHz band, permitting Starsys to operate its spread spectrum system in the lower half of the band.

     In 1995, the FCC granted OCC licenses to operate four Earth stations in the continental United States and granted OCC a blanket license to deploy up to 200,000 Subscriber Communicators. Thus, the ORBCOMM System is the only commercial Little LEO system to be licensed fully for all segments of its system within the United States.

  REQUEST FOR MODIFICATION OF FCC LICENSE

     On October 20, 1995, OCC submitted to the FCC the Modification Request, proposing to reduce each of the ORBCOMM System satellites' subscriber downlinks operating in the 137-138 MHz band from two to one, while changing the downlink data rate to a selectable rate of either 4.8 or 9.6 kbps, which would reduce ORBCOMM's overall bandwidth requirements by 40 kHz. OCC also proposed to continue to operate at 4.8 kbps in high-inclination planes, and at 56 kbps in the gateway downlink on all satellites. Although several of the other second round applicants have filed comments with the FCC opposing the Modification Request, the Modification Request has several advantages for OCC's opponents, as well as OCC. The Modification Request would eliminate the need for OCC to shut down its LHCP when in view of a Starsys Earth station and thus obviate many of the restrictions imposed on the ORBCOMM System under the terms of the FCC License. The Modification Request also would free a certain portion of the allocated spectrum for use by other Little LEO applicants. The Modification Request would facilitate coordination of the ORBCOMM System with Russian meteorological satellites currently operating in this bandwidth and could facilitate OCC's coordination efforts with the proposed French S/80-1 satellite system. See "-- International Regulation -- ITU Coordination." The Modification Request has now completed the public comment cycle and OCC recently reached an agreement with Starsys and NOAA with respect to technical matters raised by the

Modification Request. While OCC believes that the Modification Request will be granted within the next several months, should the FCC fail to grant the Modification Request, it could have a material adverse effect on the ORBCOMM System.

  SECOND PROCESSING ROUND

     On November 16, 1994, the FCC closed the application filing period for applications from other proposed NVNG satellite systems. Currently, there are eight NVNG applicants in the second processing round (including OCC), each of which proposes to operate in all or part of the same frequencies as the ORBCOMM System in the United States.

     In its own second round application, OCC seeks authorization to construct 12 more satellites to improve its high-latitude coverage over Alaska, Canada and Europe as well as to provide additional capacity and greater in-orbit redundancy. This proposal would require the FCC to allocate an additional 90 kHz of spectrum in the 137-138 MHz downlink to OCC. OCC also has requested use of an additional 50 kHz in the 149.9-150.05 MHz band for a worldwide gateway uplink. This spectrum, while registered at the ITU, has not yet been allocated for use by Little LEO systems, and is currently occupied by U.S. and Russian military satellite downlinks. OCC anticipates that once this bandwidth is freed by the United States in 1997, it will be made available by the FCC for use by Little LEO systems, including the ORBCOMM System, subject to coordination with Russia.

     Although the FCC has closed the second processing round for NVNG systems, it has not yet licensed any of the second round applicants. Prior to the World Radiocommunication Conference scheduled for November 1995 ("WRC-95"), the FCC noted that there was insufficient spectrum available to license all of the second round NVNG applicants, and declined to issue any additional Little LEO system licenses pending its request for additional spectrum for the Little LEOs at WRC-95. Significant additional spectrum was not allocated for use by NVNG services at WRC-95. The FCC has since issued a letter to all second round applicants indicating that it will issue a Notice of Proposed Rulemaking intended to establish rules that will allow it to complete the second round of processing for NVNG applications. See "-- Regulation of NVNG Systems." The FCC anticipates that it will issue a final order on licensing rules before the end of 1996 and that it will proceed to licensing immediately thereafter. It is not clear whether the FCC will in fact grant any of the second round Little LEO applications or whether it will only grant selected applications. It is unlikely, however, that the FCC will grant all of the eight pending second round applications.

INTERNATIONAL REGULATION

     The ORBCOMM System operates in frequencies which were allocated on an international basis for use by Little LEO systems at the World Administrative Radio Conference held in 1992 ("WARC-92"). The United States, on behalf of various Little LEO service providers, including OCC, pursued international allocations of additional frequencies for use of Little LEOs at WRC-95 with limited success, as described above. The United States likely will present a request for additional frequencies for use by the Little LEOs at WRC-97. See "-- ITU Spectrum Allocations." In addition to cooperating with these efforts by the United States to secure additional spectrum for Little LEO systems, OCC is required to and has in fact, through the FCC, engaged in international coordination procedures with other countries with respect to other satellite systems under the aegis of the ITU. OCC also was required, through the FCC and the U.S. Department of State, to engage in economic and/or technical coordination with two international satellite systems, Intelsat and Inmarsat. These coordinations have been completed successfully. Finally, the ORBCOMM System must receive operational authority from each of the foreign countries in which it proposes to provide service. It will be the responsibility of the International Licensee in each country to obtain such authority.

  ITU SPECTRUM ALLOCATIONS

     The ORBCOMM System operates both in the United States and internationally using frequencies allocated for Little LEO systems in the International Table of Frequency Allocations (the "International Table"). The International Table identifies radio frequency segments that have been designated for specific radio services by the member nations of the ITU. The International Table is revised periodically at WRCs. Between WRCs, the member nations of the ITU, in connection with private industry, prepare and propose recommendations for international allocations to be considered at the next WRC. Preparatory analyses and recommendations are considered in appropriate technical study groups for specific topics.

     Little LEO systems require use of radio spectrum on a global basis to reach their full commercial potential. At WARC-92, with the sponsorship of the U.S. government and a number of other key administrations, major portions of the 137 to 150 MHz band and a narrow portion of the spectrum band at 400 MHz were allocated on a global basis to Little LEO systems. The specific frequency allocations for uplink and downlink operations included the following:

   Uplink:      148.0 - 149.9 MHz (1.9 MHz on a primary basis)
   Downlink:    137.0 - 138.0 (675 kHz on a primary basis; 325 kHz on a
                secondary basis)
                400.15 - 401.00 MHz (850 kHz on a primary basis)

     In addition, 3 MHz of uplink and 3 MHz of downlink frequencies were allocated on a secondary basis. The band 400.075 - 400.125 MHz licensed for use by the ORBCOMM System already was allocated previously on a global basis to Time and Frequency Standard service and, therefore, was not subject to consideration at WARC-92. The Company's planned use of this bandwidth complies with the regulations governing its use.

     A designation of "primary" places the Little LEO systems on an equal footing with existing users of these frequencies, subject to the provision that they not interfere with those services or constrain their growth and, with respect to certain countries and certain frequency bands, that the Little LEO systems not claim protection from those other services. A "secondary" designation means that the other users of the same frequencies have priority over the Little LEO systems and are not required to accommodate or avoid interference with them. The procedures for "coordinating" Little LEO services with other registered users of the band were also established at WARC-92.

     At WRC-95, the U.S. government and other administrations sought an additional allocation of 6.65 MHz of spectrum for Little LEO systems. This proposal was largely unsuccessful due to the late identification of candidate bands. Consideration of additional bandwidth allocations is currently scheduled to be on the agenda for the next WRC scheduled for November 1997.

  ITU COORDINATION

     The United States, on behalf of OCC, is required to coordinate the frequencies used by the ORBCOMM System through the ITU. ITU frequency coordination is a necessary prerequisite to obtaining interference protection from other NVNG satellite systems. There is no penalty for launching a satellite system prior to completion of the ITU coordination process, although protection from interference through this process is only afforded as of the date of successful completion of the process and notification of the satellite by the ITU.

     The United States through the FCC, on behalf of OCC, notified the ITU that the ORBCOMM System was placed in service on April 3, 1995 and that it has operated without complaints of interference since that time. The FCC also informed the ITU that OCC has successfully completed its coordination with all other administrations except Russia and France. The Company believes that the Modification Request would facilitate its coordination efforts with Russia and could facilitate its coordination efforts with France. OCC expects that it will successfully complete the ITU coordination process with Russia this year and with France shortly thereafter, at which time the ORBCOMM System will be registered with the ITU and accorded protection from interference from any other subsequently developed system.

     ITU coordination is also required for the uplink ground segment of the ORBCOMM System, but is the responsibility of individual administrations. Depending on the location of particular ground stations, the applicable coordination distance specified in the ITU procedures may extend across international boundaries and require coordination by more than one government authority. For example, two of the four U.S. Earth stations have a coordination distance that extends into Canada, and thus require coordination with Canada prior to ITU notification or registration.

     At WRC-95, France proposed a reduction in the threshold for coordination with terrestrial services, which would require additional coordination of mobile satellite systems. This proposed change was not adopted at WRC-95, but there can be no assurance that it will not be proposed and adopted at the next WRC scheduled for 1997, or that, if adopted, additional coordination requirements would not be imposed on the ORBCOMM System, to the extent that OCC may not have completed the ITU coordination process.

  COORDINATION WITH INTELSAT AND INMARSAT

     Pursuant to the Intelsat treaty, international satellite operators are required to demonstrate that they will not cause economic or technical harm to Intelsat. OCC was notified in March 1995 that this coordination with Intelsat has been completed successfully.

     The Inmarsat treaty similarly requires both technical and economic harm coordination. OCC was notified in October 1995 that it had successfully completed both technical and economic coordination with Inmarsat.

  REGULATION OF SERVICE PROVIDERS

     Primary responsibility for obtaining local regulatory approval to offer ORBCOMM System services in countries outside the United States will reside with the various International Licensees. In all but one case, South Korea, the proposed International Licensees are private companies, reflecting the expectation that the ORBCOMM System will be licensed as a value-added service rather than as a regulated basic service. The Company's proposed International Licensees have had discussions with regulators in the major target countries and have advised the Company that such discussions indicate that favorable regulatory treatment can be anticipated.

     The process for obtaining operating approval in foreign countries generally conforms to the following process. The International Licensee requests operating authority from the appropriate national regulatory body, which has the sole authority to grant an operating license. Obtaining such local regulatory approvals normally requires, among other things, that the International Licensee demonstrate the absence of interference to other authorized uses of the spectrum in each country. In some countries, this process may take longer due to heavier shared use of the applicable frequencies and, in certain other countries, may require reassignment of some existing users. The national regulatory authority will be required to associate with the ORBCOMM ITU submission. The national regulatory authority also will be required to submit so-called Appendix 3 information to the ITU in order to coordinate and protect ORBCOMM's Earth stations in the territory or region from interference by other ground systems.

     ORBCOMM International has to date executed one Service License Agreement with ORBCOMM Canada Inc., to provide service in Canada. The International Licensees or proposed International Licensees in Canada, Venezuela, Argentina, Chile, Japan and Morocco are in the process of seeking authority to operate. The Company has been advised by its proposed International Licensees that experimental or preliminary operating authority for the ORBCOMM System has been granted in Canada, Japan, Argentina, Italy, Venezuela and Colombia.

     The Company provides technical and regulatory assistance to its proposed International Licensees in pursuing operating authority. The assistance provided by the Company includes actual in-country demonstrations that the ORBCOMM System can share use of the allocated spectrum with existing users while causing no harmful interference or constraining operations and growth of those systems. While International Licensees have been selected, in part, based upon their perceived qualifications to obtain the requisite foreign regulatory authorizations, there can be no assurance that they will be successful in doing so, and if they are not successful, service on the ORBCOMM System will not be available in such countries. In addition, the continued operations of the International Licensees may be subject to other regulatory requirements and changes in each foreign jurisdiction.

                                   MANAGEMENT

     The ORBCOMM Partnership Agreement provides that the management of the Company is the exclusive responsibility of the General Partners. Officers of the Company are nominated by the President of the Company and elected by the General Partners and exercise such authority as they are granted by the General Partners. See "The Partnership Agreements."

EXECUTIVE OFFICERS

     The following table sets forth the executive officers of ORBCOMM and the directors and executive officers of Capital as of the date of this Prospectus.

            NAME               AGE                            POSITION
- ----------------------------   ---    --------------------------------------------------------
Alan L. Parker..............   57     President and Chief Executive Officer of ORBCOMM;
                                      President and Director of Capital
W. Bartlett Snell...........   44     Senior Vice President, Finance and Administration and
                                      Chief Financial Officer of ORBCOMM; Vice President,
                                      Treasurer and Director of Capital
Robert J. Pizzimenti........   47     Executive Vice President, Marketing and Business
                                      Development
Paul J. Locke...............   55     Acting Senior Vice President, Engineering and Operations
Mary Ellen Seravalli........   37     Vice President and General Counsel of ORBCOMM; Vice
                                      President and Secretary of Capital

     Alan L. Parker has been the President of ORBCOMM since its inception on June 30, 1993 and Chief Executive Officer since February 1996. Mr. Parker has been President and Director of Capital since July 1996. Mr. Parker was previously, and continues to be, the President of OCC. Mr. Parker was a member of the U.S. delegation to WARC-92 and the 1993 and 1995 WRCs. Mr. Parker's experience includes 25 years with Ford Aerospace and Ford Motor Company. Mr. Parker served as Chairman and CEO of Ford Aerospace Satellite Services Corporation from 1982 to 1986 and was Vice President of Marketing and Business Planning of Ford Aerospace Corporation from 1976 to 1986. Prior to 1976, Mr. Parker held several marketing and product planning positions at Ford, including Car Product Development, Ford of Europe and Corporate Product Planning and Research.

     W. Bartlett Snell has been the Senior Vice President, Finance and Administration and the Chief Financial Officer at ORBCOMM since February 1996. Mr. Snell has been Vice President, Treasurer and Director of Capital since July 1996. From 1993 to 1996, Mr. Snell was President and Chief Executive Officer of PowerSource Solutions, Inc., a company specializing in assisting organizations undertaking strategic corporate change. From 1992 to 1993, Mr. Snell was Senior Vice President and General Manager of People Karch International, an international provider of work-site health promotion services, health and fitness software and corporate child care programs. Prior to 1992, Mr. Snell worked for IBM Corporation. Mr. Snell is a member of both the Northern Virginia Business RoundTable and the Northern Virginia Technology Council.

     Robert J. Pizzimenti has been the Executive Vice President for Marketing and Business Development at ORBCOMM since April 1994. Prior to April 1994, Mr. Pizzimenti was Vice President of Marketing for Iridium, Inc. Mr. Pizzimenti has over 20 years of experience in wireless communications and international business development. During the 1980s, Mr. Pizzimenti served as Ericsson Radio Systems' North American Marketing Manager, and as President of Ericsson Paging Systems, North America. Mr. Pizzimenti also has served as Vice President of Marketing for Metro One, the non-wireline cellular system serving New York and New Jersey. Mr. Pizzimenti has participated in a variety of industry associations and committees, including the Telocator POCSAG Coordination Initiative.

     Paul J. Locke has been Acting Senior Vice President, Engineering and Operations at ORBCOMM since August 1996, and has been Senior Director Space Segment Engineering at ORBCOMM since June 1992. From April 1991 to June 1992, Mr. Locke was a regulatory and satellite system engineering consultant for a number of satellite-based projects. Mr. Locke participated in the first FCC Negotiated Rule Making for Little LEOs and has participated in a variety of preparatory meetings for WRC '95.

     Mary Ellen Seravalli has been the Vice President and General Counsel at ORBCOMM since January 1996. Ms. Seravalli has been Vice President and Secretary of Capital since July 1996. From 1991 to 1995, Ms. Seravalli was Vice President and Assistant General Counsel of Orbital. Prior to 1991, Ms. Seravalli was an associate in the law firm of Jones, Day, Reavis & Pogue, where she worked on mergers and acquisitions, with an emphasis on the telecommunications industry, and where she gained significant experience representing both lenders and borrowers in connection with the establishment of various types of credit facilities.

PARTNER REPRESENTATION

     Pursuant to the Partnership Agreements of ORBCOMM, ORBCOMM USA and ORBCOMM International, each General Partner is represented at the meetings of the General Partners by up to three authorized representatives. Each General Partner may by notice to the other change its designated authorized representatives. Set forth below are each of the General Partners' current representatives.

  OCC:

     David W. Thompson, 42, is a director of OCC. Mr. Thompson also is a co-founder of Orbital and has been its Chairman, President and Chief Executive Officer since 1982. Prior to that, Mr. Thompson was Special Assistant to the President of Hughes Aircraft Company's Missile Systems Group and was a NASA project manager and engineer on advanced rocket engines at Marshall Space Flight Center and on the Viking Mars landing missions at the Jet Propulsion Laboratory.

     Bruce W. Ferguson, 41, is the Chairman and is a director of OCC. Mr. Ferguson also is a co-founder of Orbital and has been Executive Vice President and General Manager, Communications and Information Services Group since 1993. Mr. Ferguson was Executive Vice President and Chief Operating Officer of Orbital from 1989 to 1993, Senior Vice President, Finance and Administration and General Counsel from 1985 to 1989 and Vice President, Finance and General Counsel from 1982 to 1985. Before co-founding Orbital, Mr. Ferguson was an attorney in the corporate and securities department of the law firm of Kirkland & Ellis. Mr. Ferguson is a Director of Superconducting Core Technologies, Inc.

     Jeffrey V. Pirone, 36, is the Vice President and Chief Financial Officer of OCC. Mr. Pirone also is the Senior Vice President and Chief Financial Officer of Orbital. Mr. Pirone came to Orbital in 1991, and prior to that was a Senior Manager at KPMG Peat Marwick LLP.

  TELEGLOBE MOBILE:

     Guthrie J. Stewart, 41, is Executive Vice President, Canadian Market and Network Activities of Teleglobe and Chief Executive Officer of Teleglobe's Enterprises and World Mobility Divisions. From 1987 until he joined Teleglobe in 1992, Mr. Stewart was Vice President, General Counsel and Corporate Secretary of BCE Mobile Communications Inc., a company co-founded in 1987 by BCE Inc. and Teleglobe's current Chairman and Chief Executive Officer, Charles Sirois. Prior to that, Mr. Stewart practiced law for several years in the Toronto office of Osler, Hoskins & Harcourt. Mr. Stewart sits on the Board of several Teleglobe subsidiaries.

     Marc J.E. Leroux, 45, is Vice President, Technology of Teleglobe and President and Chief Operating Officer of Teleglobe's World Mobility Division. Prior to joining Teleglobe in 1992, Mr. Leroux directed a wide range of research and development projects at Bell-Northern Research, a subsidiary of Northern Telecom.

     Jean-Paul Tardif, 36, is Director, Financial Planning and Projects at Teleglobe. From 1990 until he joined Teleglobe in early 1996, Mr. Tardif held the position of Director, Planning and Special Projects Group at Telesystem Ltd., a private holding company of which Charles Sirois is the founder and principal shareholder, and the position of Treasurer at Telesystem International Wireless Services Ltd., a paging and cellular operator with businesses in several countries around the world. Prior to that, Mr. Tardif was a

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

management consultant specialized in financial analysis and business valuation with Raymond, Chabot, Martin, Pare, a Quebec-based accounting firm.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Company during 1995 to its chief executive officer and the Company's four most highly compensated executive officers other than the chief executive officer in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                               ANNUAL COMPENSATION
                             NAME AND                                         ---------------------
                        PRINCIPAL POSITION                            YEAR    SALARY($)    BONUS($)
- -------------------------------------------------------------------   ----    ---------    --------
Alan L. Parker.....................................................   1995     167,846      44,250
W. Bartlett Snell(1)...............................................                 --          --
Robert J. Pizzimenti...............................................   1995     152,408      20,500
Paul A. Locke(1)...................................................                 --          --
Mary Ellen Seravalli(1)............................................                 --          --

- ------------------
(1) No compensation is reported for persons not serving as executive officers of ORBCOMM at the end of 1995.

                    RELATIONSHIPS AMONG THE ORBCOMM PARTIES

STRUCTURE

     ORBCOMM is a Delaware limited partnership formed in 1993 to develop, construct, operate and market the ORBCOMM System. The general and limited partnership interests in ORBCOMM are held by OCC, a Delaware corporation and subsidiary of Orbital, a Delaware corporation, and Teleglobe Mobile, a Delaware general partnership that is controlled by Teleglobe, a Canadian corporation. ORBCOMM holds general and limited partnership interests with a 98% Participation Percentage in each of ORBCOMM USA, a Delaware limited partnership, and ORBCOMM International, a Delaware limited partnership. OCC holds general and limited partnership interests in ORBCOMM USA with a 2% Participation Percentage and, by virtue of its control of one-half of the Participation Percentage held by ORBCOMM, controls the operational and financial affairs of ORBCOMM USA. See "The Partnership Agreements." Teleglobe Mobile holds general and limited partnership interests in ORBCOMM International with a 2% Participation Percentage and, by virtue of its control of one-half of the Participation Percentage held by ORBCOMM, controls the operational and financial affairs of ORBCOMM International. See "The Partnership Agreements." ORBCOMM, Orbital, OCC, Teleglobe and Teleglobe Mobile are sometimes referred to herein as the "ORBCOMM Parties."

     Capital, a Delaware corporation formed in July 1996, is acting as co-Issuer for the Senior Notes. Capital is a wholly owned subsidiary of ORBCOMM, has nominal assets and will not conduct any operations. Certain institutional investors that might otherwise be limited in their ability to invest in securities issued by partnerships by reason of the investment laws of their states of organization or their charter documents, may be able to invest in the Senior Notes because Capital is a co-issuer.

     The following is a chart of the ownership and structure of the ORBCOMM
Parties:

                            ORBCOMM SYSTEM STRUCTURE

                               ORBCOMM FLOWCHART
- ---------------
(1) Represents current ownership by Orbital in OCC, with the remaining interests acquired pursuant to the exercise of stock options. Upon exercise of all currently outstanding options, Orbital would hold an 87% interest in OCC on a fully diluted basis.
(2) Represents general and limited partnership interests in ORBCOMM.
(3) Each of OCC and Teleglobe Mobile, as general partners of ORBCOMM, is entitled to exercise directly its proportionate share of ORBCOMM's voting rights in ORBCOMM USA and ORBCOMM International, respectively.
(4) Each of OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International is a Guarantor of the Notes.
(5) OCC holds the FCC License.

     The ORBCOMM Parties have entered into a series of agreements or arrangements for the development, construction, operation and marketing of the ORBCOMM System. The following paragraphs are a summary of the material provisions of certain of these agreements and are qualified in their entirety by reference to the actual agreements, copies of which are available from ORBCOMM.

MASTER AGREEMENT

     As of June 30, 1993, Orbital, OCC, Teleglobe and Teleglobe Mobile entered into the Master Agreement that sets forth the principles upon which the parties have agreed to develop, construct and operate the ORBCOMM System. The Master Agreement subsequently has been amended and restated and currently provides for the following:

     Covenants Relating to OCC. Orbital and OCC have agreed: (i) to preserve OCC's corporate existence; (ii) to use all commercially reasonable efforts to obtain and maintain all material U.S. operating licenses and permits necessary for the construction, operation and marketing of the ORBCOMM System; (iii) so long as OCC holds any FCC authorizations, that OCC will (a) remain a subsidiary of Orbital, other than as a result of options granted under the Orbital Communications Corporation 1992 Stock Option Plan; (b) carry on no business other than the construction, operation and marketing of the ORBCOMM System or business that is in furtherance, or in connection with the expansion of the ORBCOMM System; (c) remain the sole holder of all FCC authorizations required for the construction, launch and operation of the ORBCOMM System (other than FCC authorization for individual user transceivers and FCC authorizations held by ORBCOMM and ORBCOMM USA); (d) subject to certain exceptions in accordance with the Definitive Agreements, not grant, create, assume, incur or suffer to exist any lien affecting OCC or any of its property, rights, revenues or assets; (e) subject to certain exceptions in accordance with the Definitive Agreements, not sell, transfer, convey, lease or otherwise dispose of any assets; (f) not consolidate, merge or amalgamate with any other person; (g) subject to certain exceptions in accordance with the Definitive Agreements, not create, amend or repeal any by-laws or modify the OCC certificate of incorporation; (h) subject to certain exceptions in accordance with the Definitive Agreements, not make any loans or give any financial guarantees for the obligations of any other party; and (i) not make any assignment for the benefit of creditors or subject OCC to any bankruptcy or insolvency law or take steps to wind up or terminate OCC's corporate existence or engage in any financial restructuring. Additionally, Orbital has agreed, as long as OCC holds the FCC License, not to dispose of any debt interest in OCC.

     Guarantees. Orbital has unconditionally and absolutely guaranteed the full and punctual payment of all of OCC's payment obligations under the Definitive Agreements to which OCC is a party. Teleglobe has unconditionally and absolutely guaranteed the full and punctual payment of all of Teleglobe Mobile's payment obligations under the Definitive Agreements to which Teleglobe Mobile is a party.

     Change of Control. In the event of a Change in Control of Orbital or Teleglobe (a "Change of Control Party"), Teleglobe Mobile or OCC, as the case may be (the "Non-Change of Control Party"), has the option: (i) for a period of 180 days from the Change of Control to require the Change of Control Party to purchase the Non-Change of Control Party's interest in each of ORBCOMM, ORBCOMM USA and ORBCOMM International at an aggregate price equal to the greater of (a) the Non-Change of Control Party's aggregate Unrecouped Capital Preferences in such partnerships and (b) the Non-Change of Control Party's direct Participation Percentage in each such partnership multiplied by the fair market value (as defined) of each such partnership; or (ii) to cause the general partners of ORBCOMM to adopt a resolution providing that, in the event there is a deadlock on a matter requiring the approval of a Majority in Interest of the partners, the President of ORBCOMM shall be entitled to decide on such matter by way of casting a vote or otherwise, as deemed appropriate by the Non-Change of Control Party, notwithstanding any contrary provision set forth in the ORBCOMM Partnership Agreement. Subject to the receipt of all necessary government approvals, upon a Change of Control of Orbital, Orbital agrees to cause OCC to transfer to ORBCOMM USA all FCC licenses then held by OCC relating to the construction, launch or operation of the ORBCOMM System.

     In the event that OCC should become a common carrier or a CMRS provider -- either by virtue of a change in the ORBCOMM System's regulatory classification by the FCC from private-carrier to common-carrier or CMRS status, or by virtue of a change in its service offerings that would convert OCC from a private carrier to a common carrier or a CMRS provider -- ORBCOMM USA might be precluded from acquiring the FCC licenses from OCC, due to the extent of alien ownership in ORBCOMM USA as a result of Teleglobe Mobile's indirect interest in ORBCOMM USA.

SYSTEM CONSTRUCTION AGREEMENT

     Under the terms of the System Construction Agreement, ORBCOMM has agreed to develop, construct, deploy, manage and operate, subject to OCC's ultimate control, the ORBCOMM System satellites and the System Assets, in consideration for which OCC is obligated to remit to ORBCOMM, on a quarterly basis, OCC's allocated portion of the System Charge, provided, however, that, if the Output Capacity Charge for any quarter is less than 1.15% of Total Aggregate Revenues, then OCC shall not be required to pay any portion of the System Charge for such calendar quarter. For a description of the System Charge, see "The Partnership Agreements -- System Charge." For a description of the Output Capacity Charge, see "-- System Charge Agreement."

     OCC has granted to ORBCOMM under the System Construction Agreement the right to market, sell, lease and franchise all output capacity outside the United States.

     ORBCOMM has agreed to indemnify OCC from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items constructed by ORBCOMM pursuant to the authority granted in the System Construction Agreement, but only to the same extent as the indemnification received by ORBCOMM from Orbital pursuant to the Procurement Agreement.

PROCUREMENT AGREEMENT

     ORBCOMM and Orbital have entered into the Procurement Agreement pursuant to which Orbital has undertaken the overall design, development, construction, integration, test and operation of the ORBCOMM System. Orbital will develop, construct and deliver to ORBCOMM 34 satellites and complete the construction and design of the Satellite Control Center and of the four Earth stations comprising the U.S. ground segment of the ORBCOMM System. Orbital will also provide to ORBCOMM launch services for 24 satellites using three Pegasus XL launch vehicles. Orbital will also provide in-orbit check-out support for up to 120 days after each of the three satellite launches.

     ORBCOMM has agreed to pay Orbital approximately $163 million for the work specified in the Procurement Agreement plus certain incentive fees. Upon execution of the Procurement Agreement, ORBCOMM paid to Orbital approximately $17.2 million representing reimbursement for costs incurred through the date thereof. Following execution of the Procurement Agreement, Orbital invoices ORBCOMM monthly for a maximum of 90% of its costs incurred during such month. The remaining ten percent of costs incurred in any month, as well as the remaining balance of the fixed-price contract amount, may be invoiced only upon completion of certain specified project milestones.

     Optional Work. The Procurement Agreement provides for additional work and services to be performed at the option of ORBCOMM, including: (i) launch services for an additional plane of eight satellites using one additional Pegasus XL launch vehicle, and in-orbit check-out support for up to 120 days after such optional launch; (ii) a replacement constellation of 32 satellites (including launch services using four Pegasus XL launch vehicles) in accordance with the specifications contained in the Procurement Agreement at a cost of $166.1 million (subject to adjustment for inflation and excluding taxes, if any, and the cost of launch and satellite insurance); and (iii) a one-time option to request Orbital to provide a standard Taurus launch vehicle rather than a Pegasus XL launch vehicle for any launch procured pursuant to the Procurement Agreement; this option may be exercised by ORBCOMM on or prior to September 12, 1998 at a price to be negotiated, but which will not exceed $21 million.

     Regulatory Matters. Under the terms of the Procurement Agreement, Orbital is required to use all commercially reasonable efforts directly or through OCC:
(i) to obtain and maintain the required

U.S. regulatory authority needed to construct, launch and operate the satellites and operate the ORBCOMM System; (ii) obtain and maintain FCC regulatory authority for the operation of Subscriber Communicators for use in connection with the ORBCOMM System; and (iii) to take reasonable actions in any regulatory proceedings to defend any claims against any regulatory authority granted to Orbital or OCC in connection with the ORBCOMM System or to oppose any application by competing systems that use frequencies below 1 GHz. ORBCOMM has agreed to pay or reimburse Orbital or OCC for all out-of-pocket expenses and internal costs incurred in connection with Orbital's or OCC's efforts.

     Delivery; Title and Risk of Loss. Under the Procurement Agreement, delivery of the launch vehicle and satellites occurs on separation of the launch vehicle from Orbital's L-1011 aircraft. At such time, title to and risk of loss or damage passes to ORBCOMM and ORBCOMM's sole remedy for launch failure, defects or failures to conform to applicable specifications is limited to: (i) non-payment to Orbital of the specified milestone payment and any satellite performance incentive payment; and (ii) termination of the Procurement Agreement.

     Delivery of the remaining Earth station and Satellite Control Center efforts set forth in the Procurement Agreement occurs in accordance with the terms of the Procurement Agreement. Title to, and risk of loss of or damage, passes to ORBCOMM on successful completion of the acceptance test procedures for such work as set forth in the Procurement Agreement.

     Incentive Payments. In addition to the above prices for work and service, Orbital is entitled to receive under the Procurement Agreement certain performance incentive payments. Payments are to be made on a per-plane basis with the incentive to be earned monthly for each complete month that there are a specified minimum number of working satellites in the plane. The minimum number of working satellites in a plane is seven during the first 30 months of the on-orbit performance incentive period and six during the second 30 months of the on-orbit performance period.

SYSTEM CHARGE AGREEMENT

     OCC and ORBCOMM USA have entered into the System Charge Agreement for the purpose of providing for the use by ORBCOMM USA of all of the output capacity of the ORBCOMM System within the United States and for the exclusive use by ORBCOMM USA of certain System Assets located within the United States. The term of the System Charge Agreement commenced on June 30, 1993 and continues until June 30, 2013.

     Exclusive Use of U.S. System Capacity. OCC has granted to ORBCOMM USA the exclusive right in the United States to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the United States. ORBCOMM USA is permitted to grant ORBCOMM International use of the U.S. Gateway for the limited purpose of operating the ORBCOMM System in Canada, Mexico and any other country proximate to the United States. Notwithstanding these provisions of the System Charge Agreement, OCC has retained all rights in and to, and ORBCOMM USA has been granted no rights to, the ORBCOMM System.

     Output Capacity Charge. In consideration of the grant by OCC to ORBCOMM USA of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States, ORBCOMM USA agrees: (i) within 30 days of the end of each calendar quarter, to notify OCC of the total aggregate revenues invoiced by it during such calendar quarter; and (ii) to remit to OCC 23% of the total aggregate revenues invoiced by it during each calendar quarter. ORBCOMM USA retains sole discretion to set the fees to be paid by its subscribers, Resellers and licensees for use of the ORBCOMM System.

     Indemnification. OCC and ORBCOMM USA agree to indemnify, defend and hold harmless each other and their respective successors and assigns against any liability, damage, loss or expense incurred by or imposed upon them in connection with any claims, suits, actions, demands or judgments arising out of any breach of the party's obligations under the System Charge Agreement. In addition, OCC agrees to indemnify and hold harmless ORBCOMM USA and its respective successors and assigns from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items OCC has authorized ORBCOMM USA to use under the System Charge Agreement (but only to the same extent as the indemnification received by OCC from ORBCOMM, if any, under the terms of the System Construction Agreement).

INTERNATIONAL SYSTEM CHARGE AGREEMENT

     ORBCOMM, ORBCOMM International and Teleglobe Mobile have entered into the International System Charge Agreement for the purpose of: (i) providing for the use by Teleglobe Mobile of all of the ORBCOMM System output capacity and exclusive use of the System Assets located in all areas of the world outside of the United States (the "Non-U.S. Area"); and (ii) providing the means by which Teleglobe Mobile will grant to ORBCOMM International an exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity. The term of the International System Charge Agreement commenced on June 30, 1993 and continues until the earlier of June 30, 2013 and the date on which Teleglobe Mobile ceases to be a general and limited partner of ORBCOMM.

     Exclusive Use of System Capacity Outside the United States. ORBCOMM has granted to Teleglobe Mobile the exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the Non-U.S. Area. Teleglobe Mobile, in turn, has granted to ORBCOMM International the exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the Non-U.S. Area. OCC ultimately has retained all rights in and to, and neither Teleglobe Mobile nor ORBCOMM International has been granted rights to, the ORBCOMM System.

     System Charge. In consideration of the grant to Teleglobe Mobile of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the Non-U.S. Area, Teleglobe Mobile agrees to remit to ORBCOMM Teleglobe Mobile's allocated portion of the System Charge for that calendar quarter calculated in accordance with the ORBCOMM Partnership Agreement. If the International Output Capacity Charge for such calendar quarter is less than 1.15% of Total Aggregate Revenues, then Teleglobe Mobile is not required to pay any portion of the System Charge for such calendar quarter.

     International Output Capacity Charge. In consideration of the grant by Teleglobe Mobile to ORBCOMM International of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the Non-U.S. Area, ORBCOMM International agrees: (i) within 30 days of the end of each calendar quarter, to notify ORBCOMM of the total aggregate revenues invoiced by it during such calendar quarter; and (ii) to remit to Teleglobe Mobile 23% of the total aggregate revenues invoiced by it during each calendar quarter. ORBCOMM International retains sole discretion to set the fees to be paid by its subscribers, Resellers and International Licensees for use of the ORBCOMM System.

     Indemnification. With regard to patent infringement claims, ORBCOMM agrees to defend, indemnify and hold harmless Teleglobe Mobile and ORBCOMM International and their respective successors and assigns from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items ORBCOMM has authorized Teleglobe Mobile and ORBCOMM International to use under the International System Charge Agreement but only to the same extent as the indemnification received by ORBCOMM from Orbital, if any, under the Procurement Agreement.

PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENT

     ORBCOMM, Orbital, OCC, Teleglobe, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International have entered into the Proprietary Information and Non-Competition Agreement to protect any confidential and proprietary information that may be disclosed to one another in connection with the development, construction, operation and marketing of the ORBCOMM System. Orbital and Teleglobe entered into the agreement for the additional purpose of prohibiting direct competition between the two entities in the provision of certain LEO satellite services during the term of the agreement and for a period of one year thereafter.

     Orbital and Teleglobe agree that for the duration of the agreement and for one year thereafter, they will not, directly or indirectly or in any capacity, except in connection with the fulfillment of their respective obligations under any of the Definitive Agreements: (i) carry on, engage, participate, invest or have an equity or any financial interest in the marketing, construction, development or management of any business or enterprise that competes with Orbital or Teleglobe or their respective affiliates in offering commercial, LEO non-voice satellite communications services operating in the 137-150 MHz band or such other frequency allocated to the Little LEO mobile satellite service below 1 GHz, provided, however, OCC and Orbital are permitted to: (a) sell satellites, launch vehicles, launch services and communications services to non-commercial entities without limitation; and (b) provide all other entities up to two satellites every two years and launch vehicles or launch services for up to two satellites every two years; (ii) assist in or influence the hiring by any person who competes with Orbital or Teleglobe or their respective affiliates of any salesman, distributor, or employee of Orbital or Teleglobe or their respective affiliates, or otherwise cause any person having a business relationship with Orbital or Teleglobe or their respective affiliates to sever such relationship; or (iii) employ any person to work on or represent the ORBCOMM System who will also work on or represent another mobile communications system, without first notifying the President of ORBCOMM.

     Neither of Orbital or Teleglobe will be in default of its obligations under this portion of the Proprietary Information and Non-Competition Agreement by virtue of holding for portfolio purposes as a passive investor no more than 5% of the issued and outstanding public equity securities of a corporation.

     Indemnification. Orbital and Teleglobe agree to indemnify and save harmless one another and their respective affiliates (an "Indemnified Party") from and against any claims, demands, actions, causes of action, judgments, damages, losses, liabilities, costs or expenses that may be made against any of them as a result of, arising out of or relating to any violation, contravention or breach of the Proprietary Information and Non-Competition Agreement by a party who is not an Indemnified Party.

     Termination. The Proprietary Information and Non-Competition Agreement shall terminate upon the earlier of OCC or Teleglobe Mobile ceasing to be both a general and a limited partner of ORBCOMM.

ADMINISTRATIVE SERVICES AGREEMENT

     Under the terms of the Administrative Services Agreement, Orbital has agreed to provide to the Company, ORBCOMM USA and ORBCOMM International defined office space for a total price of $15,200 per month. Orbital also has agreed to provide ORBCOMM with certain occupancy services for a fixed monthly price of $50,000. The services includes security and facilities support, MIS, telephone switchboard and communication services and other support services. Orbital provides various administrative services to ORBCOMM for a fixed monthly fee of $15,000, including accounting support, payroll processing, miscellaneous purchasing services and personnel services. Orbital also extends to ORBCOMM employees (to the extent possible) participation in various benefit and insurance plans. Orbital also has agreed to provide to ORBCOMM executive management services payable on a time and materials basis, limited to $9,000 per month.

     The Administrative Services Agreement continues in effect so long as any category of services are being provided by Orbital, provided that ORBCOMM has the right to terminate all or part of the services being provided upon 90 days prior notice to Orbital, subject, in a case of a termination of services within a specific category of services, to an agreement on the price to perform the remaining services. The prices for the services are fixed through the end of 1996. The parties will negotiate the prices for such services and office space for subsequent years, provided that prices for 1997 will not be more than 10% higher than the prices in effect in 1996.

                           THE PARTNERSHIP AGREEMENTS

     The following paragraphs are a summary of certain provisions of the Partnership Agreements of each of ORBCOMM, ORBCOMM USA and ORBCOMM International and such summary is qualified in its entirety by reference to such Partnership Agreements. Each of the Partnership Agreements are substantially identical. Unless otherwise described herein, references to the "Partnership" constitute references to ORBCOMM, ORBCOMM USA and ORBCOMM International, collectively, and references to the "Partnership Agreement" constitute references to the Partnership Agreements of ORBCOMM, ORBCOMM USA and ORBCOMM International, collectively.

     Organization and Duration. The Partnership will dissolve on December 31, 2013, unless sooner dissolved on the written consent of all of the General Partners or upon removal, withdrawal, resignation, liquidation or bankruptcy of the last remaining General Partner (unless a new General Partner is appointed within 90 days with the unanimous consent of the remaining partners).

     General Partners; Management. OCC and Teleglobe Mobile are the general partners of ORBCOMM. ORBCOMM and OCC are the general partners of ORBCOMM USA and ORBCOMM and Teleglobe Mobile are the general partners of ORBCOMM International. The management of the Partnership is the exclusive responsibility of the General Partners and, except as provided by law or except as specified in the Partnership Agreement and summarized below, the act of the General Partners holding a majority of the Participation Percentages of the Partnership (a "Majority in Interest") is the act of the Partnership.

     The Partnership Agreement provides for meetings of the General Partners to be called by any General Partner. It is the current practice of the Partnerships to hold regular meetings of the General Partners on at least a quarterly basis. Each General Partner is represented at the meetings by up to three authorized representatives, although one representative of each general partner is entitled to vote such General Partner's Participation Percentage.

     The Partnership Agreement provides for the election of officers to provide for the day-to-day operation of the Partnership. Officers are nominated by the President of the Partnership and elected by the General Partners. Officers exercise the authority granted to such officers by the General Partners. Under the terms of the ORBCOMM Partnership Agreement, the General Partners are required to appoint one or more officers to have authority to act for the Partnership with respect to the Procurement Agreement. For a description of the Procurement Agreement, see "Relationships Among the ORBCOMM
Parties -- Procurement Agreement." Officers are subject to removal for any reason by approval of the General Partners. For a description of the current officers of the Partnership, see "Management."

     Certain Actions. Under the Partnership Agreement, the approval of at least 86% of the Participation Percentages held by the General Partners is required to: (i) transfer all or substantially all the assets of the Partnership; (ii) merge or consolidate the Partnership with any other person; (iii) permit the entry by the Partnership into any additional lines of business; (iv) admit any new Partner to the Partnership; (v) subject to certain exceptions in furtherance of the business of the Partnership, cause the Partnership to borrow any amount on a recourse basis or any amount in excess of $5 million on a non-recourse basis; (vi) subject to certain exceptions set forth in the Partnership Agreement, enter into any transaction with an affiliate of a General Partner (excluding the Definitive Agreements); (vii) select or remove the independent certified public accountant for the Partnership or adopt, or modify in any material respect, any significant accounting policy or tax policy; (viii) make on behalf of the Partnership an assignment for the benefit of creditors, decide on behalf of the Partnership to subject the Partnership to any proceedings under any bankruptcy or insolvency law, decide to avail the Partnership of the benefit of any other legislation for the benefit of debtors, or take steps to wind up or terminate the existence of the Partnership; (ix) delegate any of the powers of the Partnership; (x) determine the value of the Partnership for purposes of the Master Agreement; and (xi) amend any provision of the Partnership Agreement. No amendment to the Partnership Agreement may: (i) decrease the capital account or increase the amount required to be contributed by a Partner without the consent of such Partner; or (ii) amend the provisions of, or adopt any provisions inconsistent with, Sections 6.2, 6.3 and 6.4 of the Partnership Agreement, which provisions regard super-majority approval requirements for certain actions of the Company, enforcement of the Definitive Agreements and meetings of the General Partners, respectively.

     The Partnership Agreement also provides that: (i) any action of the Partnership with respect to the enforcement by it of its rights under any Definitive Agreement or other contract or agreement to which any General Partner or any affiliate thereof is a party with respect to a breach, default or dispute by such General Partner or affiliate, requires the approval of General Partners having a majority of the Participation Percentages held by the General Partners other than such General Partner; and (ii) subject to the limitations set forth in (i) above, in the event that a Majority in Interest of the General Partners, each acting in the best interests of the Partnership, shall be unable to agree on exercising or enforcing the rights of the Partnership under the Procurement Agreement including, without limitation, the rights to exercise the options thereunder, to stop work, to request changes and to send notices to preserve or exercise any such rights, then the President of the Partnership shall decide on the appropriate action with respect to such rights, and the Partnership shall then act upon such decision. The ORBCOMM Partnership Agreement also provides that so long as ORBCOMM holds voting rights in either of ORBCOMM USA or ORBCOMM International, each General Partner shall be entitled to exercise directly a fraction of ORBCOMM's rights determined by dividing such General Partner's Participation Percentage by the total Participation Percentages held by all General Partners.

     Capital Contributions. Pursuant to the terms of the ORBCOMM Partnership Agreement, OCC is obligated to contribute up to approximately $75 million, and Teleglobe Mobile is obligated to contribute up to approximately $85 million, of capital to ORBCOMM, all of which was contributed prior to the consummation of the Old Notes Offering.

     Under the terms of the ORBCOMM USA Partnership Agreement, OCC and the Company together were obligated to contribute nominal capital to ORBCOMM USA in the amount of $10,000. Under the terms of the ORBCOMM International Partnership Agreement, Teleglobe Mobile and the Company together were obligated to contribute nominal capital to ORBCOMM International in the amount of $10,000. Pursuant to a resolution adopted by the General Partners of ORBCOMM on September 12, 1995, ORBCOMM agreed that until December 31, 1996, ORBCOMM would provide interest-free loans to each of ORBCOMM USA and ORBCOMM International in an amount equal to their monthly net cash requirements so long as such cash requirements are generally in accordance with a budget approved by ORBCOMM or the executive management of ORBCOMM.

     System Charge. The ORBCOMM Partnership Agreement provides for the remittance of the System Charge by OCC and Teleglobe to ORBCOMM each calendar quarter. OCC's allocated portion of the System Charge for a calendar quarter is equal to the Output Capacity Charge for such calendar quarter minus 1.15% of the Total Aggregate Revenues. Teleglobe Mobile's allocated portion of the System Charge for a calendar quarter is equal to the International Output Capacity Charge for such calendar quarter minus 1.15% of the Total Aggregate Revenues.

     Indemnification. The Partnership has agreed to indemnify its General Partners and all of their respective officers, directors, partners, employees, and agents (each an "Indemnitee") from and against any and all claims or liabilities arising out of or in connection with any action taken or omitted by the General Partners or the officers of the Partnership pursuant to authority granted by the Partnership Agreement so long as such Indemnitee's conduct did not constitute gross negligence, willful or wanton misconduct or bad faith. The Partnership Agreement further provides that the General Partners and all of their respective officers, directors, partners, employees and agents (each a "General Partner Person") will not be liable to the Partnership or the limited partners for any act or omission by such General Partner Person, except as such act or omission results from gross negligence, willful or wanton misconduct or bad faith.

     Liquidation and Distribution of Proceeds. Upon the dissolution of the Partnership, the General Partners, or, in the case of the removal, withdrawal, resignation, liquidation or bankruptcy of the last remaining General Partner, one of the limited partners elected by a majority vote of the limited partners, shall act as liquidator to wind up the Partnership. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Partnership's assets and to wind up and liquidate the affairs of the Partnership in an orderly and business-like manner. All proceeds from liquidation shall be distributed in the following order of priority: (i) to the payment of the debts and liabilities of the Partnership and expenses of liquidation; (ii) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Partnership; and (iii) the balance to the Partners in the proportions of their positive capital account balances, if any (determined after taking into account all allocations of Net Income and Net Loss for the year of liquidation).

     Allocations and Distributions. Allocations of Net Income and Net Loss of the Partners shall generally be allocated to the capital accounts of Partners in proportion to their Participation Percentage. Except as set forth below, or in the case of liquidating distributions, the amount and timing of distributions by the Partnership are determined in the discretion of the General Partners. All distributions will be made to Partners first to return to the Partners their Capital Preference and, thereafter, to the Partners in proportion to their Participation Percentages. The Partnership Agreement provides for a minimum distribution each year in an amount sufficient to ensure that each Partner shall have received at least an amount equal to the product of: (i) 40% multiplied by
(ii) the lesser of (a) such Partner's distributive share of the Partnership's taxable income for the preceding year, and (b) the excess, if any, of cumulative Net Income over cumulative Net Loss allocated to such Partner since the inception of the Partnership.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

     The Old Notes were, and the Exchange Notes will be, issued pursuant to the Indenture among the Company, Capital, the Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer. The Senior Notes are secured pursuant to a Pledge Agreement (the "Pledge Agreement") between the Issuers and the Trustee as Collateral Agent (the "Collateral Agent"). Upon the issuance of the Exchange Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as an effect on the date of the Indenture. The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Indenture and the Pledge Agreement, including the definitions in each of such instruments and agreements of certain terms used below.

     The Senior Notes are the joint and several obligations of the Issuers. The Senior Notes are senior obligations of the Issuers, rank senior in right and priority of payment to all subordinated indebtedness of the Issuers and rank pari passu in right and priority of payment with all other indebtedness of the Issuers that is not expressly so subordinated, including indebtedness under the MetLife Note (which aggregated approximately $3.8 million as of June 30, 1996), except to the extent of the collateral securing such MetLife Note. The Senior Notes are secured to the extent set forth below under "-- Security." The Issuers have no indebtedness that is expressly subordinated in right and priority of payment to the Senior Notes.

     The obligations of the Issuers under the Senior Notes are jointly and severally guaranteed by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International (collectively, the "Guarantors"). See "-- Guarantees." The guarantee of each of the Guarantors rank senior in right and priority of payment to all subordinated indebtedness of such Guarantor and rank pari passu in right and priority of payment with all other indebtedness of such Guarantor that is not expressly so subordinated to such guarantee, except to the extent of any collateral securing such other indebtedness. The guarantees by the Guarantors are non-recourse to the shareholders and/or partners of such Guarantors (including Orbital, Teleglobe and TRI) and no shareholder or partner of such Guarantors will have any liability for any claim under the Senior Notes. The only assets of Teleglobe Mobile are such entity's investments in the Company and ORBCOMM International; the only significant assets of OCC are such entity's investments in the Company and ORBCOMM USA and the FCC License.

     As of the date of the Indenture, the Company has no Subsidiaries other than Capital, which is a wholly owned Subsidiary of the Company, has nominal assets and does not conduct any operations. Under certain circumstances, the Credit Parties will be able to designate future Subsidiaries that they create or acquire as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are limited in an aggregate principal amount to $170 million. The Senior Notes will mature on August 15, 2004. Interest on the Senior Notes will accrue at the rate of 14% per annum (the "Fixed Interest") and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997, to Holders of record on the immediately preceding February 1 and August 1. Fixed Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no Fixed Interest has been paid, from August 7, 1996 (the "Issue Date"). Fixed Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     In addition, the Senior Notes bear Revenue Participation Interest, calculated as described below, from the Issue Date to the date of payment of the Senior Notes. Installments of accrued or deferred Revenue Participation Interest accrued through the Accrual Period (as defined herein) last ended will become due and payable semi-annually on each February 15 and August 15 after the Issue Date, commencing on February 15, 1997, to the Holders of record at the close of business on the preceding February 1 or August 1. Additionally, all installments of accrued or deferred Revenue Participation Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Senior Notes that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Notes.

     The Issuers, at their option, may defer payment of all or a portion of Revenue Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Revenue Participation Interest will cause the Credit Parties' Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Revenue Participation Interest (but may not defer such portion which, if paid, will not cause such Credit Parties' Fixed Charge Coverage Ratio to be less than 2.0:1); provided, however, that for purposes of calculating such Credit Parties' Fixed Charge Coverage Ratio for any period, the amount representing Revenue Participation Interest that has been deferred or will be deferred for such period shall not be included in the calculation of Credit Parties' Fixed Charges for such period and (b) the principal of the Senior Notes corresponding to such Revenue Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Revenue Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding interest payment date on which such Revenue Participation Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal of the Senior Notes (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Revenue Participation Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Revenue Participation Interest at the same rate as the Fixed Interest plus one percent (1%) per annum.

     Each installment of Revenue Participation Interest will be calculated to accrue (an "Accrual Period") from, but not including, the most recent date through which Revenue Participation Interest has been paid or provided for or through which Revenue Participation Interest has been calculated and deferred (or from and including the Issue Date if no installment of Revenue Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of the Senior Notes has not become due and payable (or December 31, 1996 if no installment of Revenue Participation Interest has been paid, provided for or deferred) or (b) the date of payment if the corresponding principal of the Senior Notes has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Revenue Participation Interest will accrue daily on the principal of each Senior Note outstanding during such period as follows: (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30th of the Monthly Revenue Participation Interest on the Senior Note for such month until all of such Monthly Revenue Participation Interest on the Note shall be accrued (and all of such month's Monthly Revenue Participation Interest on the Senior Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30th of the prior month's Monthly Revenue Participation Interest on the Senior Notes.

     Any reference in this Prospectus to "accrued and unpaid interest" on the Senior Notes includes the amount of Fixed Interest, unpaid Revenue Participation Interest and Liquidated Damages, if any, due and payable thereon.

     Principal of, premium (if any), interest and Liquidated Damages (if any) on, the Senior Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and Liquidated Damages (if any) may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of the Senior Notes; provided that if the Holder of any Senior Notes has given wire transfer instructions to the Company, the Issuers will be required to make all payments with respect to such Senior Notes by wire transfer of immediately available funds to the account specified by such Holder. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Senior Notes will not be redeemable prior to August 15, 2001. Thereafter, the Senior Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                                                                            REDEMPTION
                                      YEAR                                    PRICE
        -----------------------------------------------------------------   ----------
        2001.............................................................     115.00%
        2002.............................................................     107.50%
        2003 and thereafter..............................................     100.00%

     Notwithstanding the foregoing, prior to August 15, 1999, the Issuers may redeem outstanding Senior Notes with the net proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of OCC, Teleglobe Mobile or the Company to one or more Persons at a redemption price equal to 115% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the redemption date; provided, however, that: (i) not less than $127.5 million aggregate principal amount of Senior Notes remain outstanding immediately after any such redemption; and (ii) such redemption shall occur within 30 days after the date of closing of such sale of Capital Stock.

MANDATORY REDEMPTION

     The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. However, as described below, the Issuers may be obligated, under certain circumstances, to make an offer to purchase: (i) all outstanding Senior Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, upon a Change of Control; and (ii) outstanding Senior Notes with a portion of the Net Proceeds of Asset Sales at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) to the date of purchase. See "-- Repurchase at the Option of Holders -- Change of Control" and "-- Limitation on Sales of Assets and Subsidiary Interests."

SECURITY

     The Indenture provided that upon the closing of the Old Notes Offering, the Company purchase and pledge to the Collateral Agent for the benefit of the Holders of the Senior Notes the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent certified public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the Senior Notes. The Company used approximately $44.8 million of the net proceeds of the Old Notes Offering to acquire the Pledged Securities. The Pledged Securities are pledged by the Company to the Collateral Agent for the benefit of the Holders of Senior Notes pursuant to the Pledge Agreement and will be held by the Collateral Agent in the Pledge Account. Pursuant to the Pledge Agreement, immediately prior to an interest payment date on the Senior Notes, the Company may either deposit with the Collateral Agent from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Collateral Agent to release from the Pledge Account proceeds sufficient to pay interest then due. In the event that the Company exercises the former option, the Company may thereafter direct the Collateral Agent to release to the Company from the Pledge Account proceeds or Pledged Securities in like amount.

     Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the Senior Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the fourth scheduled interest payment) the Collateral Agent will be permitted to release to the Company at the Company's request any such excess amount. The Senior Notes are secured by a first priority security interest in the Pledged Securities and in the Pledge Account and, accordingly, the Pledged Securities and the Pledge Account also secure repayment of the principal amount of the Senior Notes to the extent of such security.

     Under the terms of the Pledge Agreement, assuming that the Company makes the first four scheduled interest payments on the Senior Notes in a timely manner, all the Pledged Securities will be released from the Pledge Account.

GUARANTEES

     The obligations of the Issuers under the Senior Notes are guaranteed, jointly and severally, by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International and such other persons that become Subsidiary Guarantors after the Issue Date (as described below) and each of their respective successors. The guarantee issued by each Guarantor ranks senior in right and priority of payment to all other indebtedness of such Guarantor that is expressly subordinated to the guarantee of the Senior Notes and ranks pari passu in right and priority of payment with all other indebtedness of such Guarantor that is not expressly so subordinated to such guarantee, except to the extent of any collateral securing such other indebtedness.

     The Indenture contains provisions the intent of which is to provide that the obligations of each Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders of the Senior Notes under the Guarantees. See "Risk Factors -- Fraudulent Conveyance Considerations -- Subsidiary Guarantees."

     The Indenture provides that in the event of: (i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or the sale of a Subsidiary Guarantor, by way of merger, consolidation or otherwise; (ii) a Subsidiary Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of the Indenture; or (iii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor or the corporation acquiring the property, as applicable, shall be released and relieved of any obligations under its guarantee, provided that the Company complies with the provisions of the covenant entitled "Limitation on Sales of Assets and Subsidiary Interests."

     The Indenture provides that in the event: (i) the Credit Parties or any other Guarantor shall transfer or cause to be transferred, in one transaction or a series of related transactions, any assets, businesses, divisions or other property having a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause (vi) of the definition of "Permitted Investment," would be in excess of the greater of
(x) $5 million or (y) 5% of the System Consolidated Net Worth as of the date of transfer to any Subsidiary that is not a Subsidiary Guarantor; (ii) the Credit Parties or any other Guarantor shall acquire another Subsidiary with assets having either a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause (vi) of the definition of "Permitted Investment," would be in excess of the greater of (x) $5 million or (y) 5% of the System Consolidated Net Worth as of the date on which any such acquisition is consummated; or (iii) at any time after the Issue Date, Restricted Subsidiaries of the Credit Parties and any Guarantors which are not Subsidiary Guarantors shall, in the aggregate, hold, own or otherwise control assets, businesses, divisions or property having either a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause (vi) of the definition of "Permitted Investment," would be in excess of the greater of (x) $5 million or (y) 5% of the System Consolidated Net Worth as of any date, then, in each such case, the Credit Parties or the Guarantor shall cause such Restricted Subsidiary or any number of Restricted Subsidiaries, as the case may be, to execute a supplemental indenture for purposes of guaranteeing the Issuers' obligations under the Indenture and the Senior Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Senior Notes has the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the Change of Control Payment date, the Issuers will, to the extent lawful:

          (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Issuers.

     The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment date.

     The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     Subject to the limitations discussed below, the Issuers could in the future enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit ratings. Due to the highly leveraged structure of the Issuers, the Issuers may not have sufficient funds to be able to repurchase all of the Senior Notes tendered in a

Change of Control Offer. The failure of the Issuers to purchase any Senior Notes tendered in a Change of Control Offer will constitute an Event of Default under the Indenture. See "-- Events of Default and Remedies."

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of any of the Credit Parties' assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Issuers to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers to another Person may be uncertain.

  Limitation on Sales of Assets and Subsidiary Interests

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, engage in an Asset Sale unless:

          (i) the Credit Party or such Restricted Subsidiary, as the case may be, engaging in such Asset Sale receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

          (ii) the aggregate Fair Market Value of all non-Cash Consideration received therefor by such Credit Party or Restricted Subsidiary, as the case may be, when aggregated with the Fair Market Value of all other non-Cash Consideration received by the Credit Parties and their Restricted Subsidiaries from all other Asset Sales since the Issue Date that has not yet been converted into cash or Cash Equivalents (in either case, in U.S. dollars or freely convertible into U.S. dollars), does not exceed the sum of (without duplication) 5% of the aggregate Consolidated Tangible Net Assets of all of the Credit Parties at the time of such Asset Sale; provided, however, that any notes or similar obligations received by any of the Credit Parties or such Restricted Subsidiaries from such transferees that are immediately converted by the Credit Parties or such Restricted Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of this clause (ii).

     Within 270 days after the receipt of any Net Proceeds, the Issuers may apply such Net Proceeds to: (i) repay, and thereby permanently reduce the commitments or amounts available to be reborrowed under the Bank Credit Facility pursuant to clause (vii) of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock" or to repay the Senior Notes or the MetLife Note; or (ii) an investment in Related Assets or a Related Business. Pending the final application of any such Net Proceeds, the Issuers may temporarily invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate cumulative amount of Excess Proceeds exceeds $5 million, the Issuers will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general business purposes. If the aggregate amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero. The Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The foregoing provisions do not apply to the sale, lease, conveyance or other disposition of all or substantially all of the assets of either of the Issuers, OCC or Teleglobe Mobile, which is governed by the provisions of the Indenture described below in "-- Merger, Consolidation or Sale of Assets."

SELECTION AND NOTICE OF SENIOR NOTES FOR REDEMPTION OR REPURCHASE

     If less than all of the Senior Notes are to be redeemed or repurchased pursuant to any purchase offer required under the Indenture at any time, selection of Senior Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, selected by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Note with a principal amount of $1,000 or less shall be redeemed or repurchased in part.

     Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption or repurchase date to each Holder of Senior Notes to be redeemed or repurchased at its registered address. If any Senior Note is to be redeemed or repurchased in part only, the notice that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Senior Note in principal amount equal to the unredeemed or unrepurchased portion will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption or repurchase date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption or repurchase.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Equity Interests of any Credit Party (including, without limitation, any payment in connection with any merger or consolidation involving the Credit Parties or any of their Restricted Subsidiaries), other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Credit Parties or any of their Restricted Subsidiaries or (b) to any Credit Party or to any Restricted Subsidiary of a Credit Party;

          (ii) purchase, redeem, defease, retire or otherwise acquire or return for value any Equity Interests of any Credit Party, other than any such Equity Interests owned by a Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party;

          (iii) make any principal payment on (including at maturity) or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated (whether pursuant to its terms, by operation of law, structurally or otherwise) to the Senior Notes; or

          (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Credit Parties and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii) through (v) of the next succeeding paragraph), is less than the sum of:

          (1) the sum of (without duplication) 50% of the Consolidated Net Income of each of the Credit Parties after elimination of any intercompany items and in each case for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (2) 100% of the aggregate net cash proceeds received by the Credit Parties from the issue or sale since the Issue Date of Equity Interests of any Credit Party or of debt securities of any Credit Party that have been converted into such Equity Interests (other than (A) Equity Interests (or convertible debt securities) sold to a Subsidiary of any Credit Party, (B) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (C) Disqualified Capital Contributions and (D) equity capital contributions described in clause (vii) of the definition of "Permitted Investment"), plus

          (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions do not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Credit Party in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of any Credit Party) of other Equity Interests of any Credit Party (other than any Disqualified Stock and Disqualified Capital Contributions); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of the preceding paragraph;

          (iii) the repayment, defeasance, redemption or repurchase of Intercompany Indebtedness (as defined in clause (v) of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock") or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of any Credit Party) of Equity Interests of any Credit Party (other than Disqualified Stock and Disqualified Capital Contributions); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of the preceding paragraph;

          (iv) the payment of cash dividends on preferred partnership interests of any Credit Party that is a partnership if, at the time such preferred partnership interests were issued, such Credit Party delivered to the Trustee an Officers' Certificate certifying that (a) the aggregate liquidation preference of the preferred partnership interest so issued does not exceed the aggregate amount of Indebtedness that the Company is then permitted to incur pursuant to clauses (vii) and (x) of the exceptions to the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock" and (b) the Company is electing to reduce permanently the amount of Indebtedness that any Person is permitted to incur pursuant to such clauses (vii) and (x) by the amount of such aggregate liquidation preference;

          (v) the purchase, redemption or retirement by OCC of shares of its common stock held by an employee or former employee of one of the Credit Parties or their Subsidiaries or Orbital issued under the OCC Stock Option Plan pursuant to the terms of such OCC Stock Option Plan; provided that (1) the aggregate number of shares of common stock purchased, redeemed or retired from and after the Issue Date does not exceed 900,000 shares, and
     (2) the amount of any such payments in any fiscal year does not exceed $1,000,000; and provided, further, that the limitations set forth in clauses (1) and (2) of the foregoing proviso do not apply to the purchase, redemption or retirement of shares of common stock with funds or other property (including common stock of Orbital) contributed by partners of OCC, Teleglobe Mobile or the Company (other than Disqualified Capital Contributions) or amounts paid by any of the

     Credit Parties for which any of the Credit Parties receives concurrent reimbursement from any other Person (other than the Credit Parties or their Subsidiaries);

          (vi) payments and/or distributions (1) by OCC to its shareholders pursuant to the Tax Sharing Agreement and (2) by Teleglobe Mobile to its partners to the extent necessary to pay income tax liabilities of such partners (determined on a hypothetical basis using the highest marginal income tax rate applicable to such partners at the time of such payment) arising from income of Teleglobe Mobile allocable to such partners and attributable to Teleglobe Mobile's investment in the Company, but only to the extent Teleglobe Mobile is not subject to income tax on such income; and

          (vii) distributions made to Orbital and Teleglobe of unused portions of any amount drawn under the Partners' Insurance Contingent Commitment (as described under "-- Maintenance of Insurance") and Partners' Contingent Commitment (as described under "-- Partners' Contingent Commitment").

     A Credit Party may designate any Restricted Subsidiary of such Credit Party to be an Unrestricted Subsidiary if such designation would not cause a Default and, at the time of and after giving effect to such designation, the Issuers could incur $1.00 of additional Indebtedness under the applicable provisions of the first paragraph of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock"; provided that in no event shall all or any portion of the material assets or properties (other than cash) owned by the Credit Parties on the Issue Date be transferred to or held by an Unrestricted Subsidiary of any of the Credit Parties; and provided, further, that such ability to incur $1.00 of additional Indebtedness shall not be required in the case of any newly created Unrestricted Subsidiary funded solely with an Investment described in clause (vii) of the definition of "Permitted Investment." For purposes of making such determination, all outstanding Investments by the Credit Parties and their Restricted Subsidiaries (except to the extent repaid in cash and except for Investments described in clause (vii) of the definition of "Permitted Investment") in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

           (i) the net book value of such Investments at the time of such designation;

           (ii) the Fair Market Value of such Investments at the time of such designation; and

          (iii) the original Fair Market Value of such Investments at the time they were made.

     Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Credit Party or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available financial statements of the Company, ORBCOMM USA and ORBCOMM International.

  Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or any Disqualified Stock of any Restricted Subsidiary; provided, however, that the Issuers, ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if, after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of the Credit Parties does not exceed 4.0 to 1. For purposes of the foregoing, the total amount of funds available under any

Bank Credit Facility will be deemed to have been incurred at the time that the Company entered into the instruments or agreements providing therefor.

     The foregoing provisions do not apply to:

          (i) the incurrence by the Issuers of Indebtedness represented by the Notes and the Indenture or the incurrence by the Guarantors of Indebtedness represented by the Guarantees;

          (ii) Existing Indebtedness;

          (iii) Indebtedness under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business;

          (iv) the incurrence by any Unrestricted Subsidiary of any of the Credit Parties of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

          (v) Indebtedness of any of the Credit Parties or any of their Restricted Subsidiaries owed to and held by any of the Credit Parties or any of their Wholly Owned Restricted Subsidiaries or a Guarantor's obligations under a guarantee thereof, as the case may be (the Indebtedness incurred pursuant to this clause (v) being hereafter referred to as "Intercompany Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (i) any sale or other disposition of Intercompany Indebtedness to a Person other than any of the Credit Parties or any of their Restricted Subsidiaries, (ii) any sale or other disposition of Equity Interests of any of the Credit Parties' Restricted Subsidiaries which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (iii) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

          (vi) Non-Recourse Debt to finance purchase money obligations;

          (vii) the incurrence by any of the Issuers, ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries (or by OCC or Teleglobe Mobile as a guarantor of such Indebtedness) of Indebtedness under a Bank Credit Facility, provided that the aggregate principal amount at any time outstanding under this clause (vii) does not exceed $35 million, less the aggregate liquidation preference of any preferred partnership interests issued in reliance on clause (iv) of the exceptions to the covenant entitled "Restricted Payments" and less the aggregate principal amount of Indebtedness under this clause (vii) which is refinanced under clause
     (viii) below;

          (viii) Indebtedness of any of the Issuers, ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries ("Permitted Refinancing Indebtedness") incurred to refinance, replace or refund Indebtedness ("Refinanced Indebtedness") incurred pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (i), (ii), (vii) or (x) of this covenant; provided that:

             (a) the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon);

             (b) such Permitted Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively;

             (c) such Permitted Refinancing Indebtedness shall rank no higher relative to the Senior Notes than the Refinanced Indebtedness and in no event may any Indebtedness of any of the Issuers,

        ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries be refinanced with Indebtedness of any Restricted Subsidiary under this clause (viii) (except to the extent that any such Restricted Subsidiary was, prior to such refinancing, a guarantor of such Refinanced Indebtedness); and

             (d) in no event shall any Permitted Refinancing Indebtedness refinance, replace or refund the MetLife Note unless the Liens securing such MetLife Note are released in full;

          (ix) the incurrence by any of the Issuers, ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries of Capital Lease Obligations in an aggregate amount for all such Persons not to exceed $5 million at any one time outstanding;

          (x) the incurrence by any of the Issuers, ORBCOMM USA or ORBCOMM International or any of their Restricted Subsidiaries of Indebtedness to finance the acquisition, construction or development, either alone or together with third Persons, of domestic and/or international gateways, related ground systems and associated costs and expenses in an aggregate amount not to exceed $10 million at any one time outstanding for all such Persons less the aggregate liquidation preference of any preferred partnership interests issued in reliance on clause (iv) of the exceptions to the covenant entitled "Restricted Payments" and less the aggregate principal amount of Indebtedness under this clause (x) which is refinanced under clause (viii) above;

          (xi) the incurrence by OCC and/or Teleglobe Mobile of Indebtedness in an aggregate amount (for OCC and Teleglobe Mobile, taken together as a whole) at any one time outstanding not to exceed $10 million; provided that such Indebtedness could then otherwise have been incurred by the Issuers, ORBCOMM USA or ORBCOMM International under the Indebtedness to Cash Flow Ratio test set forth under the first paragraph of this covenant; and

          (xii) the incurrence of Indebtedness under the Partners' Contingent Commitment pursuant to the "Maintenance of Insurance Covenant."

  Liens

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions to any Credit Party or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

          (ii) pay any Indebtedness owed to any Credit Party or any of their Restricted Subsidiaries;

          (iii) make loans or advances to any Credit Party or any of their Restricted Subsidiaries; or

          (iv) transfer any of its properties or assets to any Credit Party or any of their Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

             (a) the Indenture, the Pledge Agreement, the Notes and the Guarantees;

             (b) Existing Indebtedness;

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

             (c) applicable law;

             (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by any of the Credit Parties or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (e) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

             (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

             (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness;

             (h) any instrument governing Indebtedness of a Subsidiary Guarantor, provided such Indebtedness is incurred in accordance with the Indenture; or

             (i) in the case of clauses (a), (b), (d), (e), (f), (g) and (h) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

  Merger, Consolidation or Sale of Assets

     The Indenture provides that neither the Credit Parties nor any Guarantor (to the extent not permitted by the sale provisions under "-- Guarantees" above) may consolidate or merge with or into (whether or not any such Credit Party or such Guarantor, as the case may be, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person (other than any consolidation or merger of a Credit Party or a Guarantor with or into, or the sale, assignment, transfer, lease, conveyance or disposal by a Credit Party or a Guarantor to, any other Credit Party or Guarantor) unless:

          (i) the Credit Party or such Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Credit Party or such Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Credit Party or such Guarantor, as the case may be) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Credit Party or such Guarantor, as the case may be, under the Notes, the Indenture, the Pledge Agreement and the Guarantees pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction, no Default or Event of Default exists;

          (iv) the Credit Party or such Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Credit Party or such Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Credit Party or such Guarantor immediately preceding the transaction; and

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

          (v) the Issuers will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the immediately preceding fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock."

  Transactions with Affiliates

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, sell, lease transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Credit Party or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Credit Party or such Restricted Subsidiary with an unrelated Person;

          (ii) such Credit Party delivers to the Trustee:

             (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

             (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5 million, an opinion as to the fairness of such Affiliate Transaction to the Credit Party or Restricted Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to communications-related matters, a recognized expert in the communications industry;

     provided that the following are deemed not to be Affiliate Transactions:

             (1) any employment agreement, stock option or stock purchase agreement (including the OCC Stock Option Plan) entered into by any Credit Party or any of their Restricted Subsidiaries with any of their respective employees in the ordinary course of business;

             (2) transactions between or among the Credit Parties and/or their Wholly Owned Restricted Subsidiaries;

             (3) Restricted Payments permitted by clauses (i), (ii), (iv), (v),
        (vi) and (vii) of the second paragraph of the covenant entitled "Restricted Payments" and Permitted Investments of a type referred to in clauses (i), (iii), (vi) and (vii) of the definition of Permitted Investments;

             (4) the sale of common Equity Interests (other than Disqualified Stock) of any Credit Party for cash to an Affiliate of any of the Credit Parties;

             (5) transactions pursuant to agreements entered into with resellers of the Company's products and services, manufacturers of Subscriber Communicators and International Licensees on terms substantially the same as the Company's standard agreements entered into with such parties in the ordinary course of business, and transactions pursuant to a Service License Agreement for Malaysia or a region including Malaysia with TRI or any Person in which TRI holds an interest, provided that such agreement is approved by the unanimous consent of the partners of the Company;

             (6) transactions pursuant to the Procurement Agreement, the Administrative Services Agreement, the Canada Service License Agreement, the Teleglobe Administrative Services Agreement, the Gateway Maintenance Contract and the Magellan Agreement, in each case as in effect on the Issue Date, including the exercise of any option specified in Sections 2.2, 2.6, 2.8, 2.9 or 2.10 of the Procurement Agreement (including entering into time and materials agreements thereunder pursuant to the terms of the Procurement Agreement) and amendments, supplements or other modifications to the Procurement Agreement required to effectuate the exercise of such options;

             (7) amendments, supplements or other modifications effecting design or other technical specifications changes to the Procurement Agreement that do not involve the payment of cash by any of the Credit Parties or any of their Restricted Subsidiaries in connection therewith; provided that any such amendment, supplement or modification shall have been approved by the unanimous consent of all the General Partners of the Company;

             (8) the sale of securities (other than common Equity Interests) of any of the Credit Parties for cash to an Affiliate of any of the Credit Parties; provided that:

                (A) an amount of such securities at least equal to the amount sold to such Affiliate have been or are being sold substantially simultaneously to Persons that are not Affiliates of any of the Credit Parties;

                (B) the price per security paid by such Affiliate is no less than the price paid by such non-Affiliates; and

                (C) none of the Credit Parties shall have entered into any other arrangement with such non-Affiliates to induce such non-Affiliates to purchase such securities; and

             (9) the procurement of a launch vehicle from an Affiliate of the Company, if required to launch the "ground spare" or replacement satellites, provided such procurement is on terms substantially similar to those contained in the Procurement Agreement.

  Maintenance of Insurance

     The Indenture provides that the Issuers shall maintain in full force and effect:

          (i) on or prior to the date on which at least 26 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, at the time of the launch of each such satellite, launch insurance in an amount sufficient to provide for the procurement of a launch vehicle in the event of a launch failure;

          (ii) at all times following the date a satellite has been successfully launched and deployed and is placed in commercial service, in-orbit insurance with respect to such satellite representing the value of such failed satellite (taking into account the foregone useful life of such satellite) and the pro rata cost of a launch vehicle, payable in the event that such satellite ceases to be used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure); and

          (iii) in the event (a) the Company is required to use four or more of the Company's "ground spare" satellites available under the Procurement Agreement, or (b) the Company loses four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of eight satellites, as a result of a launch failure or in-orbit failure prior to the placement of satellites into commercial service, for the time periods specified in clause (i) above, insurance sufficient to provide for the construction and launch of replacement satellites of equivalent capacity and functionality payable in the event of a loss of four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of eight satellites, as a result of a launch failure or in-orbit failure prior to placement of such satellites into commercial service.

     Notwithstanding the foregoing, the Company is not obligated to obtain launch or in-orbit insurance with respect to the two satellites currently operational and the two satellites currently planned to be launched on a secondary basis on a Taurus launch vehicle and launch insurance with respect to other launches of up to an aggregate of three additional satellites on a secondary basis.

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

     The obligation of the Issuers to maintain insurance pursuant to this covenant may be satisfied by any combination of:

          (i) insurance commitments obtained from any recognized insurance provider;

          (ii) insurance commitments obtained from any entity other than an entity referred to in clause (i) if the General Partners of the Company determine in good faith (evidenced by a unanimous resolution of the General Partners of the Company and set forth in an Officers' Certificate delivered to the Trustee) that such entity is creditworthy and otherwise capable of bearing the financial risk of providing such insurance and making payments in respect of any claims on a timely basis; and

          (iii) unrestricted cash segregated and maintained by the Company in a segregated account established with an Eligible Institution (the "Insurance Account") solely for disbursement in accordance with the terms of this covenant ("Cash Insurance"), and to be held in trust for the sole and express benefit of the Holders of the Senior Notes.

     Within 30 days following any date on which the Issuers are required to obtain insurance pursuant to the Indenture, the Company will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried, and in full force and effect, and an Officers' Certificate stating that such insurance, together with any other insurance or Cash Insurance maintained by the Issuers, complies with the Indenture. In addition, the Issuers will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to:

           (i) notice of any claim under any such insurance policy; and

          (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance.

     In the event that the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this covenant, the Issuers shall deliver, in lieu of any insurance certificate otherwise required by this covenant, an Officers' Certificate to the Trustee certifying the amount of such Cash Insurance.

     In the event that the Issuers receive any proceeds of any insurance that they are required to maintain pursuant to this covenant, the Issuers shall promptly deposit such proceeds into an escrow account established with an Eligible Institution for such purpose. If the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this covenant, the Issuers shall transfer the cash maintained in the Insurance Account to such escrow account upon the occurrence of the event (e.g., a launch failure) that would have entitled the Issuers to the payment of insurance had the Issuers purchased insurance from a recognized insurance provider. The Company may use monies on deposit in such escrow account for the design, development, construction, procurement, launch and insurance of replacement satellites if: (i) the Company delivers to the Trustee a certificate of the Company's President certifying that such replacement satellites are of comparable or superior technological capability as compared with the satellites being replaced, (ii) within 30 days following the receipt of such insurance proceeds, the Company delivers to the Trustee an Officers' Certificate certifying that (A) such replacement satellites are scheduled to be launched within 18 months following delivery from the escrow account of such insurance proceeds; and (B) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and to develop, construct, launch and insure such replacement satellite.

     In the event (an "Insurance Contingency Event") that (i) four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of satellites, suffer an in-orbit failure prior to such satellites being placed in commercial service, and, as a result thereof, the Company is required to launch its ground spare satellites and (ii) there are not sufficient insurance proceeds to procure a launch vehicle for the launch of such ground spare satellites (the amount of any such insufficiency being referred to as the "Launch Deficiency Amount"), then the Company shall be required to draw-down on the Partners' Insurance Contingent Commitment (as defined below) prior to any further borrowings under the Bank Credit Facility if, but only to the extent that, the Company's existing levels of cash and cash equivalents are less than

$15 million at any time after the Insurance Contingency Event through the date the Company has 26 satellites in commercial operation (the "Full Deployment Date"). "Partners' Insurance Contingent Commitment" shall mean a commitment by Orbital and Teleglobe to provide in the aggregate up to the lesser of (x) $15 million less any amounts drawn under the Partners' Contingent Commitment or (y) the Launch Deficiency Amount in capital contributions or debt financing expressly subordinated to the Senior Notes (at then prevailing interest rates, which subordinated debt financing shall not mature or be subject to acceleration prior to maturity of the Senior Notes and which shall not provide for cash interest payments prior to maturity of the Notes) from and after an Insurance Contingency Event through the Full Deployment Date. The Company shall have the Partners' Insurance Contingent Commitment in full force and effect from the Issue Date through the Full Deployment Date. Notwithstanding the restrictions contained in the covenant entitled "Restricted Payments," following the Full Deployment Date, Teleglobe and Orbital are permitted to receive a distribution equal to the unused portions of any amounts drawn under the Partners' Insurance Contingent Commitment.

  Repayment of Existing Indebtedness

     The Indenture provides that the Company establish a segregated account with a recognized financial institution and deposit into such account from the proceeds of the Old Notes Offering an amount sufficient to pay in full when due all remaining scheduled interest and principal payments on the MetLife Note. Interest earned on such account shall be payable to the Company. In the event the funds held in such segregated account exceed the amount sufficient to provide for payment in full of the principal of and interest on the MetLife Note, the Company is permitted to receive from such segregated account any such excess amount. At all times that the Company is complying with the terms of this covenant, amounts outstanding under the MetLife Note shall not constitute "Indebtedness" under the Indenture and amounts held in such segregated account shall not constitute assets of any Credit Party under the Indenture.

  Business Activities

     The Indenture provides that the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than that which is related to the design, development, procurement, installation, operation or marketing of communications systems and businesses. The Indenture will also provide that Capital shall not own any operating assets or other property or conduct any business other than to serve as an Issuer and obligor with respect to the Senior Notes.

  Partners' Contingent Commitment

     In the event (a "Contingency Event") that (i) at least 20 satellites have not been placed in commercial service by December 31, 1998 and (ii) the Company's existing levels of cash and cash equivalents are less than $25 million (the amount of any such shortfall at any time prior to the Initial Deployment Date (as defined below) being referred to as the "Deficiency Amount"), then the Company shall be required to draw-down on the Partners' Contingent Commitment (as defined below) from time to time after the Contingency Event through the date the Company has 20 satellites in commercial operation (the "Initial Deployment Date"). "Partners' Contingent Commitment" shall mean a commitment by Orbital and Teleglobe to provide in the aggregate to the Company up to the lesser of (x) $30 million less amounts drawn under the Partners' Insurance Contingent Commitment, (y) the Deficiency Amount or (z) the amount required to complete deployment of such 20 satellites, in capital contributions or debt financing expressly subordinated to the Notes (at then prevailing interest rates, which subordinated debt financing shall not mature or be subject to acceleration prior to maturity of the Senior Notes and which shall not provide for cash interest payments prior to maturity of the Senior Notes) from and after a Contingency Event through the Initial Deployment Date, and the Partners' Contingent Commitment shall thereafter expire. The Company shall have the Partners' Contingent Commitment in full force and effect from the Issue Date through the Initial Deployment Date. Notwithstanding the restrictions contained in the covenant entitled "Restricted Payments," following the Initial Deployment Date, Teleglobe and Orbital are permitted to receive a distribution equal to the unused portion of any amounts drawn under the Partners' Contingent Commitment.

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

  Contingency Fund

     The Indenture provides that the Company establish a segregated account with a recognized financial institution and shall deposit $13 million into such account from the proceeds of the Old Notes Offering (the "Contingency Fund"). The Company has agreed that it will not expend monies in the Contingency Fund unless and until it has already expended all of the remaining proceeds of the Offering, and will only expend monies in the Contingency Fund to fund development and deployment of the ORBCOMM System and related operating expenses. Amounts in such segregated account comprising the Contingency Fund may be invested by the Company in cash or Cash Equivalents in accordance with the terms of the Indenture.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Issuers will furnish to the Holders of Senior Notes:

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' independent certified public accountants; and

          (ii) all information that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

     In addition, together with the information provided in clauses (i) and (ii) above, the Issuers have agreed to provide supplemental financial information to the extent permitted by the Commission in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of such reports or other section of such reports as appropriate consisting of revenue (allocated between domestic and international operations), expense, earnings before interest and taxes, net income, capital expenditures, cash, debt, depreciation and amortization and subscriber data for the Company, ORBCOMM USA and ORBCOMM International and reflecting elimination of intercompany transactions. In the event the Commission does not permit such supplemental financial information to be included in such reports, then the Issuers will supply such information supplementally to the registered Holders, unless providing such information supplementally would, in the reasonable judgment of counsel to the Company, violate applicable law.

     The Indenture also provides that the Issuers will furnish to the Holders of Senior Notes all information that OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International would be required to file with the Commission if the Issuers were required to file the public reports described above.

     In addition, whether or not required by the rules and regulations of the Commission, but only if then permitted by the Commission, the Issuers and, to the extent set forth in the preceding paragraph, OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International have agreed to file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Senior Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

          The Indenture provides that each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest (including Revenue Participation Interest, if any) on, or Liquidated Damages (if any) with respect to, the Senior Notes;

          (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium (if any) on the Senior Notes;

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

          (iii) default in the payment of principal and interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on Senior Notes required to be purchased pursuant to the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Limitations on Sales of Assets and Subsidiary Interests," or failure by the Credit Parties to comply with the provisions described under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

          (iv) failure by the Credit Parties or any of their Restricted Subsidiaries for 30 days after notice to comply with any of their other covenants in the Indenture or the Senior Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Credit Parties or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Credit Parties or any of their Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

             (a) is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity, and, in each case described in clauses (a) and (b) of this paragraph, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (vi) failure by the Credit Parties or any of their Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $5 million) aggregating in excess of $5 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

          (vii) breach by the Issuers of any representation or warranty set forth in the Pledge Agreement, or default by the Issuers in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Issuers of any of their obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Issuers for any reason which in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby;

          (viii) termination or loss, for any reason, of the FCC License;

          (ix) certain events of bankruptcy or insolvency with respect to the Credit Parties or any of their Restricted Subsidiaries; and

          (x) any Guarantee of the Senior Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes.

     If any Event of Default occurs and is continuing with respect to the Senior Notes, the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

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

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Senior Notes. If an Event of Default occurs prior to August 15, 2001 by reason of any such willful action (or inaction), by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Senior Notes prior to August 15, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest (including Revenue Participation Interest, if any) on, or the principal of, the Senior Notes.

     The Credit Parties are required to deliver to the Trustee quarterly a statement regarding compliance with the Indenture, and the Credit Parties are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, PARTNERS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

     No director, general or limited partner of any Credit Party, authorized representative of a general partner of any Credit Party, or officer, employee, incorporator or stockholder of any Credit Party, as such, shall have any liability for any obligations of the Credit Parties under the Senior Notes, the Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for:

          (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, and premium (if any), interest and Liquidated Damages (if any) on, such Senior Notes when such payments are due from the trust referred to below;

          (ii) the Issuers' obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the Indenture.

     In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

          (i) the Issuers must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, and premium (if any), interest (including Revenue Participation Interest) and Liquidated Damages (if any) on, the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or

             (B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect, and based thereon such opinion of counsel shall confirm, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

          (vi) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Senior Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Senior Notes selected for redemption. Also, the Issuers are not required to transfer or exchange any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of such Senior Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the Indenture, the Senior Notes and the Pledge Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Indenture, the Senior Notes or the Pledge Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

          (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (iii) reduce the rate of or change the time for payment of interest (including Revenue Participation Interest, if any) on any Senior Note;

          (iv) waive a Default or Event of Default in the payment of principal of, premium (if any), interest or Liquidated Damages (if any) on, the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Senior Note payable in money other than that stated in the Senior Notes;

          (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium (if any), interest (including Revenue Participation Interest, if any) or Liquidated Damages on, the Senior Notes;

          (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

          (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Credit Parties and the Trustee may amend or supplement the Indenture, the Senior Notes or the Pledge Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Credit Parties' obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any

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

such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Administrative Services Agreement" means the Administrative Services Agreement dated as of September 12, 1995 between Orbital and the Company.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities (or the equivalent) of a Person shall be deemed to be control.

     "Asset Sale" means:

          (i) the sale, lease, conveyance or other disposition of any assets, other than the sale or other disposition by a Credit Party of an Equity Interest in any other Credit Party (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Credit Parties and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption
     "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

          (ii) except to the extent excluded by clause (i) above, the issuance by any of the Credit Parties' Restricted Subsidiaries of Equity Interests or the sale by the Credit Parties or any of their Restricted Subsidiaries of Equity Interests of any of their Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that have a Fair Market Value in excess of $5 million; or (b) for net proceeds in excess of $5 million.

     Notwithstanding the foregoing: (i) sales of territory and ORBCOMM System rights to resellers, grants of licenses and other associated rights to use the ORBCOMM System to international licensees and sales of services, products or inventory in the ordinary course of business; (ii) a transfer of assets by any of the Credit Parties to any other Credit Party or to a Restricted Subsidiary of any of the Credit Parties or by a Restricted Subsidiary to any of the Credit Parties or to a Restricted Subsidiary of any of the Credit Parties; (iii) an issuance of Equity Interests by a Restricted Subsidiary of any of the Credit Parties to any of the Credit Parties or to a Wholly Owned Restricted Subsidiary of any Credit Party; and (iv) a Restricted Payment that is permitted by the covenant entitled "Restricted Payments" will be deemed not to be Asset Sales.

     "Bank Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with commercial banks, between the Company and any of the other Credit Parties, on the one hand, and any commercial banks, financial institutions or other lenders, on the other hand, which Bank Credit Facilities are by their terms designated as a "Bank Credit Facility" for purposes of the Indenture.

     "Canada Service License Agreement" means the Service License Agreement dated as of December 19, 1995 between ORBCOMM International and ORBCOMM Canada Inc.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

           (i) in the case of a corporation, corporate stock;

           (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership, partnership interests (whether general or limited); and

           (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Consideration" means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

     "Cash Equivalents" means:

          (i) United States dollars;

          (ii) Government Securities;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any Eligible Institution;

          (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (vi) mutual funds or other pooled investment vehicles investing solely in investment of the types described in (i) through (v) above.

     "Change of Control" means:

          (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Credit Parties and their Restricted Subsidiaries (other than any such transfer to any other Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party);

          (ii) the adoption of a plan relating to the liquidation or dissolution of any of the Credit Parties (other than any such liquidation or dissolution to or for the benefit of any other Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party);

          (iii) at any time prior to the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, such time as Orbital ceases, directly or indirectly, including by way of a consolidation or merger, either (a) to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (1) at least 70% of the total Voting Equity Interests of OCC or (2) at least 50% of the total Voting Equity Interests of the Company or (b) to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (1) at least 70% of the total Equity Interests of OCC or
     (2) at least 50% of the total Equity Interests of the Company; provided, however, that in the event Orbital beneficially owns more than 50% of the total Voting Equity Interests of OCC, then Orbital shall be deemed to beneficially own 100% of OCC's interest in the Company; and provided, further, that notwithstanding the foregoing provisions of this clause
     (iii), it shall not constitute a Change of Control in the event OCC sells, transfers, conveys or otherwise disposes of Equity Interests in the Company to a Strategic Investor, or the Company issues Equity Interests to a Strategic Investor, in each case such that, following such sale or issuance, OCC owns not less than 35% of the fully diluted Equity Interests of the Company (provided that prior to any such sale or issuance the partners shall amend the Company's limited partnership agreement so that all actions taken by or on behalf of the Company that require the approval of OCC pursuant to the terms of the Company's limited partnership agreement as in effect on the Issue Date shall continue to require the approval of OCC following such sale or issuance);

          (iv) at any time after the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, such time as Orbital and Teleglobe, collectively, cease, directly or indirectly, including by way of a consolidation or merger, either (a) to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the total Voting Equity Interests of the Company or (b) to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the total Equity Interests of the Company; provided, however, that in the event Orbital or Teleglobe, as the case may be, beneficially owns more than 50% of the total Voting Equity Interests of OCC or Teleglobe Mobile, respectively, then Orbital or Teleglobe, as the case may be, shall be deemed to beneficially own 100% of OCC's or Teleglobe Mobile's, respectively, interest in the Company; or

          (v) at any time prior to the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, the admission of any Person as a general partner of the Company after which OCC and Teleglobe Mobile do not, collectively, retain the exclusive power to take all of the actions which they are entitled to take under the limited partnership agreement of the Company as in effect on the Issue Date by vote of a Majority-in-Interest or a Super-Majority in Interest (as such terms are defined in the Company's limited partnership agreement as in effect on the Issue Date);

provided, however, that for purposes of all of the foregoing calculations, all options to acquire common stock of OCC under the OCC Stock Option Plan and shares of common stock issued upon exercise thereof shall be deemed to be held by OCC as treasury shares.

     "Collateral Agent" means the collateral agent under the Pledge Agreement.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted or otherwise excluded in computing such Consolidated Net Income:

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets;

          (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

          (iii) Consolidated Interest Expense less consolidated interest income of such Person and its Restricted Subsidiaries for such period; and

          (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary that is not a Subsidiary Guarantor of any such Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, Revenue Participation Interest on the Senior Notes, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations).

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Subsidiary Guarantor or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof;

          (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded; and

          (v) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Restricted Subsidiary thereof.

     "Consolidated Net Worth" means, with respect to any Person as of any date:

          (i) the consolidated equity of the equity holders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

          (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus

          (iv) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries; minus

          (v) all unamortized debt discount and expense and unamortized deferred charges as of such date.

     "Consolidated Tangible Net Assets" means, with respect to any Person, the Consolidated Net Worth of such Person less goodwill and any other intangible assets shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

     "Credit Parties" means, collectively, the Issuers and any Guarantor other than any Subsidiary Guarantor established after the Issue Date, and any of their respective successors.

     "Credit Parties' Fixed Charge Coverage Ratio" means, for any period, the ratio of (A) the sum of (without duplication) (1) Consolidated Cash Flow of the Company (excluding the Consolidated Cash Flow of ORBCOMM USA and ORBCOMM International), plus (2) Consolidated Cash Flow of ORBCOMM USA, plus (3) Consolidated Cash Flow of ORBCOMM International to (B) the Credit Parties' Fixed Charges for such period.

     "Credit Parties' Fixed Charges" means, for any period, the sum of (i) the sum of (without duplication) Consolidated Interest Expense of each of the Credit Parties for such period, plus (ii) the sum of (without duplication) Consolidated Interest Expense of each of the Credit Parties that was capitalized during such period, plus (iii) to the extent not included above, any Consolidated Interest Expense on Indebtedness of another Person that is Guaranteed by any of the Credit Parties or secured by a Lien on assets of any of the Credit Parties (whether or not such Guarantee or Lien is called upon).

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Contribution" means, with respect to any of the Credit Parties, any contribution to the equity capital of such Person which: (i) when added to all prior contributions to any of the Credit Parties, results in total contributed capital equal to or less than $160 million, without duplication; or (ii) in the case of the Company, comprises proceeds of any transaction other than (x) a contribution to the equity capital of OCC and/or Teleglobe Mobile or (y) a contribution to the equity capital of the Company from a party other than OCC and Teleglobe Mobile.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Senior Notes are repaid, redeemed or retired in full.

     "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company in existence on the Issue Date, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the General Partners of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

     "FCC License" means the FCC authorization granted to OCC on October 20, 1994 to construct, launch and operate 36 satellites for the purpose of providing two-way data and messaging communications and position determination services in the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

     "Gateway Maintenance Contract" means the Gateway Maintenance Contract between the Company and Orbital entered into on August 1, 1996.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" or "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means each of ORBCOMM USA, ORBCOMM International, OCC and Teleglobe Mobile, and any other entity that executes a Guarantee of the obligations of the Issuers under the Senior Notes and the Indenture in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign currency hedge obligations; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with

GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of book value or Fair Market Value) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that amounts outstanding under the MetLife Note shall not constitute "Indebtedness"; and provided, further, that "Indebtedness" shall be calculated without duplication and after elimination of Intercompany Indebtedness (as defined in clause (v) of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock").

     "Indebtedness to Cash Flow Ratio" means, with respect to any Person as of any date of determination, the ratio of:

          (i) total Indebtedness of such Person and its Restricted Subsidiaries as of such date to;

          (ii) four times Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements of such Person are available (the "Measurement Period");

provided, however, that: (a) in making such computation, the total Indebtedness of such Person and its Restricted Subsidiaries shall include the total amount of funds outstanding and available under any credit facilities; (b) in the event such Person or any of its Restricted Subsidiaries consummates a material acquisition or sale of assets subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or sale of assets as if the same had occurred at the beginning of the Measurement Period; and (c) in making such calculation for the Credit Parties, total Indebtedness shall include total Indebtedness of the Credit Parties and their respective Restricted Subsidiaries and Consolidated Cash Flow shall include only the sum of (without duplication)
(1) Consolidated Cash Flow of the Company (excluding the Consolidated Cash Flow of ORBCOMM USA and ORBCOMM International), plus (2) Consolidated Cash Flow of ORBCOMM USA, plus (3) Consolidated Cash Flow of ORBCOMM International.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the General Partners of the Company (evidenced by a unanimous resolution of the General Partners of the Company as set forth in an Officers' Certificate delivered to the Trustee), qualified to perform the task for which it has been engaged and is disinterested and independent with respect to the Credit Parties and their Affiliates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests (other than Disqualified Stock) of any Credit Party shall not be deemed to be an Investment.

     "Joint Venture" means a Person in a Related Business in which any Credit Party holds 50% or less of the Voting Equity Interests.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Magellan Agreement" means the Subscriber Communicator Manufacturing Agreement between the Company and Magellan Corporation entered into on July 31, 1996.

     "Marketable Securities" means:

          (i) Government Securities;

          (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

          (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of any of the Credit Parties) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

          (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

     "MetLife Note" means the Loan and Security Agreement dated December 22, 1994 between the Company and MetLife, which loan is guaranteed by Orbital.

     "Monthly Revenue Participation Interest" means, with respect to any month and any Senior Note, the product of 5.0% of System Revenue for such month times a fraction, the numerator of which is the principal amount outstanding on such Senior Note and the denominator of which is $170,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however;

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

             (a) any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

             (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by any of the Credit Parties or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or asset (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

     "Non-Recourse Debt" means Indebtedness:

          (i) as to which neither any of the Credit Parties nor any of their Restricted Subsidiaries:

             (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

             (b) is directly or indirectly liable (as a guarantor or otherwise); or

             (c) constitutes the lender;

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any of the Credit Parties or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Credit Parties or any of their Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OCC Stock Option Plan" means the Orbital Communications Corporation 1992 Stock Option Plan, as may be amended from time to time.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the chief financial and accounting officer of such Person.

     "ORBCOMM System" means ORBCOMM's global digital satellite communications system of LEO satellites and certain terrestrial facilities intended to provide two-way data and messaging communications services throughout the world.

     "Permitted Investment" means:

          (i) any Investment in any Credit Party or in any Wholly Owned Restricted Subsidiary of any Credit Party;

          (ii) any Investments in cash or Cash Equivalents;

          (iii) Investments by any of the Credit Parties or any of their Restricted Subsidiaries in a Person if, as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of any Credit Party; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Credit Party or any Restricted Subsidiary of any Credit Party;

          (iv) any Investment made as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders -- Limitation on Sales of Assets and Subsidiary Interests;"

          (v) any Investment made with Excess Proceeds remaining after the consummation of an Asset Sale Offer as described above under the caption "Repurchase at the Option of Holders -- Limitation on Sales of Assets and Subsidiary Interests;"

          (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the sum of (a) the aggregate amount of Investments at any one time outstanding under this clause (vi) and (b) the book value or Fair Market Value of all assets, businesses, divisions or other property of all Subsidiaries that are not Subsidiary Guarantors to exceed the greater of (x) $5 million or (y) 5% of the System Consolidated Net Worth;

          (vii) any Investment made by the Credit Parties or any of their Restricted Subsidiaries in any Unrestricted Subsidiary using the proceeds of a substantially concurrent contribution to the equity capital (other than a Disqualified Capital Contribution) of the Company, OCC and/or Teleglobe Mobile; and

          (viii) any Investment made by the Credit Parties or any of their Restricted Subsidiaries in a Related Business; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (viii) to exceed $5 million.

     "Permitted Liens" means:

          (i) Liens securing the Senior Notes;

          (ii) Liens in favor of the Credit Parties;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of the Credit Parties or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Credit Party or its Restricted Subsidiary;

          (iv) Liens on property existing at the time of acquisition thereof by any of the Credit Parties or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

          (vi) Liens existing on the Issue Date;

          (vii) Liens on inventory, accounts receivable or domestic and/or international gateways and related ground systems securing Indebtedness incurred under clause (vii) or (x) of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock", or securing Permitted Refinancing Indebtedness incurred pursuant to the Indenture to refinance Indebtedness incurred under clause (vii) or (x) of the covenant entitled "Incurrence of Indebtedness or Issuance of Restricted Subsidiary Disqualified Stock";

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

          (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledge Account" means the account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities.

     "Pledge Agreement" means the Pledge Agreement dated as of the date of the Indenture by and between the Issuers and the Collateral Agent governing the Pledge Account.

     "Pledged Securities" means the U.S. government securities purchased by the Issuers with a portion of the net proceeds from the Offering to be deposited in the Pledge Account and pledged as security for the Senior Notes.

     "Procurement Agreement" means the ORBCOMM System Procurement Agreement dated as of September 12, 1995, as the same may be amended, supplemented or otherwise modified from time to time.

     "Related Assets" means all assets used in connection with the design, development, procurement, installation, operation or marketing of satellite-based messaging and data communications systems and any activities or assets ancillary thereto.

     "Related Business" means any business relating to the design, procurement, installation and operation of satellite-based mobile messaging and data communications systems.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Revenue Participation Interest" means, as of any payment date, Revenue Participation Interest on the Notes accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Revenue Participation Interest previously accrued and the payment of which has been permitted to be deferred.

     "Semi-annual Period " means each period that begins on January 1 and ends on the next succeeding June 30 or each period that begins on July 1 and ends on the next succeeding December 31.

     "S&P" means Standard & Poor's Ratings Group.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Strategic Investor" shall mean for purposes of clause (iii) of the definition of "Change of Control" a Person (x) having a total market capitalization of at least $750 million and (y) having a long-term debt rating assigned by either of Moody's or S&P of investment grade.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

          (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means any Guarantee of the Issuers' obligations under the Indenture and the Senior Notes given by a Subsidiary Guarantor.

     "Subsidiary Guarantor" means ORBCOMM USA, ORBCOMM International and any Restricted Subsidiary of a Credit Party that has issued a Guarantee of the Issuers' obligations under the Indenture and the Senior Notes.

     "System Consolidated Net Worth" means the sum of (without duplication) the Consolidated Net Worth of each of the Credit Parties and reflecting the elimination of intercompany transactions.

     "System Revenue" means, for any period, the sum of (without duplication) the gross revenue of each of the Credit Parties and their Restricted Subsidiaries for such period and reflecting the elimination of intercompany transactions.

     "Tax Sharing Agreement" means the Tax Sharing Agreement between Orbital and OCC entered into on August 1, 1996.

     "Teleglobe Administrative Services Agreement" means the Administrative Services Agreement between the Company and Teleglobe to be entered into prior to the Issue Date.

     "Unrestricted Subsidiary" of a Person means any Subsidiary of such Person that is designated by such Person as an Unrestricted Subsidiary, but only if and for so long as such Subsidiary:

          (i) has no Indebtedness other than Non-Recourse Debt;

          (ii) is not party to any agreement, contract, arrangement or understanding with any of the Credit Parties or any Restricted Subsidiary of any of the Credit Parties unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Credit Party or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of any of the Credit Parties;

          (iii) is a Person with respect to which neither any Credit Party nor any of their Restricted Subsidiaries has any direct or indirect obligation:

             (1) to subscribe for additional Equity Interests; or

             (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of the Credit Parties or any of their Restricted Subsidiaries (other than Subsidiary Guarantees under the Indenture); and

          (v) in the case of a corporate entity or limited liability company, has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of any of the Credit Parties or any their Restricted Subsidiaries.

     "Voting Equity Interests" means the Equity Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (i) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (ii) the then outstanding principal of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more other Wholly Owned Restricted Subsidiaries of such Person; provided, however, that with respect to any Credit Party, the term "Wholly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary of such Credit Party all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by all of the Credit Parties, considered as one enterprise.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Exchange Notes to be issued as set forth herein will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the exchange of the Exchange Notes offered hereby (the "Closing Date") with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Exchange Notes that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Issuers expect that pursuant to procedures established by the
Depositary: (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note; and (ii) ownership of the Exchange Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Senior Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Senior Notes evidenced by the Global Note. Beneficial owners of Senior Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, and premium, interest on, any Senior Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Senior Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Senior Notes. The Issuers believe, however, that it is currently the policy of the Depositary to credit immediately the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Senior Notes would be subject to the legend requirements described herein under "Notice to

Investors." In addition, if: (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days; or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Senior Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Senior Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Senior Notes.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Senior Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Senior Notes represented by the Global Note be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuers expect that secondary trading in the Certificated Securities also will be settled in immediately available funds.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that participates in the Exchange Offer (a "Participating Broker-Dealer") and receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
            , 1996, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sale of Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such sale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

     The Issuers have agreed in the Registration Rights Agreement to indemnify each Participating Broker-Dealer reselling Exchange Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the Exchange Notes, including liabilities under the Securities Act, or to contribute to payments that such Participating Broker-Dealers may be required to make in respect thereof. The Issuers have agreed to pay all of the expenses incurred in this Exchange Offer, other than commissions or concessions of any participating Brokers-Dealers.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Latham & Watkins, counsel to the Company, has advised the Company that the following discussion expresses its opinion as to the material federal income tax consequences expected to result to holders whose Old Notes are exchanged for Exchange Notes in the Exchange Offer. The signed opinion of Latham & Watkins is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF OLD NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANG-

ING OLD NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The exchange of Old Notes for Exchange Notes should be treated as a "non-event" for federal income tax purposes because the Notes should not be considered to differ materially in kind or extent from the Old Notes. As a result, no material federal income tax consequences should result to holders exchanging Old Notes for Exchange Notes.

                                 LEGAL MATTERS

     The legality of the Exchange Notes offered hereby will be passed upon for the Issuers by Latham & Watkins, Washington, D.C.

                                    EXPERTS

     The financial statements of ORBCOMM Global, L.P., ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P. (development stage enterprises) as of December 31, 1995 and 1994, and for the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period from June 30, 1993 (date of inception) through December 31, 1995 and the financial statements of OCC as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the reports by KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement, and upon the authority of said firm in accounting and auditing. The financial statements of Teleglobe Mobile Partners as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995 have been included herein and in the Registration Statement in reliance upon the reports by Grant Thornton General Partnership Chartered Accountants appearing elsewhere herein and in the Registration Statement, and upon authority of said firm in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

ORBCOMM Global, L.P.
  Independent Auditors' Report.......................................................   F-3
  Statements of Assets, Liabilities and Partners' Capital, as of December 31, 1994
     and 1995 and June 30, 1996 (unaudited)..........................................   F-4
  Statements of Income and Expenses for the period June 30, 1993 (date of inception)
     through December 31, 1993, Years Ended December 31, 1994 and 1995, Total
     Accumulated During Development Stage through December 31, 1995, the Six Months
     Ended June 30, 1995 and 1996 (unaudited) and Total Accumulated During
     Development Stage through June 30, 1996 (unaudited).............................   F-5
  Statements of Cash Flows for the period June 30, 1993 (date of inception) through
     December 31, 1993, Years Ended December 31, 1994 and 1995, Total Cash Flows
     During Development Stage through December 31, 1995, the Six Months Ended June
     30, 1995 and 1996 (unaudited) and Total Cash Flows During Development Stage
     through June 30, 1996 (unaudited)...............................................   F-6
  Statements of Partners' Capital for the period June 30, 1993 (date of inception) to
     December 31, 1993, the Years Ended December 31, 1994 and 1995 and the Six Months
     Ended June 30, 1996 (unaudited).................................................   F-7
  Notes to Financial Statements......................................................   F-8
ORBCOMM USA, L.P.
  Independent Auditors' Report.......................................................   F-12
  Statements of Assets, Liabilities and Partners' Capital, as of December 31, 1994
     and 1995 and June 30, 1996 (unaudited)..........................................   F-13
  Statements of Income and Expenses for the period June 30, 1993 (date of inception)
     through December 31, 1993, Years Ended December 31, 1994 and 1995, Total
     Accumulated During Development Stage through December 31, 1995, the Six Months
     Ended June 30, 1995 and 1996 (unaudited) and Total Accumulated During
     Development Stage through June 30, 1996 (unaudited).............................   F-14
  Statements of Cash Flows for the period June 30, 1993 (date of inception) through
     December 31, 1993, Years Ended December 31, 1994 and 1995, Total Cash Flows
     During Development Stage through December 31, 1995, the Six Months Ended June
     30, 1995 and 1996 (unaudited) and Total Cash Flows During Development Stage
     through June 30, 1996 (unaudited)...............................................   F-15
  Statements of Partners' Capital for the period June 30, 1993 (date of inception) to
     December 31, 1993, Years Ended December 31, 1994 and 1995 and the Six Months
     Ended June 30, 1996 (unaudited).................................................   F-16
  Notes to Financial Statements......................................................   F-17
ORBCOMM International Partners, L.P.
  Independent Auditors' Report.......................................................   F-20
  Statements of Assets, Liabilities and Partners' Capital, as of December 31, 1994
     and 1995 and June 30, 1996 (unaudited)..........................................   F-21
  Statements of Income and Expenses for the period June 30, 1993 (date of inception)
     through December 31, 1993, Years Ended December 31, 1994 and 1995, Total
     Accumulated During Development Stage through December 31, 1995, the Six Months
     Ended June 30, 1995 and 1996 (unaudited) and Total Accumulated During
     Development Stage through June 30, 1996 (unaudited).............................   F-22
  Statements of Cash Flows for the period June 30, 1993 (date of inception) through
     December 31, 1993, Years Ended December 31, 1994 and 1995, Total Cash Flows
     During Development Stage through December 31, 1995, the Six Months Ended June
     30, 1995 and 1996 (unaudited) and Total Cash Flows During Development Stage
     through June 30, 1996 (unaudited)...............................................   F-23

  Statements of Partners' Capital for the period June 30, 1993 (date of inception) to
     December 31, 1993, Years Ended December 31, 1994 and 1995 and the Six Months
     Ended June 30, 1996 (unaudited).................................................   F-24
  Notes to Financial Statements......................................................   F-25
Orbital Communications Corporation
  Independent Auditors' Report.......................................................   F-28
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996
     (unaudited).....................................................................   F-29
  Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994
     and 1995, and the Six Months Ended June 30, 1995 and 1996 (unaudited)...........   F-30
  Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
     December 31, 1993, 1994 and 1995, and the Six Months Ended June 30, 1996
     (unaudited).....................................................................   F-31
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994
     and 1995, and the Six Months Ended June 30, 1995 and 1996 (unaudited)...........   F-32
  Notes to Consolidated Financial Statements.........................................   F-33
Teleglobe Mobile Partners
  Auditors' Report...................................................................   F-39
  Consolidated Balance Sheet as of December 31, 1994 and 1995 and June 30, 1996
     (unaudited).....................................................................   F-40
  Consolidated Income for the period July 21, 1993 (date of inception) through
     December 31, 1993, Years Ended December 31, 1994 and 1995, Total Accumulated
     During Development Stage through December 31, 1995, the Six Months Ended June
     30, 1995 and 1996 (unaudited) and Total Accumulated During Development Stage
     through June 30, 1996 (unaudited)...............................................   F-41
  Consolidated Partners' Capital for the period July 21, 1993 (date of inception) to
     December 31, 1993, Years Ended December 31, 1994 and 1995 and the Six Months
     Ended June 30, 1996 (unaudited).................................................   F-42
  Changes in Financial Position for the period July 21, 1993 (date of inception)
     through December 31, 1993, Years Ended December 31, 1994 and 1995, Total Changes
     During Development Stage through December 31, 1995, the Six Months Ended June
     30, 1995 and 1996 (unaudited) and Total Changes During Development Stage through
     June 30, 1996 (unaudited).......................................................   F-43
  Notes to Consolidated Financial Statements.........................................   F-44

                          INDEPENDENT AUDITORS' REPORT

The Partners
  ORBCOMM Global, L.P.:

     We have audited the accompanying statements of assets, liabilities and partners' capital of ORBCOMM Global, L.P. (the "Company") (a development stage enterprise) as of December 31, 1995 and 1994, and the related statements of income and expenses, partners' capital, and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period from June 30, 1993 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (a development stage enterprise) as of December 31, 1995 and 1994, and the results of its income and expenses, partners' capital and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) through December 31, 1993 and for the period from June 30, 1993 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP
Washington, DC
January 26, 1996

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL

                                                              DECEMBER 31,
                                                       ---------------------------      JUNE 30,
                                                          1994            1995            1996
                                                       -----------    ------------    ------------
                                                                                      (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
     Cash and Cash Equivalents......................   $ 5,000,000    $  1,784,950    $  1,038,650
     Receivable -- Orbital Communications
       Corporation..................................             0               0         112,374
     Receivable -- Other............................             0               0           3,409
     Inventory......................................             0         446,684         883,761
                                                       -----------    ------------    ------------
          Total Current Assets......................     5,000,000       2,231,634       2,038,194
MOBILE COMMUNICATIONS SATELLITE SYSTEM, less
  accumulated depreciation of $3,041,850 at June 30,
  1996 and none as of December 31, 1995 and 1994....    68,646,861     106,989,940     132,895,831
INVESTMENTS IN AND ADVANCES TO
  AFFILIATES........................................             0        (191,916)       (107,699)
                                                       -----------    ------------    ------------
          TOTAL ASSETS..............................    73,646,861     109,029,658     134,826,326
                                                       ===========    ============    ============
                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
     Current Portion of Long-Term Debt..............       825,572         904,811         947,237
     Accounts Payable...............................     2,270,775       4,037,675       5,872,343
     Accrued Expenses...............................     7,866,668       6,116,314       6,515,545
     Deferred Revenue...............................             0         100,000         100,000
                                                       -----------    ------------    ------------
          Total Current Liabilities.................    10,963,015      11,158,800      13,435,125
     Long-Term Debt (Note 3)........................     4,174,428       3,269,619       2,785,152
                                                       -----------    ------------    ------------
          Total Liabilities.........................    15,137,443      14,428,419      16,220,277
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
     General Partners:
          Teleglobe Mobile Partners.................     9,753,730       8,767,008       4,269,413
          Orbital Communications Corporation........     9,753,730       8,767,008       4,269,412
                                                       -----------    ------------    ------------
          Total General Partners' Capital...........    19,507,460      17,534,016       8,538,825
     Limited Partners:
          Teleglobe Mobile Partners.................             0      24,750,000      49,179,767
          Orbital Communications Corporation........    39,001,958      52,317,223      60,887,457
                                                       -----------    ------------    ------------
          Total Limited Partners' Capital...........    39,001,958      77,067,223     110,067,224
                                                       -----------    ------------    ------------
          Total Partners' Capital...................    58,509,418      94,601,239     118,606,049
                                                       -----------    ------------    ------------
          TOTAL LIABILITIES AND PARTNERS' CAPITAL...   $73,646,861    $109,029,658    $134,826,326
                                                       ===========    ============    ============

              (See accompanying notes to the financial statements)

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF INCOME AND EXPENSES

                                                                         TOTAL                                         TOTAL
                                                                      ACCUMULATED                                   ACCUMULATED
                     JUNE 30, 1993                                       DURING                                       DURING
                        (DATE OF                                      DEVELOPMENT                                   DEVELOPMENT
                       INCEPTION)               YEAR ENDED               STAGE                SIX MONTHS               STAGE
                        THROUGH                DECEMBER 31,             THROUGH             ENDED JUNE 30,            THROUGH
                      DECEMBER 31,    -----------------------------   DECEMBER 31,   ---------------------------      JUNE 30,
                          1993           1994             1995            1995           1995           1996            1996
                     --------------   ------------   --------------   ------------   ------------   ------------   --------------
                                                                                             (UNAUDITED)            (UNAUDITED)
INCOME:
  Product
       Sales........       $0            $     0        $       0     $        0       $      0    $    54,615       $    54,615
  Distribution
       Fees.........        0                  0          900,000        900,000        600,000              0       $   900,000
  Interest
       Income.......        0                  0           58,415         58,415         34,915         17,212            75,627
                           --            -------        ---------     ----------       --------    -----------       -----------
       Total
         Income.....        0                  0          958,415        958,415        634,915         71,827         1,030,242
EXPENSES:
  Cost of
       Product
       Sales........        0                  0                0              0              0         54,615            54,615
  Engineering
       Expenses.....        0                  0                0              0              0      2,084,820         2,084,820
  Administrative
       Expenses.....        0              9,062           49,943         59,005              0      2,275,462         2,334,467
  Depreciation......        0                  0                0              0              0      3,041,850         3,041,850
Equity in Earnings
  (Losses) of
  Affiliates........        0                  0         (853,270)      (853,270)             0     (1,610,271)       (2,463,541)
                           --            -------        ---------     ----------       --------    -----------       -----------
EXCESS
  (DEFICIENCY) OF
  INCOME OVER
  EXPENSES..........       $0            $(9,062)       $  55,202      $  46,140       $634,915    $(8,995,191)      $ 8,949,051)
                           ==            =======        =========      =========       ========    ===========       ===========

              (See accompanying notes to the financial statements)

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                         TOTAL                                           TOTAL
                                                                      CASH FLOWS                                       CASH FLOWS
                    JUNE 30, 1993                                       DURING                                           DURING
                      (DATE OF                                        DEVELOPMENT                                     DEVELOPMENT
                     INCEPTION)               YEAR ENDED                 STAGE                 SIX MONTHS                STAGE
                       THROUGH               DECEMBER 31,               THROUGH              ENDED JUNE 30,             THROUGH
                    DECEMBER 31,    ------------------------------   DECEMBER 31,     ----------------------------      JUNE 30,
                        1993            1994             1995            1995             1995            1996            1996
                    -------------   -------------    -------------   -------------    ------------    ------------   -------------
                                                                                            (UNAUDITED)              (UNAUDITED)
CASH FLOWS  FROM
 OPERATING
 ACTIVITIES:
Excess
 (deficiency)
 of income over
 expenses............  $          0     $   (9,062)  $      55,202    $      46,140   $    634,915   $ (8,995,191)  $  (8,949,051)
ADJUSTMENTS
 TO RECONCILE
 EXCESS (DEFICIENCY)
 OF INCOME OVER
 EXPENSES TO NET
 CASH PROVIDED BY
 (USED IN)
 OPERATING
 ACTIVITIES:
   Depreciation......             0              0               0                0              0      3,041,850       3,041,850
   Equity in
     losses of
     affiliate.......             0              0         853,270          853,270              0      1,610,271       2,463,541
   (Increase) in
     receivable --
     Orbital
     Communication
     Corporation.....             0              0               0                0              0       (112,374)       (112,374)
   (Increase) in
     receivable --
     Other...........             0              0               0                0              0         (3,409)         (3,409)
   (Increase) in
     inventory.......             0              0        (446,684)        (446,684)             0       (437,077)       (883,761)
   Increase in
     accounts
     payabl..........             0      2,270,775       1,766,900        4,037,675        409,650      1,834,668       5,872,343
   Increase in
     deferred
     revenue.........             0              0         100,000          100,000        400,000              0         100,000
   Increase (decrease)
     in accrued
     expenses........             0      7,866,668      (1,750,354)       6,116,314        338,147        399,231       6,515,545
   (Increase)
     decrease in
     prepaid contract
     costs...........    (3,740,802)     3,740,802               0                0              0              0               0
                        ------------   ------------   ------------    -------------   ------------    -----------   -------------
       NET CASH
        PROVIDED
        BY (USED
        IN) OPERATING
        ACTIVITIES...    (3,740,802)    13,869,183         578,334       10,706,715      1,782,712     (2,662,031)      8,044,684
                       ------------   ------------    ------------    -------------   ------------   ------------   -------------
CASH FLOWS  FROM
 INVESTING
 ACTIVITIES:
   Capital
   expenditures......   (43,924,717)   (24,722,144)    (38,343,079)    (106,989,940)   (11,006,197)   (28,947,741)   (135,937,681)
   Decrease in
    amount due from
    affiliates.......             0              0        (661,354)        (661,354)             0     (1,694,488)     (2,355,842)
                       ------------   ------------    ------------    -------------   ------------   ------------    -------------
       NET CASH
        PROVIDED
        BY (USED IN)
        INVESTING
        ACTIVITIES...   (43,924,717)   (24,722,144)    (39,004,433)    (107,651,294)   (11,006,197)   (30,642,229)   (138,293,523)
                       ------------   ------------    ------------    -------------   ------------   ------------   -------------
CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
  Proceeds from
   issuance of
   long-term
   debt..............             0      5,000,000               0        5,000,000              0              0       5,000,000
   Repayment of
    long-term
    debt.............             0              0        (825,570)        (825,570)      (335,340)      (442,041)     (1,267,611)
   Partners'
   contributions.....    48,148,997     10,852,961      38,065,265       97,067,223      4,584,886     33,000,001     130,067,224
   Financing fees
     paid............      (483,478)             0      (2,028,646)      (2,512,124)             0              0      (2,512,124)
                       ------------   ------------    ------------    -------------   ------------   ------------   -------------
       NET CASH
        PROVIDED BY
        (USED IN)
        FINANCING
        ACTIVITIES...    47,665,519     15,852,961      35,211,049       98,729,529      4,249,546     32,557,960     131,287,489
                       ------------   ------------    ------------    -------------   ------------   ------------   -------------
NET INCREASE
 (DECREASE)
 IN CASH AND
 CASH EQUIVALENTS....             0      5,000,000      (3,215,050)       1,784,950     (4,973,939)      (746,300)      1,038,650
CASH AND CASH
 EQUIVALENTS
   Beginning of
    period...........             0              0       5,000,000                0      5,000,000      1,784,950               0
                       ------------   ------------    ------------    -------------   ------------   ------------   -------------
CASH AND CASH
 EQUIVALENTS
   End of
    period...........  $          0   $  5,000,000    $  1,784,950    $   1,784,950   $     26,061   $  1,038,650   $   1,038,650
                       ============   ============    ============    =============   ============   ============   =============
SUPPLEMENTAL CASH
 FLOW DISCLOSURE:
  Interest
    paid.............  $          0   $          0    $    425,765    $     425,765   $    222,338   $    183,626   $     609,391
                       ============   ============    ============    =============   ============   ============   =============

              (See accompanying notes to the financial statements)

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENTS OF PARTNERS' CAPITAL

                                   GENERAL PARTNERS                 LIMITED PARTNERS
                             -----------------------------    -----------------------------
                              TELEGLOBE        ORBITAL         TELEGLOBE        ORBITAL
                               MOBILE       COMMUNICATIONS      MOBILE       COMMUNICATIONS
                              PARTNERS       CORPORATION       PARTNERS       CORPORATION         TOTAL
                             -----------    --------------    -----------    --------------    ------------
Capital contributions.....   $10,000,000     $ 10,000,000     $         0     $ 28,148,997     $ 48,148,997
Excess (deficiency) of
  income over expenses....             0                0               0                0                0
Financing fees............      (241,739)        (241,739)              0                0         (483,478)
                             -----------     ------------     -----------    -------------     ------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1993.......     9,758,261        9,758,261               0       28,148,997       47,665,519
Capital contributions.....             0                0               0       10,852,961       10,852,961
Excess (deficiency) of
  income over expenses....        (4,531)          (4,531)              0                0           (9,062)
                             -----------     ------------     -----------    -------------     ------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1994.......     9,753,730        9,753,730               0       39,001,958       58,509,418
Capital contributions.....             0                0      24,750,000       13,315,265       38,065,265
Excess (deficiency) of
  income over expenses....        27,601           27,601               0                0           55,202
Financing fees............    (1,014,323)      (1,014,323)              0                0       (2,028,646)
                             -----------     ------------     -----------    -------------     ------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1995.......     8,767,008        8,767,008      24,750,000       52,317,223       94,601,239
Capital contributions.....             0                0      24,429,767        8,570,234       33,000,001
Excess (deficiency) of
  income over expenses....    (4,497,595)      (4,497,596)              0                0       (8,995,191)
                             -----------     ------------     -----------     ------------     ------------
PARTNERS' CAPITAL, JUNE
  30, 1996 (UNAUDITED)....   $ 4,269,413     $  4,269,412     $49,179,767     $ 60,887,457     $118,606,049
                             ===========     ============     ===========     ============     ============

              (See accompanying notes to the financial statements)

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

(1)  THE ORBCOMM SYSTEM

  Organization

     In 1993, Orbital Communications Corporation ("OCC"), a majority owned subsidiary of Orbital Sciences Corporation ("Orbital"), and Teleglobe Mobile Partners ("Teleglobe Mobile"), a partnership established by affiliates of Teleglobe Inc. ("Teleglobe"), formed ORBCOMM Global, L.P. ("ORBCOMM" or "the Company"), a Delaware limited partnership.

     Pursuant to the terms of the Agreement of Limited Partnership of the Company, action by the Company generally requires the approval of General Partners holding a majority of the Participation Percentages held by the General Partners. OCC and Teleglobe Mobile each holds 50% of the Participation Percentages in the Company, with the result that the approval of both OCC and Teleglobe Mobile is generally necessary for the Company to act.

     The Company is a 98% noncontrolling General Partner in ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International"), two partnerships formed to market the ORBCOMM System services in the United States and internationally, respectively.

  The ORBCOMM System Description

     The Company was created for the design, development, construction, integration, testing and operation of the ORBCOMM System. The Company intends to construct and implement the initial 28-satellite ORBCOMM System in two phases: the ORBCOMM Phase 1A System, consisting of the worldwide network operations center (including the satellite management system), the U.S. Gateway control center, four U.S. Earth stations and two satellites; and the ORBCOMM Phase 1B System consisting of the ORBCOMM Phase 1A System, three additional planes each consisting of eight satellites and one plane consisting of two high-inclination satellites.

     Orbital is the primary supplier of the communications satellites, launch vehicles and U.S. ground systems and successfully launched the Phase 1A satellites in April 1995. The Phase 1A System began commercial intermittent service in 1996.

  The System Charge

     OCC is obligated to pay to the Company a System Charge in consideration of the construction and financing of the ORBCOMM System Assets by the Company. Teleglobe Mobile is obligated to pay to the Company a System Charge in consideration of the Company's grant to Teleglobe Mobile of the right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States.

  Regulatory Status

     Construction and operation of communications satellites in the United States requires licenses from the Federal Communications Commission ("FCC"). OCC has been granted full operational authority for the ORBCOMM System by the FCC. Similar licenses are required from foreign regulatory authorities to permit ORBCOMM System services to be offered outside the United States. Primary responsibility for obtaining licenses outside the United States will reside with the various International Licensees.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The Company is in its development stage, devoting substantially all of its efforts to establishing a new communications business. The Company's planned principal operations are expected to commence in 1998.

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles in the United States.

     In the opinion of management, the accompanying unaudited interim financial information reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation thereof. Operating results for the six-month periods ended June 30, 1996 and 1995 are not necessarily indicative of the results expected for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Depreciation and Recoverability of Long-Lived Assets

     Depreciation is provided over an asset's estimated economic useful life using the straight-line method as follows:

        Space Segment Assets:            lesser of five years or estimated life of the satellite
        Ground Segment Assets:           10 years
        Furniture and Equipment:         3 to 10 years

     The Company anticipates depreciating the ORBCOMM System over the estimated economic useful lives of the various ORBCOMM System components once the ORBCOMM System is placed in service. The Phase 1A System, which includes the worldwide network operations center (including the satellite management system), the U.S. Gateway control center, four U.S. Earth stations and two satellites, was placed in service at the beginning of 1996, at which time the Company began depreciating those assets. The Company anticipates that the ORBCOMM Phase 1B System will become fully operational in 1998.

     The Company's policy is to review its long-lived assets, including its satellite systems, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes an impairment loss when the sum of the expected future cash flows is less than the carrying amount of the asset. Given the inherent technical and commercial risks within the space communications industry, it is reasonably possible that the Company's current estimate that it will recover the carrying amount of its long-lived assets from future operations may change.

  Investments in Affiliates

     Pursuant to the terms of ORBCOMM USA's and ORBCOMM International's partnership agreements, OCC controls the operational and financial affairs of ORBCOMM USA and Teleglobe Mobile controls the operational and financial affairs of ORBCOMM International. The Company, however, significantly influences both marketing partnerships. Accordingly, the Company is accounting for its investments in ORBCOMM USA and ORBCOMM International using the equity method.

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Pursuant to the equity method of accounting, the Company's carrying amount of an investment is initially recorded at cost and is increased to reflect its share of the affiliate's income, and is reduced to reflect its share of the affiliate's losses. The Company's investment is also increased to reflect contributions to, and reduced to reflect distributions from, such affiliates.

  Income Taxes

     As a partnership, Federal and state income taxes are the direct responsibility of each partner. Accordingly, no income taxes have been recorded in the accompanying financial statements.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventory

     Inventory is stated at lower of cost, determined on the specific identification basis, or market and generally represents amounts paid to subcontractors for subscriber communicators.

  Fair Value of Financial Instruments

     The carrying value of the Company's cash and cash equivalents, receivables, and accounts payables approximates fair value since all such instruments are short-term in nature. Fair value for the Company's secured note payable is determined based on current rates offered for debt of similar remaining maturities. At June 30, 1995 (unaudited) and 1996 (unaudited), and December 31, 1994 and 1995, the fair value for the secured note payable approximated carrying value.

  Mobile Communications Satellite System Under Construction

     During the construction of the ORBCOMM System, the Company is capitalizing substantially all such construction costs. Additionally, interest costs of $222,338, $183,626 and $425,765 has been capitalized as a part of the historical cost of the ORBCOMM System at June 30, 1995 (unaudited) and 1996 (unaudited) and December 31, 1995, respectively (none in 1994).

  Revenue Recognition

     The Company provides subscriber communicator hardware to ORBCOMM USA and ORBCOMM International at cost. Revenue is recognized when products are shipped or when clients have accepted the products or services, depending on contractual terms. Contract revenues and receivables are recognized and accrued as contract costs are incurred. Related contract expenses incurred in providing U.S. Marketing Services are recognized on the accrual basis of accounting.

     The Company generally recognizes fees from international service license agreements ratably over the term of the agreement, or when the Company's obligations under the agreement are substantially complete.

(3)  LONG-TERM DEBT

     The Company has a $5,000,000 secured note outstanding with a financial institution, which bears interest at 9.2% per annum and is due in monthly principal and interest installments of $104,278 through

                              ORBCOMM GLOBAL, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3)  LONG-TERM DEBT -- (CONTINUED)
December 1999. The note is secured by equipment located at certain of the U.S. Earth stations, network operations center and satellite control center, and is guaranteed by Orbital.

(4)  RELATED PARTY TRANSACTIONS

     The Company paid Orbital approximately $15,800,000, $25,000,000, $48,000,000, $11,000,000, and $38,000,000 for the period ended June 30, 1995
(unaudited) and 1996 (unaudited) and the period June 30, 1993 (date of inception) through December 31, 1993, and the years ended December 31, 1994 and 1995, respectively, for work performed pursuant to the ORBCOMM System Design, Development, and Operations Agreement (for the ORBCOMM Phase 1A System) and the ORBCOMM System Procurement Agreement (for the ORBCOMM Phase 1B System) and the Administrative Services Agreement (for provision of ongoing support to the Company).

     At June 30, 1996 (unaudited), the Company has a receivable of approximately $112,000 for a bonus payment to the Company's employees paid on behalf of OCC for employees previously employed by OCC (none for the periods ended December 31, 1995 and 1994).

(5)  SUBSEQUENT EVENTS

     In August 1996, ORBCOMM and ORBCOMM Global Capital Corp. (the "Issuers") issued $170,000,000 of Senior Notes due in 2004 with Revenue Participation Interest (the "Notes"). Revenue Participation Interest represents an aggregate amount equal to 5.0% of the ORBCOMM System revenue and is payable on the Notes on each interest payment date subject to certain covenant restrictions. Interest on the Notes will accrue at a rate of 14% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997. The obligations of the Issuers under the Notes will be jointly and severally guaranteed by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International. Upon closing, the Company used a portion of the net proceeds from the sale of the Notes to purchase a portfolio of United States government securities to provide for payment in full of interest on the Notes through August 15, 1998 (estimated at approximately $44.8 million).

                          INDEPENDENT AUDITORS' REPORT

The Partners
  ORBCOMM USA, L.P.:

     We have audited the accompanying statements of assets, liabilities and partners' capital of ORBCOMM USA, L.P. ("ORBCOMM USA") (a development stage enterprise) as of December 31, 1995 and 1994, and the related statements of income and expenses, partners' capital, and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period from June 30, 1993 (date of inception) through December 31, 1995. These financial statements are the responsibility of ORBCOMM USA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ORBCOMM USA (a development stage enterprise) as of December 31, 1995 and 1994, and the results of its income and expenses, partners' capital and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period June 30, 1993 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Washington, DC
January 26, 1996

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL

                                                                  DECEMBER 31,
                                                              --------------------      JUNE 30,
                                                               1994        1995           1996
                                                              -------    ---------    ------------
                                                                                      (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
     Cash and Cash Equivalents.............................   $10,000    $  10,000      $  104,536
     Receivable -- Orbital Communications Corporation......         0            0           9,427
     Receivable -- Trade...................................         0            0          49,199
                                                              -------    ---------      ----------
          TOTAL ASSETS.....................................    10,000       10,000         163,162
                                                              =======    =========      ==========
                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
     Accounts Payable......................................         0      177,100          27,418
     Other Current Liabilities.............................         0       32,230         132,233
                                                              -------    ---------      ----------
          Total Current Liabilities........................         0      209,330         159,651
Amount Due to ORBCOMM Global, L.P..........................         0      661,354       2,102,312
                                                              -------    ---------      ----------
          Total Liabilities................................         0      870,684       2,261,963
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
     General Partners:
          Teleglobe Mobile Partners........................     1,500            0               0
          Orbital Communications Corporation...............     8,500      (17,214)        (41,976)
          ORBCOMM Global, L.P..............................         0     (843,470)     (2,056,825)
                                                              -------    ---------      ----------
               Total General Partners' Capital.............    10,000     (860,684)     (2,098,801)
                                                              -------    ---------      ----------
          TOTAL LIABILITIES AND PARTNERS' CAPITAL..........   $10,000    $  10,000      $  163,162
                                                              =======    =========      ==========

              (See accompanying notes to the financial statements)

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF INCOME AND EXPENSES

                                                                         TOTAL                                           TOTAL
                        JUNE 30,                                      ACCUMULATED                                     ACCUMULATED
                          1993                                           DURING                                         DURING
                        (DATE OF                                      DEVELOPMENT                                     DEVELOPMENT
                       INCEPTION)              YEAR ENDED                STAGE                 SIX MONTHS                STAGE
                        THROUGH               DECEMBER 31,              THROUGH              ENDED JUNE 30,             THROUGH
                      DECEMBER 31,    ----------------------------    DECEMBER 31,    ----------------------------     JUNE 30,
                          1993            1994            1995            1995            1995            1996           1996
                      ------------    ------------    ------------    ------------    ------------    ------------    -----------
                                                                                              (UNAUDITED)             (UNAUDITED)
INCOME:
    Product
      Sales........     $      0       $         0     $         0     $        0       $        0    $     49,140    $    49,140
    Contract
      Revenues.....      749,262         2,093,289       1,360,328      4,202,879          885,801               0      4,202,879
    Service
      Revenues.....            0                 0               0              0                0           1,696          1,696
                        --------       -----------     -----------     ----------       ----------    ------------    -----------
        TOTAL
          INCOME...      749,262         2,093,289       1,360,328      4,202,879          885,801          50,836      4,253,715
EXPENSES:
    Cost of product
      sales........            0                 0               0              0                0          47,895         47,895
    Administrative
      Expenses.....      749,262         2,093,289       2,231,012      5,073,563          885,801       1,241,058      6,314,621
                        --------       -----------     -----------     ----------       ----------    ------------    -----------
        TOTAL
        EXPENSES...      749,262         2,093,289       2,231,012      5,073,563          885,801       1,288,953      6,362,516
                        --------       -----------     -----------     ----------       ----------    ------------    -----------
EXCESS (DEFICIENCY)
  OF INCOME OVER
  EXPENSES.........     $      0       $         0     $  (870,684)    $ (870,684)      $        0    $ (1,238,117)   $(2,108,801)
                        ========       ===========     ===========     ==========       ==========    ============    ===========

              (See accompanying notes to the financial statements)

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                             TOTAL                                       TOTAL
                                                                           CASH FLOWS                                  CASH FLOWS
                            JUNE 30, 1993                                    DURING                                      DURING
                              (DATE OF                                     DEVELOPMENT                                 DEVELOPMENT
                             INCEPTION)                YEAR ENDED             STAGE               SIX MONTHS              STAGE
                              THROUGH                 DECEMBER 31,           THROUGH            ENDED MARCH 31,          THROUGH
                            DECEMBER 31,        ----------------------    DECEMBER 31,     -----------------------      JUNE 30,
                                1993             1994           1995          1995          1995            1996          1996
                            ------------        ------        --------    ------------     ------        ---------    ------------
                                                                                                (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Excess (deficiency)
  of income over
  expenses................     $     0          $     0      $(870,684)    $(870,684)      $     0    $(1,238,117)   $(2,108,801)
ADJUSTMENTS TO RECONCILE
  EXCESS (DEFICIENCY)
  OF INCOME OVER EXPENSES
  TO NET CASH PROVIDED
  BY (USED IN) OPERATING
  ACTIVITIES:
   (Increase) in
      receivable --
     Orbital
      Communications
      Corporation.........           0                0              0             0             0         (9,427)        (9,427)
   (Increase)in
      receivable --
     Trade................           0                0              0             0             0        (49,199)       (49,199)
     Increase (decrease)
      in accounts
      payable.............           0                0        177,100       177,100             0       (149,682)        27,418
     Increase in other
      current
      liabilities.........           0                0         32,230        32,230             0        100,003        132,233
                               -------          -------      ---------     ---------       -------    -----------    -----------
        NET CASH USED
          IN OPERATING
          ACTIVITIES......           0                0       (661,354)     (661,354)            0     (1,346,422)    (2,007,776)
                               -------          -------      ---------     ---------       -------    -----------    -----------
CASH FLOWS FROM
  FINANCING ACTIVITIES:
   Partners'
    Contribution..........      10,000                0              0        10,000             0              0         10,000
   Increase in amount due
    to ORBCOMM Global
     L.P..................           0                0        661,354       661,354             0      1,440,958      2,102,312
                               -------          -------      ---------     ---------       -------    -----------    -----------
        NET CASH PROVIDED
          BY FINANCING
          ACTIVITIES......      10,000                0        661,354       671,354             0      1,440,958      2,112,312
                               -------          -------      ---------     ---------       -------    -----------    -----------
NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS.............      10,000                0              0        10,000             0         94,536        104,536
CASH AND CASH EQUIVALENTS
   Beginning of period....           0           10,000         10,000             0        10,000         10,000              0
                               -------          -------      ---------     ---------       -------    -----------    -----------
CASH AND CASH EQUIVALENTS
    End of period.........     $10,000          $10,000      $  10,000     $  10,000       $10,000    $   104,536    $   104,536
                               =======          =======      =========     =========       =======    ===========    ===========

              (See accompanying notes to the financial statements)

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENTS OF PARTNERS' CAPITAL

                                                            GENERAL PARTNERS
                                               -------------------------------------------
                                               TELEGLOBE        ORBITAL          ORBCOMM
                                                MOBILE      COMMUNICATIONS       GLOBAL
                                               PARTNERS       CORPORATION         L.P.           TOTAL
                                               ---------    ---------------    -----------    -----------
Capital contributions.......................    $ 1,500        $   8,500       $         0    $    10,000
Excess (deficiency) of income over
  expenses..................................          0                0                 0              0
                                                -------        ---------       -----------    -----------
PARTNERS' CAPITAL, DECEMBER 31, 1993........      1,500            8,500                 0         10,000
Capital contributions.......................          0                0                 0              0
Excess (deficiency) of income over
  expenses..................................          0                0                 0              0
                                                -------        ---------       -----------    -----------
PARTNERS' CAPITAL, DECEMBER 31, 1994........      1,500            8,500                 0         10,000
Capital transfer............................     (1,500)          (8,300)            9,800              0
Excess (deficiency) of income over
  expenses..................................          0          (17,414)         (853,270)      (870,684)
                                                -------        ---------       -----------    -----------
PARTNERS' CAPITAL, DECEMBER 31, 1995........          0          (17,214)         (843,470)      (860,684)
Excess (deficiency) of income over
  expenses..................................          0          (24,762)       (1,213,355)    (1,238,117)
                                                -------        ---------       -----------    -----------
PARTNERS' CAPITAL, JUNE 30, 1996
  (UNAUDITED)...............................    $     0        $ (41,976)      $(2,056,825)   $(2,098,801)
                                                =======        =========       ===========    ===========

              (See accompanying notes to the financial statements)

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

(1)  THE ORBCOMM SYSTEM

  Organization

     In 1993, Orbital Communications Corporation ("OCC"), a majority owned subsidiary of Orbital Sciences Corporation ("Orbital"), and Teleglobe Mobile Partners ("Teleglobe Mobile"), a partnership established by affiliates of Teleglobe Inc. ("Teleglobe"), formed ORBCOMM Global, L.P. ("ORBCOMM"), a Delaware limited partnership.

     OCC and Teleglobe Mobile also formed two marketing partnerships, ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International"), to market the ORBCOMM System services in the United States and internationally, respectively. In 1995, ORBCOMM became a 98% General Partner in ORBCOMM USA, reducing OCC's General Partner interest to 2% and eliminating Teleglobe Mobile's interest entirely.

     Pursuant to the terms of the Agreement of Limited Partnership of ORBCOMM USA between OCC and ORBCOMM, action by ORBCOMM USA generally requires the approval of General Partners holding a majority of the participating interests held by the General Partners, with OCC and Teleglobe Mobile each voting their direct and indirect Participation Percentages as a whole. OCC and Teleglobe Mobile each currently holds 51% and 49%, respectively, of the direct and indirect participating interests in ORBCOMM USA.

  The ORBCOMM System Description

     ORBCOMM was created for the design, development, construction, integration, testing and operation of a global digital satellite communications system of low-Earth orbiting mobile satellites and certain terrestrial facilities intended to provide two-way data and messaging communications services throughout the world ("the ORBCOMM System"). ORBCOMM intends to construct and implement the initial 28-satellite ORBCOMM System in two phases: the ORBCOMM Phase 1A System, consisting of the worldwide network operations center (including the satellite management system), the U.S. Gateway control center, four U.S. Earth stations and two satellites ("the ORBCOMM Phase 1A System"); and the ORBCOMM Phase 1B System, consisting of the ORBCOMM Phase 1A System, three additional planes each consisting of eight additional satellites and one plane consisting of two high-inclination satellites ("the ORBCOMM Phase 1B System").

     Orbital is the primary supplier of the communications satellites, launch vehicles and U.S. ground systems and successfully launched the satellites of the ORBCOMM Phase 1A in April 1995. The ORBCOMM Phase 1A System began commercial intermittent service in 1996.

  The Output Capacity Charge and the U.S. Marketing Services

     Pursuant to the terms of the System Charge Agreement between OCC and ORBCOMM USA, OCC has granted to ORBCOMM USA the exclusive right in the United States to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the ORBCOMM System assets located in the United States for a period of 20 years. In consideration of this grant, ORBCOMM USA has agreed to pay to OCC an output capacity charge.

     Additionally, pursuant to the terms of the System Charge Agreement, through September 12, 1995, ORBCOMM USA furnished all management, labor, facilities and materials necessary to perform, on a best efforts basis, certain marketing services in the United States (the "U.S. Marketing Services"), on a cost-reimbursable basis. The U.S. Marketing Services portion of the Marketing Agreement expired on September 12, 1995.

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(1)  THE ORBCOMM SYSTEM -- (CONTINUED)
  Regulatory Status

     Construction and operation of communications satellites in the United States requires licenses from the Federal Communications Commission ("FCC"). OCC has been granted full operational authority for the ORBCOMM System by the FCC. Similar licenses are required from foreign regulatory authorities to permit ORBCOMM System services to be offered outside the United States. Primary responsibility for obtaining licenses outside the United States will reside with the various International Licensees.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     ORBCOMM USA is in its development stage, devoting substantially all of its efforts to establishing commercial and governmental markets in the United States for the ORBCOMM System. ORBCOMM USA's planned principal operations are expected to commence in 1998. The accompanying financial statements of ORBCOMM USA have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles in the United States.

     In the opinion of management, the accompanying unaudited interim financial information reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation thereof. Operating results for the six-month periods ended June 30, 1996 and 1995 are not necessarily indicative of the results expected for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Income Taxes

     As a partnership, Federal and state income taxes are the direct responsibility of each partner. Accordingly, no income taxes have been recorded in the accompanying financial statements.

  Cash and Cash Equivalents

     ORBCOMM USA considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Revenue Recognition

     ORBCOMM USA provides subscriber communicator hardware to commercial companies. Revenue is recognized when products are shipped or when clients have accepted the products or services, depending on contractual terms. Contract revenues and receivables are recognized and accrued as contract costs are incurred. Related contract expenses incurred in providing U.S. Marketing Services are recognized on the accrual basis of accounting.

                               ORBCOMM USA, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3)  RELATED PARTY TRANSACTIONS

     Payments to ORBCOMM USA for U.S. Marketing Services are based on ORBCOMM USA's monthly costs incurred. For the periods June 30, 1995 (unaudited) and 1996 (unaudited) and for the period June 30, 1993 (date of inception) through December 31, 1993, and the years ended December 31, 1994, and 1995, ORBCOMM USA received approximately $886,000, $0, $749,000, $2,093,000, and $1,360,000,
respectively, from OCC as reimbursement of costs for U.S. Marketing Services.

     At June 30, 1996 (unaudited), ORBCOMM USA has a receivable of approximately $9,400, for bonus payments to ORBCOMM USA employees paid on behalf of OCC for employees previously employed by OCC (none for the periods ended December 31, 1995 and 1994).

     At June 30, 1996 (unaudited) and December 31, 1995 and 1994, ORBCOMM USA has a payable of approximately $2,102,000, $661,000, and $0, respectively, to ORBCOMM for amounts advanced to support ORBCOMM USA establish commercial and government markets. ORBCOMM USA is currently in development stage and obtains funds to support operations through advances from ORBCOMM.

(4)  SUBSEQUENT EVENTS

     In August 1996, ORBCOMM and ORBCOMM Global Capital Corp. (the "Issuers") issued $170,000,000 of Senior Notes due in 2004 with Revenue Participation Interest (the "Notes"). Revenue Participation Interest represents an aggregate amount equal to 5.0% of the ORBCOMM System revenue and is payable on the Notes on each interest payment date subject to certain covenant restrictions. Interest on the Notes will accrue at a rate of 14% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997. The obligations of the Issuers under the Notes will be jointly and severally guaranteed by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International. Upon closing, the Company used a portion of the net proceeds from the sale of the Notes to purchase a portfolio of United States government securities to provide for payment in full of interest on the Notes through August 15, 1998 (estimated at approximately $44.8 million).

                          INDEPENDENT AUDITORS' REPORT

The Partners
  ORBCOMM International Partners, L.P.:

     We have audited the accompanying statements of assets, liabilities and partners' capital of ORBCOMM International Partners, L.P. ("ORBCOMM International") (a development stage enterprise) as of December 31, 1995 and 1994, and the related statements of income and expenses, partners' capital, and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period from June 30, 1993 (date of inception) through December 31, 1995. These financial statements are the responsibility of ORBCOMM International's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ORBCOMM International (a development stage enterprise) as of December 31, 1995 and 1994, and the results of its income and expenses, partners' capital and cash flows for each of the years then ended and for the period from June 30, 1993 (date of inception) to December 31, 1993 and for the period June 30, 1993 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Washington, DC
May 29, 1996

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL

                                                                     DECEMBER 31,
                                                                  ------------------     JUNE 30,
                                                                   1994       1995         1996
                                                                  -------    -------    -----------
                                                                                        (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
     Cash and Cash Equivalents.................................   $10,000    $10,000      $ 42,774
     Receivable --
          Orbital Communications Corporation...................         0          0         6,613
                                                                  -------    -------      --------
          TOTAL ASSETS.........................................    10,000     10,000        49,387
                                                                  =======    =======      ========
                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
     Accounts Payable..........................................         0          0         6,171
     Other Current Liabilities.................................         0          0       184,703
                                                                  -------    -------      --------
          Total Current Liabilities............................         0          0       190,874
     Amount Due to ORBCOMM Global, L.P.........................         0          0       253,530
                                                                  -------    -------      --------
          Total Liabilities....................................         0          0       444,404
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
     GENERAL PARTNERS:
          Teleglobe Mobile Partners............................     1,500        200        (7,900)
          Orbital Communications Corporation...................     8,500          0             0
          ORBCOMM Global, L.P..................................         0      9,800      (387,117)
                                                                  -------    -------      --------
          Total Partners' Capital..............................    10,000     10,000      (395,017)
                                                                  -------    -------      --------
          TOTAL LIABILITIES AND PARTNERS' CAPITAL..............   $10,000    $10,000      $ 49,387
                                                                  =======    =======      ========

              (See accompanying notes to the financial statements)

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF INCOME AND EXPENSES

                                                                                 TOTAL
                                                                              ACCUMULATED                               TOTAL
                                                                                DURING                               ACCUMULATED
                                       JUNE 30, 1993                          DEVELOPMENT                              DURING
                                         (DATE OF                                STAGE                               DEVELOPMENT
                                        INCEPTION)          YEAR ENDED          THROUGH           SIX MONTHS            STAGE
                                          THROUGH          DECEMBER 31,        DECEMBER         ENDED JUNE 30,         THROUGH
                                       DECEMBER 31,     ------------------        31,        --------------------     JUNE 30,
                                           1993          1994       1995         1995         1995        1996          1996
                                       -------------    -------    -------    -----------    -------    ---------    -----------
                                                                                                 (UNAUDITED)         (UNAUDITED)
Revenues............................      $     0       $     0    $     0      $     0      $     0    $       0     $       0
Administrative Expenses.............            0             0          0            0            0      405,017       405,017
                                          -------       -------    -------      -------      -------    ---------     ---------
EXCESS (DEFICIENCY) OF INCOME OVER
  EXPENSES..........................      $     0       $     0    $     0      $     0      $     0    $(405,017)    $(405,017)
                                          =======       =======    =======      =======      =======    =========     =========

              (See accompanying notes to the financial statements)

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                TOTAL                                   TOTAL
                                                                              CASH FLOWS                             CASH FLOWS
                                      JUNE 30, 1993                             DURING                                 DURING
                                        (DATE OF                             DEVELOPMENT                             DEVELOPMENT
                                       INCEPTION)          YEAR ENDED           STAGE             SIX MONTHS            STAGE
                                         THROUGH          DECEMBER 31,         THROUGH          ENDED JUNE 30,         THROUGH
                                      DECEMBER 31,     ------------------    DECEMBER 31,    --------------------     JUNE 30,
                                          1993          1994       1995          1995         1995        1996          1996
                                      -------------    -------    -------    ------------    -------    ---------    -----------
                                                                                                 (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Excess (deficiency) of income over
  expenses.........................      $     0       $     0    $     0      $      0      $     0    $(405,017)    $(405,017)
ADJUSTMENTS TO RECONCILE EXCESS
  (DEFICIENCY) OF INCOME OVER
  EXPENSES TO NET CASH PROVIDED BY
  (USED IN) OPERATING ACTIVITIES:
    (Increase) in receivable --
        Orbital Communications
          Corporation..............            0             0          0             0            0       (6,613)       (6,613)
    Increase in accounts payable...            0             0          0             0            0        6,171         6,171
    Increase in other current
      liabilities..................            0             0          0             0            0      184,703       184,703
                                         -------       -------    -------      --------      -------    ---------     ---------
        NET CASH USED IN OPERATING
          ACTIVITIES...............            0             0          0             0            0     (220,756)     (220,756)
                                         -------       -------    -------      --------      -------    ---------     ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Partners' Contribution.........       10,000             0          0        10,000            0            0        10,000
    Increase in amount due to
      ORBCOMM Global, L.P. ........            0             0          0             0            0      253,530       253,530
                                         -------       -------    -------      --------      -------    ---------     ---------
        NET CASH PROVIDED BY
          FINANCING ACTIVITIES.....       10,000             0          0        10,000            0      253,530       263,530
                                         -------       -------    -------      --------      -------    ---------     ---------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS......................       10,000             0          0        10,000            0       32,774        42,774
CASH AND CASH EQUIVALENTS
    Beginning of period............            0        10,000     10,000             0       10,000       10,000             0
                                         -------       -------    -------      --------      -------    ---------     ---------
CASH AND CASH EQUIVALENTS
    End of period..................      $10,000       $10,000    $10,000      $ 10,000      $10,000    $  42,774     $  42,774
                                         =======       =======    =======      ========      =======    =========     =========

              (See accompanying notes to the financial statements)

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENTS OF PARTNERS' CAPITAL

                                                              GENERAL PARTNERS
                                                  ----------------------------------------
                                                  TELEGLOBE       ORBITAL         ORBCOMM
                                                   MOBILE      COMMUNICATIONS     GLOBAL
                                                  PARTNERS      CORPORATION        L.P.         TOTAL
                                                  ---------    --------------    ---------    ---------
Capital contributions..........................    $ 1,500        $  8,500       $       0    $  10,000
Excess (deficiency) of income over expenses....          0               0               0            0
                                                   --------       --------       ---------    ---------
PARTNERS' CAPITAL, DECEMBER 31, 1993...........      1,500           8,500               0       10,000
Capital contributions..........................          0               0               0            0
Excess (deficiency) of income over expenses....          0               0               0            0
                                                   --------       --------       ---------    ---------
PARTNERS' CAPITAL, DECEMBER 31, 1994...........      1,500           8,500               0       10,000
Capital transfer...............................     (1,300)         (8,500)          9,800            0
Excess (deficiency) of income over expenses....          0               0               0            0
                                                   --------       --------       ---------    ---------
PARTNERS' CAPITAL, DECEMBER 31, 1995...........        200               0           9,800       10,000
Excess (deficiency) of income over expenses....     (8,100)              0        (396,917)    (405,017)
                                                   --------       --------       ---------    ---------
PARTNERS' CAPITAL, JUNE 30, 1996
  (UNAUDITED)..................................    $(7,900)       $      0       $(387,117)   $(395,017)
                                                   =======        =========      =========    =========

              (See accompanying notes to the financial statements)

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

(1)  THE ORBCOMM SYSTEM

  Organization

     In 1993, Orbital Communications Corporation ("OCC"), a majority owned subsidiary of Orbital Sciences Corporation ("Orbital"), and Teleglobe Mobile Partners ("Teleglobe Mobile"), a partnership established by affiliates of Teleglobe Inc. ("Teleglobe"), formed ORBCOMM Global, L.P. ("ORBCOMM"), a Delaware limited partnership.

     OCC and Teleglobe Mobile also formed two marketing partnerships, ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International"), to market the ORBCOMM System services in the United States and internationally, respectively. In 1995, ORBCOMM became a 98% General Partner in ORBCOMM International, reducing Teleglobe Mobile's General Partner interest to 2% and eliminating OCC's interest entirely.

     Pursuant to the terms of the Agreement of Limited Partnership of ORBCOMM International between Teleglobe Mobile and ORBCOMM, action by ORBCOMM International generally requires the approval of General Partners holding a majority of the participating interests held by the General Partners, with OCC and Teleglobe Mobile each voting their direct and indirect participating interests as a whole. OCC and Teleglobe Mobile each currently holds 49% and 51%, respectively, of the direct and indirect Participation Percentages in ORBCOMM International.

  The ORBCOMM System Description

     ORBCOMM was created for the design, development, construction, integration, testing and operation of a global digital satellite communications system of low-Earth orbiting mobile satellites and certain terrestrial facilities intended to provide two-way data and messaging communications services throughout the world ("the ORBCOMM System"). ORBCOMM intends to construct and implement the initial 28-satellite ORBCOMM System in two phases: the ORBCOMM Phase 1A System, consisting of the worldwide network operations center (including the satellite management system), the U.S. Gateway control center, four U.S. Earth stations and two satellites ("the ORBCOMM Phase 1A System"); and the ORBCOMM Phase 1B System, consisting of the ORBCOMM Phase 1A System, three additional planes each consisting of eight additional satellites and one plane consisting of two high-inclination satellites ("the ORBCOMM Phase 1B System").

     Orbital is the primary supplier of the communications satellites, launch vehicles and U.S. ground systems and successfully launched the satellites of the ORBCOMM Phase 1A in April 1995. The ORBCOMM Phase 1A System began commercial intermittent service in 1996.

  The Output Capacity Charge

     Pursuant to the terms of the International System Charge Agreement (the "International System Charge Agreement") among ORBCOMM, Teleglobe Mobile and ORBCOMM International, ORBCOMM has granted to Teleglobe Mobile, which in turn has granted to ORBCOMM International, the exclusive right outside the United States to market, sell, lease and franchise all ORBCOMM System output capacity and the exclusive use of the ORBCOMM System assets located outside the United States for a period of 20 years. In consideration of this grant, ORBCOMM International has agreed to pay to Teleglobe Mobile an output capacity charge.

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(1)  THE ORBCOMM SYSTEM -- (CONTINUED)
  Regulatory Status

     Construction and operation of communications satellites in the United States requires licenses from the Federal Communications Commission ("FCC"). OCC has been granted full operational authority for the ORBCOMM System by the FCC. Similar licenses are required from foreign regulatory authorities to permit ORBCOMM System services to be offered outside the United States. Primary responsibility for obtaining licenses outside the United States will reside with the various International Licensees.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     ORBCOMM International is in its development stage, devoting substantially all of its efforts to establishing commercial and governmental markets, through international licensees, for the ORBCOMM System internationally. ORBCOMM International's planned principal operations are expected to commence in 1998. The accompanying financial statements of ORBCOMM International have been prepared on the accrual basis of accounting in conformity with generally accepted accounting principles in the United States.

     In the opinion of management, the accompanying unaudited interim financial information reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation thereof. Operating results for the six-month periods ended June 30, 1996 and 1995 are not necessarily indicative of the results expected for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Income Taxes

     As a partnership, Federal and state income taxes are the direct responsibility of each partner. Accordingly, no income taxes have been recorded in the accompanying financial statements.

  Cash and Cash Equivalents

     ORBCOMM International considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Related Party Transactions

     At June 30, 1996 (unaudited), ORBCOMM International has a receivable of approximately $6,600, for bonus payments to ORBCOMM International employees paid on behalf of OCC for employees previously employed by OCC (none for the periods ended December 31, 1995 and 1994).

                      ORBCOMM INTERNATIONAL PARTNERS, L.P.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     At June 30, 1996 (unaudited), ORBCOMM International has a payable of approximately $253,500, to ORBCOMM for amounts advanced to support ORBCOMM International establish commercial and government markets (none for the periods ended December 31, 1995 and 1994). ORBCOMM International is currently in development stage and obtains funds to support operations through advances from ORBCOMM.

(3)  SUBSEQUENT EVENTS

     In August 1996, ORBCOMM and ORBCOMM Global Capital Corp. (the "Issuers") issued $170,000,000 of Senior Notes due in 2004 with Revenue Participation Interest (the "Notes"). Revenue Participation Interest represents an aggregate amount equal to 5.0% of the ORBCOMM System revenue and is payable on the Notes on each interest payment date subject to certain covenant restrictions. Interest on the Notes will accrue at a rate of 14% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997. The obligations of the Issuers under the Notes will be jointly and severally guaranteed by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International. Upon closing, the Company used a portion of the net proceeds from the sale of the Notes to purchase a portfolio of United States government securities to provide for payment in full of interest on the Notes through August 15, 1998 (estimated at approximately $44.8 million).

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Orbital Communications Corporation:

     We have audited the accompanying consolidated balance sheets of Orbital Communications Corporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orbital Communications Corporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Washington, DC
July 5, 1996

                       ORBITAL COMMUNICATIONS CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,
                                                         --------------------------     JUNE 30,
                                                            1994           1995           1996
                                                         -----------    -----------    -----------
                                                                                       (UNAUDITED)
                                              ASSETS
CURRENT ASSETS
     Cash and Cash Equivalents........................   $        --    $        --    $   316,856
     Contract Receivables.............................    11,892,278        900,296         51,782
     Other Current Assets.............................        19,342            927            927
                                                         -----------    -----------    -----------
          Total Current Assets........................    11,911,620        901,223        369,565
INVESTMENTS IN AFFILIATES.............................    49,204,239     62,977,126     67,763,481
DEPOSITS, LICENSES AND OTHER ASSETS
     FCC and Other License Costs......................     1,308,643             --             --
     Deposits and Other Assets........................        66,352             --             --
                                                         -----------    -----------    -----------
          Total Deposits, Licenses and Other Assets...     1,374,995             --             --
                                                         -----------    -----------    -----------
          TOTAL ASSETS................................   $62,490,854    $63,878,349    $68,133,046
                                                         ===========    ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Accounts Payable.................................   $    15,654    $     3,592    $    32,987
     Accrued Contract Expenses........................       493,089             --             --
     Other Current Liabilities........................       539,738        685,131        818,416
                                                         -----------    -----------    -----------
          Total Current Liabilities...................     1,048,481        688,723        851,403
LONG TERM LIABILITIES
     Due to Orbital Sciences Corporation..............    61,386,256     62,857,673     70,290,402
     Due to Affiliates................................            --        661,354      2,219,912
                                                         -----------    -----------    -----------
          Total Liabilities...........................    62,434,737     64,207,750     73,361,717
NON-CONTROLLING INTEREST IN NET ASSETS OF ORBCOMM USA,
  L.P.................................................            --       (421,735)    (1,028,412)
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
     Common Stock, par value $.01; 8,000,000 shares
       authorized, 4,654,186, 4,660,110 and 4,707,515
       shares outstanding, after deducting 3,012
       shares held in treasury........................        46,542         46,601         47,075
     Additional Paid-In Capital.......................         9,575         35,561        145,405
     Retained Earnings (Deficit)......................            --         10,172     (4,392,739)
                                                         -----------    -----------    -----------
          Total Stockholders' Equity (Deficit)........        56,117         92,334     (4,200,259)
                                                         -----------    -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)...........................................   $62,490,854    $63,878,349    $68,133,046
                                                         ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                       ORBITAL COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   SIX MONTHS
                                         YEARS ENDED DECEMBER 31,                ENDED JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Revenues......................... $43,924,715   $24,700,170   $15,652,114   $11,409,766   $    38,323
Direct Expenses..................  40,259,868    19,230,148    10,851,433     8,106,056        27,495
                                  -----------   -----------   -----------   -----------   -----------
     Gross Profit (Loss).........   3,664,847     5,470,022     4,800,681     3,303,710        10,828
General and Administrative
  Expenses.......................   2,288,546     5,470,022     5,671,366     3,303,710     1,236,536
                                  -----------   -----------   -----------   -----------   -----------
     Operating Income (Loss).....   1,376,301            --      (870,685)           --    (1,225,708)
Equity in Earnings (Losses) of
  Affiliates.....................          --            --       454,222       317,458    (3,783,880)
Non-controlling Interest in Net
  Loss of ORBCOMM USA, L.P. .....          --            --       426,635            --       606,677
                                  -----------   -----------   -----------   -----------   -----------
     Income (Loss) Before
       Provision for Income
       Taxes.....................   1,376,301            --        10,172       317,458    (4,402,911)
Provision for Income Taxes.......          --            --            --            --            --
                                  -----------   -----------   -----------   -----------   -----------
     Net Income (Loss)........... $ 1,376,301   $        --   $    10,172   $   317,458   $(4,402,911)
                                  ===========   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                       ORBITAL COMMUNICATIONS CORPORATION
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                             COMMON STOCK       ADDITIONAL    RETAINED
                                          -------------------    PAID-IN      EARNINGS
                                           SHARES     AMOUNT     CAPITAL      (DEFICIT)       TOTAL
                                          ---------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1992..............  4,650,000   $46,500    $     999   $(1,376,301)  $(1,328,802)
     Net Income.........................         --        --           --     1,376,301     1,376,301
                                          ---------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1993..............  4,650,000    46,500          999            --        47,499
     Shares Issued to Employees.........      4,186        42        8,576            --         8,618
     Net Income.........................         --        --           --            --            --
                                          ---------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1994..............  4,654,186    46,542        9,575            --        56,117
     Shares Issued to Employees.........      8,936        89       37,635            --        37,724
     Treasury Stock Purchased...........     (3,012)      (30)     (11,649)           --       (11,679)
     Net Income.........................         --        --           --        10,172        10,172
                                          ---------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1995..............  4,660,110    46,601       35,561        10,172        92,334
     Shares Issued to Employees.........     47,405       474      109,844            --       110,318
     Net Loss...........................         --        --           --    (4,402,911)   (4,402,911)
                                          ---------   -------   ----------   -----------   -----------
BALANCE, JUNE 30, 1996 (UNAUDITED)......  4,707,515   $47,075    $ 145,405   $(4,392,739)  $(4,200,259)
                                           ========   =======     ========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                       ORBITAL COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                  ENDED JUNE 30,
                                         ------------------------------------------   -------------------------
                                             1993           1994           1995          1995          1996
                                         ------------   ------------   ------------   -----------   -----------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)....................... $  1,376,301   $         --   $     10,172   $   317,458   $(4,402,911)
    ADJUSTMENTS TO RECONCILE NET INCOME
      (LOSS) TO NET CASH PROVIDED BY
      (USED IN) OPERATING ACTIVITIES:
         Depreciation...................       52,521             --             --            --            --
         Equity in (earnings) losses of
           affiliates...................           --             --       (454,222)     (317,458)    3,783,880
         Non-controlling interest in net
           loss of ORBCOMM USA, L.P. ...           --             --       (426,635)           --      (606,677)
    CHANGES IN ASSETS AND LIABILITIES:
         Decrease (increase) in current
           assets.......................     (237,848)   (10,765,532)    11,010,397     2,698,932       848,512
         Increase (decrease) in current
           liabilities..................    3,258,239     (4,027,316)      (354,858)      (48,310)      162,680
         Decrease (increase) in
           deposits, licenses, and
           other........................     (811,829)       (36,419)     1,374,995     1,349,641            --
                                         ------------   ------------   ------------   -----------   -----------
             NET CASH PROVIDED BY (USED
               IN) OPERATING
               ACTIVITIES...............    3,637,384    (14,829,267)    11,159,849     4,000,263      (214,516)
                                         ------------   ------------   ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures................   (2,671,630)            --             --            --            --
    Proceeds from sale of assets........    9,587,193             --             --            --            --
    Investments in affiliates...........  (38,426,279)   (10,777,960)   (13,318,665)   (6,999,068)   (8,570,233)
                                         ------------   ------------   ------------   -----------   -----------
             NET CASH USED IN INVESTING
               ACTIVITIES...............  (31,510,716)   (10,777,960)   (13,318,665)   (6,999,068)   (8,570,233)
                                         ------------   ------------   ------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock
      to employees......................           --          8,618         37,724         7,164       110,318
    Purchases of treasury stock.........           --             --        (11,679)           --            --
    Net borrowings from Affiliates......           --             --        661,354            --     1,558,558
    Net borrowings from (repayments to)
      Orbital Sciences Corporation......   27,873,332     25,598,609      1,471,417     3,057,198     7,432,729
                                         ------------   ------------   ------------   -----------   -----------
             NET CASH PROVIDED BY (USED
               IN) FINANCING
               ACTIVITIES...............   27,873,332     25,607,227      2,158,816     3,064,362     9,101,605
                                         ------------   ------------   ------------   -----------   -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................           --             --             --        65,557       316,856
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................           --             --             --            --            --
                                         ------------   ------------   ------------   -----------   -----------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD......................... $         --   $         --   $         --   $    65,557   $   316,856
                                         =============  =============  =============  ============  ============

          See accompanying notes to consolidated financial statements.

                       ORBITAL COMMUNICATIONS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  THE ORBCOMM SYSTEM

  Organization

     In 1990, Orbital Sciences Corporation ("Orbital") formed Orbital Communications Corporation ("OCC") to develop and operate the first satellite-based global two-way data and messaging communications system. In 1993, OCC formed ORBCOMM Global, L.P. ("ORBCOMM") with Teleglobe Mobile Partners ("Teleglobe Mobile"), an affiliate of Teleglobe Inc.

     OCC and Teleglobe Mobile are each 50% general partners in ORBCOMM. Additionally, OCC is a 2% general partner in ORBCOMM USA, L.P. ("ORBCOMM USA"), and Teleglobe Mobile is a 2% general partner in ORBCOMM International Partners, L.P. ("ORBCOMM International"), two partnerships formed to market the ORBCOMM System. ORBCOMM is a 98% non-controlling general partner in each of the two marketing partnerships. Directly and indirectly, OCC currently holds 51% and 49% of ORBCOMM USA and ORBCOMM International, respectively.

     OCC, a Delaware corporation, is a majority owned subsidiary of Orbital and is included in Orbital's Consolidated Financial Statements. From inception through December 1995, OCC was an operating company with employees working under contract to ORBCOMM. At the beginning of 1996, all OCC employees transferred to ORBCOMM, ORBCOMM USA or ORBCOMM International. Currently, OCC operates as a holding company.

  The ORBCOMM System Description

     ORBCOMM was formed for the design, development, construction, integration, test and operation of the ORBCOMM low-Earth orbit satellite communications system (the "ORBCOMM System"). ORBCOMM intends to construct and implement the initial 28-satellite ORBCOMM System in two phases: the ORBCOMM Phase 1A System, consisting of the worldwide network operations center (including the satellite management system), the United States gateway control center, four United States gateway Earth stations and two satellites; and the ORBCOMM Phase 1B System consisting of the ORBCOMM Phase 1A System, three additional planes each consisting of eight satellites and one plane consisting of two high-inclination satellites.

     ORBCOMM USA, a subsidiary of OCC, has been granted the exclusive right to market, sell, lease and franchise the ORBCOMM System output capacity in the United States and the exclusive use of the ORBCOMM System Assets in the United States.

  System Charge

     OCC is obligated to pay ORBCOMM a System Charge in consideration of the construction and financing of the ORBCOMM System Assets by ORBCOMM. Through June 30, 1996, no such charges have been incurred.

  Regulatory Status

     Construction and operation of communications satellites in the United States requires licenses from the Federal Communications Commission ("FCC"). OCC has been granted full operational authority for the ORBCOMM System by the FCC. Similar licenses are required from foreign regulatory authorities to permit

                       ORBITAL COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1)  THE ORBCOMM SYSTEM -- (CONTINUED)

ORBCOMM System services to be offered outside the United States. Primary responsibility for obtaining licenses outside the United States will reside with the various International Licensees.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Preparation of Consolidated Financial Statements

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of OCC and the partnership in which OCC directly or indirectly controls the general partner interests. All material transactions and accounts among consolidated entities have been eliminated in consolidation.

  Revenue Recognition

     OCC recognizes revenues on long-term contracts using the percentage of completion method of accounting. Accordingly, revenues on long-term fixed-price contracts are recognized based on costs incurred in relation to total estimated costs, or based on specific delivery terms and conditions. Anticipated contract losses are recognized as they become known.

     OCC currently has no long-term contracts, but was the primary supplier of the ORBCOMM Phase 1A System through completion of the system in April 1995.

  Presentation of Interim Financial Information (Unaudited)

     In the opinion of management, the accompanying unaudited interim consolidated financial information reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation thereof. Operating results for the six-month periods ended June 30, 1996 and 1995 are not necessarily indicative of the results expected for the full year.

  Income Taxes

     OCC is included in Orbital's consolidated Federal income tax returns. OCC determines its provision for income taxes as if it were filing on a separate return basis.

     OCC recognizes income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       ORBITAL COMMUNICATIONS CORPORATION

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Cash and Cash Equivalents

     OCC considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  Investments in Affiliates

     OCC uses the equity method of accounting for its investments in and earnings of affiliates in which OCC has the ability to significantly influence, but not control, such affiliate's operations. In accordance with the equity method of accounting, OCC's carrying amount of an investment in an affiliate is initially recorded at cost and is increased to reflect its share of the affiliate's income and is reduced to reflect its share of the affiliate's losses. OCC's investment is also increased to reflect contributions to, and decreased to reflect distributions received from, the affiliate. Any difference between the amount of OCC's investment and the amount of the underlying equity in each affiliate's net assets is amortized over a period of twenty years.

  Fair Value of Financial Instruments

     The carrying value of OCC's cash and cash equivalents, receivables, and accounts payable approximates fair value since all such instruments are short-term in nature.

(3)  RECEIVABLES

     The components of receivables are as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994          1995
                                                                    -----------    --------
    Billed and billable..........................................   $ 2,277,290    $900,296
    Recoverable costs and accrued profit not billed..............     9,614,988       --
                                                                    -----------    --------
                                                                    $11,892,278    $900,296
                                                                    ===========    ========

(4)  INVESTMENTS IN AFFILIATES

     ORBCOMM Partnerships. OCC's and Teleglobe Mobile's total capital commitments to ORBCOMM are approximately $75,000,000 and $85,000,000, respectively, of which approximately $71,000,000 and $59,000,000, respectively, had been contributed through June 30, 1996 (unaudited). Capital contributions by OCC and Teleglobe Mobile through December 31, 1995 were approximately $62,000,000 and $35,000,000, respectively.

     Pursuant to the terms of the relevant partnership agreements, (i) OCC and Teleglobe Mobile share equal responsibility for the operational and financial affairs of ORBCOMM; (ii) OCC controls the operational and financial affairs of ORBCOMM USA; and (iii) Teleglobe Mobile controls the operational and financial affairs of ORBCOMM International. Since OCC is unable to control, but is able to exercise significant influence over, ORBCOMM's and ORBCOMM International's operating and financial policies, OCC is accounting for its investment in ORBCOMM and ORBCOMM International using the equity method of accounting. Since OCC is able to control the operational and financial affairs of ORBCOMM USA, the Company consolidates the accounts of ORBCOMM USA.

     At June 30, 1996 (unaudited), ORBCOMM had total assets, total liabilities and total partners' capital of approximately $134,826,000, $16,220,000 and $118,606,000, respectively. At December 31, 1995, ORBCOMM had total assets, total liabilities and total partners' capital of approximately $109,030,000, $14,428,000 and $94,602,000, respectively. ORBCOMM collected a non-refundable fee in the amount of

                       ORBITAL COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4)  INVESTMENT IN AFFILIATES -- (CONTINUED)
approximately $900,000 from a potential international licensee in 1995 (none in prior years) and net income (loss) of approximately $55,000, ($9,000), and $0 for the years ended December 31, 1995, 1994, and 1993, respectively.

     Based on its current assessment of the overall business prospects of the ORBCOMM partnerships and the ORBCOMM System, OCC currently believes its investment of approximately $67,763,000 in ORBCOMM is fully recoverable. If, in the future, implementation of the ORBCOMM System is significantly delayed, significantly restricted or abandoned, OCC may be required to write-off part or all of its investment.

(5)  RELATED PARTY TRANSACTIONS

     OCC was the prime contractor of the ORBCOMM Phase 1A System communications satellites, launch vehicles and ground systems to ORBCOMM, and successfully launched the ORBCOMM Phase 1A System satellites in April 1995. During the fiscal years 1995, 1994, and 1993, OCC recorded contract revenues on sales to ORBCOMM of approximately $15,652,000, $24,700,000 and $43,925,000, respectively.

     Pursuant to the ORBCOMM Phase 1A System contract with ORBCOMM, OCC subcontracted with Orbital to procure a majority of the communications satellites, launch vehicles, and ground systems. During the fiscal years 1995, 1994, and 1993, OCC purchased hardware and services totaling approximately $4,477,000, $14,660,000 and $32,902,000, respectively, from Orbital.

     Pursuant to the ORBCOMM System Procurement Agreement (for the ORBCOMM Phase 1B System), ORBCOMM contracted with Orbital to procure additional communications satellites and launch services. During the first six months of 1996, and during fiscal year 1995, ORBCOMM purchased hardware and services totaling approximately $28,031,000 (unaudited) and $23,672,000, respectively, from Orbital.

     OCC procured U.S. Marketing Services from ORBCOMM USA on a cost reimbursable basis. During the first six months of 1995 (unaudited) and the fiscal years 1995, 1994, and 1993, OCC purchased marketing services totaling approximately $886,000, $1,360,000, $2,093,000 and $749,000, respectively. OCC ceased procuring U.S. Marketing Services from ORBCOMM USA at the end of September 1995.

     OCC obtains virtually all of its funding for operations and for its capital investments in ORBCOMM from Orbital via a non-interest bearing intercompany borrowing agreement. As of June 30, 1996 (unaudited) and December 31, 1995 and 1994, OCC owed Orbital $70,290,402, $62,858,000, and $61,386,000, respectively, none of which is currently payable.

     ORBCOMM USA currently obtains all of its funding from ORBCOMM via a non-interest bearing intercompany borrowing agreement. As of June 30, 1996 (unaudited) and December 31, 1995 and 1994, ORBCOMM USA owed ORBCOMM $2,102,000, $661,000, and $0, respectively, none of which is currently due.

     As of June 30, 1996 (unaudited), OCC owes $112,000 and $6,600 to ORBCOMM and ORBCOMM International, respectively, for employee bonus payments paid on behalf of OCC for employees previously employed by OCC (none for the years ended December 31, 1995 and 1994).

(6)  INCOME TAXES

     OCC had no current or deferred provision for income taxes for the years ended December 31, 1995, 1994, and 1993. The primary difference between pre-tax financial statement income and taxable income in 1993 relates to the utilization of net operating losses generated in 1992. There are no significant differences between pre-tax financial statement income and taxable income in 1995 and 1994.

                       ORBITAL COMMUNICATIONS CORPORATION

(6)  INCOME TAXES -- (CONTINUED)

     The differences between the actual taxes and taxes computed at the U.S. Federal income tax rate of 34% are summarized as follows:

                                                                            DECEMBER 31,
                                                                       ----------------------
                                                                       1993     1994     1995
                                                                       -----    -----    ----
    U.S. Federal statutory rate.....................................    34.0%    --       34%
    Utilization of net operating loss carryforward..................   (34.1)    --      (34)
    Other, net......................................................     0.1     --       --
                                                                       -----    ----      --
         Effective Rate.............................................    --       --       --
                                                                       =====    ====      ==

     The tax effects of significant temporary differences at December 31, 1995 and 1994 are as follows:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1994        1995
                                                                       --------    --------
    Deferred Tax Assets:
         Accrued expenses and other.................................   $ 62,000    $ 78,000
    Valuation allowance.............................................    (62,000)    (78,000)
                                                                       --------    --------
                                                                       $  --       $  --
                                                                       ========    ========

(7)  STOCK OPTION PLAN

     OCC adopted a stock option plan in 1992 (the "ORBCOMM Plan"). The ORBCOMM Plan provides for grants of incentive and non-qualified stock options to purchase OCC common stock to officers and employees of OCC, ORBCOMM, ORBCOMM USA, ORBCOMM International, and Orbital. Under the terms of the ORBCOMM Plan, incentive stock options may not be granted at less than 100% of the fair market value at the date of grant and non-qualified options may not be granted at less than 85% of the fair market value of OCC common stock at the date of grant as determined by a committee consisting of two OCC Board members and two members appointed by Teleglobe Mobile. The options vest at a rate set forth by the Board of Directors in each individual option agreement, generally in one-fourth increments over a four-year period. Certain provisions of the ORBCOMM Plan and the Restated Agreement of Limited Partnership of ORBCOMM Global, L.P. ("Limited Partnership Agreement") may require OCC to repurchase the common stock acquired pursuant to the options beginning in 1995 if a public market for OCC common stock has not been established. Pursuant to the terms of the Limited Partnership Agreement, ORBCOMM is required to reimburse OCC for the costs of repurchasing the common stock from employees of ORBCOMM,

                       ORBITAL COMMUNICATIONS CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  STOCK OPTION PLAN -- (CONTINUED)
ORBCOMM USA, and ORBCOMM International. The following table summarizes the option activity under the ORBCOMM Plan for the last three years:

                                                                                     OUTSTANDING
                                                       NUMBER OF    OPTION PRICE         AND
                                                        SHARES        PER SHARE      EXERCISABLE
                                                       ---------    -------------    -----------
    OUTSTANDING, DECEMBER 31, 1992..................    413,650     $1.50 - $12.50
         Grants.....................................     99,500     $5.25 - $12.50
         Exercised..................................      --
         Canceled or Expired........................    (16,876)    $1.50 - $ 4.00
                                                       ---------   ---------------
    OUTSTANDING, DECEMBER 31, 1993..................    496,274     $1.50 - $12.50     184,966
         Grants.....................................    118,650    $13.00 - $14.00
         Exercised..................................     (4,186)    $1.50 - $ 4.00
         Canceled or Expired........................    (11,664)    $1.50 - $13.00
                                                       ---------   ---------------
    OUTSTANDING, DECEMBER 31, 1994..................    599,074     $1.50 - $14.00     298,657
         Grants.....................................      --             --
         Exercised..................................     (8,936)    $1.50 - $13.00
         Canceled or Expired........................    (44,238)    $1.50 - $13.00
                                                       ---------   ---------------
    OUTSTANDING, DECEMBER 31, 1995..................    545,900     $1.50 - $14.00     411,086
         Grants.....................................     62,000             $17.00
         Exercised..................................    (47,405)    $1.50 - $12.50
         Canceled or Expired........................    (20,750)    $1.50 - $13.00
                                                       ---------   ---------------
    OUTSTANDING, JUNE 30, 1996......................    539,745     $1.50 - $17.00     383,655
                                                       ========     ==============

     OCC recorded compensation expense related to the ORBCOMM Plan of approximately $32,000, $47,000, and $50,000 for the years ended December 31, 1995, 1994, and 1993, respectively. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which is effective for OCC's year ending December 31, 1996. SFAS 123 recommends, but does not require, the adoption of fair value accounting for stock-based compensation, including common stock options issued to employees. OCC does not currently intend to adopt fair value accounting for stock-based compensation issued to employees as recommended by SFAS 123.

(8)  SUBSEQUENT EVENTS

     In August 1996, ORBCOMM and ORBCOMM Global Capital Corp. (the "Issuers") issued $170,000,000 of Senior Notes due in 2004 with Revenue Participation Interest (the "Notes"). Revenue Participation Interest represents an aggregate amount equal to 5.0% of the ORBCOMM System revenue and is payable on the Notes on each interest payment date subject to certain covenant restrictions. Interest on the Notes will accrue at a rate of 14% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997. The obligations of the Issuers under the Notes will be jointly and severally guaranteed by OCC, Teleglobe Mobile, ORBCOMM USA and ORBCOMM International. Upon closing, the Company used a portion of the net proceeds from the sale of the Notes to purchase a portfolio of United States government securities to provide for payment in full of interest on the Notes through August 15, 1998 (estimated at approximately $44.8 million).

                                AUDITORS' REPORT

To the Partners of
  Teleglobe Mobile Partners

     We have audited the consolidated balance sheet of Teleglobe Mobile Partners (a development stage enterprise) as at December 31, 1995 and 1994 and the consolidated statements of income, partners' capital and changes in financial position for the years then ended and for the period from July 21, 1993 (date of inception) through December 31, 1993. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as at December 31, 1995 and 1994 and the results of its operations and the changes in its financial position for the years then ended and for the period from July 21, 1993 (date of inception) through December 31, 1993 in accordance with generally accepted accounting principles in the United States of America.

                                         Grant Thornton
                                         General Partnership
                                         Chartered Accountants
Montreal, Canada
June 25, 1996

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                     DECEMBER 31,
                                                                  ------------------     JUNE 30,
                                                                   1994       1995         1996
                                                                  -------    -------    -----------
                                                                                        (UNAUDITED)
ASSETS
Cash and short-term deposits...................................   $     0    $34,168      $30,185
Accrued interest receivable....................................         0          0          101
Joint venture investment (Note 3)..............................    10,003     33,512       53,643
                                                                  -------    -------      -------
                                                                   10,003     67,680       83,929
                                                                  =======    =======      =======
LIABILITIES
Due to affiliates, without interest and repayment terms........       938        271          624
Minority interest..............................................         0          5            0
Other liabilities..............................................         0          0          191
                                                                  -------    -------      -------
                                                                      938        276          815
                                                                  -------    -------      -------
PARTNERS' CAPITAL
Teleglobe Mobile, L.P..........................................     8,974     46,711       57,598
TR (U.S.A.) Ltd................................................         0     20,221       24,934
Teleglobe Mobile Investment Inc................................        91        472          582
                                                                  -------    -------      -------
                                                                    9,065     67,404       83,114
                                                                  -------    -------      -------
                                                                  $10,003    $67,680      $83,929
                                                                  =======    =======      =======

   (The accompanying notes are an integral part of the consolidated financial statements)

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              CONSOLIDATED INCOME
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                       TOTAL                               TOTAL
                                   JULY 21,                         ACCUMULATED                         ACCUMULATED
                                     1993                              DURING                              DURING
                                   (DATE OF                         DEVELOPMENT                         DEVELOPMENT
                                  INCEPTION)       YEAR ENDED          STAGE           SIX MONTHS          STAGE
                                   THROUGH        DECEMBER 31,        THROUGH        ENDED JUNE 30,       THROUGH
                                 DECEMBER 31,    ---------------    DECEMBER 31,    ----------------      JUNE 30,
                                     1993        1994      1995         1995        1995      1996          1996
                                 ------------    -----    ------    ------------    -----    -------    ------------
                                                                                      (UNAUDITED)       (UNAUDITED)
REVENUES
Interest income...............      $    0       $   0    $1,253       $1,253       $   0    $   803      $  2,056
Share in net loss of a joint
  venture.....................           0           0      (219)        (219)          0     (4,299)       (4,518)
                                    ------       -----    ------       ------       -----    -------      --------
                                         0           0     1,034        1,034           0     (3,496)       (2,462)
EXPENSES
Operating expenses............         485         453       743        1,681         150        799         2,480
                                    ------       -----    ------       ------       -----    -------      --------
Income (loss) before minority
  interest....................        (485)       (453)      291         (647)       (150)    (4,295)       (4,942)
Minority interest.............           0           0         0            0           0         (5)           (5)
                                    ------       -----    ------       ------       -----    -------      --------
NET INCOME (LOSS).............      $ (485)      $(453)   $  291       $ (647)      $(150)   $(4,290)     $ (4,937)
                                    ======       =====    ======       ======       =====    =======      ========

   (The accompanying notes are an integral part of the consolidated financial statements)

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         CONSOLIDATED PARTNERS' CAPITAL
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                       GENERAL PARTNERS
                                     ----------------------------------------------------
                                      TELEGLOBE      TELEGLOBE MOBILE
                                     MOBILE, L.P.    INVESTMENT INC.    TR (U.S.A.) LTD.     TOTAL
                                     ------------    ----------------   ----------------    -------
Initial capital contributions.....     $ 9,903            $100              $      0        $10,003
Net loss..........................        (480)             (5)                    0           (485)
                                       -------            ----              --------        -------
PARTNERS' CAPITAL, DECEMBER 31,
  1993............................       9,423              95                     0          9,518
Net loss..........................        (449)             (4)                    0           (453)
                                       -------            ----              --------        -------
PARTNERS' CAPITAL, DECEMBER 31,
  1994............................       8,974              91                     0          9,065
Capital contributions.............      27,719             281                31,062         59,062
Excess of contributions from new
  Partner to the existing
  Partners........................      10,587             106               (10,693)             0
Net income........................         134               1                   156            291
Share of financing fees of a joint
  venture.........................        (703)             (7)                 (304)        (1,014)
                                       -------            ----              --------        -------
PARTNERS' CAPITAL, DECEMBER 31,
  1995............................      46,711             472                20,221         67,404
Capital contributions
  (unaudited).....................      10,890             110                 9,000         20,000
Excess of contributions from new
  Partner to the existing Partners
  (unaudited).....................       2,970              30                (3,000)             0
Net loss (unaudited)..............      (2,973)            (30)               (1,287)        (4,290)
                                       -------            ----              --------        -------
PARTNERS' CAPITAL, JUNE 30, 1996
  (UNAUDITED).....................     $57,598            $582              $ 24,934        $83,114
                                       =======            ====              ========        =======

   (The accompanying notes are an integral part of the consolidated financial statements)

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         CHANGES IN FINANCIAL POSITION
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                        TOTAL                               TOTAL
                                  JULY 21,                             CHANGES                             CHANGES
                                    1993                                DURING                             DURING
                                  (DATE OF                           DEVELOPMENT                         DEVELOPMENT
                                 INCEPTION)        YEAR ENDED           STAGE           SIX MONTHS          STAGE
                                  THROUGH         DECEMBER 31,         THROUGH        ENDED JUNE 30,       THROUGH
                                DECEMBER 31,    -----------------    DECEMBER 31,    ----------------     JUNE 30,
                                    1993        1994       1995          1995        1995      1996         1996
                                ------------    -----    --------    ------------    -----    -------    -----------
                                                                                       (UNAUDITED)       (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)............     $   (485)     $(453)   $    291      $   (647)     $(150)   $(4,290)    $  (4,937)
Non-cash items
    Share in net loss of a
      joint venture..........            0          0         219           219          0      4,299         4,518
    Minority interest........            0          0           0             0          0         (5)           (5)
Changes in non-cash operating
  balances
    Accrued interest
      receivable.............            0          0           0             0          0       (101)         (101)
    Other liabilities........            0          0           0             0          0        191           191
                                  --------      -----    --------      --------      -----    -------     ---------
Cash provided by (applied to)
  operating activities.......         (485)      (453)        510          (428)      (150)        94          (334)
                                  --------      -----    --------      --------      -----    -------     ---------
INVESTING ACTIVITIES
Net increase in a joint
  venture investment and cash
  applied to investing
  activities.................      (10,003)         0     (23,728)      (33,731)         0    (24,430)      (58,161)
                                  --------      -----    --------      --------      -----    -------     ---------
FINANCING ACTIVITIES
Due to affiliates............          485        453        (667)          271        150        353           624
Share of financing fees of a
  joint venture..............            0          0      (1,014)       (1,014)         0          0        (1,014)
Partners' contributions......       10,003          0      59,062        69,065          0     20,000        89,065
Minority interest............            0          0           5             5          0          0             5
                                  --------      -----    --------      --------      -----    -------     ---------
Cash provided by financing
  activities.................       10,488        453      57,386        68,327        150     20,353        88,680
                                  --------      -----    --------      --------      -----    -------     ---------
INCREASE (DECREASE) IN
  CASH.......................            0          0      34,168        34,168          0     (3,983)       30,185
Cash, beginning of the
  period.....................            0          0           0             0          0     34,168             0
                                  --------      -----    --------      --------      -----    -------     ---------
CASH, END OF THE PERIOD......     $      0      $   0    $ 34,168      $ 34,168      $   0    $30,185     $  30,185
                                  ========      =====    ========      ========      =====    =======     =========
Cash represents cash and short-term deposits

   (The accompanying notes are an integral part of the consolidated financial statements)

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

(1)  GOVERNING STATUTES AND NATURE OF OPERATIONS

     Teleglobe Mobile Partners, a Delaware general partnership (the "Partnership") was originally formed July 21, 1993, in accordance with the provisions of the Delaware Uniform Partnership Law for purposes of being a general and a limited partner in ORBCOMM Global, L.P. ("ORBCOMM Global" formerly known as ORBCOMM Development Partners, L.P.), a Delaware limited partnership providing international wireless data communications services. As well the Partnership carries on marketing activities through its subsidiary, ORBCOMM International Partners, L.P. ("ORBCOMM International"). As of June 29, 1994, the original Partnership was amended and restated by admitting a new partner to the Partnership. The Partnership's term commenced on June 29, 1994 and shall terminate on December 31, 2015.

(2)  SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

     The Partnership holds a 50% participating interest in ORBCOMM Global, which in turn holds a 98% non-controlling interest in ORBCOMM USA, L.P. and ORBCOMM International, two other partnerships formed to market the ORBCOMM system.

     The Partnership also directly holds a 2% participating interest in ORBCOMM International bringing its direct and indirect participation to 51%. Teleglobe Mobile Partners controls the operations and financial affairs of ORBCOMM International.

     The Partnership is in its development stage, devoting substantially all of its efforts to establishing a new communications business through ORBCOMM Global. Operations are expected to commence fully in 1997. The consolidated financial statements of the Partnership are prepared on the accrual basis of accounting, in conformity with generally accepted accounting principles in the United States of America and, where applicable, are in general conformity with practices prevailing in the telecommunications industry. They include the accounts of the Partnership and its subsidiary, ORBCOMM International.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Joint venture investment

     The investment in ORBCOMM Global is accounted for using the equity method.

  Income taxes

     As a partnership, Federal and State income taxes are the direct responsibility of each partner. Accordingly, no income taxes have been recorded in the consolidated financial statements.

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (IN THOUSANDS OF U.S. DOLLARS)

(3)  JOINT VENTURE INVESTMENT

     The table below summarizes the information concerning the assets, liabilities and income of ORBCOMM Global.

                                                                 TOTAL                            TOTAL
                                 JULY 21,                     ACCUMULATED                      ACCUMULATED
                                   1993                          DURING                          DURING
                                 (DATE OF                     DEVELOPMENT                      DEVELOPMENT
                                INCEPTION)     YEAR ENDED        STAGE         SIX MONTHS         STAGE
                                 THROUGH      DECEMBER 31,      THROUGH      ENDED JUNE 30,      THROUGH
                               DECEMBER 31,   -------------   DECEMBER 31,   ---------------    JUNE 30,
                                   1993       1994     1995       1995       1995      1996       1996
                               ------------   ----     ----   ------------   ----     ------   -----------
                                                                               (UNAUDITED)     (UNAUDITED)
- - Income statement data
     Income..................        0          0      958         958       635          72       1,030
     Net income (loss).......        0         (9)      55          46       635      (8,995)     (8,949)

                                                                   DECEMBER 31,
                                                                -------------------      JUNE 30,
                                                                 1994        1995          1996
                                                                -------    --------    ------------
                                                                                       (UNAUDITED)
- - Balance sheet data
     Total assets............................................   $73,647    $109,029      $134,826
     Total liabilities.......................................    15,137      14,428        16,221
     Partners' capital
          General partners
               Teleglobe Mobile Partners.....................     9,754       8,767         4,269
               Orbital Communications Corporation............     9,754       8,767         4,269
          Limited partners
               Teleglobe Mobile Partners.....................         0      24,750        49,180
               Orbital Communications Corporation............    39,002      52,317        60,887

(4)  COMMITMENTS

     Teleglobe Mobile Partners is committed to invest $85,000 in the ORBCOMM project. As at June 30, 1996 and 1995 and as at December 31, 1995, 1994 and 1993, cumulative amounts of $59,183, $10,003, $34,753, $10,003 and $10,003 respectively were already invested.

     Teleglobe Mobile Partners is obligated to pay to ORBCOMM Global a System Charge in consideration of ORBCOMM Global's grant to the Partnership of the right to market, sell, lease and franchise all ORBCOMM System Output Capacity outside the United States. Teleglobe Mobile Partners in turn has granted to ORBCOMM International, these same privileges and the exclusive use of the ORBCOMM System Assets located outside the United States for a period of 20 years. In consideration for this grant, the subsidiary has agreed to pay to the Partnership an Output Capacity Charge.

(5)  SUBSEQUENT EVENTS

     In August 1996, ORBCOMM Global and ORBCOMM Global Capital Corp., a wholly owned subsidiary of ORBCOMM Global, (the "Issuers") issued $170,000 of Senior Notes due in 2004 with Revenue Participation Interest (the "Notes"). Revenue Participation Interest represents an aggregate amount equal to

                           TELEGLOBE MOBILE PARTNERS
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (IN THOUSANDS OF U.S. DOLLARS)

(5)  SUBSEQUENT EVENTS -- (CONTINUED)

5.0% of the ORBCOMM System revenue and is payable on the Notes on each interest payment date subject to certain covenant restrictions. Interest on the Notes will accrue at a rate of 14% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1997. The obligations of the Issuers under the Notes will be jointly and severally guaranteed by Teleglobe Mobile Partners, Orbital Communications Corporation, a majority owned subsidiary of Orbital Sciences Corporation, ORBCOMM USA, L.P., and ORBCOMM International.

                               GLOSSARY OF TERMS

     ADMINISTRATIVE SERVICES AGREEMENT -- dated as of September 12, 1995 between Orbital and ORBCOMM pursuant to which Orbital provides ORBCOMM with office space, certain occupancy services and certain administrative and management services as specified therein.

     AMERICAN MOBILE SATELLITE CORPORATION (AMSC) -- the only company in the United States authorized to provide mobile satellite services using GEO satellites.

     BPS -- bits per second. The rate at which digital data are transmitted over a communications path.

     BAND -- a range of frequencies in the radio spectrum.

     BANDWIDTH -- the range of frequencies, expressed in Hertz (Hz), that can pass over a given transmission channel. The bandwidth determines the rate at which information can be transmitted through the circuit. The greater the bandwidth, the more information can be sent through the circuit in a given amount of time at a given accuracy level.

     BIG LEOS -- networks of LEO satellites operating above 1 GHz, such as the Iridium or Globalstar systems, which are designed to provide voice and data services to portable or fixed receivers globally.

     CAPITAL PREFERENCE -- for each partner of ORBCOMM, ORBCOMM USA or ORBCOMM International, as the context requires, the sum of the amounts actually contributed by such partner to such partnership in cash or immediately available funds since the date of inception thereof through a relevant date, plus, with respect to the partners of ORBCOMM, the amount of any Unrecouped Capital Preference in ORBCOMM USA or ORBCOMM International contributed by such partner.

     CODE DIVISION MULTIPLE ACCESS (CDMA) -- a transmission system that superimposes audio or data information onto a specified coded address waveform. CDMA allows a large number of wireless users simultaneously to access a single radio frequency band without interference. As each wireless communicator gains access, a gateway assigns it a unique sequence of frequency shifts that serves as a code to distinguish that particular transmission from others on the air.

     DEFINITIVE AGREEMENTS -- the Master Agreement, the ORBCOMM Partnership Agreement, the ORBCOMM USA Partnership Agreement, the ORBCOMM International Partnership Agreement, the System Construction Agreement, the System Charge Agreement, the International System Charge Agreement, the Procurement Agreement and the Proprietary Information and Non-Competition Agreement.

     DYNAMIC CHANNEL ACTIVITY ASSIGNMENT SYSTEM (DCAAS) -- an interference avoidance technique system developed by OCC and enhanced by ORBCOMM to avoid interfering with other users in the band in which the ORBCOMM System is designed to operate.

     EARTH STATION -- the antennae, receivers, transmitters and other equipment needed on the ground to transmit and receive and process satellite communications signals.

     EXCHANGE NOTES -- The registered 14% Series B Senior Notes due 2004, with Revenue Participation Interest.

     EXCHANGE AGENT -- Marine Midland Bank.

     FCC LICENSE -- the FCC authorization granted to OCC on October 20, 1994 to construct, launch and operate 36 satellites for the purpose of providing two-way data and messaging communications and position determination services in the United States.

     FEDERAL COMMUNICATIONS COMMISSION (FCC) -- a U.S. independent regulatory agency established by the Communications Act of 1934, charged with regulating all electronic interstate communications, including telephone, cable television, broadcasting and LEO systems. The FCC also is responsible for assigning the radio frequencies used by all non-federal users of the spectrum.

     FREQUENCY -- an expression of how frequently a periodic (repetitious) wave form or signal regenerates itself at a given amplitude.

     GATEWAY -- the facilities consisting of Earth stations, computers, displays, control consoles, communications equipment and other hardware that transport and control the flow of data and messaging communications and other information for the ORBCOMM System.

     GEOSYNCHRONOUS ORBIT OR GEOSTATIONARY ORBIT (GEO) -- an orbit directly over the equator, approximately 22,300 nautical miles above the Earth.

     GEOSYNCHRONOUS OR GEOSTATIONARY SATELLITE (GEO SATELLITE) -- a satellite using a geosynchronous orbit. When positioned in this orbit above the equator, a satellite appears to hover over the same spot on the Earth because it is moving at a rate that matches the speed of the Earth's rotation on its axis.

     GIGAHERTZ (GHZ) -- a measure of radio frequency equal to one billion cycles per second.

     GLOBALSTAR, L.P. -- a partnership formed by, among others, Loral Corporation and QUALCOMM, Incorporated, that intends to provide mobile communications services using LEO satellites.

     GLOBAL POSITIONING SYSTEM (GPS) -- a network of satellites that provides precise location determination to receivers. Portable or vehicle-mounted GPS devices receive signals from the satellites and calculate the user's position to within 100 yards for civilian purposes and more precisely for the military.

     GROUND SEGMENT FACILITIES USE AGREEMENT -- dated as of December 19, 1995 between ORBCOMM International and ORBCOMM Canada pursuant to which ORBCOMM Canada is authorized for a fee to access and use the U.S. Gateway on a shared basis with ORBCOMM USA.

     HF -- High frequency. The portion of the electromagnetic spectrum between 3 and 30 MHz.

     INMARSAT -- International Maritime Satellite Organization, a body that handles international maritime satellite telephone traffic via satellites. The Inmarsat system was originally established to provide communications to ships, but now also provides land mobile communication.

     INTELSAT -- International Telecommunications Satellite Organization, formed in 1964 with the purpose of creating a worldwide communications satellite system.

     INTERFERENCE -- the effect of unwanted energy due to one or a combination of emissions, radiations or inductions on the quality of reception in a radiocommunication system.

     INTERNATIONAL LICENSEES -- third-party entities that will execute Service License Agreements under which, among other things, they will generally be obligated to procure and install a Gateway in their territory, and will be obligated to obtain the necessary regulatory approvals to provide services using the ORBCOMM System in their territory.

     INTERNATIONAL OUTPUT CAPACITY CHARGE -- a quarterly fee paid by ORBCOMM International to Teleglobe Mobile in exchange for the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States and for exclusive use of the System Assets outside the United States.

     INTERNATIONAL SYSTEM CHARGE AGREEMENT -- restated as of September 12, 1995 among ORBCOMM Global, Teleglobe Mobile and ORBCOMM International setting forth each of their respective responsibilities regarding use of the ORBCOMM System and granting to Teleglobe Mobile, which has passed along to ORBCOMM International, the exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity and the exclusive use of the System Assets outside the United States.

     INTERNATIONAL TABLE OF FREQUENCY ALLOCATIONS -- identifies radio frequency segments that have been designated for specific radio services by the member nations of the ITU.

     INTERNATIONAL TELECOMMUNICATIONS UNION (ITU) -- the telecommunications agency of the United Nations, established to provide standardized communications procedures and practices including frequency allocation and radio regulations on a worldwide basis.

     INTERNET -- refers to a large collection of interconnected computer networks that use a common transmission protocol allowing users to communicate across networks.

     IRIDIUM SYSTEM -- a LEO satellite-based telecommunications system proposed by a consortium headed by Motorola, Inc. to provide mobile satellite services using radio frequencies above 1 GHz.

     ISSUERS -- The Company and/or Capital.

     JOINT SHARING AGREEMENT -- dated August 7, 1992 by and among OCC, Starsys and VITA to resolve issues relating to the mutual exclusivity of their Little LEO systems.

     KBYTE -- a measure for volume of data equal to one-thousand eight-bit alphanumeric characters or numbers.

     KBPS -- thousands of bits per second. The rate at which digital data are transmitted over a communications path.

     KILOHERTZ (KHZ) -- a measure of radio frequency equal to one thousand cycles per second.

     LEO SATELLITE -- a low-Earth orbit satellite located approximately 800 kilometers above the Earth. Because a LEO satellite orbits close to the Earth, a LEO satellite uses less power than satellites operating at a higher orbit.

     LEO SYSTEM -- a constellation of many satellites in low-Earth orbit. LEO systems may be of two types: Little LEOs and Big LEOs.

     LEFT-HAND CIRCULAR POLARIZATION (LHCP) -- an elliptically or circularly-polarized wave, in which the electric field vector, observed in the fixed plane, normal to the direction of propagation, while looking in the direction of propagation, rotates with time in a left-hand or counter clockwise direction.

     LITTLE LEOS -- networks of LEO satellites operating below 1 GHz, such as the ORBCOMM System, providing non-voice services and designed to provide global data and messaging services.

     MAGELLAN -- Magellan Corporation, a subsidiary of Orbital. Magellan is the world's largest producer of hand-held satellite GPS navigators and is a potential manufacturer of ORBCOMM Subscriber Communicators.

     MASTER AGREEMENT -- restated as of September 12, 1995 between Orbital, ORBCOMM, Teleglobe Mobile and Teleglobe.

     MEGAHERTZ (MHZ) -- a measure of radio frequency equal to one million cycles per second.

     METLIFE NOTE -- the Loan and Security Agreement dated December 22, 1994 between the Company and MetLife.

     MICROSTAR(TM) -- a satellite designed and manufactured by Orbital for use in the ORBCOMM System and for a variety of small space science and satellite imagery projects.

     MOBILE SATELLITE SERVICE (MSS) -- a generic term meaning an ITU-defined service in which satellites are used to deliver communications services (voice or data, one- or two-way) to mobile users such as cars, trucks, ships and planes.

     MODIFICATION REQUEST -- request for modification of the FCC License filed by OCC on October 20, 1995.

     MONTHLY CASH REQUIREMENT -- the total cash amounts that the Company anticipates it will be obligated to pay for the next succeeding month, net of any anticipated cash receipts of the Company for such succeeding month.

     NET INCOME -- an amount equal to the Company's, ORBCOMM USA's or ORBCOMM International's, as the context requires, taxable income for a relevant period, adjusted as provided in the relevant partnership agreement.

     NET LOSS -- an amount equal to the Company's, ORBCOMM USA's or ORBCOMM International's, as the context requires, taxable loss for a relevant period, adjusted as provided in the relevant partnership agreement.

     NETWORK OPERATIONS CENTER (NOC) -- the facility that houses the control segments of the ORBCOMM System. ORBCOMM's NOC is located at Orbital's Dulles, Virginia headquarters. Messages are routed from a U.S. Earth station to the U.S. Gateway located in the NOC, where the message is processed and directed to its destination.

     NON-VOICE, NON-GEOSTATIONARY (NVNG) -- LEO satellites operating below 1 GHz, such as the ORBCOMM System, providing non-voice services and designed to provide global data and messaging communications services.

     OCC -- Orbital Communications Corporation, a Delaware corporation and a majority owned subsidiary of Orbital and a 50% general and limited partner of ORBCOMM.

     OLD NOTES -- the unregistered 14% Senior Notes due 2004, with Revenue Participation Interest, issued by ORBCOMM and Capital in the Old Notes Offering.

     OLD NOTES OFFERING -- the offering of the unregistered 14% Senior Notes due 2004, with Revenue Participation Interest, issued by ORBCOMM and Capital and consummated on August 7, 1996.

     ORBCOMM CANADA INC. -- a Canadian corporation holding exclusive rights to market services using the ORBCOMM System in Canada.

     ORBCOMM GLOBAL CAPITAL CORP. (CAPITAL) -- a Delaware corporation and, together with ORBCOMM, an Issuer of the Notes.

     ORBCOMM -- ORBCOMM Global, L.P., a Delaware limited partnership owned by OCC and Teleglobe Mobile that is engaged in the development, construction, operation and marketing of the ORBCOMM System. ORBCOMM, together with Capital, is an Issuer of the Notes.

     ORBCOMM INTERNATIONAL -- ORBCOMM International Partners, L.P., a Delaware limited partnership owned by ORBCOMM and Teleglobe Mobile that markets the ORBCOMM System outside the United States.

     ORBCOMM INTERNATIONAL PARTNERSHIP AGREEMENT -- the limited partnership agreement of ORBCOMM International restated as of September 12, 1995, by and between ORBCOMM and Teleglobe Mobile, as such partnership agreement may be amended from time to time.

     ORBCOMM PARTNERSHIP AGREEMENT -- the limited partnership agreement of ORBCOMM restated as of September 12, 1995, by and between OCC and Teleglobe Mobile, as such partnership agreement may be amended from time to time.

     ORBCOMM SYSTEM -- a global digital satellite communications system of up to 28 LEO satellites and certain terrestrial facilities intended to provide two-way data and messaging communications services throughout the world.

     ORBCOMM USA -- ORBCOMM USA, L.P., a Delaware limited partnership owned by OCC and ORBCOMM that markets the ORBCOMM System in the United States.

     ORBCOMM USA PARTNERSHIP AGREEMENT -- the limited partnership agreement of ORBCOMM USA restated as of September 12, 1995, by and between OCC and ORBCOMM, as such partnership agreement may be amended from time to time.

     ORBITAL PLANE -- the plane defined by the flight path of a satellite.

     ORBITAL SCIENCES CORPORATION (ORBITAL) -- a Delaware corporation and parent of OCC. Orbital is a publicly traded space and information systems company providing space-related technologies, products, systems and services.

     OUTPUT CAPACITY CHARGE -- a quarterly fee paid by ORBCOMM USA to OCC in exchange for the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the United States and for exclusive use of the System Assets in the United States.

     PAGING -- a service designed to deliver a message to a person whose location is unknown, which messages may be received via an alphanumeric display or small speaker.

     PARTICIPATION PERCENTAGE -- represents the portion of a partner's interest in the Company, ORBCOMM USA or ORBCOMM International as the context requires.

     PEGASUS -- Orbital's air-launched space booster vehicle used to launch small satellites into low-Earth orbit. Both Pegasus and Taurus are used by governmental, commercial and university customers to launch communications, remote sensing and scientific research satellites or payloads.

     PERSONAL COMMUNICATIONS SERVICES (PCS) -- terrestrial wireless telecommunications services similar to cellular telephone service but operating in a different set of frequencies.

     PROCUREMENT AGREEMENT -- dated as of September 12, 1995 between ORBCOMM and Orbital pursuant to which ORBCOMM is procuring, among other things, 34 satellites, launch services for 26 satellites and completion of certain satellite control elements on a fixed-price basis.

     PROPRIETARY INFORMATION -- includes written or oral information of any kind disclosed to a party by another party and designated as proprietary information and clearly identified as such. Proprietary information does not include information: (i) that becomes publicly available through no wrongful act of the party receiving the information; (ii) is known by the party receiving the information without any proprietary restrictions at the time of receipt; (iii) is independently developed by another party who did not directly or indirectly have access to the Proprietary Information; (iv) is obligated to be produced under court order or demand; or (v) is required to be disclosed pursuant to applicable law, rule or regulation.

     PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENT -- restated as of September 12, 1995 among Orbital, OCC, Teleglobe, Teleglobe Mobile, ORBCOMM, ORBCOMM USA and ORBCOMM International regarding the protection of Proprietary Information that may be disclosed in connection with the ORBCOMM System and containing certain non-competition provisions.

     RADIO FREQUENCY -- a frequency that is higher than the audio frequencies but below the infrared frequencies, usually above 20 kHz.

     RESELLERS -- entities marketing and selling ORBCOMM System services on a value-added basis in a territory or to a particular market segment.

     SATELLITE -- a spacecraft that is in orbit around a planet (usually the Earth) intended for observation, research or communications in space.

     SATELLITE CONTROL CENTER -- the facilities that process and display the telemetry data for the ORBCOMM System satellites, monitor the operational status of such satellites and control the operation of the satellites power subsystems, altitude control subsystems and all other subsystems.

     SATELLITE USAGE FEE -- a fee paid by an International Licensee for use of the satellites in the ORBCOMM System as described in the Service License Agreement.

     SERVICE LICENSE AGREEMENT -- an agreement to be entered into between ORBCOMM International and an International Licensee authorizing the International Licensee to access the satellites in the ORBCOMM System to offer on an exclusive basis communication services using the ORBCOMM System in the territory specified therein.

     SPECTRUM -- consists of all the radio frequencies that are used for radio communications.

     STARSYS -- Starsys Global Positioning, Inc., a subsidiary of GE American Communications Corporation. Starsys intends to operate a competing Little LEO system.

     SUBSCRIBER COMMUNICATOR -- the equipment used by a Subscriber to access the ORBCOMM System that has been type approved by or on behalf of ORBCOMM.

     SYSTEM AGREEMENT -- the ORBCOMM System Design, Development, Construction, Integration, Test and Operations Agreement dated as of June 30, 1993 between OCC and the Company.

     SYSTEM ASSETS -- the tangible property (including software) to be delivered to ORBCOMM pursuant to the System Agreement and the Procurement Agreement.

     SYSTEM CHARGE -- OCC's quarterly fee remitted to ORBCOMM by OCC in consideration of the construction and financing of the System Assets and Teleglobe Mobile's quarterly fee remitted to ORBCOMM in consideration of the grant of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States and for exclusive use of the ORBCOMM System Assets outside the United States.

     SYSTEM CHARGE AGREEMENT -- restated as of September 12, 1995, by and between OCC and ORBCOMM USA setting forth OCC's and ORBCOMM USA's responsibilities regarding the use of the ORBCOMM System and granting to ORBCOMM USA the exclusive right in the United States to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of certain System Assets located in the United States.

     SYSTEM CONSTRUCTION AGREEMENT -- restated as of September 12, 1995 between OCC and ORBCOMM pursuant to which ORBCOMM is developing and constructing the System Assets comprising the ORBCOMM System.

     TAURUS -- Orbital's ground-launched space booster vehicle, derived from the Pegasus launch vehicle, used to launch satellites into low-Earth orbit. Taurus has been used or selected for use by governmental and commercial customers to launch communications and remote sensing satellites.

     TECHNOLOGY RESOURCES INDUSTRIES BHD. (TRI) -- a Malaysian holding company that controls the largest cellular operator in Malaysia.

     TELEGLOBE -- Teleglobe Inc., a Canadian corporation that provides intercontinental telecommunications services to over 240 countries worldwide through a network of submarine cables and satellite Earth stations.

     TELEGLOBE MOBILE -- Teleglobe Mobile Partners, a Delaware general partnership owned by Teleglobe and TRI and a 50% general and limited partner of ORBCOMM.

     TIME DIVISION MULTIPLE ACCESS (TDMA) -- a digital method of multiplexing that combines a number of signals through a common point by organizing them sequentially and transmitting each in bursts at different instants of time. Communicating devices at different geographical locations share a multipoint or broadcast channel by means of a technique that allocates different time slots to different users.

     TOTAL AGGREGATE REVENUES -- the total aggregate revenues invoiced by ORBCOMM USA and ORBCOMM International to its subscribers, Resellers and International Licensees in connection with the operation, marketing and use of the ORBCOMM System during a calendar quarter (excluding revenues invoiced by ORBCOMM USA and ORBCOMM International in connection with the sale of network control centers, Gateway Earth stations and Subscriber Communicators).

     TRANSIT BAND -- that portion of the radio spectrum between 149.9-150.05 MHz and 399.9-400.050 MHz allocated for radio-navigation satellite service downlink transmissions. The Transit Band currently is occupied by the U.S. Navy Transit System and a similar Russian system.

     UHF -- Ultra high frequency. The portion of the electromagnetic spectrum with frequencies between 300 MHz and 3 GHz.

     UNRECOUPED CAPITAL PREFERENCE -- the amount, if any, by which a partner's Capital Preference in ORBCOMM, ORBCOMM USA or ORBCOMM International, as the context requires, exceeds cumulative distributions by such partnership to such partner pursuant to the relevant partnership agreement since the inception of such partnership (but excluding deemed distributions).

     U.S. EARTH STATION -- any or one of the four Earth stations constructed pursuant to the System Agreement or the Procurement Agreement in St. Johns, Arizona; Ocilla, Georgia; Arcade, New York and East Wenatchee, Washington.

     VHF -- Very high frequency. The portion of the electromagnetic spectrum with frequencies between 30 and 300 MHz.

     VOLUNTEERS IN TECHNICAL ASSISTANCE (VITA) -- an international not-for-profit organization licensed by the FCC to provide Little LEO satellite services including educational, health, environmental, disaster relief, and fundamental technical assistance communications services for the benefit of recipients in developing countries.

     WIRELESS -- operating with electromagnetic waves and not with conducting wire or fiber optic cable.

     WIRELINE -- communications systems that use terrestrial fixed facilities (e.g., copper wires, fiber optic cable or microwave) for transmission of voice, data and video.

     WORLD ADMINISTRATIVE RADIO CONFERENCE (WARC) -- an ITU conference for adopting international allocations for radio frequencies and satellite orbit locations, which has been succeeded by the World Radiocommunication Conference.

     WORLD RADIOCOMMUNICATION CONFERENCE (WRC) -- the successor to the World Administrative Radio Conference.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OR THE SENIOR NOTES OFFERED HEREBY, TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OR THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary....................     1
Risk Factors..........................    16
The Exchange Offer....................    26
Use of Proceeds.......................    35
Capitalization........................    35
Selected Financial Data...............    36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    37
Business..............................    42
Regulation............................    62
Management............................    67
Relationships Among the ORBCOMM
  Parties.............................    70
The Partnership Agreements............    77
Description of Senior Notes...........    80
Plan of Distribution..................   115
Certain Federal Income Tax
  Considerations......................   115
Legal Matters.........................   116
Experts...............................   116
Index to Financial Statements.........   F-1
Glossary of Terms.....................   G-1
Form of Letter to be Delivered by
  Accredited Investors................   A-1

UNTIL             , 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      LOGO

                                  $170,000,000

                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP.

                           14% SERIES B SENIOR NOTES
                                 DUE 2004, WITH
                         REVENUE PARTICIPATION INTEREST

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                     , 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Capital is a Delaware corporation and its Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation in its certificate of incorporation to eliminate the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in right of the corporation, by reason of the fact that they were directors, officers, employees or agents, against liabilities and expenses incurred in such action, suit or proceeding.

     The ORBCOMM Global Partnership Agreement generally provides that the General Partners and any of their officers, employees, partners or agents will not be liable to ORBCOMM Global or to any limited partner for any act or omission by such party pursuant to authority granted under the Partnership Agreement except if such action or omission results from gross negligence, willful misconduct or bad faith. The Partnership Agreement also provides for indemnification of any General Partner and any of their officers, employees, partners or agents from and against any and all claims or liabilities of any nature whatsoever arising out of or in connection with any action taken or omitted by such party pursuant to authority granted by the Partnership Agreement, except where attributable to gross negligence, willful or wanton misconduct or bad faith.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (a) Exhibits

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
 2        Purchase Agreement, dated as of August 2, 1996, by and among the Company, ORBCOMM
          Global Capital Corp., ORBCOMM USA, L.P., ORBCOMM International Partners, L.P.,
          Orbital Communications Corporation, Teleglobe Mobile Partners, Bear Stearns & Co.
          Inc.,
          J.P. Morgan Securities Inc. and RBC Dominion Securities Company.
 3        Organizational Documents
 3.1*     Certificate of Limited Partnership of the Company.
 3.2      Restated Agreement of Limited Partnership of the Company.
 3.3*     Certificate of Limited Partnership of ORBCOMM USA, L.P.
 3.4      Restated Agreement of Limited Partnership of ORBCOMM USA, L.P.
 3.5*     Certificate of Limited Partnership of ORBCOMM International Partners, L.P.
 3.6      Restated Agreement of Limited Partnership of ORBCOMM International Partners, L.P.
 4        Indenture, dated as of August 7, 1996, by and among the Company, ORBCOMM Global
          Capital Corp., ORBCOMM USA, L.P., ORBCOMM International Partners, L.P., Orbital
          Communications Corporation, Teleglobe Mobile Partners and Marine Midland Bank.
 5*       Opinion of Latham & Watkins regarding the validity of the Exchange Notes, including consent.
 8*       Opinion of Latham & Watkins regarding certain federal income tax matters, including consent.
10        Material Contracts
10.1      Registration Rights Agreement, dated as of August 7, 1996, by and among the Company,
          ORBCOMM Global Capital Corp., ORBCOMM USA, L.P., ORBCOMM International Partners,
          L.P., Orbital Communications Corporation, Teleglobe Mobile Partners, Bear, Stearns &
          Co. Inc., J.P. Morgan Securities Inc. and RBC Dominion Securities Corporation.
10.2      Pledge Agreement, dated as of August 7, 1996, by and among the Company, ORBCOMM
          Global Capital Corp. and Marine Midland Bank as Collateral Agent.
10.3      International System Charge Agreement, restated as of September 12, 1995, by and among the Company, Teleglobe Mobile Partners and ORBCOMM International Partners,
          L.P.

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
10.4      Master Agreement, restated as of September 12, 1995, by and among the Company,
          Orbital Sciences Corporation, Teleglobe Inc. and Teleglobe Mobile Partners.
10.5*     Procurement Agreement, dated as of September 12, 1995, by and between the Company and Orbital Sciences Corporation.
10.6      Proprietary Information and Non-Competition Agreement, restated as of September 12,
          1995, by and among the Company, Orbital Sciences Corporation, Orbital Communications
          Corporation, Teleglobe Inc., Teleglobe Mobile Partners, ORBCOMM USA, L.P. and
          ORBCOMM International Partners, L.P.
10.7      System Charge Agreement, restated as of September 12, 1995, by and between Orbital
          Communications Corporation and ORBCOMM USA, L.P.
10.8      System Construction Agreement, restated as of September 12, 1995, by and between the
          Company and Orbital Communications Corporation.
10.9      Amendment No. 1 to System Construction Agreement, dated as of July 1, 1996, by and between the Company and Orbital Communications Corporation.
12        Computation of Ratio of Earnings to Fixed Charges.
21        Subsidiaries of the Company.
23        Consents of Experts
23.1      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM Global, L.P.
23.2      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM USA, L.P.
23.3      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM International
          Partners, L.P.
23.4      Consent of KPMG Peat Marwick LLP, independent auditors, to Orbital Communications
          Corporation
23.5      Consent of Grant Thornton General Partnership Chartered Accountants
23.6*     Consent of Latham & Watkins (included in the opinion filed as Exhibit   to the
          Registration Statement)
24        Powers of Attorney of the Company, ORBCOMM USA, ORBCOMM International, OCC,
          Teleglobe Mobile, and ORBCOMM Global Capital Corp. (included on pages II-4 to II-9 of the Registration Statement).
25        Statement of Eligibility and Qualifications on Form T-1 of Marine Midland Bank, as
          Trustee, under the Indenture (No.   ).
27        Financial Data Schedule
99        Other Exhibits
99.1      Form of Letter of Transmittal with respect to the Exchange Offer
99.2*     Form of Notice of Guaranteed Delivery with respect to the Exchange Offer

- ---------------
* To be filed by amendment

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DULLES, COMMONWEALTH OF VIRGINIA, ON AUGUST 30, 1996.
                                                   ORBCOMM GLOBAL, L.P.

                                          By: ORBITAL COMMUNICATIONS
                                             CORPORATION, a general partner

                                          By:      /s/  ALAN L. PARKER
                                             ----------------------------------
                                                       ALAN L. PARKER
                                            PRESIDENT OF ORBITAL COMMUNICATIONS
                                                         CORPORATION

                                          By: TELEGLOBE MOBILE PARTNERS,
                                             a general partner

                                          By: TELEGLOBE MOBILE
                                                 INVESTMENT INC.,
                                                 its managing partner

                                              By:  /s/  GUTHRIE J. STEWART
                                                 -------------------------------
                                                      GUTHRIE J. STEWART
                                                CHAIRMAN OF THE BOARD AND CHIEF
                                                        EXECUTIVE OFFICER
                                                OF TELEGLOBE MOBILE INVESTMENT
                                                               INC.

                               POWER OF ATTORNEY

    Each person whose signature appears below appoints Alan L. Parker as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURES                                  TITLE                       DATE
               ------------                                -------                     ------
                /s/  ALAN L. PARKER             President and Chief Executive        August 30, 1996
- ----------------------------------------                   Officer
              ALAN L. PARKER                       of ORBCOMM Global, L.P.
                                                (Principal Executive Officer)

             /s/  W. BARTLETT SNELL           Senior Vice President, Finance and     August 30, 1996
- ----------------------------------------      Administration and Chief Financial
            W. BARTLETT SNELL                  Officer of ORBCOMM Global, L.P.
                                                (Principal Financial Officer)

           /s/  DENIS PRONE                     Vice President, Controller and       August 30, 1996
- ----------------------------------------              Financial Planning
               DENIS PRONE                      (Principal Accounting Officer)

             /s/  DAVID W. THOMPSON                   Director, Orbital              August 30, 1996
- ----------------------------------------          Communications Corporation
            DAVID W. THOMPSON

               /s/  BRUCE FERGUSON                    Director, Orbital              August 30, 1996
- ----------------------------------------          Communications Corporation
              BRUCE FERGUSON

                /s/  CLAUDE SEGUIN                   Director, Teleglobe             August 30, 1996
- ----------------------------------------            Mobile Investment Inc.
              CLAUDE SEGUIN

             /s/  GUTHRIE J. STEWART                 Director, Teleglobe             August 30, 1996
- ----------------------------------------            Mobile Investment Inc.
            GUTHRIE J. STEWART                       Director, Teleglobe


- ----------------------------------------                                             August 30, 1996
           WAN AISHAH WAN HAMID                     Mobile Investment Inc.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DULLES, COMMONWEALTH OF VIRGINIA, ON AUGUST 30, 1996.
                                                    ORBCOMM USA, L.P.

                                          By: ORBITAL COMMUNICATIONS
                                             CORPORATION, its general partner

                                          By:      /s/  ALAN L. PARKER
                                             ---------------------------------
                                                       ALAN L. PARKER
                                                         PRESIDENT

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Alan L. Parker as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURES                                  TITLE                       DATE
              -------------                               ---------                    ------
                /s/  ALAN L. PARKER              President, ORBCOMM USA, L.P.        August 30, 1996
- -----------------------------------------       (Principal Executive Officer)
              ALAN L. PARKER

             /s/  W. BARTLETT SNELL             Vice President and Treasurer,        August 30, 1996
- -----------------------------------------             ORBCOMM USA, L.P.
            W. BARTLETT SNELL                   (Principal Financial Officer)


          /s/  DENIS PRONE                    Assistant Treasurer and Controller     August 30, 1996
- -----------------------------------------             ORBCOMM USA, L.P.
               DENIS PRONE                      (Principal Accounting Officer)

             /s/  DAVID W. THOMPSON                   Director, Orbital              August 30, 1996
- -----------------------------------------         Communications Corporation
            DAVID W. THOMPSON

               /s/  BRUCE FERGUSON                    Director, Orbital              August 30, 1996
- -----------------------------------------         Communications Corporation
              BRUCE FERGUSON

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DULLES, COMMONWEALTH OF VIRGINIA, ON AUGUST 30, 1996.
                                            ORBITAL COMMUNICATIONS CORPORATION

                                          By:      /s/  ALAN L. PARKER
                                             ---------------------------------
                                                 ALAN L. PARKER, PRESIDENT

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Jeffrey V. Pirone as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURES                               TITLE                      DATE
              ------------                             -------                    ------
              /s/  ALAN L. PARKER                President of Orbital          August 30, 1996
- ---------------------------------------       Communications Corporation
             ALAN L. PARKER                 (Principal Executive Officer)

         /s/  JEFFREY V. PIRONE                   Vice President and           August 30, 1996
- ---------------------------------------       Chief Financial Officer of
           JEFFREY V. PIRONE              Orbital Communications Corporation
                                               (Principal Financial and
                                                 Accounting Officer)

           /s/  DAVID W. THOMPSON                Director of Orbital           August 30, 1996
- ---------------------------------------       Communications Corporation
           DAVID W. THOMPSON

              /s/  BRUCE FERGUSON                Director of Orbital           August 30, 1996
- ---------------------------------------       Communications Corporation
             BRUCE FERGUSON

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTREAL, PROVINCE OF QUEBEC, COUNTRY OF CANADA, ON AUGUST 30, 1996.
                                                TELEGLOBE MOBILE PARTNERS

                                          By: TELEGLOBE MOBILE INVESTMENT INC.,
                                             its managing partner

                                          By:    /s/  GUTHRIE J. STEWART
                                             ----------------------------------
                                                     GUTHRIE J. STEWART
                                                  CHIEF EXECUTIVE OFFICER
                                            OF TELEGLOBE MOBILE INVESTMENT INC.

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Guthrie J. Stewart as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURES                               TITLE                      DATE
              ------------                             -------                    ------
           /s/  GUTHRIE J. STEWART        Chairman of the Board and Director    August 30, 1996
- --------------------------------------                    of
           GUTHRIE J. STEWART              Teleglobe Mobile Investment Inc.


               /s/  CLAUDE SEGUIN            Director of Teleglobe Mobile       August 30, 1996
- --------------------------------------             Investment Inc.
             CLAUDE SEGUIN

                                             Director of Teleglobe Mobile       August 30, 1996
- --------------------------------------             Investment Inc.
          WAN AISHAH WAN HAMID

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DULLES, COMMONWEALTH OF VIRGINIA, ON AUGUST 30, 1996.
                                               ORBCOMM GLOBAL CAPITAL CORP.

                                          By:      /s/  ALAN L. PARKER
                                             ----------------------------------
                                                       ALAN L. PARKER
                                            PRESIDENT OF ORBCOMM GLOBAL CAPITAL
                                                            CORP.

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Alan L. Parker as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURES                               TITLE                      DATE
             -------------                             -------                   --------
         /s/  ALAN L. PARKER                  President and Director of        August 30, 1996
- --------------------------------------       ORBCOMM Global Capital Corp.
             ALAN L. PARKER                 (Principal Executive Officer)


        /s/  W. BARTLETT SNELL              Vice President, Treasurer and      August 30, 1996
- --------------------------------------    Director of ORBCOMM Global Capital
           W. BARTLETT SNELL                            Corp.
                                           (Principal Financial Officer and
                                            Principal Accounting Officer)


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTREAL, PROVINCE OF QUEBEC, COUNTRY OF CANADA, ON AUGUST 30, 1996.
                                          ORBCOMM INTERNATIONAL
                                           PARTNERS, L.P.

                                          By: TELEGLOBE MOBILE PARTNERS,
                                             its general partner

                                          By: TELEGLOBE MOBILE
                                                 INVESTMENT INC.,
                                                 its managing partner

                                              By:  /s/  GUTHRIE J. STEWART
                                                 ------------------------------
                                                      GUTHRIE J. STEWART
                                                CHAIRMAN OF THE BOARD AND CHIEF
                                                        EXECUTIVE OFFICER
                                                OF TELEGLOBE MOBILE INVESTMENT
                                                               INC.

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Alan L. Parker as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURES                                  TITLE                       DATE
              -------------                               ---------                    ------
            /s/  ALAN L. PARKER                      President, ORBCOMM              August 30, 1996
- ---------------------------------------          International Partners, L.P.
              ALAN L. PARKER                    (Principal Executive Officer)


             /s/  W. BARTLETT SNELL             Vice President and Treasurer,        August 30, 1996
- ---------------------------------------      ORBCOMM International Partners, L.P.
            W. BARTLETT SNELL                   (Principal Financial Officer)


            /s/  DENIS PRONE                 Assistant Treasurer and Controller,     August 30, 1996
- ---------------------------------------      ORBCOMM International Partners, L.P.
               DENIS PRONE                      (Principal Accounting Officer)

             /s/  GUTHRIE J. STEWART                      Director,                  August 30, 1996
- ---------------------------------------        Teleglobe Mobile Investment Inc.
            GUTHRIE J. STEWART

           /s/  CLAUDE SEGUIN                             Director,                  August 30, 1996
- ---------------------------------------        Teleglobe Mobile Investment Inc.
              CLAUDE SEGUIN

                                                          Director,                  August 30, 1996
- ---------------------------------------        Teleglobe Mobile Investment Inc.
           WAN AISHAH WAN HAMID

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                     DESCRIPTION                                     PAGE
- ------    ------------------------------------------------------------------------------   ----
 2        Purchase Agreement, dated as of August 2, 1996, by and among the Company,
          ORBCOMM Global Capital Corp., ORBCOMM USA, L.P., ORBCOMM International
          Partners, L.P., Orbital Communications Corporation, Teleglobe Mobile Partners,
          Bear Stearns & Co. Inc., J.P. Morgan Securities Inc. and RBC Dominion
          Securities Company ...........................................................
 3        Organizational Documents......................................................
 3.1*     Certificate of Limited Partnership of the Company.............................
 3.2      Restated Agreement of Limited Partnership of the Company......................
 3.3*     Certificate of Limited Partnership of ORBCOMM USA, L.P. ......................
 3.4      Restated Agreement of Limited Partnership of ORBCOMM USA, L.P. ...............
 3.5*     Certificate of Limited Partnership of ORBCOMM International Partners, L.P. ...
 3.6      Restated Agreement of Limited Partnership of ORBCOMM International
          Partners, L.P. ...............................................................
 4        Indenture, dated as of August 7, 1996, by and among the Company, ORBCOMM
          Global Capital Corp., ORBCOMM USA, L.P., ORBCOMM International Partners, L.P.,
          Orbital Communications Corporation, Teleglobe Mobile Partners and Marine
          Midland Bank..................................................................
 5*       Opinion of Latham & Watkins regarding the validity of the Exchange Notes, including consent.............................................................
 8*       Opinion of Latham & Watkins regarding certain federal income tax matters, including consent.............................................................
10        Material Contracts ...........................................................
10.1      Registration Rights Agreement, dated as of August 7, 1996, by and among the
          Company, ORBCOMM Global Capital Corp., ORBCOMM USA, L.P., ORBCOMM
          International Partners, L.P., Orbital Communications Corporation, Teleglobe
          Mobile Partners, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and RBC
          Dominion Securities Corporation ..............................................
10.2      Pledge Agreement, dated as of August 7, 1996, by and among the Company,
          ORBCOMM Global Capital Corp. and Marine Midland Bank as Collateral Agent. ....
10.3      International System Charge Agreement, restated as of September 12, 1995, by and among
          the Company, Teleglobe Mobile Partners and ORBCOMM International Partners,
          L.P. .........................................................................
10.4      Master Agreement, restated as of September 12, 1995, by and among the Company,
          Orbital Sciences Corporation, Teleglobe Inc. and Teleglobe Mobile Partners....
10.5*     Procurement Agreement, dated as of September 12, 1995, by and between the
          Company and Orbital Sciences Corporation......................................
10.6      Proprietary Information and Non-Competition Agreement, restated as of
          September 12, 1995, by and among the Company, Orbital Sciences Corporation,
          Orbital Communications Corporation, Teleglobe Inc., Teleglobe Mobile Partners,
          ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P. ...................
10.7      System Charge Agreement, restated as of September 12, 1995, by and between
          Orbital Communications Corporation and ORBCOMM USA, L.P. .....................
10.8      System Construction Agreement, restated as of September 12, 1995, by and between the Company and Orbital Communications Corporation....................
10.9      Amendment No. 1 to System Construction Agreement, dated as of July 1, 1996, by and between the Company and Orbital Communications Corporation................
12        Computation of Ratio of Earnings to Fixed Charges.............................
21        Subsidiaries of the Company...................................................
23        Consents of Experts...........................................................
23.1      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM Global,
          L.P. .........................................................................

EXHIBIT
NUMBER                                     DESCRIPTION                                     PAGE
- ------    ------------------------------------------------------------------------------   ----
23.2      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM
          USA, L.P. ....................................................................
23.3      Consent of KPMG Peat Marwick LLP, independent auditors, to ORBCOMM
          International Partners, L.P. .................................................
23.4      Consent of KPMG Peat Marwick LLP, independent auditors, to Orbital
          Communications Corporation....................................................
23.5      Consent of Grant Thornton General Partnership Chartered Accountants...........
23.6*     Consent of Latham & Watkins (included in the opinion filed as Exhibit   to the
          Registration Statement).......................................................
24        Powers of Attorney of the Company, ORBCOMM USA, ORBCOMM International, OCC,
          Teleglobe Mobile, and ORBCOMM Global Capital Corp. (included on pages II-4 to
          II-9 of the Registration Statement)
25        Statement of Eligibility and Qualifications on Form T-1 of Marine Midland
          Bank, as Trustee, under the Indenture (No.   )................................
27        Financial Data Schedule.......................................................
99        Other Exhibits................................................................
99.1      Form of Letter of Transmittal with respect to the Exchange Offer..............
99.2*     Form of Notice of Guaranteed Delivery with respect to the Exchange Offer......

- ---------------
* To be filed by amendment

                                 EDGAR APPENDIX

PAGE                                 DESCRIPTION
- ----     --------------------------------------------------------------------
 51      -- Segments of ORBCOMM system
 71      -- Diagram of ORBCOMM system structure